As filed with the Securities and Exchange Commission on May 20, 2013	Registration No. 333-183703

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Post-Effective Amendment No. 1 to Form S-3 on Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	23-3011702
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

209 Perry Parkway, Suite 7

Gaithersburg, MD 20877

(240) 499-2680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin P. Rosendale

Cytomedix, Inc.

Chief Executive Officer

209 Perry Parkway, Suite 7

Gaithersburg, MD 20877

(240) 499-2680

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Ralph V. DeMartino, Esq.

F. Alec Orudjev, Esq.

Schiff Hardin LLP

901 K Street, NW, Suite 700

Washington, DC 20001

Telephone: (202) 724-6846

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by the Selling Stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐ .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Cytomedix, Inc. (the “Company”) previously filed a Registration Statement on Form S-3 (File No. 333-183703) with the U.S. Securities and Exchange Commission (the “SEC”) on August 31, 2012, as subsequently amended and declared effective on November 8, 2012 (the “Existing Registration Statement”), which registered shares of common stock for resale, from time to time, on behalf of certain selling shareholders. Subsequently, upon filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company ceased being eligible to use Form S-3 in connection with the current offering. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement.

PROSPECTUS

SUBJECT TO COMPLETION, DATED     , 2013

CYTOMEDIX, INC.

Resale of up to 21,067,151 shares of Common Stock

We are registering shares of common stock for resale on behalf of our shareholders, or Selling Shareholders, named in the section of this prospectus titled “Selling Security Holders.” The following shares may be offered, from time to time, for resale under this prospectus:

•	13,539,816 shares of common stock issued upon the May 2012 conversion into shares of common stock of the Series E Convertible Preferred Stock issued to Aldagen Holdings LLC in February 2012,
•	4,231,192 shares of common stock issued in the February 2012 private offering we completed with certain accredited investors,
•	2,115,596 shares of common stock underlying warrants (of which only 30% of such warrants are currently exercisable) issued in the February 2012 private offering we completed with certain accredited investors, and
•	1,180,547 shares of common stock underlying warrants (of which only 30% of such warrants are currently exercisable) issued in February 2012 in connection with early warrant exercise agreements with certain existing warrant holders.

The Selling Shareholders may sell these securities from time to time, subject to lockup restrictions and exercisability of the warrants, as discussed below, at the prevailing market price or in negotiated transactions or in any other manner specified under “Plan of Distribution” in this prospectus.

Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Shareholders. We will, however, receive proceeds if the warrants are exercised, unless the warrants are exercised on a cashless basis by the holders; to the extent we receive such proceeds, they will be used for working capital purposes.

Our common stock is quoted for trading on the OTC Bulletin Board under the symbol “CMXI”. On May 13, 2013, the closing price of the common stock was $0.52 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.  You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
THE OFFERING	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	17
USE OF PROCEEDS	17
SELLING SECURITY HOLDERS	17
MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	21
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	22
BUSINESS AND PROPERTY	36
MANAGEMENT	45
EXECUTIVE COMPENSATION	51
RELATED PARTY TRANSACTIONS	56
PRINCIPAL STOCKHOLDERS	56
DESCRIPTION OF SECURITIES TO BE REGISTERED	58
PLAN OF DISTRIBUTION	60
LEGAL MATTERS	61
EXPERTS	61
PART II	177

2

PROSPECTUS SUMMARY

This summary highlights information set forth in greater detail elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” beginning on page 4, the financial statements and the notes to the financial statements. Unless the context requires otherwise, references to the “Company,” “Cytomedix,” “we,” “our,” and “us,” refer to Cytomedix, Inc. and its subsidiaries.

Our Company

Cytomedix, Inc. is a regenerative therapy company developing and commercializing innovative autologous therapies that promote healing by harnessing the innate regenerative capacity of platelets and adult stem cells. We currently have a growing commercial operation, and a clinical pipeline seeking to exploit market opportunities with unmet medical needs.

Our current commercial offerings are centered around our platelet rich plasma (“PRP”) platform technology, and primarily include the Angel® Whole Blood Separation System (“Angel”) and the AutoloGelTM System (“AutoloGel”). These products primarily address the areas of wound care, and support of healing and recovery following orthopedic procedures. Our sales are predominantly in the United States, where we sell our products through a combination of direct sales representatives and independent sales agents. In Europe, the Middle East, Canada, and Australia, we have a network of distributors covering several major markets. Our clinical pipeline primarily involves the ALDH bright cell-based therapies, acquired through the acquisition of Aldagen, Inc., a privately held development stage autologous stem cell company, in February 2012, and the expansion of the Angel System for use in other clinical indications. In April 2010, we acquired the Angel product line from Sorin USA. In 2011, we focused, among other things, on our AutoloGel reimbursement efforts. As mentioned above, in February 2012, we acquired Aldagen. This will further increase our operating expenses for at least the next two years, at which point, upon success with certain clinical efforts, we would expect to be in a position to partner the Aldagen bright cell technology for further development.

Since inception, we have incurred and continue to incur significant losses from operations. In our consolidated financial statements for the year ended December 31, 2010, we disclosed that we had suffered recurring losses from operations and had insufficient liquidity to fund our ongoing operations that raised substantial doubt about our ability to continue as a going concern. Our independent auditors at that time included a going concern explanatory paragraph in their report. This disclosure was removed from our consolidated financial statements at December 31, 2011 primarily as a result of improved cash and working capital balances and the continued progress toward the Company’s key business objectives and the successor auditor did not include a going concern explanatory paragraph in its opinion on the consolidated financial statements of the Company at December 31, 2011. Historically, we have financed our operations through a combination of the sale of debt, equity and equity-linked securities, and licensing, royalty, and product revenues. Our commercial products are currently generating approximately $7 million in revenue per year on a run-rate basis. We need to sustain and grow these sales to meet our business objectives and satisfy our cash requirements.

Financial Condition

Since inception, we have incurred and continue to incur significant losses from operations. In our consolidated financial statements for the year ended December 31, 2010, we disclosed that we had suffered recurring losses from operations and had insufficient liquidity to fund our ongoing operations that raised substantial doubt about our ability to continue as a going concern. Our independent auditors at that time included a going concern explanatory paragraph in their report. This disclosure was removed from our consolidated financial statements at December 31, 2011 primarily as a result of improved cash and working capital balances and the continued progress toward the Company’s key business objectives and the successor auditor did not include a going concern explanatory paragraph in its opinions on the consolidated financial statements of the Company at December 31, 2011 and 2012.

Historically, we have financed our operations through a combination of the sale of debt, equity and equity-linked securities, and licensing, royalty, and product revenues. Our commercial products are currently generating approximately $7 million in revenue per year on a run-rate basis. We need to sustain and grow these sales to meet our business objectives and satisfy our cash requirements. At March 31, 2013, we had approximately $7.2 million cash on hand. Also for the year ended December 31, 2012, we utilized approximately $11.4 million of cash in operating activities. Currently, our monthly cash spending rate is approximately $2.4 million. Our net loss at December 31, 2012 was $19.8 million; accumulated deficit as of the same date was $71 million and our total debt as of the same date was $3.2 million. We believe we will have sufficient cash to sustain us at least through 2013. Specific programs that may require additional funding include, without limitation, continued investment in the sales, marketing, distribution, and customer service areas, further expansion into the international markets, completion of the ongoing Phase II RECOVER Stroke trial, significant new product development or modifications, and pursuit of other opportunities. We may need to raise such additional capital through the issuance of our equity or equity-linked securities, which may result in significant additional dilution to our investors. Our ability to raise additional capital is dependent on, among other things, the state of the financial markets at the time of any proposed offering. To secure funding through strategic partnerships, it may be necessary to partner one or more of our technologies at an earlier stage of development, which could cause us to share a greater portion of the potential future economic value of those programs with our partners. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations could be materially negatively impacted.

3

February 2012 Private Transactions

On February 8, 2012, we entered into an Exchange and Purchase Agreement with Aldagen, Inc., a Delaware corporation and Aldagen Holdings, LLC, a North Carolina limited liability company and the sole equity holder of Aldagen (the “Selling Equity Holder”) dated February 8, 2012 (the “Exchange Agreement”). Under the terms of the Exchange Agreement, we acquired all of the issued and outstanding capital stock and convertible promissory notes of Aldagen. Aldagen is now a wholly-owned subsidiary of Cytomedix. As consideration for the exchange of the outstanding capital stock and convertible promissory notes of Aldagen, we issued 135,398.16 shares of its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) to the Selling Equity Holder. The Selling Equity Holder was an “accredited investor”, and we issued the Series E Preferred Stock in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. We filed a registration statement covering the resale of shares of common stock issuable upon conversion of the Series E Preferred Stock, shares of common stock issued in the common stock offering, as discussed below, and shares of common stock issuable under the warrants issued to the Aldagen warrant holders. As of the date of this filing, all outstanding shares of the Series E Convertible Preferred Stock automatically converted into 13,539,816 shares of our common stock.

On February 8, 2012, we entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”), with respect to the sale of 4,231,192 shares of common stock (the “Common Stock”), for gross proceeds of $5 million (the “Common Stock Offering”). We also entered into certain warrant agreements (the “Warrant Agreements”) with holders of Aldagen warrants to exchange their warrants for our common stock warrants (the “Warrant Offering”). The closing date of both offerings was February 8, 2012. The holders of the Common Stock and the Warrants are also entitled to the same resale registration rights as the holders of the Series E Preferred Stock. The purchasers of the Warrants are entitled to purchase, in the aggregate, 2,115,196 shares of common stock, at an exercise price per share of $1.42. Each Warrant expires December 31, 2014 and, subject to call provisions of the Warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of the total shares of our common stock exercisable under the Warrant, and (ii) upon issuance of the third installment of the post Aldagen transaction closing consideration, for the remaining balance of the shares under the Warrant. The Warrants also contain exercise price adjustments, cashless exercise and other provisions customary to instruments of this nature. All purchasers in the Common Stock Offering and Warrant Offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), and we sold the securities in these offerings in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

Also, in February 2012, certain holders of our warrants acquired in previously reported private placement transactions in 2010 and 2011 exercised or agreed to exercise their warrants under the terms of individually negotiated and executed warrant exercise agreements. In consideration for such early exercises, we agreed to issue additional warrants to purchase an aggregate of 1,180,547 shares of common stock, at an exercise price per share of $1.42. Each warrant expires December 31, 2014 and, subject to call provisions of the warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of shares of our common stock under each warrant, and (ii) upon issuance of the third post-closing consideration (as described above), for the remaining balance of the warrant. Each warrant also contains exercise price adjustments, cashless exercise and other provisions customary to the instruments of this nature. All private warrant holders were “accredited investors” and we sold the securities in these offerings in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold in these offerings may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There were no fees associated with these transactions. The proceeds of the warrant exercises will also be used to fund: (i) the current ALD-401 Phase 2 clinical trial and (ii) other costs and expenses in connection with the clinical and regulatory progress of ALD-401.

The Selling Security Holders named in this prospectus may offer for resale shares of our common stock set forth hereunder. Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from any sales by the Selling Security Holders. However, we may receive proceeds of up to approximately $4.7 million from the exercise of the outstanding warrants (assuming the warrants are not exercised on a cashless basis); if such proceeds are received by us, they will be used for working capital purposes.

Corporate Information

Our principal offices are located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 and our telephone number is (240) 499-2680. Our website address is http://www.cytomedix.com. Information contained on our website is not deemed part of this prospectus.

4

THE OFFERING

Common stock currently outstanding	104,512,955 shares

Common stock offered by the Company	None.

Common stock offered by the selling stockholders in accordance herewith	21,067,151 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the Selling Security Holders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash.

Principal market, trading symbol	OTC Bulletin Board, “CMXI”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.
5

RISK FACTORS

Investment in our company involves a high degree of risk. You should carefully consider the following risks, together with the financial and other information contained in this prospectus. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

We Have Limited Sources of Working Capital

Working capital required to implement our business plan will most likely be provided by funds obtained through offerings of our equity and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to support and sustain our operations or that we would be able to obtain equity financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; delay our plans to penetrate the market serving Medicare beneficiaries and fulfill the related data gathering requirement as stipulated by the Medicare CED coverage determination; delay the pursuit of commercial insurance reimbursement for our wound treatment technologies; delay certain development activities related to the newly acquired Aldagen business; or postpone the hiring of new personnel; or, under certain dire financial circumstances, cease our operations.

We May Need Substantial Additional Financing, Which May Be Provided By Amounts Raised Under Existing Financing Agreements

We may need substantial additional capital to fund our operations. To date, we have relied almost exclusively on financing transactions to fund losses from our operations. Our inability to obtain sufficient additional financing would have a material adverse effect on our ability to implement our business plan and, as a result, could require us to diminish or suspend activities. At December 31, 2012, we had cash and cash equivalents of approximately $2.6 million, total current assets of approximately $6.4 million and total current liabilities of approximately $2.8 million. In February 2013, we received gross proceeds of $9.5 million upon the closing of several financing transactions. These financings provide for additional potential infusions as more fully discussed in the subsequent events note to the financial statements contained in this registration statement. Based on our current operating plan, we believe we have sufficient cash through the end of 2013, but anticipate needing additional capital in 2014. However, our projections could be wrong. We could face unforeseen costs or our revenues could fall short of our projections.

On February 18, 2013, the Company entered into a purchase agreement, together with a registration rights agreement, with LPC. Under this agreement, the Company has the right to sell to and LPC is obligated to purchase up to $15 million in shares of the Company’s common stock, subject to certain limitations, from time to time, over the 30 month period commencing on the date that a registration statement is declared effective by the SEC and a final prospectus in connection therewith is filed (expected to occur in the second quarter of 2013). Given the parameters within which the Company may draw down from LPC, there is no assurance that the amounts available from LPC will be sufficient to fund our future operational cash flow needs.

Further, in February 2013, in a registered offering with certain institutional accredited investors, we raised gross proceeds of $5 million by selling our common stock and warrants. In addition, on February 19, 2013, the Company entered into securities purchase agreements with certain institutional accredited investors and a Credit and Security Agreement with Midcap Financial LLC. The Credit and Security Agreement provides for aggregate term loan commitments of $7.5 million. The Company received the first tranche of $4.5 million at closing. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of the following conditions: (i) if the Company achieves certain performance milestones for 2013 and (ii) raises an amount of not less than $5.0 million in the aggregate from (a) equity investors, and/or (b) partnership proceeds on or before July 31, 2013. The term loan will mature on August 19, 2016, and will be repaid on a straight-line amortization basis, with the first twelve months being an interest-only period and commencing on the thirteenth month the principal on both the first tranche and, if applicable, on the second tranche, will be amortized in equal monthly amounts through the maturity date.

New sources of capital may not be available to us when we need them or may be available only on terms we would not find acceptable. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to the outstanding shares. There is no assurance that such financing will be sufficient, that the financing will be available on terms acceptable to us and at such times as required, or that we will be able to obtain the additional financing required, if any, for the continued operation and growth of our business. Any inability to raise necessary capital will have a material adverse effect on our ability to implement our business strategy and will have a material adverse effect on our revenues and net income.

6

We May Not Be Able to Comply with the Debt Service and Loan Covenant Requirements of the MidCap Credit and Security Agreement Which Could Place the Business Assets of the Company in Jeopardy

The MidCap Credit and Security Agreement requires monthly interest payments and compliance with certain covenants, including achieving revenue milestones and future capital infusions (either from the issuance of equity securities or strategic partnership agreements). Failure to make interest payments when due or to comply with the covenants could trigger a default under the agreement, which in turn could allow MidCap to seize all or any of the business assets of the Company which serve as collateral for this loan. If any key assets are seized, it would have a material adverse effect on the Company, including the complete cessation of operations, and/or bankruptcy.

We Are Traded on the Over-the-Counter Market and Are Subject to the SEC’s Penny Stock Rules Which May Decrease the Liquidity of Our Common Stock

Over-the-counter markets are generally considered to be less efficient than, and not as broad as, a stock exchange. There may be a limited market for our stock now that it is quoted on the OTCQX, trading in our stock may become more difficult and our share price could decrease. Specifically, shareholders may not be able to resell their shares of common stock at or above the price paid for such shares or at all.

In addition, our ability to raise additional capital may be impaired because of the less liquid nature of the over-the-counter markets. While we cannot guarantee that we would be able to complete an equity financing on acceptable terms, or at all, we believe that dilution from any equity financing while our shares are quoted on an over-the-counter market could be greater than if we were to complete a financing while our common stock is traded on a national securities exchange. Further, now that our stock is not traded on an exchange, we will not be eligible to use short-form registration statements on Form S-3 for the registration of our securities unless our market capitalization increases substantially, which could impair our ability to raise additional capital as needed.

Our common stock is also subject to penny stock rules, which impose additional sales practice requirements on broker-dealers who sell our common stock. The SEC generally defines ‘‘penny stock’’ as an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares in the secondary market will be limited and, as a result, the market liquidity for our common stock will likely be adversely affected. We cannot assure shareholders that trading in our securities will not be subject to these or other regulations in the future.

We May Not Be Able to Successfully Integrate the Aldagen Business, or to Realize the Anticipated Synergies of the Combined Businesses

The acquisition of Aldagen represents a significant investment by the Company. Although it comes with a complete infrastructure, including personnel, to proceed with its development plans, it will require significant attention and resources of non-Aldagen Cytomedix personnel which could reduce the likelihood of achievement of other corporate goals. The additional financing needs created by the Aldagen acquisition will also require additional management time to address. There is no assurance that we will, on a sustainable basis, successfully integrate any or all of the various aspects to the acquired business, including but not limited to the clinical trial, manufacturing, regulatory, finance, human resource, and other functions. Failure to smoothly and successfully integrate and maintain the acquired business could lead to a reduction in revenue for the Angel, ActivAT, and AutoloGelTM, products compared to historical levels, generate ill will among our customer base, and therefore have a material adverse affect on us, our operations or the price of our common stock. There is no assurance that the development efforts underway with the Aldagen technology will be successful. Furthermore, there is no assurance that we will realize synergies in the scientific, clinical, regulatory, or other areas as we currently contemplate. In addition, there is no assurance that we will realize any anticipated economies of scale for the combined businesses.

We are Reliant on Several Single Source Suppliers and an Interruption in Our Supply Chain Could Have a Material Adverse Effect on Our Business

Cytomedix is outsourcing the manufacturing of the various products, including component parts, composing the Angel Product Line to contract manufacturers. While we believe these manufacturers to be of sufficient competency, quality, reliability, and stability, there is no assurance that one or more of them will not experience an interruption or inability to provide us with the products needed to satisfy customer demand. Additionally, while most of the components of AutoloGelTM are generally readily available on the open market, a reagent, bovine thrombin, is available exclusively through Pfizer, Inc. (‘‘Pfizer’’). If a temporary or permanent interruption in the supply of products were to occur, it would have a material adverse effect on our business. While we are formulating plans to develop redundant capabilities, such capabilities will not take effect for the foreseeable future. While the Company does maintain business interruption insurance, there is no assurance that such insurance will be sufficient to cover all losses which would occur as a result of any interruption in supply.

Adverse Conditions in the Global Economy and Disruption of Financial Markets May Significantly Restrict Our Ability to Generate Revenues or Obtain Debt or Equity Financing

The global economy continues to experience volatility and uncertainty. Such conditions could reduce demand for our products which would significantly jeopardize our ability to achieve meaningful market penetration for AutoloGelTM and continued sales of Angel and ActivAT products. These conditions could also affect our potential strategic partners, which, in turn, could make it much more difficult to execute a strategic collaboration, and therefore significantly jeopardize our ability to fully develop and commercialize our products and product candidates. Global credit and capital markets continue to be relatively challenging. We may be unable to obtain capital through issuance of our equity and/or equity-linked securities, a significant source of funding for us throughout our history. If we are unable to secure funding through strategic collaborations, equity investments, or debt financing, we may not be able to achieve profitability, or fund our research and development activities, which may result in a cessation of operations.

7

Business credit and liquidity have tightened in much of the world. Volatility and disruption of financial markets could limit our customers’ ability to obtain adequate financing or credit to purchase and pay for our products in a timely manner, or to maintain operations, and result in a decrease in sales volume. General concerns about the fundamental soundness of domestic and international economies may also cause customers to reduce purchases. Changes in governmental banking, monetary and fiscal policies to restore liquidity and increase credit availability may not be effective. Economic conditions and market turbulence may also impact our suppliers’ ability to supply sufficient quantities of product components in a timely manner, which could impair our ability to fulfill sales orders. It is difficult to determine the extent of the economic and financial market problems and the many ways in which they may affect our suppliers, customers, investors, and business in general. Continuation or further deterioration of these financial and macroeconomic conditions could significantly harm sales, profitability and results of operations.

Economic downturns or other adverse economic changes (local, regional, or national) can also hurt our financial performance in the form of lower interest earned on investments and/or could result in losses of portions of principal in our investment portfolio. While our investment policy requires us to invest only in short-term, low risk investments, there is no assurance that principal will not be eroded as a significant portion of these investments is in excess of federally mandated insurance.

We Have a History of Losses and Expect to Incur Losses for the Foreseeable Future

We have a history of losses, are not currently profitable, and expect to incur substantial losses and negative operating cash flows in the future. Although, prior to the Aldagen acquisition, we were targeting operational cash flow break-even within the foreseeable future, the acquisition of Aldagen, and the expenditures necessary to fund the on-going clinical trial and related activities, will cause us to continue to generate losses. We may never generate sufficient revenues to achieve and maintain profitability. We will continue to incur expenses at current or increased levels as we seek to expand our operations, pursue development of our technologies, work to increase our sales, implement internal systems and infrastructure, and hire additional personnel. These ongoing financial losses may adversely affect our stock price.

We Have a Short Operating History and Limited Operating Experience

We must be evaluated in light of the uncertainties and complexities affecting an early stage biotechnology company. We have, only in the past few years, implemented our commercialization strategy for AutoloGelTM and have only two year’s experience operating the fully integrated Angel and ActivAT business. Thus, we have a very limited operating history. Continued operating losses, together with the risks associated with our ability to gain new customers for our product offerings, may have a material adverse effect on our liquidity. We may also be forced to respond to unforeseen difficulties, such as a decreased demand for our products and services, downward pricing trends, regulatory requirements and unanticipated market pressures. Since emerging from bankruptcy and continuing through today, we are developing a business model that includes protecting our patent position, addressing our third-party reimbursement issues, developing and executing a sales and marketing program, acquiring synergistic technologies and product lines, developing other technologies covered by, or derived from, our intellectual property, and seeking strategic partnerships. There can be no assurance that our business model in its current form can accomplish our stated goals.

Our Intellectual Property Assets Are Critical to Our Success

We regard our patents, trademarks, trade secrets and other intellectual property assets as critical to our success. We rely on a combination of patents, trademarks, and trade secret and copyright laws, as well as confidentiality procedures, contractual provisions, and other similar measures, to establish and protect our intellectual property. We attempt to prevent disclosure of our trade secrets by restricting access to sensitive information and requiring employees, consultants, and other persons with access to our sensitive information to sign confidentiality agreements. Despite these efforts, we may not be able to prevent misappropriation of our technology or deter others from developing similar technology in the future. Furthermore, policing the unauthorized use of our intellectual property assets is difficult and expensive. Litigation has been necessary in the past and may be necessary in the future in order to protect our intellectual property assets. Litigation could result in substantial costs and diversion of resources. We can provide no assurance that we will be successful in any litigation matter relating to our intellectual property assets. Continuing litigation or other challenges could result in one or more of our patents being declared invalid. In such a case, any royalty revenues from the affected patents would be adversely affected although we may still be able to continue to develop and market our products. Furthermore, the unauthorized use of our patented technology by otherwise potential customers in our target markets may significantly undermine our ability to generate sales. Any infringement on or challenge to our patents or other misappropriation of our intellectual property assets could have a material adverse affect on our ability to increase sales of our commercial products and/or continue the development of our pipeline candidates.

8

Our Products are Subject to Governmental Regulation

Our success is also impacted by factors outside of our control. Our current technology and products are subject to extensive regulation by numerous governmental authorities in the United States, both federal and state, and in foreign countries by various regulatory agencies. Specifically, our devices and bio-pharmaceutical products are subject to regulation by the FDA and state regulatory agencies. The FDA regulates drugs, medical devices and biologics that move in interstate commerce and requires that such products receive clearance or pre-marketing approval based on evidence of safety and efficacy. The regulations of government health ministries in foreign countries are analogous to those of the FDA in both application and scope. In addition, any change in current regulatory interpretations by, or positions of, state regulatory officials where our products are used could materially and adversely affect our ability to sell products in those states. The

FDA will require us to obtain clearance or approval of new devices when used for treating specific wounds or marketed with specific wound healing claims, or for other products under development.

We believe all our products for sale are legally marketed. As we expand and offer and/or develop additional products in the United States and in foreign countries, clearance or approval from the FDA and comparable foreign regulatory authorities prior to introduction of any such products into the market may be required. We provide no assurance that we will be able to obtain all necessary approvals from the FDA or comparable regulatory authorities in foreign countries for these products. Failure to obtain the required approvals would have a material adverse impact on our business and financial condition.

Compliance with FDA and other governmental requirements imposes significant costs and expenses. Further, our failure to comply with these requirements could result in sanctions, limitations on promotional or other business activities, or other adverse effects on our business. Further, recent efforts to control healthcare costs could negatively affect demand for our products and services.

Clinical Trials May Fail to Demonstrate the Safety or Efficacy of Our Product Candidates

Our product candidates are subject to the risks of failure inherent in the development of biotherapeutic products. The results of early-stage clinical trials do not necessarily predict the results of later-stage clinical trials. Product candidates in later-stage clinical trials may fail to demonstrate desired safety and efficacy traits despite having successfully progressed through initial clinical testing. Even if we believe the data collected from clinical trials of its product candidates is promising, this data may not be sufficient to support approval by the U.S. or foreign regulatory agencies. Pre-clinical and clinical data can be interpreted in different ways. Accordingly, the regulatory officials could reach different conclusions in assessing such data, which could delay, limit or prevent regulatory approval. In addition, the U.S. regulatory authorities or we may suspend or terminate clinical trials at any time. Any failure or delay in completing clinical trials for product candidates, or in receiving regulatory approval for the sale of any product candidates, has the potential to materially harm our business, and may prevent it from raising necessary, additional financing that may be needed in the future.

A Disruption in Healthcare Provider Networks Could Have an Adverse Effect on Operations and Profitability

Our operations and future profitability are dependent, in large part, upon the ability to contract with healthcare providers on favorable terms. In any particular service area, healthcare providers could refuse to contract with Cytomedix or take other actions that could result in higher healthcare costs, or create difficulties in meeting our regulatory requirements. In some service areas, certain healthcare providers may have a significant market presence. If healthcare providers refuse to contract with us, use their market position to negotiate unfavorable contracts or place us at a competitive disadvantage, our ability to market services or to be profitable in those service areas could be adversely affected. Provider networks could also be disrupted by the financial insolvency of a large healthcare provider group. Any disruption in provider networks could adversely impact our business, results of operations and financial condition.

Our Sales and Marketing Strategy for the AutoloGelTM System May Not Succeed

Since January 2009, the sales and marketing strategy for AutoloGel focused on intensive clinician to clinician interaction with both prospective and existing customers, and the scientific explanation of AutoloGelTM’s mechanism of action. However, the primary goal of this effort was to help secure the additional data necessary to obtain Medicare coverage. In August 2012, CMS agreed to cover Autologel under its CED program. Cytomedix, therefore, intends to expand its sales efforts to address the Medicare beneficiary population. This will require selling to wound care clinics, individual physician practices, and other venues that have traditionally not been available to Cytomedix due to the previously standing non-coverage determination by CMS. There is no assurance that the Company’s efforts in this new sales channel will be successful or that it will yield sufficient sales and profits to realize the Company’s goals and conform to its plans. The Company is currently in discussions with several large companies regarding potential strategic partnerships regarding the broad commercialization of AutoloGel. The resources and expertise of such a partner would greatly facilitate the capture of market share within the wound car market, but would require that the economic benefits of such a broad penetration would be shared with said partner. There is no assurance that we will be successful in securing a partner. Furthermore, there is no assurance that if a partner is secured, that the partnership will attain the market penetration contemplated or that the profits ultimately realized by Cytomedix will be sufficient to allow us to execute our business strategy.

Our Efforts to Secure Medicare Reimbursement May Not be Successful

The AutoloGel System is marketed to healthcare providers. Some of these providers, in turn, seek reimbursement from third-party payers such as Medicare, Medicaid, and other private insurers. Under such healthcare systems, reimbursement is often a determining factor in predicting a product’s success, with some physicians and patients strongly favoring only those products for which they will be reimbursed. In March 2008, CMS reaffirmed its 2003 non-coverage determination for autologous platelet rich plasma, which would include AutoloGel. Since then we have gathered additional data and officially requested that CMS reconsider its non-coverage determination. In November 2011, CMS officially agreed to reconsider coverage for autologous blood therapies for the treatment of chronic wounds. On August 2, 2012, CMS issued a final National Coverage Determination (‘‘NCD’’) for autologous blood-derived products for chronic non-healing wounds. In the NCD, CMS approved coverage for autologous platelet rich plasma (‘‘PRP’’) in patients with diabetic, pressure and/or venous wounds via its Coverage with Evidence Development (‘‘CED’’) program. CED is a process through which CMS provides reimbursement coverage for items and services while generating additional clinical data to demonstrate their impact on health outcomes. We provide no assurance that we will ultimately be successful with this strategy and that CMS will determine that the evidence collected under CED is sufficient to provide unrestricted Medicare coverage for autologous PRP. If it is later determined that a new randomized, controlled trial is necessary, it could cost several millions of dollars and take multiple years to complete. We would almost certainly need to obtain additional, outside financing to fund such a trial. In any case, we may never be successful in securing unrestricted Medicare coverage for our products.

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The Successful Continued Commercialization of Our AutoloGel System and Angel and of Any Future Product Candidates Will Depend on Obtaining Reimbursement from Third-party Payors

In the United States, the market for any pharmaceutical or biologic product is affected by the availability of reimbursement from third party payors, such as government health administration authorities, private health insurers, health maintenance organizations and pharmacy benefit management companies. If we cannot demonstrate a favorable cost-benefit relationship, we may have difficulty obtaining adequate reimbursement for our products from these payors. Third-party payors may also deny coverage or offer inadequate levels of reimbursement for any of our products if they determine that the product is experimental, unnecessary or inappropriate. Should we seek to expand our commercialization internationally, we would be subject to the international regulations, where the pricing of prescription pharmaceutical products and services and the level of government reimbursement may be subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to twelve months or longer after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct one or more clinical trials that compare the cost effectiveness of our product candidates or products to other available therapies. Conducting one or more of these clinical trials would be expensive and result in delays in commercialization of our products.

Managing and reducing healthcare costs has become a major priority of federal and state governments in the United States. As a result of healthcare reform efforts, we might become subject to future regulations or other cost-control initiatives that materially restrict the price we can receive for our products. Third-party payors may also limit access and reimbursement for newly approved healthcare products generally or limit the indications for which they will reimburse patients who use any products that we may develop. Cost control initiatives could decrease the price for products that we may develop, which would result in lower product revenues to us.

We May Be Unable to Attract a Strategic Partner for the Further Development of Certain of Our Product Candidates

Due to our limited resources, we have determined that the best vehicle to ultimately commercialize the various potential indications for ALDHbr, is through strategic partnerships, out-licensing, or other similar arrangements. There is no assurance, even if positive clinical data is achieved in the currently on-going trials, that we will be able to come to any such agreements or that we will even have the resources necessary to seek such arrangements. Furthermore, even if such a strategic relationship regarding any of our products is reached, there is no assurance that development milestones, clinical data, or other such benchmarks will be achieved. Therefore, these products may never proceed toward commercialization or drive cash infusions for us, and we may ultimately not be able to monetize the patents, existing clinical data, and other intellectual property.

The Success of Our Products Is Dependent on Acceptance by the Medical Community

The commercial success of our products and processes will depend upon the medical community and patients accepting the therapies as safe and effective. If the medical community and patients do not ultimately accept the therapies as safe and effective, our ability to sell the products will be materially and adversely affected. While acceptance by the medical community may be fostered by broad evaluation via peer-reviewed literature, we may not have the resources to facilitate sufficient publication.

We May Be Unable to Attract and Retain Key Personnel

Our future success depends on the ability to attract, retain and motivate highly skilled management, including sales representatives. We have retained a team of highly qualified officers and consultants, but cannot provide assurance that we will be able to successfully retain all of them, or be successful in recruiting additional personnel as needed. Our inability to do so will materially and adversely affect the business prospects, operating results and financial condition of the Company. Our ability to maintain and provide additional services to our customers depends upon our ability to hire and retain business development and scientific and technical personnel with the skills necessary to keep pace with continuing changes in regenerative biological therapy technologies. Competition for such personnel is intense; we compete with pharmaceutical, biotechnology and healthcare companies. Our inability to hire additional qualified personnel may lead to higher recruiting, relocation and compensation costs for such personnel. These increased costs may reduce our profit margins or make hiring new personnel impractical.

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Legislative and Administrative Action May Have an Adverse Effect on Our Company

Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. We cannot predict what other legislation relating to our business or to the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect such legislation may have on our business, prospects, operating results and financial condition. We expect federal and state legislators to continue to review and assess alternative health care delivery and payment systems and possibly adopt legislation affecting further changes in the health care delivery system. Such laws may contain provisions that may change the operating environment for hospitals and managed care organizations. Health care industry participants may react to such legislation by curtailing or deferring expenditures and initiatives, including those relating to our products. Future legislation could result in modifications to the existing public and private health care insurance systems that would have a material adverse effect on the reimbursement policies discussed above. With growing pressures on government budgets due to the current economic downturn, government efforts to contain or reduce health care spending are likely to gain increasing emphasis. Several members of the current presidential administration and Congress are espousing support for cost-containment measures that could have significant implications for healthcare therapies, including our current and future products. If enacted and implemented, such measures could result in decreased revenue from our products and decrease potential returns from our research and development initiatives. Furthermore, there is no assurance that we will be able to successfully neutralize any lobbying efforts against any initiatives we may have with governmental agencies.

We Could Be Affected by Malpractice or Product Liability Claims

Providing medical care entails an inherent risk of professional malpractice and other claims. We do not control or direct the practice of medicine by physicians or health care providers who use the products and do not assume responsibility for compliance with regulatory and other requirements directly applicable to physicians. There is no assurance that claims, suits or complaints relating to the use of our products and treatment administered by physicians will not be asserted against us in the future. The production, marketing and sale, and use of our products entails risks that product liability claims will be asserted against us. These risks cannot be eliminated, and we could be held liable for any damages that result from adverse reactions or infectious disease transmission. Such liability could materially and adversely affect our business, prospects, operating results and financial condition. We currently maintain professional and product liability insurance coverage, but cannot give assurance that the coverage limits of this insurance would be adequate to protect against all potential claims. We cannot assure that we will be able to obtain or maintain professional and product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities.

Our Products Have Existing Competition in the Marketplace

In the market for biotechnology products, we face competition from pharmaceutical companies, biopharmaceutical companies, medical device companies, and other competitors. Other companies have developed or are developing products that may be in direct competition with our current product line. Biotechnology development projects are characterized by intense competition. Thus, we cannot assure that we will be the first to the market with any newly developed products or that we will successfully be able to market these products. If we are not able to participate and compete in the regenerative biological therapy market, our financial condition will be materially and adversely affected. We cannot assure that we will be able to compete effectively against such companies in the future. Many of these companies have substantially greater capital resources, larger marketing staffs and more experience in commercializing products. Recently developed technologies, or technologies that may be developed in the future, may be the basis for developments that will compete with our products.

If Our Sole Clinical Manufacturing Facility is Damaged or Destroyed, Our Business and Prospects Would be Negatively Affected

We have a manufacturing facility located in Durham, North Carolina at which we produce product candidates for our clinical trials for our Aldagen product candidates. If this facility or the equipment in it is significantly damaged or destroyed, we may not be able to quickly or inexpensively replace our manufacturing capacity or replace it at all. In the event of a temporary or protracted loss of this facility or equipment, we might not be able to transfer manufacturing to a third party. Even if we could transfer manufacturing to a third party, the shift would likely be expensive and time-consuming, particularly since the new facility would need to comply with the necessary regulatory requirements and we would need FDA approval before selling any products manufactured at that facility. Such an event could delay our clinical trials or, if our product candidates are approved by the FDA, reduce our product sales.

Development of Our Aldagen Product Candidates is Subject to Uncertainty Because Each is Derived from Human Bone Marrow, a Source Material That is Inherently Variable

The number of ALDHbr cells and the composition of the ALDHbr cell population from bone marrow vary from patient to patient. Such variability in composition could adversely affect our ability to manufacture our Aldagen product candidates derived from a patient’s bone marrow or to establish and meet acceptable specifications for release of the product candidate for treatment of a particular patient. As a consequence, the development and regulatory approval process for these product candidates could be delayed or may never be completed.

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We Have Only Limited Experience Manufacturing Our Aldagen Product Candidates. We May Not Be Able to Manufacture Our Aldagen Product Candidates in Compliance With Evolving Regulatory Standards or in Quantities Sufficient for Commercial Sale

Components of therapeutic products approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with current good manufacturing practices, or cGMP, as required by the FDA. Manufacturers of cell-based product candidates such as our Aldagen product candidates also must comply with the FDA’s current good tissue practices, or cGTP. In addition, we may be required to modify our manufacturing process from time to time for our product candidates in response to FDA requests. Manufacture of live cellular-based products is complex and subjects us to significant regulatory burdens that may change over time. We may encounter difficulties in the production of our Aldagen product candidates due to our limited manufacturing capabilities. We have only limited manufacturing experience with our Aldagen product candidates, and we currently do not have sufficient manufacturing capacity to support commercialization of any of our Aldagen product candidates. These difficulties could reduce sales of our Aldagen products, if they are approved for marketing, increase our costs or cause production delays, any of which could damage our reputation and hurt our profitability.

If we successfully obtain marketing approval for any Aldagen product candidates, we may not be able to efficiently produce sufficient quantities of these products to meet potential commercial demand. We expect that we would need to significantly expand our manufacturing capabilities to meet potential demand for these products. Such expansion would require additional regulatory approvals. We may also encounter difficulties in the commercial-scale manufacture of all of our product candidates. We are currently developing new processes and are in discussions with other companies to develop new instruments to improve our manufacturing efficiency. Improving the speed and efficiency of our manufacturing process and the cell sorters and other instruments we use is a key element of our business plan. However, we cannot assure you that we will be able to develop process enhancements on a timely basis, on commercially reasonable terms, or at all. If we fail to develop these improvements, we could face significantly higher capital expenditures than we anticipate, increased facility and personnel costs and other increased operating expenses. We may need to demonstrate that our product candidates manufactured using any new processes or instruments are comparable to our product candidates used in clinical trials. Depending on the type and degree of differences, we may be required to conduct additional studies or clinical trials to demonstrate comparability.

In addition, some changes in our manufacturing processes or procedures, including a change in the location where a product candidate is manufactured, generally require prior FDA or foreign regulatory authority review and approval for determining our compliance with cGMP and cGTP. We may need to conduct additional preclinical studies and clinical trials to support approval of any such changes. Furthermore, this review process could be costly and time-consuming and could delay or prevent the commercialization of Aldagen our product candidates.

We May Use Third-party Collaborators to Help us Develop or Commercialize Our Product Candidates, and Our Ability to Commercialize Such Candidates May be Impaired or Delayed if Collaborations are Unsuccessful

We may in the future selectively pursue strategic collaborations for the development and commercialization of our product candidates and for the international development and commercialization of our product candidates. For example, we anticipate that we will need to enter into a collaboration agreement with a third party to conduct and fund a pivotal Phase 3 clinical trial of ALD-401 and we may enter into collaboration agreements with third parties in the case of other Aldagen product candidates. In addition, we may not be able to commercialize ALD-201 successfully without entering into an arrangement with a third party to provide an approved method of administration. There can be no assurance that we will be able to identify suitable collaborators or negotiate collaboration agreements on terms that are acceptable to us or at all. In any future third-party collaboration, we would be dependent upon the success of the collaborators in performing their responsibilities and their continued cooperation. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to performing their responsibilities under our agreements with them. Our collaborators may choose to pursue alternative technologies in preference to those being developed in collaboration with us. The development and commercialization of our product candidates will be delayed if collaborators fail to conduct their responsibilities in a timely manner or in accordance with applicable regulatory requirements or if they breach or terminate their collaboration agreements with us. Disputes with our collaborators could also result in product development delays, decreased revenues and litigation expenses.

Ethical and Other Concerns Surrounding the Use of Stem Cell-based Therapy May Negatively Affect Public Perception of Us or Our Product Candidates, thereby Reducing Potential Demand for Our Products

The commercial success of our product candidates, which are based on adult stem cells, will depend in part on general public acceptance of the use of stem cell-based therapy for the prevention or treatment of human diseases. The use of embryonic stem cells and fetal tissue for research and stem cell therapy has been the subject of substantial national and international debate regarding related ethical, legal and social issues. We do not use embryonic stem cells or fetal tissue in any of our product candidates, but the public may not be able to, or may fail to, differentiate our use of adult stem cells from the use by others of embryonic stem cells or fetal tissue. This could result in a negative perception of our company or our product candidates. Some people have raised ethical concerns about the use of donated human tissue in a commercial setting, which could also negatively affect the perception of our product candidates and inhibit their commercialization in a successful manner.

If Our Patent Position Does Not Adequately Protect Our Product Candidates or Any Future Products, Others Could Compete Against Us More Directly, Which Would Harm Our Business

Our success depends, in large part, on our ability to obtain and maintain patent protection for our product candidates. Issued patents may be challenged by third parties, resulting in patents being deemed invalid, unenforceable or narrowed in scope, or a third party may circumvent any such issued patents. The patent position of biotechnology companies is generally highly uncertain, involves complex legal and factual questions and has been the subject of much litigation and recent court decisions introduce uncertainty in the strength of patents owned by biotechnology companies. The legal systems of some foreign countries do not favor the aggressive enforcement of patents, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Therefore, any patents that we own or license may not provide sufficient protection against competitors.

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The claims of the issued patents that are licensed to us, and the claims of any patents which may issue in the future and be owned by or licensed to us, may not confer on us significant commercial protection against competing products. Also, our pending patent applications may not issue, and we may not receive any additional patents. Our patents might not contain claims that are sufficiently broad to prevent others from utilizing our technologies. For instance, the two issued U.S. patents relating to our product candidates are limited to a particular chemistry in the manufacturing process. Consequently, our competitors may independently develop competing products that do not infringe our patents or other intellectual property. To the extent a competitor can develop similar products using a different chemistry, these patents will not prevent others from directly competing with us. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of our product candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization of our product candidates, thereby reducing any advantages of the patent. For instance, one of our patents relating to our technology will expire in 2019. To the extent our product candidates based on that technology are not commercialized significantly ahead of this date, or to the extent we have no other patent protection on such product candidates, those product candidates would not be protected by patents beyond 2019 and we would then rely solely on other forms of exclusivity, such as regulatory exclusivity provided by the Federal Food, Drug and Cosmetic Act, which may provide less protection of our competitive position. Similar considerations apply in any other country where we are prosecuting patents, have been issued patents, or have licensed patents or patent applications relating to our technology. The laws of foreign countries may not protect our intellectual property rights to the same extent as do laws of the United States.

If We Are Unable to Protect the Confidentiality of Our Proprietary Information and Know-how, Our Competitive Position Would be Impaired

A significant amount of our technology, especially regarding manufacturing processes, is unpatented and is maintained by us as trade secrets. The background technologies used in the development of our product candidates are known in the scientific community, and it is possible to duplicate the methods we use to create our product candidates. In an effort to protect these trade secrets, we require our employees, consultants and contractors to execute confidentiality agreements with us. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information, and these agreements may be breached. Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. A breach of confidentiality could affect our competitive position. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators or advisors have previous employment or consulting relationships. Also, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. The disclosure of our trade secrets would impair our competitive position.

If We Infringe or Are Alleged to Infringe Intellectual Property Rights of Third Parties, Our Business Could be Harmed

Our research, development and commercialization activities, including any product candidates resulting from these activities, may infringe or be claimed to infringe patents or other proprietary rights owned by third parties and to which we do not hold licenses or other rights. There may be applications that have been filed but not published that, when issued, could be asserted against us. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages.

Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. We have not conducted an exhaustive search or analysis of third-party patent rights to determine whether our research, development or commercialization activities, including any product candidates resulting from these activities, may infringe or be alleged to infringe any third-party patent rights. As a result of intellectual property infringement claims, or in order to avoid potential claims, we may choose or be required to seek a license from the third party. These licenses may not be available on acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property.

Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. All of the issues described above could also affect our potential collaborators to the extent we have any collaborations then in place, which would also affect the success of the collaboration and therefore us. There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference proceedings declared by the U. S. Patent and Trademark Office and opposition proceedings in the European Patent Office, regarding intellectual property rights with respect to our product candidates and technology.

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Uncertainties Resulting from the Initiation and Continuation of Patent Litigation or Other Proceedings Could Have a Material Adverse Effect on Our Ability to Compete in the Marketplace

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Before obtaining regulatory approval for the sale of our product candidates, we must conduct, at our own expense, extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failure of one or more of our clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive regulatory approval or commercialize our product candidates, including the following:

• regulators or institutional review boards may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

• clinical trials of our product candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs that we expect to be promising;

• the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials at a higher rate than we anticipate;

• our third party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner or at all;

• we might have to suspend or terminate clinical trials of our product candidates for various reasons, including a finding that the participants are being exposed to unacceptable health risks;

• regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;

• the cost of clinical trials of our product candidates may be greater than we anticipate;

• we may be subject to a more complex regulatory process, since stem cell-based therapies are relatively new and regulatory agencies have less experience with them than with traditional pharmaceutical products;

• the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate; and

• our product candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators to halt or terminate the trials.

Any Product for Which We Obtain Marketing Approval Will be Subject to Extensive Ongoing Regulatory Requirements, and We May Be Subject to Penalties if We Fail to Comply with Regulatory Requirements or if We Experience Unanticipated Problems with Our Products, When and if Any of Them Are Approved

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and comparable regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration requirements, cGMP and cGTP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, requirements relating to product labeling, advertising and promotion, and recordkeeping. Even if regulatory approval of a product is granted, the approval may be subject to additional limitations on the indicated uses for which the product may be marketed or to other conditions of approval. In addition, approval may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Discovery after approval of previously unknown problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in actions such as:

• restrictions on such products’ manufacturing processes;

• restrictions on the marketing of a product;

• restrictions on product distribution;

• requirements to conduct post-marketing clinical trials;

• warning letters;

• withdrawal of the products from the market;

• refusal to approve pending applications or supplements to approved applications that we submit;

• recall of products;

• fines, restitution or disgorgement of profits or revenue;

• suspension or withdrawal of regulatory approvals;

• refusal to permit the import or export of our products;

• product seizure;

• injunctions; or

• imposition of civil or criminal penalties.

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Failure to Obtain Regulatory Approval in International Jurisdictions Would Prevent Us from Marketing Products Abroad

We may in the future seek to market some of our product candidates outside the United States. In order to market our product candidates in the European Union and many other jurisdictions, we must submit clinical data concerning our product candidates and obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval from foreign regulators may be longer than the time required to obtain FDA approval. The regulatory approval process outside the United States may include all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product candidate be approved for reimbursement before it can be approved for sale in that country. In some cases this may include approval of the price we intend to charge for our product, if approved. We may not obtain approvals from regulatory authorities outside the United States on a timely basis, or at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA, but a failure or delay in obtaining regulatory approval in one country may negatively affect the regulatory process in other countries. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize any products in any market and therefore may not be able to generate sufficient revenues to support our business.

Our Business Involves the Use of Hazardous Materials That Could Expose Us to Environmental and Other Liability

Our manufacturing facility located in Durham, North Carolina is subject to various local, state and federal laws and regulations relating to safe working conditions, laboratory and manufacturing practices and the use and disposal of hazardous or potentially hazardous substances, including chemicals, micro-organisms and various radioactive compounds used in connection with our research and development activities. In the United States, these laws include the Occupational Safety and Health Act, the Toxic Test Substances Control Act and the Resource Conservation and Recovery Act. We cannot assure you that accidental contamination or injury to our employees and third parties from hazardous materials will not occur. We do not have insurance to cover claims arising from our use and disposal of these hazardous substances other than limited clean-up expense coverage for environmental contamination due to an otherwise insured peril, such as fire.

The Sale of Our Common Stock to Lincoln Park May Cause Substantial Dilution to Our Existing Stockholders and the Sale of the Shares of Common Stock Acquired by Lincoln Park Could Cause the Price of Our Common Stock to Decline

In February 2013, we entered into a purchase agreement with Lincoln Park Capital LLC (‘‘LPC’’) where by we could, but are not required to, sell shares of our common stock to LPC over 30 month period up to a maximum aggregate amount of $15 million (the ‘‘Purchase Agreement’’). The number of shares ultimately offered for sale by LPC is dependent upon the number of shares we elect to sell to LPC under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock by LPC may cause the trading price of our common stock to decline. After it has acquired shares under the Purchase Agreements, LPC may sell all, some or none of those shares. Sales to LPC by us pursuant to the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by LPC, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to LPC and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Volatility of Our Stock Price Could Adversely Affect Current and Future Stockholders

The market price of our common stock has been volatile, and fluctuates widely in price in response to various factors which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Factors that could cause the market price of our common stock to fluctuate substantially include, among others:

• our ability or inability to execute our business plan;

• the dilutive effect or perceived dilutive effect of additional equity financings;

• investor perception of our company and of the industry;

• the success of competitive products or technologies;

• regulatory developments in the United States or overseas;

• developments or disputes concerning patents or other proprietary rights;

• the recruitment or departure of key personnel; or

• general economic, political and market conditions.

The stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility could be worse if the trading volume of our common stock is low.

We May Likely Issue Additional Equity or Debt Securities Which May Materially and Adversely Affect the Price of Our Common Stock

Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales may occur, could cause the market price of our common stock to decline. We have used, and will likely continue to use, our common stock or securities convertible into or exchangeable for common stock to fund working capital needs or to acquire technology, product rights or businesses, or for other purposes. If additional equity and/or equity-linked securities are issued, particularly during times when our common stock is trading at relatively low price levels, the price of our common stock may be materially and adversely affected.

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There is a Limited Public Trading Market for Our Common Stock

The average daily trading volume in our common stock has historically been relatively low. If low trading volume is persistent, it could be difficult to sell a significant number of shares of common stock at any particular time at the market prices prevailing immediately before such shares are offered. Shareholders may be required to hold shares of our common stock for an indefinite period of time. In addition, sales of substantial amounts of common stock could lower the prevailing market price of our common stock. This would limit or perhaps prevent our ability to raise capital through the sale of securities. Additionally, we have significant numbers of outstanding warrants and options that, if exercised and sold, could put additional downward pressure on the common stock price. In addition, in recent years the stock market in general, and the market for life sciences companies in particular, have experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies, often for reasons unrelated to their operating performance, and it may adversely affect the price of our common stock. These broad market fluctuations may reduce the demand for our stock and therefore adversely affect the price of our securities, regardless of operating performance.

We are Subject to Anti-Takeover Provisions and Laws

Provisions in our restated certificate of incorporation and restated bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult for a third party to acquire control of us without the approval of our Board of Directors. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting common stock or delay, prevent or deter a merger, acquisition, tender offer or proxy contest, which may negatively affect our common stock price.

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FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue,” or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in the “Risk Factors” section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect and that these differences may be material. We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock in this offering. However, we may receive up to approximately $4.7 million upon exercise of the warrants covered by this prospectus in the event the warrants are exercised for cash. We intend to use any proceeds from the exercise of warrants for general corporate and working capital purposes.

SELLING SECURITY HOLDERS

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the securities by each of the Selling Shareholders. The percentage of outstanding shares beneficially owned is based on 104,512,955 shares outstanding as of April 30, 2013. The Selling Shareholders are not making any representation that any securities registered by this prospectus will be offered for sale. The following table assumes that all of the securities being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and includes shares of common stock as well as shares of common stock issuable upon exercise of the outstanding warrants or options, consistent with the beneficial ownership rules and regulations. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and other securities beneficially owned by them. The inclusion of any securities in this table does not constitute an admission of beneficial ownership for the person named below. The column representing beneficial ownership prior to this offering in the table below includes all of the shares of the Company’s common stock issuable pursuant to the February 2012 warrants, 30% of which shares are currently exercisable and the remainder of the warrants are exercisable upon issuance of the third installment of the post-closing consideration in connection of the February 2012 Exchange Agreement. Information with respect to beneficial ownership is based upon information provided to us by the Selling Shareholders. For purposes of presentation, we have assumed that the Selling Shareholders will sell all shares offered hereby, including the shares issuable on the exercise of warrants.

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		Beneficial	Shares that	Beneficial	% Holding
		Ownership	May Be	Ownership	After the
		Prior to this	Offered and	After this	Completion of
Selling Shareholder *		Offering	Sold Hereby	Offering	this Offering

Aldagen Holdings, LLC	(1)	13,399,986	13,399,986	0	*

Aurora Enrichment Fund, LLC	(2)	85,389	54,480	30,909	*

CNF Investments II, LLC	(3)	1,664,132	798,677	865,455	*

Harbert Venture Partners/Annex Fund, LLC	(4)	477,484	322,939	154,545	*

Harbinger/Aurora QP Venture Fund, L.L.C.	(5)	268,872	214,067	54,805	*

Harbinger/Aurora Venture Fund, L.L.C.	(6)	186,030	148,106	37,924	*

Intersouth Affiliates V, L.P.	(7)	81,071	57,200	23,871	*

Intersouth Partners V, L.P.	(8)	1,773,546	1,251,355	522,191	*

Intersouth Partners VI, L.P.	(9)	1,523,445	977,386	546,059	*

Intersouth Partners VII, L.P.	(10)	1,954,127	1,408,065	546,062	*

New Markets Growth Fund LLC	(11)	89,469	44,014	45,455	*

Tall Oaks Capital Investments, LLC	(12)	65,389	25,389	40,000	*

Tullis-Dickerson Capital Focus III, L.P.	(13)	482,148	404,874	77,274	*

Square 1 Bank	(14)	253,304	253,304	0	*

ALD Co-Investor, LLC	(15)	493,040	338,495	154,545	*

Joel Kimbrough	(16)	45,878	45,878	0	*

Jonathan M. Lawrie, Ph.D	(17)	2,559	2,559	0	*

David L. Anderson	(18)	386,722	12,929	373,793	*

Arrow Realty LLC	(19)	717,862	38,786	679,076	*

Capital Growth Trust L.P.	(20)	551,083	38,786	512,297	*

Peter A. Clausen	(21)	334,987	19,393	315,594	*

John Paul DeJoria	(22)	7,708,701	475,323	7,233,378	6.9%

The deRose Family Trust	(23)	1,506,857	25,857	1,481,000	1.4%

Paul Anthony & Nancy E. Jacobs	(24)	1,771,992	25,857	1,746,135	1.7%

Andrew S. Maslan	(25)	120,423	2,035	118,388	*

John N. McConnell Jr.	(26)	386,722	12,929	373,793	*

George O. McDaniel III	(27)	3,698,090	134,919	3,563,171	3.4%

Michael M. McDaniel	(28)	3,132,793	134,919	2,997,874	2.9%

William F. Miller III	(29)	1,097,845	55,470	1,042,375	*

Gary L. Mossman	(30)	444,323	16,807	427,516	*

Martin P. & Kathy A. Rosendale	(31)	219,372	4,071	215,301	*

Charles E. Sheedy	(32)	7,485,716	169,537	7,316,179	6.9%

Jack W. Womack	(33)	240,617	12,929	227,688	*

* Less than 1%

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(1)	Consists of shares of common stock held by Aldagen Holdings, LLC. Each of William W. Brooke, Kathryne Carr and B. Jefferson Clark, as the managers of Aldagen Holdings, LLC, may be deemed to indirectly beneficially own the securities directly held by Aldagen Holdings, LLC. Each such person disclaims beneficial ownership of any such securities, except to the extent of his or her pecuniary interest therein. Aldagen Holdings LLC is 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607.

(2)	Consists of (i) 60,494 shares of common stock, and (ii) 24,895 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole managing member of Aurora is Aurora Enrichment Management Company, LLC (“Aurora Management Co.”). B. Jefferson Clark is the manager of Aurora Management Co. and M. Scott Albert is a venture partner with Aurora Management Co. Aurora Management Co., as the managing member of Aurora, may be deemed to indirectly beneficially own the securities owned by Aurora. Messrs. Clark and Albert, as members of Aurora Management Co., may be deemed to indirectly beneficially own the securities owned by Aurora. Each of Messrs. Clark and Albert disclaims beneficial ownership of all securities other than those he owns by virtue of his indirect pro rata interest as a member of Aurora Management Co. The principal business address is c/o The Aurora Funds, 790 SE Cary Parkway, Suite 204, Cary, NC 27511.

(3)	Consists of (i) 1,143,770 shares of common stock, and (ii) 520,362 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. Robert J. Flanagan’s principal occupation is that of acting as a managing member of CNF II and Joseph Del Guercio’s principal occupation is that of acting as the managing director of CNF II. Messrs. Flanagan and Del Guercio, as managing member and managing director, respectively, of CNF II, may be deemed to indirectly beneficially own the securities owned by CNF II. Mr. Del Guercio is a member of the Company’s Board of Directors. Each of Mr. Flanagan and Mr. Del Guercio disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of each is 7500 Old Georgetown Road, Suite 620, Bethesda, MD 20814.

(4)	Consists of (i) 175,533 shares of common stock, and (ii) 301,951 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole managing member of Harbert is Harbert Venture Partners MM, LLC (“Harbert Ventures LLC”). Mr. Brooke is a managing partner of Harbert Ventures LLC. Each of Mr. Brooke, as managing partner of Harbert Ventures LLC, and Harbert Ventures LLC, as the managing member of Harbert, may be deemed to indirectly beneficially own the securities owned by Harbert. Mr. Brooke disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address is 1210 East Cary Street, Suite 400, Richmond, VA 23219.

(5)	Consists of (i) 157,276 shares of common stock, and (ii) 111,596 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole managing member of Harbinger/Aurora QP Venture Fund, L.L.C. (“Harbinger QP”) is Harbinger/Aurora Ventures, LLC (“Harbinger Ventures LLC”). Harbinger Ventures LLC, as the managing member of Harbinger QP, may be deemed to indirectly beneficially own the securities owned by Harbinger QP. The principal business address is c/o The Aurora Funds, 790 SE Cary Parkway, Suite 204, Cary, NC 27511.

(6)	Consists of (i) 108,830 shares of common stock, and (ii) 77,200 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole managing member of Harbinger/Aurora Venture Fund, L.L.C. (“Harbinger Venture Fund”) is Harbinger Ventures LLC. Harbinger Ventures LLC, as the managing member of Harbinger Venture Fund, may be deemed to indirectly beneficially own the securities owned by Harbinger Venture Fund. The principal business address is c/o The Aurora Funds, 790 SE Cary Parkway, Suite 204, Cary, NC 27511.

(7)	Consists of (i) 53,934 shares of common stock, and (ii) 27,137 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole general partner of AFF V is ISA V, which entity is managed by Mitch Mumma and Dennis Dougherty (the “Intersouth Member Managers”). Each of Dr. Kent and the Intersouth Member Managers disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of each of these entities and individuals is c/o Intersouth Partners, 406 Blackwell Street, Suite 200, Durham, NC 27701.

(8)	Consists of (i) 1,179,805 shares of common stock, and (ii) 593,741 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole general partner of ISP V is ISA V, which entity is managed by the Intersouth Member Managers. Dr. Richard Kent, a member of ISA V, among other entities, is a member of the Company’s Board of Directors. Each of Dr. Kent and the Intersouth Member Managers disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of each of these entities and individuals is c/o Intersouth Partners, 406 Blackwell Street, Suite 200, Durham, NC 27701.

(9)	Consists of (i) 1,233,738 shares of common stock, and (ii) 289,707 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole general partner of ISP VI is ISA VI, which entity is managed by the Intersouth Member Managers. Dr. Richard Kent, a member of ISA VI, among other entities, is a member of the Company’s Board of Directors. Each of Dr. Kent and the Intersouth Member Managers disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of each of these entities and individuals is c/o Intersouth Partners, 406 Blackwell Street, Suite 200, Durham, NC 27701.

(10)	Consists of (i) 1,233,740 shares of common stock, and (ii) 720,387 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole general partner of ISP VII is ISA VII, which entity is managed by the Intersouth Member Managers. Dr. Richard Kent, a member of ISA VII, among other entities, is a member of the Company’s Board of Directors. Each of Dr. Kent and the Intersouth Member Managers disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of each of these entities and individuals is c/o Intersouth Partners, 406 Blackwell Street, Suite 200, Durham, NC 27701.

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(11)	Consists of (i) 60,494 shares of common stock, and (ii) 28,975 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The managing director of New Markets Growth Fund, LLC (“New Markets”) is Mark Grovic. Mr. Grovic, as a managing director of New Markets, may be deemed to indirectly beneficially own the securities owned by New Markets. Mr. Grovic disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of New Markets and Mr. Grovic is 9516 Ocala Street, Silver Spring, MD 20901.

(12)	Consists of (i) 39,967 shares of common stock, and (ii) 25,422 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole managing member of Tall Oaks Capital Investments, LLC (“Tall Oaks”) is Tall Oaks Capital Partners, LLC (“Tall Oaks Partners”). Ms. Carr, Hiram Ewald and Colin Rolph are the managing directors of Tall Oaks Partners (the “Tall Oaks Directors”). Each of the Tall Oaks Directors, as managing directors of Tall Oaks Partners, and Tall Oaks Partners, as the managing member of Tall Oaks, may be deemed to indirectly beneficially own the securities owned by Tall Oaks. Each of the Tall Oaks Directors disclaims beneficial ownership of any such securities, except to the extent of his or her pecuniary interest therein. The principal business address of each is 315 Old Ivy Way, Suite 301, Charlottesville, VA 22903.

(13)	Consists of (i) 172,391 shares of common stock, and (ii) 309,757 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. Tullis-Dickerson Partners III, LLC (“Tullis GP”) is the sole general partner of Tullis-Dickerson Capital Focus III, L.P. (“Tullis”), and, as the general partner of Tullis, may be deemed to indirectly beneficially own the securities owned by Tullis. James Tullis is the manager of Tullis GP and may be deemed to indirectly beneficially own the securities owned by Tullis. Mr. Tullis disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of Tullis and Tullis GP is c/o Tullis-Dickerson Partners III, LLC, Two Greenwich Plaza, 4th Floor, Greenwich, CT 06830.

(14)	Represents shares of common stock issuable upon exercise of warrants beneficially owned by the holder.

(15)	Consists of (i) 429,404 shares of common stock, and (ii) 63,636 shares of common stock issuable upon exercise of warrants beneficially owned by the holder. The sole managing member of ALD Co-Investor, LLC (“ALD”) is Harbert Ventures LLC. Harbert Ventures LLC, as the managing member of Harbert, may be deemed to indirectly beneficially own the securities owned by Harbert. Mr. Brooke, as a managing partner of Harbert Ventures LLC, may be deemed to indirectly beneficially own the securities owned by ALD. Mr. Brooke disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The principal business address of each is 1210 East Cary Street, Suite 400, Richmond, VA 23219.

(16)	Represents shares of common stock issuable upon exercise of warrants beneficially owned by the holder and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(17)	Represents shares of common stock issuable upon exercise of warrants beneficially owned by the holder.

(18)	Consists of 301,377 shares of common stock and 85,345 shares of common stock issuable upon exercise of warrants held by the holder.

(19)	Consists of 679,076 shares of common stock and 38,786 shares of common stock issuable upon exercise of warrants held by the holder.

(20)	Consists of 512,297 shares of common stock and 38,786 shares of common stock issuable upon exercise of warrants held by the holder. Capital Growth Trust’s principal business address is 29 Otis Street, #108, Cambridge, MA 02141.

(21)	Employee of the Company. Consists of 253,094 shares of common stock and 256,893 shares of common stock issuable upon exercise of warrants and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(22)	Based on the Company’s records, Mr. DeJoria’s beneficial ownership of the Company’s securities consists of 6,983,378 shares of common stock and 725,323 shares of common stock issuable upon exercise of warrants held by Mr. DeJoria. Mailing address for Mr. DeJoria is 1888 Century Park East, Suite 1600, Century City, CA 90067.

(23)	Consists of 1,481,000 shares of common stock and 25,857 shares of common stock issuable upon exercise of warrants held by the holder.

(24)	Consists of 1,746,135 shares of common stock and 25,857 shares of common stock issuable upon exercise of warrants held by the holder.

(25)	Chief Financial Officer of the Company. Includes 402,643 shares Mr. Maslan may acquire upon the exercise of warrants and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(26)	Consists of 301,377 shares of common stock and 85,345 shares of common stock issuable upon exercise of warrants held by the holder.

(27)	Consists of 3,330,041 shares of common stock and 368,049 shares of common stock issuable upon exercise of warrants held by the holder.

(28)	Consists of 2,837,160 shares of common stock and 295,633 shares of common stock issuable upon exercise of warrants held by the holder.

(29)	Consists of 935,232 shares of common stock and 162,613 shares of common stock issuable upon exercise of warrants held by the holder.

(30)	Consists of 355,100 shares of common stock and 89,223 shares of common stock issuable upon exercise of warrants held by the holder.

(31)	Chief Executive Officer of the Company. Includes 930,223 shares Mr. Rosendale may acquire upon the exercise of warrants and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

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(32)	Based on the Company’s records, Mr. Sheedy’s beneficial ownership of the Company’s securities includes 6,113,217 shares of common stock and 1,372,499 shares of common stock issuable upon exercise of warrants held by Mr. Sheedy. Mailing address for Mr. Sheedy is 2907 Two Houston Center, Houston, Texas 77010.

(33)	Consists of 227,688 shares of common stock and 12,929 shares of common stock issuable upon exercise of warrants held by the holder.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Since January 26, 2011, the Company’s common stock has been quoted on the OTC Bulletin Board under the trading symbol ‘‘CMXI’’. Set forth below are the high and low sale prices for the common stock for each quarter in the two most recent fiscal years as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail markup, markdown, or commissions, and may not represent actual transactions.

Quarter ended	High	Low

December 31, 2012	$0.93	$0.57
September 30, 2012	$1.80	$0.83
June 30, 2012	$2.32	$1.26
March 31, 2012	$1.54	$1.01

December 31, 2011	$1.23	$0.46
September 30, 2011	$0.66	$0.28
June 30, 2011	$0.45	$0.28
March 31, 2011	$0.67	$0.33

On May 13, 2013, the closing price of the common stock was $0.52 per share.

Holders

There were approximately 494 holders of record of Common stock as of April 30, 2013.

Dividends

Cytomedix did not pay dividends to holders of common stock in 2012 or 2011. The Company is prohibited from declaring dividends on common stock if any dividends are due on shares of Series A, B, or D Convertible Preferred stock. In February 2012, the Series A and B Convertible Preferred Stock were redeemed and the Series D Convertible Preferred Stock was converted to common stock. As a result, our Preferred Stock has been retired. However, we do not anticipate paying cash dividends on common stock in the foreseeable future, but instead will retain any earnings for reinvestment in the business.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a ‘‘penny stock.’’ Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus. The discussion in this section regarding the Company’s business and operations include "forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “estimate”, or “continue”, or the negative thereof or other variations thereof or comparable terminology. You are cautioned that all forward looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the ""Risk Factors’’ section and elsewhere in this prospectus. The Company assumes no obligation to update any such forward-looking statements. The following should be read in conjunction with the audited financial statements and the notes thereto included elsewhere herein. Certain numbers in this section have been rounded for ease of analysis.

Corporate Overview

We commercialize innovative cell-based technologies that harness the regenerative capacity of the human body to trigger natural healing. The use of autologous (from self) biological therapies for tissue repair and regeneration is part of a transformative clinical strategy designed to improve long term recovery in complex chronic conditions with significant unmet medical needs. We currently have a growing commercial operation, and a robust clinical pipeline representing a logical extension of our commercial technologies in the evolving field of regenerative medicine.

Our current commercial offerings are centered on our point of care platform technologies for the safe and efficient separation of blood and bone marrow to produce platelet based therapies or cell concentrates. Today, we market and sell two distinct platelet rich plasma (PRP) technologies, the AutoloGel System for wound care and the Angel concentrated Platelet Rich Plasma (cPRP) Sytem in orthopedic and cardiovascular markets. Our sales are predominantly (approximately 85% in the United States, where we sell our products through a combination of direct sales representatives and independent sales agents. Commercial growth drivers in the U.S. include Medicare coverage for Autologel for the treatment of chronic wounds under a national coverage decision allowing coverage with evidence development (CED), and the patient driven private pay PRP business in orthopedics and aesthetics. In Europe, the Middle East, Canada, and Australia we have a network of experienced distributors covering key markets.

Our clinical pipeline includes the ALDHbr cell-based therapies (‘‘Bright Cells’’), acquired through the February 2012 acquisition of Aldagen, Inc., a privately held biopharmaceutical company and the expansion of the Angel System for use in other clinical indications. Cytomedix has a strong and growing patent portfolio intended to drive value by facilitating and protecting leading market positions for our commercial products, attracting strategic partners, and generating revenue via out-licensing agreements.

Although our revenues have increased, they still remain insufficient to cover our operating expenses. Operating expenses primarily consist of employee compensation, professional fees, consulting expenses, and other general business expenses such as insurance, travel expenses, and sales and marketing related items.

With the acquisition of Aldagen, Inc., our operating expenses will be further increased at least through 2013, after which, upon success with certain clinical efforts, we would expect to be in a position to partner the Aldagen Bright Cell technology for further development.

Critical Accounting Policies

In preparing our consolidated financial statements, we make estimates and assumptions that can have a significant impact on our consolidated financial position and results of operations. The application of our critical accounting policies requires an evaluation of a number of complex criteria and significant accounting judgments by us. In applying those policies, our management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions. We have identified the following policies as critical to our business operations and the understanding of our consolidated results of operations. For further information on our critical and other accounting policies, see Note 2 to our consolidated financial statements.

Stock-Based Compensation

Under the Company’s Long Term Incentive Plan (the ‘‘LTIP’’), it grants share-based awards, typically in the form of stock options and stock awards, to eligible employees, directors, and service providers to purchase shares of Common stock. The fair values of these awards are determined on the dates of grant or issuance and are recognized as expense over the requisite service periods.

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The Company estimates the fair value of stock options on the date of grant using the Black-Scholes-Merton option-pricing formula. The determination of fair value using this model requires the use of certain estimates and assumptions that affect the reported amount of compensation cost recognized in the Company’s Consolidated Statements of Operations. These include estimates of the expected term of the option, expected volatility of the Company’s stock price, expected dividends and the risk-free interest rate. These estimates and assumptions are highly subjective and may result in materially different amounts should circumstances change and the Company employ different assumptions in future periods.

For stock options issued during the year ended December 31, 2012 and 2011, the expected term was estimated by using peer company information as Cytomedix’s history is limited. Estimated volatility was derived using the Company’s historical stock price volatility. No cash dividends have ever been declared or paid on the Company’s common stock and currently none is anticipated. The risk-free interest rate is based upon U.S. Treasury securities with remaining terms similar to the expected term of the options.

The Company estimates the fair value of stock awards based on the closing market value of the Company’s stock on the date of grant. In certain select cases, the Company has issued stock purchase warrants, outside the LTIP, to service providers in exchange for the performance of consulting or other services. These warrants have generally been immediately vested and expense was recognized equal to the fair value of the warrant on the date of grant using the Black-Scholes option pricing model. The same assumptions (and related risks) as discussed above apply, with the exception of the expected term; for these warrants issued to service providers, the Company estimates that the warrant will be held for the full term.

Business Combinations

The Company accounts for business combinations using the acquisition method. Under this method the Company allocates the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition, including intangible assets that arise from contractual or other legal rights or are separable (i.e. capable of being sold, transferred, licensed, rented, or exchanged separately from the entity). Determination of fair value is based on certain estimates and assumptions regarding such things as forecasted future revenues and expenses, customer attrition, prevailing royalty rates, required rates of return, etc. The purchase price in excess of the fair value of the net assets and liabilities is recorded as goodwill.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Sales of products

The Company provides for the sale of its products, including disposable processing sets and supplies to customers. Revenue from sales products is recognized upon shipment of products to the customers. The Company does not maintain a reserve for returned products as in the past those returns have not been material.

Usage or leasing of blood separation equipment

Also, as a result of the acquisition of the Angel business in 2010, the Company acquired various multiple element revenue arrangements that combine the (i) usage or leasing of blood separation processing equipment, (ii) maintenance of processing equipment, and (iii) purchase of disposable processing sets and supplies. Under these arrangements, the total arrangement consideration is allocated to the various elements based on their relative estimated selling prices. The usage of the blood separation processing equipment is accounted for as an operating lease; since customer payments are contingent upon the customer ordering new products, rental income is recorded following the contingent rental method when rental income is earned and collectability is reasonably assured. The sale of disposable processing sets and supplies and maintenance are deemed a combined unit of accounting; since (a) any consideration for disposable processing sets and supplies and maintenance is contingent upon the customer ordering additional disposable processing sets and supplies and (b) both the disposable products and maintenance services are provided over the same term, the Company recognizes revenue for this combined unit of accounting following the contingent revenue method at the time disposable products are delivered based on prices contained in the agreement. Rental income is currently less than 10% of total revenue and the Company therefore does not make separate disclosure in the statement of operations.

Licenses and royalties

Percentage-based fees on licensee sales of covered products are generally recorded as products are sold by licensees and are reflected as ‘‘Royalties’’ in the Consolidated Statements of Operations.

Direct costs associated with product sales and royalty revenues are recorded at the time that revenue is recognized.

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Option Agreement with a global pharmaceutical company

In October 2011, the Company entered into an option agreement with a top 20 global pharmaceutical company granting the potential partner an exclusive option period through June 30, 2012 regarding U.S. supply and distribution of the AutoloGel System. In exchange for this period of exclusivity, we have received non-refundable fees totaling $4.5 million. The revenue for these non-refundable fees is recognized, on a straight-line basis, over the exclusive option period based on the relative selling price, with the remaining balance recognized at the expiration of the option period. In August 2012, the parties agreed to the early termination of the August 30, 2012 exclusivity period and ceased further negotiations concerning a distribution agreement; accordingly, all fees have been recognized.

Valuation of Goodwill

Goodwill represents the excess of the purchase price over the net tangible and intangible assets acquired in business combinations. The Company is required to perform a review for impairment of goodwill in accordance with FASB ASC 350, Intangibles — Goodwill and Other. Goodwill is considered to be impaired if it is determined that the carrying value of the Company exceeds its fair value. The Company conducts an impairment test of goodwill on an annual basis as of October 1 of each year. In addition to the annual review, an interim review is required if an event occurs or circumstances change that would more likely than not reduce the fair value of the Company below its carrying amount. Examples of such events or circumstances include:

•	a significant adverse change in legal factors or in the business climate;
•	a significant decline in Cytomedix’s stock price or the stock price of comparable companies;
•	a significant decline in the Company’s projected revenue or cash flows;
•	an adverse action or assessment by a regulator;
•	unanticipated competition;
•	a loss of key personnel;
•	a more-likely-than-not expectation that the Company will be sold or otherwise disposed of;
•	a substantial doubt about the Company’s ability to continue as a going concern.

Valuation of Intangibles

The Company capitalizes the costs of purchased patents, trademarks, customer, and technology related intangibles.

Indefinite lived intangible assets consist of in-process research and development (IPR&D) acquired in the acquisition of Aldagen. The acquired IPR&D consists of specific cell populations (that are related to a specific indication) and the use of the cell populations in treating particular medical conditions. The Company evaluates its indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis as of October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess.

Identifiable intangible assets with finite lives consist of trademarks, technology (including patents), and customer relationships acquired in business combinations. These intangibles are amortized using the straight-line method over their estimated useful lives. The Company reviews its finite-lived intangible assets for potential impairment when circumstances indicate that the carrying amount of assets may not be recoverable, and at least on an annual basis as of October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess.

Fair Value of Financial Instruments

The balance sheets include various financial instruments that are carried at fair value. Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value. These tiers include:

•              Level 1, defined as observable inputs such as quoted prices in active markets for identical assets;

•              Level 2, defined as observable inputs other than Level I prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•              Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. At each reporting period, we perform a detailed analysis of our assets and liabilities that are measured at fair value. All assets and liabilities for which the fair value measurement is based on significant unobservable inputs or instruments which trade infrequently and therefore have little or no price transparency are classified as Level 3.

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The Company accounts for derivative instruments under ASC 815, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted. ASC 815 requires that we recognize all derivatives on the balance sheet at fair value. Certain warrants issued in 2009 and prior years meet the definition of derivative liabilities. In October 2010, we executed an equity-linked transaction in which detachable stock purchase warrants were sold; the warrants are accounted for as a derivative liability. In July and November 2011, we issued convertible notes that contained embedded conversion options; the embedded conversion options are accounted for as a derivative liability. We determine the fair value of these derivative liabilities using the Black-Scholes option pricing model. This model determines fair value by requiring the use of estimates that include the contractual term, expected volatility of the Company’s stock price, expected dividends and the risk-free interest rate. Changes in fair value are classified in ‘‘other income (expense)’’ in the consolidated statement of operations.

Recent Accounting Pronouncements

ASU No. 2011-08, ‘‘Intangibles — Goodwill and Other (Topic 350) — Testing Goodwill for Impairment.’’ The amendments in this update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. ASU 2011-08 became effective for the Company on January 1, 2012 and did not have a significant impact on the Company’s financial statements.

ASU No. 2012-02, ‘‘Intangibles — Goodwill and Other (Topic 350) — Testing Indefinite-Lived Intangible Assets for Impairment.’’ The objective of the amendments in this Update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30,

Intangibles — Goodwill and Other — General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments in this Update apply to all entities, both public and nonpublic, that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The Company is currently evaluating the impact, if any, that the adoption of this amendment will have on its financial statements.

Comparison of Operating Results for the Three-Month Periods Ended March 31, 2013 and 2012

Certain numbers in this section have been rounded for ease of analysis.

Product sales continued along a steady growth trend, with total product sales of nearly $2.3 million in the first quarter of 2013.

Our revenues will be insufficient to cover our operating expenses in the near term. Operating expenses primarily consist of employee compensation, professional fees, consulting expenses, clinical trial costs, and other general business expenses such as insurance, travel related expenses, and sales and marketing related items. Operating expenses have risen to support the continuing growth of product sales, our substantial efforts with regard to Medicare reimbursement for AutoloGel, and the more recent ALD-401 phase II clinical trial involving patients with ischemic stroke. We therefore expect losses to continue for the foreseeable future.

Revenues

Revenues decreased $699,000 (23%) to $2,317,000 comparing the three months ended March 31, 2013 to the same period last year. The decrease was mostly due to license fee revenue of $1,330,000 recognized in 2012 with respect to an option agreement with a top 20 global pharmaceutical company. In August 2012, the parties agreed to the termination of the option agreement and, accordingly, all revenue associated with the license fees had been recognized. Increased product sales of approximately $567,000 partly offset the decrease in license fee revenue. Increased sales were primarily due to an increase in Angel sales of $600,000 or 40%.

Gross Profit

Gross profit decreased $1,123,000 (52%) to $1,045,000 comparing the three months ended March 31, 2013 to the same period last year. The decrease was primarily due to approximately $1.3 million in licensing revenue associated with the option agreement with the top 20 global pharmaceutical company offset by increased profit on product sales. Overall gross margin decreased to 45% from 72% while gross margin on product sales fell to 44% from 50% comparing the three months ended March 31, 2013 to the same period last year. The license fee recorded in the first quarter of 2012 had no associated cost of revenue and was the primary reason for the decline in overall gross margin. Sales on lower margin products, specifically, Angel machines sold to international distributors, made up a more significant portion of the product mix. This, along with the medical device excise tax which took effect in 2013, resulted in a decrease in gross margin on product sales.

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Operating Expenses

Operating expenses increased $1,160,000 (24%) to $6,048,000 comparing the three months ended March 31, 2013 to the same period last year. A discussion of the various components of operating expenses follows below.

Salaries and Wages

Salaries and wages decreased $64,000 (3%) to $1,998,000 comparing the three months ended March 31, 2013 to the same period last year. The decrease was primarily due to decreased stock-based compensation expense of approximately $808,000 recognized in 2012 as a result of the Aldagen acquisition offset by increased salaries as a result of additional employees.

Consulting Expenses

Consulting expenses decreased $296,000 (36%) to $534,000 comparing the three months ended March 31, 2013 to the same period last year. The decrease was primarily due to consulting expenses related to the Aldagen acquisition in the first quarter of 2012.

Professional Fees

Professional fees decreased $338,000 (73%) to $125,000 comparing the three months ended March 31, 2013 to the same period last year. The decrease was primarily due to legal and accounting costs related to the Aldagen acquisition.

Research, Development, Trials and Studies

Research, development, trials and studies expenses increased $544,000 (152%) to $902,000 comparing the three months ended March 31, 2013 to the same period last year. The increase was primarily due to research and development costs related to the ALD-401 Phase II clinical trials.

General and Administrative Expenses

General and administrative expenses increased $1,313,000 (112%) to $2,489,000 comparing the three months ended March 31, 2013 to the same period last year. The increase was primarily due to $1,006,000 recognized due to the effect of the amendment to the contingent consideration associated with the Aldagen acquisition. In addition, there were higher travel expenses, personnel placement fees, and rent.

Other Income and Expense

Other expense, net decreased $1,669,000 (83%) to $330,000 comparing the three months ended March 31, 2013 to the same period last year. The decrease was primarily due to approximately $1,500,000 in non-cash inducement expense incurred in 2012 associated with common stock issued to compensate Series D preferred stockholders for forgone preferred dividend payments due to the early conversion of preferred stock incentive warrants issued in exchange for the early exercise of existing warrants. Additionally, there was an approximate $413,000 positive non-cash change in the fair value of derivative liabilities that contributed to the decrease. These amounts were partly offset by an increase in interest expense due to issuance fees related to various financing activities in the first quarter of 2013.

Liquidity and Capital Resources

Since inception we have incurred, and continue to incur significant losses from operations. Although our acquisition of Aldagen was an all equity transaction, the on-going Phase II study and general corporate activities related to the further development of the ALDHbr (Bright Cell) technology will increase our operational expenditures over the next year. Historically, we have financed our operations through a combination of the sale of debt, equity and equity-linked securities, licensing, royalty, and product revenues. The Company’s commercial products are currently generating approximately $9 million in revenue per year on a run-rate basis. The Company needs to sustain and grow these sales to meet its business objectives and satisfy its cash requirements.

At March 31, 2013, we had approximately $7.2 million cash. In February 2013, we entered into several financing transactions, as more fully described below.

As such, we believe we will have sufficient cash to sustain the Company at least through 2013. However, we will require additional capital to finance the further development of our business operations, in particular the completion of the Phase II RECOVER Stroke trial, beyond that point.

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On February 18, 2013, the Company entered into a purchase agreement, together with a registration rights agreement, with Lincoln Park Capital, LLC (“LPC”). Under this agreement, the Company has the right to sell to and LPC is obligated to purchase up to $15 million in shares of the Company’s common stock, subject to certain limitations, from time to time, over the 30-month period commencing on the date that a registration statement is declared effective by the SEC and a final prospectus in connection therewith is filed (expected to occur in the second quarter of 2013). Given the parameters within which the Company may draw down from LPC, there is no assurance that the amounts available from LPC will be sufficient to fund our future operational cash flow needs.

On February 19, 2013, the Company entered into securities purchase agreements with certain institutional accredited investors in addition to a Credit and Security Agreement with Midcap Financial LLC. In the first quarter of 2013, the Company raised gross proceeds of $5,000,000, before placement agent’s fees and other offering expenses, in a registered offering. The offering was made pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-183704, the base prospectus originally filed with the SEC on August 31, 2012, as subsequently amended and as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on February 20, 2013). Proceeds from the transaction will be used for general corporate and working capital purposes.

The Midcap Credit and Security Agreement provides for aggregate term loan commitments of $7.5 million. The Company received the first tranche of $4.5 million on February 27, 2013. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of the following conditions: (i) if the Company achieves certain performance milestones for 2013 and (ii) raises an amount of not less than $5.0 million in the aggregate from (a) equity investors, and/or (b) partnership proceeds on or before July 31, 2013. The term loan will mature on August 19, 2016, and will be repaid on a straight-line amortization basis, with the first twelve months being an interest-only period and commencing on the thirteenth month the principal on both the first tranche and, if applicable, on the second tranche, will be amortized in equal monthly amounts through the maturity date.

We continue to have exploratory conversations with large companies regarding their interest in our various products and technologies. We will seek to leverage these relationships if and when they materialize to secure further non-dilutive sources of funding. There is no assurance that we will be able to secure such relationships or, even if we do, the terms will be overwhelmingly favorable to us.

If significant amounts of capital infusion are not available to the Company from future strategic partnerships or under the Lincoln Park agreement, additional funding will be required for the Company to pursue all elements of its strategic plan. Specific programs that may require additional funding include, without limitation, continued investment in the sales, marketing, distribution, and customer service areas, further expansion into the international markets, completion of the ongoing Phase 2 RECOVER Stroke trial, significant new product development or modifications, and pursuit of other opportunities. We would likely raise such additional capital through the issuance of our equity or equity-linked securities, which may result in significant additional dilution to our investors. The Company’s ability to raise additional capital is dependent on, among other things, the state of the financial markets at the time of any proposed offering. To secure funding through strategic partnerships, it may be necessary to partner one or more of our technologies at an earlier stage of development, which could cause the Company to share a greater portion of the potential future economic value of those programs with its partners. There is no assurance that additional funding, through any of the aforementioned means, will be available on acceptable terms, or at all. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations could be materially negatively impacted.

Net cash provided by (used in) operating, investing, and financing activities for the three months ended March 31, 2013 and 2012 were as follows:

	March 31,	March 31,
	2013	2012
	(in millions)
Cash flows used in operating activities	$(4.2)	$(0.5)
Cash flows used in investing activities	$—	$(0.1)
Cash flows from financing activities	$8.8	$6.9

Operating Activities

Cash used in operating activities in 2013 of $4.2 million primarily reflects our net loss of $5.4 million adjusted by $1.0 million increase due to the non-cash effect of the amendment to the contingent consideration, a $0.3 million increase for depreciation and amortization, a $0.3 million increase due to the non-cash effect of the issuance of warrants for the term loan modification, and a $0.5 million decrease for changes in assets and liabilities. The $0.5 million decrease due to changes in assets and liabilities, in part reflects a net $0.5 million decrease due to a prepayment of royalties for the release of security interest in patents.

Cash used in operating activities in 2012 of $0.5 million primarily reflects our net loss of $4.7 million adjusted by $1.5 million increase for non-cash inducement expense associated with warrant exercise agreements, a $1.2 million increase for stock-based compensation, a $0.9 million increase for changes in assets and liabilities, a $0.2 million increase for depreciation and amortization, a $0.2 million increase for change in derivative liabilities, and a $0.2 million increase for non-cash interest expense. The $0.9 million increase due to changes in assets and liabilities, in part reflects a net $1.2 million increase in deferred revenue due to receipt of a $2.5 million non-refundable option fee received from a potential global pharmaceutical partner.

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Investing Activities

Cash used in investing activities in 2013 and 2012 primarily reflects the net activity of purchases and sales of Angel and AutoloGel centrifuge equipment.

Financing Activities

In 2013, we raised $5.0 million, before placement agent fees and offering expenses, through the issuance of common stock and received $4.5 million from a term loan. This was offset by $0.3 million in debt issuance costs and a $0.3 million cash repayment of our convertible debt.

In 2012, we raised $6.0 million through the issuance of common stock ($5.0 million of which was sold to existing Aldagen investors, concurrent with the acquisition of Aldagen), and received $1.1 million from warrant exercises. This was offset by a $0.2 million cash payment for the redemption of Series A and B Convertible Preferred Stock and the satisfaction of accrued but unpaid dividends thereon.

Off Balance Sheet Arrangements

As of March 31, 2013 we had no off-balance sheet arrangements.

Contractual Obligations

The following are our contractual obligations at March 31, 2013:

Contractual obligations at December 31, 2012	Total	2013	2014	2015	2016	2017	Thereafter
	(in thousands)
Long-Term debt (1)	$8,639	$571	$2,194	$2,298	$3,576	$-	$-
Operating leases	331	155	48	48	48	32	-
Purchase obligations	646	343	303	-	-	-	-

	$9,616	$1,069	$2,545	$2,346	$3,624	$32	$-

(1)	Includes interest expense.

In addition to the obligations above, at March 31, 2013, we have approximately $676,000 of convertible debt. We are not certain as to when the amount will be settled.

Critical Accounting Policies

In preparing our condensed consolidated financial statements, we make estimates and assumptions that can have a significant impact on our financial position and results of operations. The application of our critical accounting policies requires an evaluation of a number of complex criteria and significant accounting judgments by us. In applying those policies, our management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions. We have identified the following policies as critical to our business operations and the understanding of our results of operations. For further information on our critical and other significant accounting policies, see our Annual Report on Form 10-K for the year ended December 31, 2012.

Basic and Diluted Loss Per Share

We compute basic and diluted net loss per common share using the weighted-average number of shares of common stock outstanding during the period. During periods of net losses, shares associated with outstanding stock options, stock warrants, convertible preferred stock, and convertible debt are not included because the inclusion would be anti-dilutive (i.e., would reduce the net loss per share). The total numbers of such shares excluded from the calculation of diluted net loss per common share were 27,345,975 for the three months ended March 31, 2013, and 22,739,002 for the three months ended March 31, 2012.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the net tangible and intangible assets acquired in business combinations. The Company conducts an impairment test of goodwill on an annual basis as of October 1 of each year. The Company will also conduct tests if events occur or circumstances change that would, more likely than not, reduce the fair value of the Company below its carrying value.

Indefinite lived intangible assets consist of in-process research and development (IPR&D) acquired in the acquisition of Aldagen. The acquired IPR&D consists of specific cell populations (that are related to a specific indication) and the use of the cell populations in treating particular medical conditions. The Company evaluates its indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis on October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess.

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Identifiable intangible assets with finite lives consist of trademarks, technology (including patents), and customer relationships acquired in business combinations. These intangibles are amortized using the straight-line method over their estimated useful lives. The Company reviews its finite-lived intangible assets for potential impairment when circumstances indicate that the carrying amount of assets may not be recoverable.

Fair Value of Financial Instruments

The balance sheets include various financial instruments that are carried at fair value. Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value. These tiers include:

•              Level 1, defined as observable inputs such as quoted prices in active markets for identical assets;

•              Level 2, defined as observable inputs other than Level I prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•              Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. At each reporting period, we perform a detailed analysis of our assets and liabilities that are measured at fair value. All assets and liabilities for which the fair value measurement is based on significant unobservable inputs or instruments which trade infrequently and therefore have little or no price transparency are classified as Level 3.

The Company accounts for derivative instruments under ASC 815, Accounting for Derivative Instruments and Hedging Activities , as amended and interpreted. ASC 815 requires that we recognize all derivatives on the balance sheet at fair value. Certain warrants issued in 2009 and prior years meet the definition of derivative liabilities. In October 2010, we executed an equity-linked transaction in which detachable stock purchase warrants were sold; the warrants are accounted for as a derivative liability. In July and November 2011, we issued convertible notes that contained embedded conversion options; the embedded conversion options are accounted for as a derivative liability. We determine the fair value of these derivative liabilities using the Black-Scholes option pricing model. This model determines fair value by requiring the use of estimates that include the contractual term, expected volatility of the Company’s stock price, expected dividends and the risk-free interest rate. Changes in fair value are classified in “other income (expense)” in the consolidated statement of operations.

Recent Accounting Pronouncements

The Company believes the adoption of Accounting Standards Updates issued but not yet adopted will not have a material impact to our results of operations or financial position.

Comparison of Years Ended December 31, 2012 and 2011 (rounded to nearest thousand)

Revenues

Revenues increased $3,317,000 (46%) to $10,564,000, comparing the year ended December 31, 2012, to the previous year. The increase was mostly due to higher product sales of $1,339,000, with $743,000 of the increase due to non-US product sales, and higher license fee revenue of $1,809,000. The increased product sales were primarily due to an increase in Angel sales of $1,117,000 or 20%. AutoloGel sales increased 44% to $554,000. License fee revenue was a result of exclusivity fee payments recognized with respect to an option agreement with a top 20 global pharmaceutical company.

Gross Profit

Gross profit increased $2,129,000 (47%) to $6,650,000, comparing the year ended December 31, 2012, to the previous year. The increase was primarily due to higher license fee revenue of $1,809,000 associated with the exclusivity fee payments discussed above, as well as increased profit on product sales.

Gross margin increased to 63% from 62% comparing the year ended December 31, 2012, to the previous year. The increase was primarily due to the increase in license fee revenue recognized, which had no associated cost of revenue. Gross margin on product sales decreased to 46% from 54% comparing December 31, 2012, to the previous year. The decrease was primarily due to sales on lower margin products, specifically Angel machines and disposables sold to non-US distributors, which made up a more significant portion of the product mix.

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Operating Expenses

Operating expenses increased $11,510,000 (143%) to $19,544,000, comparing the year ended December 31, 2012, to the previous year. A discussion of the various components of Operating expenses follows below.

Salaries and Wages

Salaries and wages increased $4,255,000 (149%) to $7,107,000, comparing the year ended December 31, 2012, to the previous year. The increases were primarily due to increased stock-based compensation expense and additional employees as a result of the Aldagen acquisition, in addition to increased bonus expense.

Consulting Expenses

Consulting expenses increased $927,000 (69%) to $2,276,000, comparing the year ended December 31, 2012, to the previous year. The increase was primarily due to consulting expenses related to the Aldagen acquisition and expense associated with the development of our European distribution channel activities.

Professional Fees

Professional fees increased $403,000 (51%) to $1,190,000, comparing the year ended December 31, 2012, to the previous year. The increase was primarily due to legal costs related to the Aldagen acquisition and costs related to the option agreement with a top 20 pharmaceutical company which was terminated in August 2012, in addition to increased costs related to patents and regulatory filings.

Research, Development, Trials and Studies

Trials and studies expenses increased $3,288,000 (3,350%) to $3,386,000, comparing the year ended December 31, 2012, to the previous year. The increases were primarily due to research and development costs related to the ALD-401 Phase 2 clinical trial.

General and Administrative Expenses

General and administrative expenses increased $2,636,000 (89%) to $5,585,000, comparing the year ended December 31, 2012, to the previous year. The increase was primarily due to higher stock based compensation due to additional members of the board of directors, rent, employee benefits, franchise tax, and amortization expense as a result of the acquisition of Aldagen. Additionally, travel, marketing, and European services increased as we made further investments in our sales and marketing and distribution efforts.

Other Income (Expense)

Other expense, net totaled $6,885,000 compared to other income, net of $22,000 for the year ended December 31, 2012 and 2011, respectively. The change was primarily due to $4,335,000 related to the increase in the fair value of the contingent consideration related to the Aldagen acquisition, mainly due to the change in our stock price, approximately $1,513,000 in non-cash inducement expense, and $471,000 in settlement expense in 2012 compared to a $577,000 gain on debt restructuring in 2011.

The settlement expense realized was a result of a contingency resolved, in the second quarter of 2012, that resulted in common stock issuable to our pre-bankruptcy Series A Preferred stock holders as outlined in the Company’s plan of reorganization in 2002 (see Note 21 to the Consolidated Financial Statements). The non-cash inducement expense is associated with common stock issued to compensate Series D preferred stockholders for forgone preferred dividend payments due to the early conversion of preferred stock and incentive warrants issued in exchange for the early exercise of existing warrants. These are compared to a gain of approximately $577,000 recognized in 2011 related to the Company’s renegotiation of the note payable due to Sorin.

Liquidity and Capital Resources

Since inception, we have incurred and continue to incur significant losses from operations. Although our recent acquisition of Aldagen was an all equity transaction, the on-going Phase 2 study and general corporate activities at Aldagen will increase our operational expenditures at least through the end of 2013. Historically, we have financed our operations through a combination of the sale of debt, equity and equity-linked securities, and licensing, royalty, and product revenues. The Company’s commercial products are currently generating approximately $8 million in revenue per year on a run-rate basis. The Company needs to sustain and grow these sales to meet its business objectives and satisfy its cash requirements.

At December 31, 2012, we had approximately $2.6 million cash on hand including approximately $1.5 million dedicated for use in the ALD-401 clinical trial and related matters. In February 2013, we entered into several financing transactions, as more fully described below. Based on our beginning cash balances and the funds available as a result of the February 2013 financings, we believe we will have sufficient cash to sustain the Company at least through 2013.

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On February 18, 2013, the Company entered into a purchase agreement, together with a registration rights agreement, with Lincoln Park Capital, LLC (‘‘LPC’’). Under this agreement, the Company has the right to sell to and LPC is obligated to purchase up to $15 million in shares of the Company’s common stock, subject to certain limitations, from time to time, over the 30-month period commencing on the date that a registration statement is declared effective by the SEC and a final prospectus in connection therewith is filed (expected to occur in the second quarter of 2013). Given the parameters within which the Company may draw down from LPC, there is no assurance that the amounts available from LPC will be sufficient to fund our future operational cash flow needs.

On February 19, 2013, the Company entered into securities purchase agreements with certain institutional accredited investors in addition to a Credit and Security Agreement with Midcap Financial LLC.

Through the sales of its equity securities as set forth in the securities purchase agreements, the Company raised gross proceeds of $5,000,000, before placement agent’s fees and other offering expenses, in a registered offering. The Company issued to the investors units of the Company’s securities consisting, in the aggregate, of 9,090,910 shares of the Company’s common stock and five-year warrants to purchase 6,363,637 shares of common stock. The purchase price paid by investors was $0.55 for each unit. Each warrant is immediately exercisable at $0.75 per share and is subject to transfer restrictions, including among others, compliance with state securities laws. The closing of the offering occurred February 22, 2013. Proceeds from the transaction will be used for general corporate and working capital purposes.

The Midcap Credit and Security Agreement provides for aggregate term loan commitments of $7.5 million. The Company received the first tranche of $4.5 million at closing. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of the following conditions: (i) if the Company achieves certain performance milestones for 2013 and (ii) raises an amount of not less than $5.0 million in the aggregate from (a) equity investors, and/or (b) partnership proceeds on or before July 31, 2013. The term loan will mature on August 19, 2016, and will be repaid on a straight-line amortization basis, with the first twelve months being an interest-only period and commencing on the thirteenth month the principal on both the first tranche and, if applicable, on the second tranche, will be amortized in equal monthly amounts through the maturity date.

We continue to have exploratory conversations with large companies regarding their interest in our various products and technologies. We will seek to leverage these relationships and this interest to secure further non-dilutive sources of funding.

If significant amounts are not available to the Company from future strategic partnerships or under the LPC agreement, additional funding will be required for the Company to pursue all elements of its strategic plan. Specific programs that may require additional funding include, without limitation, continued investment in the sales, marketing, distribution, and customer service areas, further expansion into the international markets, completion of the ongoing Phase 2 RECOVER Stroke trial, significant new product development or modifications, and pursuit of other opportunities. We would likely raise such additional capital through the issuance of our equity or equity-linked securities, which may result in significant additional dilution to our investors. The Company’s ability to raise additional capital is dependent on, among other things, the state of the financial markets at the time of any proposed offering. To secure funding through strategic partnerships, it may be necessary to partner one or more of our technologies at an earlier stage of development, which could cause the Company to share a greater portion of the potential future economic value of those programs with its partners. There is no assurance that additional funding, through any of the aforementioned means, will be available on acceptable terms, or at all. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations could be materially negatively impacted.

Net cash provided by (used in) operating, investing, and financing activities for the year ended December 31, 2012 and 2011 were as follows:

	December 31, 2011	December 31, 2012
	(in millions)

Cash flows used in operating activities	$(11.4)	$(4.2)
Cash flows used in investing activities	$(1.6)	$-
Cash flows provided by financing activities	$13.4	$5.8

Operating Activities

Cash used in operating activities in 2012 of $11.4 million primarily reflects our net loss of $20.0 million adjusted by a (i) $4.3 million increase for change in the fair value of contingent consideration relating to the Aldagen acquisition, (ii) $2.0 million increase for stock-based compensation, (iii) $1.5 million increase for non-cash inducement expense associated with warrant exercise agreements, (iv) $1.5 million decrease for changes in assets and liabilities, (v) $1.2 million increase for depreciation and amortization primarily as a result of the Aldagen acquisition, (vi) $0.6 million increase for amortization of deferred costs relating to debt issuances, (vii) $0.5 million increase for settlement of contingency expense, and (viii) $0.5 million decrease for change in derivative liabilities. The $1.5 million decrease due to changes in assets and liabilities, in part reflects a net $0.7 million decrease in deferred revenue for revenue recognized relating to the non-refundable exclusivity fees received from a potential global pharmaceutical partner.

Cash used in operating activities in 2011 primarily reflects our net loss of $3.5 million adjusted for a (i) net $1.3 million decrease for changes in assets and liabilities, (ii) $0.6 million increase for depreciation and amortization, (iii) $0.6 million decrease for gain on debt restructuring relating to the Company’s renegotiation of the note payable to Sorin, (iv) $0.5 decrease for change in derivative liabilities, (v) $0.5 million increase for amortization of deferred costs relating to debt issuances, and (vi) $0.3 million increase for stock-based compensation.

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Investing Activities

Cash used in investing activities in 2012 primarily reflects the net activity of purchases and sales of Angel and AutoloGel centrifuge devices. In order to maintain and expand the sales of our products, we will need to continue to purchase Angel and AutoGel centrifuge devices.

Financing Activities

In 2012, we raised $9.5 million through the issuance of common stock ($5.0 million of which was sold to existing Aldagen investors, concurrent with the acquisition of Aldagen and $4.5 million of which was sold to LPC), and received $4.1 million from warrant exercises. This was offset by a $0.2 million cash payment for the redemption of Series A and B Convertible Preferred Stock and the satisfaction of accrued but unpaid dividends thereon.

In 2011, we raised $3.8 million through the sale of common stock ($3.4 million of which was sold to LPC), $2.1 million through the issuance of traditional debt, and $2.4 million through the issuance of convertible debt. These amounts were partly offset by a $2.6 million repayment of the note payable to Sorin.

Inflation

The Company believes that the rates of inflation in recent years have not had a significant impact on its operations.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Comparison of Years Ended December 31, 2011 and 2010 (rounded to nearest thousand)

Revenues

Revenues rose $3,336,000 (85%) to $7,247,000, comparing the year ended December 31, 2011, to the previous year. The increase was mostly due to higher product sales of $2,114,000 and license fee revenue of $1,345,000. The increased product sales were primarily due to an increase in Angel® sales of $2,097,000 or 61%. AutoloGelTM sales increased 5% to $384,000. License fee revenue was a result of fees recognized with respect to an option agreement with a top 20 global pharmaceutical company. Royalty revenues in 2010 reflect final close-out adjustments related to the expiration of license agreements in late 2009. We expect continued growth in product sales in 2012.

Gross Profit

Gross profit rose $2,222,000 (97%) to $4,520,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily due to approximately $1.3 million in licensing revenue associated with the option agreement with the top 20 global pharmaceutical company, as well as increased margins on product sales. Gross margin rose to 62% from 59% while gross margin on product sales rose to 54% from 52% comparing the 2011 and 2010 periods. The license fee recorded in the fourth quarter of 2011 had no associated cost of revenue. A 10% commission was charged to cost of sales for logistics support provided by Sorin during the months of April through July 2010 for US Angel® sales and April through December 2010 for non-US Angel® sales. In the second quarter of 2010, finished goods inventory acquired from Sorin and valued at fair value in accordance with purchase accounting rules was expensed as these products were sold in the ordinary course of business. Cost of royalties in 2010 reflects a credit for final adjustments relating to the close-out of the licensing agreements described above. The Company expects product margins to be approximately 55% in the upcoming quarters.

Operating Expenses

Operating expenses rose $334,000 (4%) to $8,035,000, comparing the year ended December 31, 2011, to the previous year. A discussion of the various components of Operating expenses follows below.

Salaries and Wages

Salaries and wages rose $102,000 (4%) to $2,852,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily a result of higher salaries ($167,000) due to additional employees and higher commissions ($90,000) associated with increased product sales, partially offset by lower stock-based compensation ($123,000) and bonuses ($42,000).

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Consulting Expenses

Consulting expenses rose $555,000 (70%) to $1,348,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily due to increased spending associated with regulatory compliance, clinical consulting, and European distribution channel.

Professional Fees

Professional fees fell $320,000 (29%) to $786,000, comparing the year ended December 31, 2011, to the previous year. The decrease was primarily due to unusually high legal and accounting costs in 2010 associated with the Company’s April 2010 acquisition of the Angel® Business along with lower accounting audit fees in 2011.

Research, Development, Trials and Studies

Trials and studies expenses fell $317,000 (76%) to $98,000, comparing the year ended December 31, 2011, to the previous year. The decrease was due to lower spending on developing the enhanced AutoloGelTM device, the AutoloGelTM package redesign, and our TAPS program (post-market surveillance study) for the AutoloGelTM System.

General and Administrative Expenses

General and administrative expenses rose $314,000 (12%) to $2,949,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily the result of higher selling costs (including commissions, and domestic and international marketing costs) of approximately $290,000.

Other Income (Expense)

Other income (expense) improved to $22,000 income in 2011 compared to $1,400,000 net expense in 2010. The improvement was primarily a result of changes in the fair value of derivative liabilities associated with the convertible notes issued to JMJ Financial Group Inc (“JMJ”) and a gain from the Company’s restructuring of the Sorin note payable in April 2011, partially offset by an increase in interest expense mainly due to the amortization of the convertible debt discount associated with the convertible notes issued to JMJ.

Contractual Obligations and Commitments

We have various contractual obligations. Our material capital commitments consist of term loan related debt obligations and commitments under facilities and operating leases. The following table summarizes our existing contractual obligations and contractual commitments as of December 31, 2012:

	Payments due by December 31,
Contractual obligations at December 31, 2012	Total	2013	2014	2015	2016	2017	Thereafter
	(in thousands)
Long-Term debt (1)	$8,747	$679	$2,194	$2,298	$3,576	$-	$-
Operating leases	412	236	48	48	48	32	-
Purchase obligations	696	393	303	-	-	-	-

	$9,855	$1,308	$2,545	$2,346	$3,624	$32	$-

(1)	Includes interest expense.

In addition to the obligations in the table above, approximately $463 thousand of convertible debt, net of unamortized discount, have been recorded as liabilities in accordance with US GAAP and we are uncertain as to when such amounts will be settled.

Selected Financial Data

The following selected financial data should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and consolidated financial statements and notes thereto contained in Financial Statements and Supplementary Data of this filing.

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	Year ended December 31,
	2008	2009	2010	2011	2012
Statement of Operations Data (1):
Product Sales	$100,983	$226,212	$3,787,935	$5,902,120	$7,241,392
License Fees	—	—	—	1,345,279	3,154,722
Royalties	1,989,754	1,839,972	123,098	—	168,106
Total Revenues	2,090,737	2,066,184	3,911,033	7,247,399	10,564,220
Cost of sales	16,764	58,690	1,799,352	2,727,156	3,898,162
Cost of royalties	584,256	400,115	(186,402)	—	16,380
Total cost of revenues	601,020	458,805	1,612,950	2,727,156	3,914,542
Gross profit	1,489,717	1,607,379	2,298,083	4,520,243	6,649,678
Operating expenses
Salaries and wages	2,617,646	2,183,082	2,750,014	2,852,327	7,106,906
Consulting expenses	312,822	235,929	793,591	1,348,499	2,275,905
Professional fees	834,834	709,479	1,106,626	786,424	1,189,734
Research, development, trials and studies	145,713	227,490	415,633	98,148	3,386,439
General and administrative expenses	1,929,551	1,700,863	2,635,145	2,949,164	5,585,419
Impairment of goodwill and patents (2)	3,543,205	—	—	—	—
Total operating expenses	9,383,771	5,056,843	7,701,009	8,034,562	19,544,403
Loss from operations	(7,894,054)	(3,449,464)	(5,402,926)	(3,514,319)	(12,894,725)

Other income (expense)
Interest, net	156,609	9,764	(798,671)	(1,048,474)	(1,041,533)
Change in fair value of derivative liabilities	—	190,888	(572,313)	470,466	492,311
Change in fair value of contingent consideration (3)	—	—	—	—	(4,334,932)
Gain on debt restructuring (4)	—	—	—	576,677	—
Inducement expense (5)	—	—	—	—	(1,513,371)
Settlement of contingency (6)	—	—	—	—	(471,250)
Other	5,350	(10,405)	(28,841)	23,135	(16,558)
Patent litigation settlements, net	71,346	—	—	—	—
Total other income (expenses)	233,305	190,247	(1,399,825)	21,804	(6,885,333)
Loss before provision for income taxes	(7,660,749)	(3,259,217)	(6,802,751)	(3,492,515)	(19,780,058)
Income tax provision	—	—	14,000	18,000	18,000
Net loss	(7,660,749)	(3,259,217)	(6,816,751)	(3,510,515)	(19,798,058)
Preferred dividends:
Series A preferred stock	7,773	7,738	8,379	9,064	—
Series B preferred stock	7,174	7,213	5,698	6,168	—
Series D preferred stock	—	—	260,991	331,004	13,562
Amortization of beneficial conversion feature on Series D preferred stock (7)	—	—	1,948,155	—	—
Net income to common stockholders	$(7,675,696)	$(3,274,168)	$(9,039,974)	$(3,856,751)	$(19,811,620)
Loss per common share —
Basic and diluted	(0.24)	(0.09)	(0.23)	(0.08)	(0.24)
Weighted average shares outstanding —
Basic and diluted	32,515,784	35,116,049	38,668,698	50,665,986	81,859,343
Balance Sheet Data:
Cash	$4,027,026	$2,107,499	$638,868	$2,246,050	$2,615,805
Total assets	4,798,492	2,645,083	8,900,364	10,078,492	44,331,441
Note payable	—	—	3,502,155	2,100,000	2,100,000
Total stockholders' equity (deficit)	$3,145,339	$976,051	$(79,252)	$3,281,583	$38,003,911
Statement of Cash Flow Data:
Cash inflows (outflows) from:
Operating activities	(2,473,021)	(3,234,098)	(3,535,367)	(4,239,489)	(11,392,819)
Investing activities	(81,713)	(82,196)	(2,719,993)	22,821	(1,591,710)
Financing activities	1,445,314	1,396,767	4,786,729	5,823,850	13,354,284 3

(1)          We acquired the Angel product line on April 9, 2010 and Aldagen, Inc. on February 8, 2012.

(2)          In the fourth quarter of 2008, as a result of the Company's negative cash flows and substantial doubt of the Company's ability to continue as a going concern, we recognized a non-cash impairment charge of $3.5 million related to our intellectual property, in accordance with US GAAP.

(3)          In 2012, as part of the purchase accounting related to the acquisition of Aldagen, Inc., we recorded a contingent consideration. The fair value of this contingent consideration was remeasured at every balance sheet date until it was reclassed to equity in the second quarter of 2012.

(4)          We recognized a gain on the restructuring of the Sorin note payable in April 2011.

(5)          In 2012, we recognized a non-cash inducement expense associated with common stock issued to compensate Series D preferred stockholders for forgone preferred dividend payments due to the early conversion of preferred stock and incentive warrants issued in exchange for the early exercise of existing warrants.

(6)          In 2012, we recognized a settlement expense as a result of a contingency resolved that resulted in common stock issuable to our pre-bankruptcy Series A Preferred stock holders.

(7)          On April 9, 2010, On April 9, 2010, the Company entered into Subscription Agreements with certain accredited investors, with respect to the sale of its (i) 10% Series D Convertible Preferred stock and (ii) warrants to purchase shares of Common stock of the Company, for gross proceeds of $3.65 million. Pursuant to the terms of this offering, a beneficial conversion feature was recorded and fully amortized in April 2010. The beneficial conversion feature represents the intrinsic value of the Preferred Stock which results from the effective conversion price of the convertible preferred stock being lower than the fair value of the underlying common stock on the date of issuance.

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Quantitative and Qualitative Disclosure about Market Risk

Interest Rate

Market risks related to our operations result primarily from changes in interest rates. Our exposure to market risk for changes in interest rates relates primarily to our cash consisting of funds held in money market accounts. At December 31, 2012, we had $2.6 million in cash.

Based on our cash balance as of December 31, 2012, a hypothetical 1% decrease in interest rates would have an insignificant impact on our earnings and cash flows on an annual basis.

Foreign Currency

We have international sales in Europe, Middle East, Canada, and Australia, and, therefore, are subject to foreign currency rate exposure. The majority of our international sales are transacted in U.S. dollars and a portion of sales in Euros. However, because of our international presence, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions. To date, the foreign currency exchange fluctuations have not had a significant impact on our operating results and cash flows given the scope of our foreign denominated transactions.

Supplementary Financial Information (unaudited)

Summarized quarterly supplemental consolidated financial information are as follows:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

2012
Revenues	$3,016,754	$3,685,353	$1,759,311	$2,102,802
Gross profit	$2,168,318	$2,705,327	$761,376	$1,014,657
Net loss to common stockholders	$(4,737,207)	$(7,455,823)	$(3,784,923)	$(3,833,667)
Basic and diluted	$(0.07)	$(0.09)	$(0.04)	$(0.04)
Weighted average shares outstanding - Basic and diluted	63,262,699	80,891,576	91,214,635	92,133,522

2011
Revenues	$1,365,613	$1,394,294	$1,532,378	$2,955,114
Gross profit	$720,229	$755,067	$815,543	$2,229,404
Net (loss) income to common stockholders	$(1,496,790)	$(878,004)	$(2,292,954)	$810,997
Loss per common share—
Basic	$(0.03)	$(0.02)	$(0.04)	$0.02
Weighted average shares outstanding - Basic	46,059,041	50,588,129	52,276,521	53,639,257
Diluted	$(0.03)	$(0.02)	$(0.04)	$0.01
Weighted average shares outstanding - Diluted	46,059,041	50,588,129	52,276,521	61,636,578

2010
Revenues	$178,734	$1,147,219	$1,297,447	$1,287,633
Gross profit	$353,177	$461,941	$762,998	$719,967
Net loss to common stockholders	$(1,071,385)	$(4,292,247)	$(1,509,701)	$(2,166,641)
Loss per common share—
Basic and diluted	$(0.03)	$(0.11)	$(0.04)	$(0.05)
Weighted average shares outstanding - Basic and diluted	37,273,628	37,502,673	37,694,387	42,161,102

35

BUSINESS AND PROPERTY

Corporate Overview

Informatix Holdings, Inc. was incorporated in Delaware in 1998. In 1999, Autologous Wound Therapy, Inc. (‘‘AWT’’), an Arkansas Corporation, merged with and into Informatix Holdings, Inc. and the name of the surviving corporation was changed to Autologous Wound Therapy, Inc. In 2000, AWT changed its name to Cytomedix, Inc. (‘‘Cytomedix’’ or the ‘‘Company’’). In 2001, the Company filed bankruptcy under Chapter 11 of the United States Bankruptcy Code, after which Cytomedix was authorized to continue to conduct its business as debtor and debtor-in-possession. The Company emerged from bankruptcy in 2002 under a Plan of Reorganization. At that time, all of the Company’s securities or other claims against or equity interest in the Company were canceled and of no further force or effect. Holders of certain claims or securities were entitled to receive new securities from Cytomedix in exchange for their claims or equity interests prior to bankruptcy. In September 2007, the Company received 510(k) clearance for the AutoloGelTM System (‘‘AutoloGel’’) from the Food and Drug Administration (‘‘FDA’’). In April 2010, the Company acquired the AngelTM Whole Blood Separation System (‘‘Angel’’ and the ‘‘Angel Business’’) from Sorin Group USA, Inc (‘‘Sorin’’). In February 2012, the Company acquired Aldagen, Inc., a privately held cell therapy company located in Durham, NC. Aldagen, Inc. is now a wholly-owned subsidiary of Cytomedix. The Company’s principal offices are located at 209 Perry Parkway, Suite 7, Gaithersburg, Maryland 20877; telephone number is (240) 499-2680. The Company’s website address is http://www.cytomedix.com. Information contained on the Company’s website is not deemed part of this filing.

Financial Information about Segments and Geographic Regions

Through December 31, 2012, Cytomedix had only one operating segment. Cytomedix primarily operates in the United States. Revenues from sales generated outside the United States are separately presented in this report. See Item 8, Financial Statements and Supplementary Data.

Our Business

Cytomedix, Inc. (‘‘Cytomedix,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘us,’’ or ‘‘our’’) is a regenerative therapies company marketing and developing products within the U.S. and internationally. We commercialize innovative cell-based technologies that harness the regenerative capacity of the human body to trigger natural healing. The use of autologous (from self) biological therapies for tissue repair and regeneration is part of a transformative clinical strategy designed to improve long term recovery in complex chronic conditions with significant unmet medical needs. We currently have a growing commercial operation, and a robust clinical pipeline representing a logical extension of our commercial technologies in the evolving field of regenerative medicine.

Our current commercial offerings are centered on our point of care platform technologies for the safe and efficient separation of blood and bone marrow to produce platelet based therapies or cell concentrates. Today, we promote two distinct platelet rich plasma (PRP) technologies, the AutoloGel System for wound care and the Angel concentrated Platelet Rich Plasma (cPRP) System in orthopedics and cardiovascular markets. Our sales are predominantly (approximately 85%) in the United States, where we sell our products through a combination of direct sales representatives and independent sales agents. Commercial growth drivers in the U.S. include Medicare coverage for the treatment of chronic wounds under a National Coverage Decision allowing coverage with evidence development (CED), and the patient driven private pay PRP business in orthopedics and aesthetics. In Europe, the Middle East, Canada, and Australia we have a network of experienced distributors covering key markets.

Our clinical pipeline includes the ALDHbr cell-based therapies (‘‘Bright Cells’’), acquired through the February 2012 acquisition of Aldagen, Inc., a privately held biopharmaceutical company and the expansion of the Angel System for use in other clinical indications. Cytomedix has a strong and growing patent portfolio intended to drive value by facilitating and protecting leading market positions for our commercial products, attracting strategic partners, and generating revenue via out-licensing agreements.

The AutoloGelTM System

The AutoloGel System is a point of care device for the production of a platelet based bioactive therapy derived from a small sample of the patient’s own blood. AutoloGel is cleared by the FDA for use on a variety of exuding wounds and is currently marketed in the $2.3 billion U.S. chronic wound market. The most significant growth driver for AutoloGelTM is the 2012 National Coverage Decision from the Centers for Medicare and Medicaid Services (CMS) to provide CED and thereby reversing a twenty year old non-coverage decision for autologous blood products used in wound care. Using the patient’s own platelets as a therapeutic agent, AutoloGel harnesses the body’s natural healing processes to deliver growth factors, chemokines and cytokines known to promote angiogenesis and to regulate cell growth and the formation of new tissue. Once applied to the prepared wound bed, the biologically active platelet gel can restore the balance in the wound environment to transform a non-healing wound to a wound that heals naturally. There have been nine peer-reviewed scientific and clinical publications demonstrating the effectiveness of AutoloGel in the management of chronic wounds since the device and gel was cleared by the FDA in 2007. In October 2011, and as extended, the Company entered into an option agreement with a top 20 global pharmaceutical company granting the potential partner and exclusive option period through August 30, 2012 regarding exclusive U.S. supply and distribution of the AutoloGel System. In exchange for this period of exclusivity, we received non-refundable fees totaling $4.5 million. In August 2012, we agreed to the early termination of the exclusivity period and ceased further negotiations. The Company is currently pursuing one or more potential partnerships and commercial agreements for the product with interested parties.

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Medicare Reimbursement

A national coverage decision providing CED for autologous PRP was issued by CMS in August 2012. Since 1992, the CMS had maintained a national non-coverage determination for autologous blood derived products in wound care. This severely restricted the markets which AutoloGel could address commercially. In late 2011, based on a significant quantity of additional positive data regarding the effectiveness of AutoloGel, CMS accepted a request presented by Cytomedix, and key opinion leaders in wound care, to reconsider its non-coverage determination. On August 2, 2012, based on the submission of published data and the receipt of supportive public feedback, CMS issued a final National Coverage Determination (‘‘NCD’’) for autologous blood-derived products for chronic non-healing wounds. In this final decision memo, CMS confirmed coverage for autologous platelet rich plasma (‘‘PRP’’) in patients with diabetic, pressure and/or venous wounds via its CED program. CED is a process through which CMS provides reimbursement for items and services while generating additional clinical data to demonstrate the impact on health outcomes. This determination provides for an appropriate research study with practical study designs that we believe will demonstrate that patients treated with AutoloGel experience positive and clinically significant health outcomes. We believe the achievement of coverage by CMS is a significant development which will positively impact sales revenue and our ability to secure a strategic partner for the broad commercialization of AutoloGel. On March 1, 2013, CMS approved the clinical outcomes in the CED protocols submitted by the Company. This approval allows the Company to begin promoting and rolling out the protocols, and assures that physicians will be reimbursed for AutoloGel when used to treat Medicare beneficiaries.

Market

The market for advanced products addressing chronic wounds in the U.S. is estimated to be $2.3 billion annually, with six million wounds (primarily diabetic foot ulcers, venous leg ulcers, and pressure ulcers) per year. Of this market, PRP treatments are currently used in a small fraction. To date, sales have primarily been in sub-markets with established payment pathways for AutoloGel such as Long-Term Acute Care Hospitals (‘‘LTAC’’), Veterans Administration Facilities, and certain state Medicaid Agencies. More than 50% of patients with chronic wounds are Medicare beneficiaries. With Medicare coverage now secured for AutoloGel, in 2013 we plan to expand into outpatient wound care centers. Coverage with evidence development will allow the Company to expand the use of AutoloGel while continuing to demonstrate effectiveness in diabetic ulcers, pressure ulcers, and venous ulcers through the U.S. Wound Registry, an extensive wound registry managed by Intellicure (The Woodlands, TX). Over time, we also plan to further expand the target customer base by seeking reimbursement from commercial third party payors.

Competition

AutoloGel remains the only platelet based system cleared by the FDA for the management of chronic wounds. We believe the formulation is optimized to increase the benefits when used on chronic wounds. Specifically, it produces a platelet-based bioactive gel with a physiologically relevant concentration of platelets at 1.3x baseline, which we believe is the optimal concentration for wound management. All other PRP systems produce platelet concentrates at 3 – 14x baseline. Furthermore, it has a very rapid preparation time of 5 minutes which optimizes its use as a point-of-care therapy. AutoloGel acts as a biologic healing stimulant to restart the healing process in chronic wounds. Non healing ulcers are the most frequent cause of amputation. A randomized controlled trial (RCT) with AutoloGel demonstrated a 81% complete healing rate in common sized diabetic foot ulcers. Over the past few years, multiple additional data sets have been published in peer-reviewed journals and numerous poster and oral presentations have been presented at leading wound care conferences. However, we face a challenging competitive environment. The chronic wound market is replete with alternative therapies; older therapies that directly compete with AutoloGel and have established habitual use patterns and provider contracts to encourage standardized use. Acceptance of new products, like AutoloGel, has been slow. Also, several suppliers to the chronic wound market have large market share and significant resources to expend on sales and marketing efforts. However, we believe that the positive clinical data amassed to date and the recently obtained Medicare coverage, should position AutoloGel to significantly increase sales and market penetration.

Post-Marketing Surveillance Study

In conjunction with the positive clearance decision from the FDA, we agreed to conduct a post-market surveillance program (The AutoloGel Post-marketing Surveillance or ‘‘TAPS’’) to further analyze the safety profile of bovine thrombin as used in the AutoloGel System. The TAPS program was initiated in 2008 and the Company began enrolling patients in the TAPS program in late 2009. Since the inception of TAPS, the Company has enrolled 120 patients, noting no adverse events. Based on the additional positive safety data, the Company has suspended further enrollment in this surveillance program.

Product Development

We continue to make progress on a next generation AutoloGel PRP Preparation device, enhancing the separation of blood components to provide the added convenience and effectiveness that treating clinicians are looking for at the point of care. Importantly, the new device allows for the whole blood collection and the separation of the platelet rich plasma to be accomplished with a single specially designed closed syringe system that maintains an aseptic environment. This streamlines the process and improves safety and ease-of-use. The sterilization studies are complete. We expect to file a 510(k) application with the FDA in 2013 upon the completion of platelet characterization and validation studies.

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Other Developments

In September 2009, we entered into a license and distribution agreement with Millennia Holdings, Inc. (‘‘Millennia’’) for the Company’s AutoloGel System in Japan. Since then, Millennia has been collecting and publishing clinical data for regulatory purposes and expanding the utilization of AutoloGel throughout their network. Millennia will either directly distribute AutoloGel for the treatment of a variety of chronic wounds, including diabetic wounds, or assist Cytomedix in securing a partner to address widespread distribution in Japan. Specific commercial terms associated with the sale of products in the Japanese market are to be negotiated in good faith between the parties after certain regulatory milestones are achieved and a further understanding of the market dynamics is obtained. The diabetic population in Japan is estimated to be approximately 22 million.

Angel Product Line

An additional indication from the FDA for processing bone marrow and additional sales resources is expected to contribute to the sales growth of Angel. The Angel cPRP System, acquired from Sorin USA, Inc. (‘‘Sorin’’) in April 2010, is designed for single patient use at the point of care, and provides a simple yet flexible means for producing quality PRP and platelet poor plasma (‘‘PPP’’) from whole blood or bone marrow. The Angel concentrated Platelet Rich Plasma (cPRP) System is a multi-functional cell separation device which produces concentrated platelet rich plasma for use in the operating room and clinic and is used in a range of orthopedic and cardiovascular indications. Similar to the AutoloGel System, the Angel System is a point of care device for the production of a concentrated, aseptic platelet-based bioactive therapy derived from a small sample of the patient’s own blood. The resulting cPRP is applied at the site of injury to promote healing. Market growth and adoption of the technology is driven by a rapidly expanding base of scientific and clinical literature supporting its use and reports in the popular press of athletes benefitting from treatment. PRP is one of the fastest growing segments in the $1.7 billion U.S. orthobiologics market. An additional indication from the FDA for processing bone marrow and additional sales resources is expected to contribute to the sales growth of Angel. The addition of an indication to process bone marrow, based on a 510(k) clearance from FDA achieved in 2012, provides a safe alternative to bone morphogenic protein (BMP) solutions used in orthopedic surgery.

We have grown worldwide sales of Angel steadily since acquiring the product line in April 2010 and expect this trend to continue. Sales growth to date has been driven by competitive advantages that include flexible PRP volumes, adjustable hematocrit levels, high platelet yields, reduction in pro-inflammatory cells, rapid processing time, and safety. After acquiring Angel, we successfully worked to ensure that we did not experience any net attrition of sales and any major supply chain interruptions, and our integration and transition efforts are now complete. Our focus is on growing sales in both the U. S. and international markets, and seeking efficiencies in the supply chain. We expect that future sales growth of these products will be driven through a combination of a focused marketing effort, strengthened distributor relationships, expanded indications, and direct sales. We expect our international distributors to drive increased sales in the coming quarters. In the long term, we expect new technology applications for Angel and expansion into other surgical and orthopedic applications will provide future growth opportunities.

The Angel product line also includes ancillary products such as phlebotomy and applicator supplies, and activAT. activAT is designed to produce autologous thrombin serum from platelet poor plasma and is sold exclusively in Europe and Canada, where it provides a safe alternative to bovine-derived products.

Market

Angel was cleared by the FDA in August 2005 and is used primarily in surgical settings, for separation of whole blood into red cells, platelet poor plasma and platelet rich plasma. Historically marketing and sales efforts have been focused primarily on perfusionists and hospitals that use our products in the cardiovascular and orthopedic surgical markets. More recently, the focus of our Angel marketing and sales has been directed to physicians and surgeons. Published reports of use in sports injuries and related indications have been significant growth drivers in the orthopedic clinic market. We are also pursuing opportunities for the application of Angel into other markets such as aesthetics and veterinary applications. According to GlobalData’s May 2010 report, ‘‘Platelet Rich Plasma: Market Snapshot’’, the current estimated market in the U.S. for PRP in surgical applications is estimated to be approximately $75 million. It is projected to grow at 14% annually over the next several years. The 510(k) clearance for bone marrow aspirate processing increases our ability to support and advance markets within personalized regenerative medicine. Samples of bone marrow aspirate are routinely collected using a needle to obtain a small amount of the soft sponge like fluid found inside of bones. Aspirated bone marrow is frequently used with bone grafting procedures and bone grafts are widely used to treat conditions associated with bone loss and delayed union and nonunion fractures. In the U.S., approximately 400,000 spinal fusion procedures are performed each year and the application of bone marrow or bone marrow concentrates has been the historical gold standard. Concentrated PRP produced from blood and bone marrow may be used in up to 90% of spinal fusion procedures. The biologics market associated with spinal fusion procedures is approximately $700 million annually.

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Product Development

In November 2012, we obtained a second 510(k) clearance for our Angel cPRP System for processing a mixture of blood and bone marrow aspirate. PRP produced from either blood or a mixture of bone marrow aspirate may be combined with bone graft material and used in appropriate orthopedic procedures, such as spinal fusion, healing of nonunion bone fractures and other bone grafting applications. Long-term, we expect to seek FDA clearance for additional indications for Angel. We continue to develop clinical data through our interactions with key opinion leaders that will help inform our efforts in this regard.

Competition

We believe Angel has several competitive advantages compared with other commercially available PRP systems including: 1) high platelet yields, 2) significant reduction in pro-inflammatory cells, 3) rapid processing time, 4) adjustable hematocrit from 0% − 25%, and 5) flexible final cPRP volumes. Proprietary software automatically adjusts the separation parameters to deliver a consistent, high-quality product. Closed system processing helps asure a safe and aseptic product.

A number of our competitors are larger companies, with established market share and greater resources to expand sales and marketing efforts. Companies with competing systems include Harvest Technologies (a subsidiary of Terumo), Biomet, Arteriocyte, and Arthrex. We believe the advantages listed above will facilitate an increase in our competitive position and market share.

Suppliers

We outsource manufacturing for all of our commercial products. We utilize single suppliers for several products that have a complicated manufacturing process and are critical to the Company — specifically, our Angel whole blood processing sets and Angel centrifuge devices. We are in the process of formulating a plan to develop redundant capabilities, but that may not take effect until after 2013. Most of the components of AutoloGel are readily available and, therefore, the Company believes that, with one exception, no dependencies exist from its current sourcing practices. The one exception is a reagent, bovine thrombin, available exclusively through Pfizer.

Customer Concentration

In 2012, Cytomedix recorded sales to approximately 264 customers, including distributors. In 2012, no single customer accounted for more than 5% of total product sales and the top 10 customers represented approximately 25% of total product sales.

ALDHbr Cell Technology and Development Pipeline

The ALDHbr (Bright Cell) technology is a novel approach to cell-based regenerative medicine and a logical extension of our commercial technologies in the evolving regenerative medicine market, with potential clinical indications in large markets with significant unmet medical needs such as peripheral arterial disease and ischemic stroke. The Bright Cell technology is unique in that it utilizes an intracellular enzyme marker to facilitate fractionation of essential regenerative cells from a patient’s bone marrow. This core technology was originally licensed by Aldagen from Duke University and Johns Hopkins University. The proprietary bone marrow fractionation process identifies and isolates active stem and progenitor cells expressing high levels of the enzyme aldehyde dehydrogenase, or ALDH, which is a key enzyme involved in the regulation of gene activities associated with cell proliferation and differentiation. These autologous, selected biologically instructive cells have the potential to promote the repair and regeneration of multiple types of cells and tissues, including the growth of new blood vessels, or angiogenesis, which is critical to the generation of healthy tissue. We acquired the Bright Cell technology with the acquisition of Aldagen in February 2012 in an all equity transaction valued, based on our volume weighted common stock price at the time of acquisition, at approximately $40 million in up-front and contingent consideration.

Our lead product candidate, ALD-401, is an autologous preparation of Bright Cells for the post-acute treatment of ischemic stroke. ALD-401 is currently being evaluated in the RECOVER-Stroke clinical study, an ongoing 100-patient, double-blind, placebo-controlled Phase 2 study in patients with unilateral, cerebral ischemic stroke with an NIH stroke scale score of less than 22. In this study a single infusion of ALD-401 is delivered via the carotid artery, 13 to 19 days post the ischemic event. The trial is being conducted at up to

15 sites in the U.S. The primary endpoint of the trial is safety and the efficacy endpoint is post-stroke recovery of neural function based on the modified Rankin Scale at three months post treatment.

In May 2012, we completed the initial safety stage of the study. The independent Data Safety Monitoring Board (DSMB) reviewing the safety data recommended that the Phase 2 trial of ALD-401 can continue as designed. Additional DSMB reviews are scheduled upon enrollment of 30 and 60 patients per the clinical protocol. We are in the process of expanding the study beyond the current 10 active sites. We expect to complete enrollment by the end of 2013 and to have top-line data approximately four months following completion of enrollment. In July 2012, we announced the initiation of a Phase 1 clinical study with ALD-451, an autologous preparation of Bright Cells, in brain cancer patients in collaboration with Duke University Medical Center. The open-label study will enroll up to 12 patients and is intended to demonstrate the feasibility and safety of ALD-451 when administered intravenously in patients with World Health Organization (‘‘WHO’’) grade IV malignant glioma following surgery, radiation therapy and treatment with temozolomide. The trial is anticipated to provide an initial description of the effects of ALD-451 on neurocognition. The clinical study is open for enrollment having received Investigational New Drug approval from the U.S. Food and Drug Administration and Investigational Review Board clearance from Duke University Medical Center. Cytomedix will be responsible for manufacturing ALD-451 for the clinical trial. Duke University Medical Center, through the Robertson Clinical & Translational Cell Therapy Program, will fund the trial and be responsible for all other aspects of the study.

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An additional product candidate, ALD-301, is in clinical development for peripheral arterial disease (PAD), a condition causing reduced flow of blood and oxygen to muscles in the leg. We have completed a Phase 1/2 study of autologous ALD-301 in critical limb ischemia (‘‘CLI’’), a late stage condition caused by PAD. The results showed improvement in limb perfusion as well as improvements in key parameters measuring CLI severity, and was published in the journal Catheterization and Cardiovascular Interventions. In December 2012, we announced the signing of an agreement with NIH to collaborate on a Phase 2 clinical study in patients with intermittent claudication (IC), an earlier stage condition caused by PAD and often a precursor to CLI. The study is being funded by National Heart, Lung and Blood Institute of the U.S. National Institutes of Health and managed by the Cardiovascular Cell Therapy Research Network (CCTRN), which is also responsible for enrolling patients. The CCTRN is a network that includes seven centers in the United States with experience and expertise in stem cell clinical trials studying treatments for cardiovascular and related diseases.

The Phase 2 PACE (Patients with Intermittent Claudication Injected with ALDH Bright Cells) study is an 80 patient, double-blind, placebo-controlled clinical trial intended to demonstrate the safety and efficacy of ALD-301 (Bright Cells) in patients diagnosed with IC. The primary endpoints of the study are safety and the change in peak walking time at 6 months compared to baseline. Additionally, changes in leg collateral arterial anatomy, calf muscle blood flow, and tissue perfusion as determined by magnetic resonance imaging (MRI) will be examined. These novel MRI techniques are incorporated into the study to assess perfusion, providing a unique set of data potentially supporting the angiogenic mechanism of Bright Cells. The clinical study has received Investigational New Drug approval from the FDA and is expected to begin enrollment in Q1 2013 upon the Investigational Review Board approvals from the participating centers. We expect to complete enrollment by the end of 2013 and to have top-line data approximately seven months following completion of enrollment.

Patents, Licenses, and Property Rights

Cytomedix relies on a combination of patents, trademarks, trade secrets, and copyright laws, as well as confidentiality agreements, contractual provisions, and other similar measures, to establish and protect its intellectual property. Historically, the Company has been party to certain royalty agreements relating to its intellectual property under which it pays certain fees, and has acquired additional royalty agreements as part of the acquisition of Aldagen. Currently, the Company is paying royalties under the following agreements:

•          The inventor is entitled to receive a royalty equal to 5% of gross profits on revenues generated from reliance on the Worden Patents (U.S. patents 6,303,112 and 6,524,568), covering the formulation of AutoloGel. In conjunction with the release of a security interest in the applicable patents securing our payment obligations under a royalty agreement, we paid the inventor a lump sum $500,000 payment in February 2013 in satisfaction of all remaining minimum monthly royalty payments. In addition, the annual maximum royalty payment was raised to $625,000 from $600,000 in conjunction with the amendment. Finally, the Company has no annual royalty obligation unless and until the calculated annual royalty obligation exceeds $100,000 in a given year. This agreement terminates with the expiration of the patents in 2019.

•          Under our license agreement, as amended, with Johns Hopkins University (‘‘JHU’’), JHU has granted us an exclusive, worldwide license, under its patents relating to flow sorting of stem cell populations based on a fluorescent ALDH substrate (the ‘‘JHU Patents’’). Under the terms of the JHU license agreement, as amended, we are obligated to pay a 3% royalty on revenues relating to therapeutic products based on the JHU Patents, and up to 7% on revenues relating to other products based on the JHU patents, subject to an annual minimum of $10,000. We must also pay up to $222,500 in the aggregate upon the satisfaction of specified development milestones. The Company bears all costs to maintain the patents. This agreement terminates with the expiration of the patents in 2016.

•          Under our license agreement with Duke University (“Duke”), Duke has granted us an exclusive, worldwide license under its patents and applications that relate to methods for isolating and manufacturing ALDH Bright Cell populations (the ‘‘Duke Patents’’). Under the terms of the Duke license agreement, we are obligated to pay up to a 1% royalty to Duke on all revenues relating to the Duke Patents, subject to an annual minimum or $5,000 (which will increase to $25,000 upon the achievement of specified development and commercialization milestones). The Company bears all costs to maintain the patents. This agreement terminates with the expiration of the patents in 2018.

Cytomedix’s patent strategy, designed to maximize value, seeks to (i) assist the Company in establishing significant market positions for its products, (ii) attract strategic partners for collaborative research, development, marketing, distribution, or other agreements, which could include milestone payments to the Company, and (iii) generate revenue streams via out-licensing agreements.

Including the recently acquired Aldagen patents, Cytomedix’s current patent portfolio consists of domestic and international patents that generally fall into the following families:

•	Process, formulation, and methods for utilizing platelet releasates to heal damaged tissue
•	Design patents relating to our devices
•	Biomarkers for wound healing treatment efficacy
•	Peptides with anti-inflammatory properties
•	Devices and processes for the production of autologous thrombin
•	Process and methods for isolating and manufacturing ALDH Bright Cell populations
•	Specific chemistries for isolating and manufacturing ALDH Bright Cell populations

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The above patent families encompass the Company’s Angel, activAT, and AutoloGel products, as well as the CT-112 anti-inflammatory peptide, homologous growth factors, wound-healing biomarkers, ALDH Bright Cell populations, and several other potential therapies. Cytomedix is continually assessing new opportunities to create or in-license other intellectual property assets. These patents have expiration dates ranging from 2013 to 2027.

Government Regulation

Government authorities in the United States, Canada, the European Union, and other countries extensively regulate pharmaceutical products, biologics, and medical devices. The Company’s products and product candidates are subject to clearance and monitoring by the governing bodies prior to and during the marketing and distribution of product. Regulatory requirements apply to, but are not limited to, research and development, safety and efficacy, clinical studies, manufacture, labeling, distribution, marketing, and the import and export of products. Before a product candidate is approved by the governing bodies for commercial marketing, rigorous preclinical and human clinical testing is conducted to determine the safety and efficacy or effectiveness of the product. If the Company fails to comply with the applicable laws and regulations at any time during the product development process, approval process, or during commercialization, it may become subject to administrative and/or judicial sanctions. These sanctions may include, but are not limited do, refusal to approve pending applications, withdrawals of approvals, clinical holds, warning letters, product recalls, product seizures, total or partial suspension of the Company’s operations, injunctions, fines, civil penalties and/or criminal prosecution. Any enforcement action could have a material adverse effect on the Company.

Medical Device Regulation

The Company currently manufactures and distributes the AutoloGel and Angel Concentrated Platelet Rich Plasma (cPRP) Systems. As such, these and future products manufactured and/or distributed by the Company may be subject to regulations by the appropriate governing bodies, including but not limited to, the U.S. Food and Drug Administration, Health Canada, the European Medicines Agency, the Japanese Ministry of Health & Welfare, and other regulatory agencies. The Company currently has modest operations and business development initiatives outside of the United States. Each of the governing bodies, noted above, serve a similar function as FDA. As such, the Company and its product are subject to the regulations enforced by the outside governing bodies. These regulations include, but are not limited to, product clearance, documentation requirements, good manufacturing practices and medical device reporting. Labeling and promotional activities are also subject to regulation by the U.S. Federal Trade Commission, in certain circumstances. Current enforcement policies prohibit the marketing of approved medical devices for unapproved uses. Each governing body reviews the labeling and advertising of medical devices to ensure that unapproved uses are not promoted. Before a new medical device can be introduced to the market, the manufacturer must obtain clearance or approval, depending upon the device classification. In the U.S., medical devices are classified into one of three classes - Class I, II or III. The regulations enforced by FDA and/or the appropriate governing bodies to the medical device(s) provide reasonable assurance that the device is safe and effective. In the U.S., Class I devices are non-critical products that FDA believes can be adequately regulated by ‘‘general controls’’ that include provisions relating to labeling, manufacturer registration, defect notification, records and reports, and current good manufacturing practices (‘‘cGMP’’) based on FDA’s Quality Systems Regulations. Most Class I devices are exempt from pre-market notification and some are also exempt from cGMP requirements. Class II devices are products for which the general controls of Class I devices, by themselves, are not sufficient to assure safety and effectiveness and, therefore, require additional controls. Additional controls for Class II devices include performance standards, post-market surveillance patient registries, and the use of FDA guidelines. Standards may include both design and performance requirements. Class III devices have the most restrictive controls and require pre-market approval by FDA. Generally, Class III devices are limited to life-sustaining, life-supporting or implantable devices. All of the governing bodies with responsibility over the Company’s products have the ability to inspect medical device manufacturers, order recalls of medical devices, seize non-complying medical devices, and to criminally prosecute violators.

Section 510(k) of the Federal Food, Drug and Cosmetic Act requires individuals or companies manufacturing medical devices intended for human use to file a notice with FDA at least ninety days before intending to introduce the device into the market. This notice, commonly referred to as a 510(k), must identify the type of classified device into which the product falls, the class of that type, and a specific product already being marketed or cleared by FDA and to which the product is ‘‘substantially equivalent’’. In some instances, the 510(k) must include data from human clinical studies to establish ‘‘substantial equivalence’’. The FDA must agree with the claim of ‘‘substantial equivalence’’ before the device can be marketed. The statutory time frame for clearance of a 510(k) is 90 days, though it often takes longer. Cytomedix currently markets only products that are subject to 510(k) clearance.

The Company currently markets the AutoloGel System Centrifuge II, the AutoloGel Wound Dressing Kit, the AutoloGel Hair Restoration Kit, and AutoloGel Reagent Kit, and the Angel Concentrated Platelet Rich Plasma (cPRP) System. Each System’s component is a legally-marketed product that has been cleared by FDA and/or the appropriate governing body. The AutoloGel System Centrifuge II, when used with the AutoloGel Wound Dressing Kit and AutoloGel Reagent Kit, are suitable for use on exuding wounds such as leg ulcers, pressure ulcers and diabetic ulcers and for the management of mechanically or surgically-debrided wounds. The Angel Concentrated Platelet Rich Plasma (cPRP) System consists of the Angel system centrifuge, the Angel cPRP Processing Set, the Whole Blood Access Kit, and the activAT Autologous Thrombin Kit, if applicable. The Angel Concentrated Platelet Rich Plasma (cPRP) System has been cleared for the separation of whole blood or a small amount of whole blood and bone marrow into red cells, platelet poor plasma and platelet rich plasma.

During 2004, the Company initiated a prospective, randomized, blinded, controlled trial for the AutoloGel System. The objective of the trial was to demonstrate safety and efficacy to the scientific and reimbursement community, as well as to FDA, of the AutoloGel System for use on diabetic foot ulcers. In initiating this trial the Company subjected itself to increased FDA oversight and regulations governing the investigational use of medical devices, codified in 21 C.F.R. Part 812. To this end, the Company submitted an Investigational Device Exemption (‘‘IDE’’) application to FDA under these rules and obtained approval of this IDE on March 5, 2004, thus allowing the Company to begin its clinical trial. Once the study was complete and the clinical results analyzed, the Company submitted a 510(k) requesting FDA’s clearance of the AutoloGel System in January 2006. Clearance was received in September 2007.

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In April 2010, the Company acquired the Angel Concentrated Platelet Rich Plasma (cPRP) System (formerly known as the Angel Whole Blood Separation System) from Sorin Group (Italy). The transfer and distribution of the product is an on-going process that is subject to FDA, Health Canada, European Medicines Agency and other regulations specific to the individual marketed areas. The Angel Concentrated Platelet Rich Plasma (cPRP) System was granted FDA 510(k) clearance for processing blood and bone marrow aspirate in November 2012. It received similar clearances from the European and Australian regulatory authorities in November 2012 and February 2013, respectively. As a specification developer, manufacturer and distributor of medical devices, Cytomedix is subject to and complies with, among other standards and regulations, 21 CFR of the Food, Drug and Cosmetic Act, ISO 13485, and the Medical Device Directive. As a manufacturer and distributor of medical devices, the Company, and in some instances its subcontractors, is required to register its facilities and products manufactured annually with the appropriate governing bodies and certain state agencies. Additionally, the Company is subject to periodic inspections by the governing bodies to assess compliance with cGMP regulations. Facilities may also be subject to inspections by other federal, foreign, state or local agencies. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

Bio-pharmaceutical Product Regulation

The Company’s ALDH Bright Cells product candidates, recently acquired from Aldagen, and other bio-pharmaceuticals it may develop are also regulated by FDA. Under the United States regulatory scheme, the development process for new such products can be divided into two distinct phases:

•          Preclinical Phase. The preclinical phase involves the discovery, characterization, product formulation and animal testing necessary to prepare an Investigational New Drug application (‘‘IND’’) for submission to FDA. The IND must be accepted by FDA before the product candidate can be tested in humans. The review period for an IND submission is 30 days, after which, if no comments are made by FDA, the product candidate can be studied in Phase I clinical trials. Certain preclinical tests must be conducted in compliance with FDA’s good laboratory practice regulations and the U.S. Department of Agriculture’s Animal Welfare Act.

•          Clinical Phase. The clinical phase of development follows a successful IND submission and involves the activities necessary to demonstrate the safety, tolerability, efficacy, and dosage of the product candidate in humans, as well as, the ability to manufacture the drug in accordance with cGMP requirements. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study and the parameters to be used in assessing the safety and the efficacy of the product candidate. Each clinical protocol is submitted to FDA as part of the IND prior to beginning the trial. Each trial is reviewed, approved, and conducted under the auspices of an investigational review board (‘‘IRB’’) and each trial, with limited exceptions, must include the patient’s informed consent. Typically, clinical evaluation involves the following time-consuming and costly three-phase sequential process:

Phase 1. In Phase 1 clinical trials, typically a small number of healthy individuals (although in some instances individuals with the disease or condition for which an indication is being sought for the product candidate are enrolled) are tested with the product candidate to determine safety and tolerability and includes biological analyses to determine the availability and metabolism of the active ingredient following administration.

Phase 2. Phase 2 clinical trials involve administering the product candidate to individuals who suffer from the target disease or condition to determine the optimal dose and potential efficacy. These clinical trials are well controlled, closely monitored, and conducted in a relatively small number of patients, usually involving no more than several hundred subjects.

Phase 3. Phase 3 clinical trials are performed after preliminary evidence suggesting efficacy of a product candidate has been obtained and safety, tolerability, and an optimal dosing regimen have been established. Phase 3 clinical trials are intended to gather additional information about efficacy and safety that is needed to evaluate the overall benefit-risk relationship and to complete the information needed to provide adequate instructions for the use of the product candidate. Phase 3 trials usually include from several hundred to a few thousand subjects.

Throughout the clinical phase, samples of the product made in different batches are tested for stability to establish shelf life constraints. In addition, large-scale production protocols and written standard operating procedures for each aspect of commercial manufacture and testing must be developed. These trials require scale up for manufacture of increasingly larger batches of bulk chemical. These batches require validation analyses to confirm the consistent composition of the product. Phase 1, 2, and 3 testing may not be completed successfully within any specified time period, if at all. The FDA closely monitors the progress of each of the three phases of clinical trials that are conducted under an IND and may, at its discretion, reevaluate, alter, suspend (place on ‘‘clinical hold’’), or terminate the trials based upon the data accumulated to that point and the agency’s assessment of the risk/benefit ratio to the patient. The FDA may suspend or terminate clinical trials at any time for various reasons, including a finding that the subjects or patients are being exposed to an unacceptable health risk. The FDA can also request that additional clinical trials be conducted as a condition to product approval. Additionally, new government requirements may be established that could delay or prevent regulatory approval of products under development. Furthermore, IRBs, which are independent entities constituted to protect human subjects at the institutions in which clinical trials are being conducted, have the authority to suspend clinical trials at their respective institutions at any time for a variety of reasons, including safety issues. After the successful completion of Phase 3 clinical trials, the sponsor of the new bio-pharmaceutical submits a Biologics License Application (‘‘BLA’’) to the FDA requesting approval to market the product for one or more indications. A BLA is a comprehensive, multi-volume application that includes, among other things, the results of all preclinical studies and clinical trials, information about the product candidate’s composition and manufacturing, and the sponsor’s plans for manufacturing, packaging, and labeling the drug. Under the Pediatric Research Equity Act of 2003, an application also is required to include an assessment, generally based on clinical study data, of the safety and efficacy of product candidates for all relevant pediatric populations before the BLA is submitted. The statute provides for waivers or deferrals in certain situations. In most cases, the BLA must be accompanied by a substantial user fee. In return, the FDA assigns a goal of 10 months from acceptance of the application to return of a first ‘‘complete response,’’ in which FDA may approve the product or request additional information.

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The submission of the application is no guarantee that the FDA will find it complete and accept it for filing. The FDA reviews all BLA’s submitted before it accepts them for filing. It may refuse to accept the application and request additional information rather than accept the application for filing, in which case, the application must be resubmitted with the supplemental information. After the application is deemed filed and accepted by the FDA, agency staff reviews a BLA to determine, among other things, whether a product is safe and efficacious for its intended use. The FDA has substantial discretion in the approval process and may disagree with an applicant’s interpretation of the data submitted in its BLA. As part of this review, the FDA may refer the application to an appropriate advisory committee, typically a panel of physicians, for review, evaluation, and an approval recommendation. The FDA is not bound by the opinion of the advisory committee. Products that successfully complete BLA review and receive clearance (i.e., approval) may be marketed in the United States, subject to all conditions imposed by the FDA.

Prior to granting approval, the FDA conducts an inspection of the facilities, including outsourced facilities, that will be involved in the manufacture, production, packaging, testing, and control of the product candidate for cGMP compliance. The FDA will not approve the application unless cGMP compliance is satisfactory. If FDA determines that the marketing application, manufacturing process, or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and will often request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the marketing application does not satisfy the regulatory criteria for approval and refuse to approve the application by issuing a ‘‘not approvable’’ letter. The length of the FDA’s review may range from a few months to several years.

If the FDA approves the BLA, the product becomes available for physicians to prescribe in the United States. After approval, the BLA holder is still subject to continuing regulation by the FDA, including record keeping requirements, submitting periodic reports to the FDA, reporting of any adverse experiences with the product, and complying with drug sampling and distribution requirements. In addition, the BLA holder is required to maintain and provide updated safety and efficacy information to the FDA. The BLA holder is also required to comply with requirements concerning advertising and promotional labeling, including prohibitions against promoting any non-FDA approved or ‘‘off-label’’ indications of products. Failure to comply with those requirements could result in significant enforcement action by the FDA, including warning letters, orders to pull the promotional materials, and substantial fines. Also, quality control and manufacturing procedures must continue to conform to cGMP after approval.

Biologics manufacturers and their subcontractors are required to register their facilities and products manufactured annually with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA to assess compliance with cGMP regulations. Facilities may also be subject to inspections by other federal, foreign, state or local agencies. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. In addition, following the FDA approval of a product, discovery of problems with a product or the failure to comply with requirements may result in restrictions on a product, manufacturer, or holder of an approved marketing application, including withdrawal or recall of the product from the market or other voluntary or the FDA-initiated action that could delay further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contra-indications. Also, FDA may require post-market testing and surveillance to monitor the product’s safety or effectiveness, including additional clinical studies, known as Phase 4 trials, to evaluate long-term effects.

Other regulatory agencies, including Health Canada and the European Medicines Agency, require preclinical and clinical studies, manufacturing validation, facilities inspection, and post-approval record keeping and reporting similar to FDA requirements. In some instances, data generated for consideration by the FDA may be submitted to these agencies for their consideration for approvals in other countries.

Fraud and Abuse Laws

The Company may also be indirectly subject to federal and state physician self-referral laws. Federal physician self-referral legislation (commonly known as the ‘‘Stark Law’’) prohibits, subject to certain exceptions, physician referrals of Medicare and Medicaid patients to an entity providing certain ‘‘designated health services’’ if the physician or an immediate family member has any financial relationship with the entity. A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. The penalties for violating the Stark Law also include civil monetary penalties of up to $15,000 per referral and possible exclusion from federal health care programs such as Medicare and Medicaid. The Stark Law also prohibits the entity receiving the referral from billing any good or service furnished pursuant to an unlawful referral, and any person collecting any amounts in connection with an unlawful referral is obligated to refund such amounts. Various states have corollary laws to the Stark Law, including laws that require physicians to disclose any financial interest they may have with a health care provider to their patients when referring patients to that provider. Both the scope and exception for such laws vary from state to state.

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The Company may also be subject to federal and state anti-kickback laws. Section 1128B (b) of the Social Security Act, commonly referred to as the Anti-Kickback Law, prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal health care program such as Medicare and Medicaid. The Anti-Kickback Law is broad, and it prohibits many arrangements and practices that are otherwise lawful in businesses outside of the health care industry. The U.S. Department of Health and Human Services (‘‘DHHS’’) has issued regulations, commonly known as safe harbors that set forth certain provisions which, if fully met, will assure health care providers and other parties that they will not be prosecuted under the federal Anti-Kickback Law. Although full compliance with these provisions ensures against prosecution under the Anti-Kickback Law, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Law will be pursued. The penalties for violating the Anti-Kickback Law include imprisonment for up to five years, fines of up to $250,000 per violation for individuals and up to $500,000 per violation for companies and possible exclusion from federal health care programs. Many states have adopted laws similar to the federal Anti-Kickback Law, and some of these state prohibitions apply to patients for health care services reimbursed by any source, not only federal health care programs such as Medicare and Medicaid.

In addition, there are two other U.S. health care fraud laws to which the Company may be subject, one which prohibits knowingly and willfully executing or attempting to execute a scheme or artifice to defraud any health care benefit program, including private payers (‘‘fraud on a health benefit plan’’) and one which prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation in connection with the delivery of or payment for health care benefits, items or services. These laws apply to any health benefit plan, not just Medicare and Medicaid.

The Company may also be subject to other U.S. laws which prohibit submitting claims for payment or causing such claims to be submitted that are false. Violation of these false claims statutes may lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. These statutes include the federal False Claims Act, which prohibits the knowing filing of a false claim (or causing the submission of a false claim) or the knowing use of false statements to obtain payment from the U.S. federal government. When an entity is determined to have violated the False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Suits filed under the False Claims Act can be brought by an individual on behalf of the government (a ‘‘qui tam action’’). Such individuals (known as ‘‘qui tam relators’’) may share in the amounts paid by the entity to the government in fines or settlement. In addition certain states have enacted laws modeled after the False Claims Act. ‘‘Qui tam’’ actions have increased significantly in recent years causing greater numbers of health care companies to have to defend false claim actions, pay fines or be excluded from the Medicare, Medicaid or other federal or state health care programs as a result of an investigation arising out of such action.

Several states also have referral, fee splitting and other similar laws that may restrict the payment or receipt of remuneration in connection with the purchase or rental of medical equipment and supplies. State laws vary in scope and have been infrequently interpreted by courts and regulatory agencies, but may apply to all health care products and services, regardless of whether Medicaid or Medicare funds are involved.

Research and Development

Prior to the Aldagen acquisition in February 2012, the Company focused its resources primarily on broad commercialization of AutoloGel, as well as integration and sales growth of the Angel product line. It therefore expended only limited amounts on research and development activities (‘‘R&D’’). The Company currently has development projects underway to enhance and broaden indications for the AutoloGel System which will further strengthen our competitive edge in the chronic wound market.

In addition to a continued modest amount of R&D spending relating to our existing commercial products, we expect significant additional expenditures to support the development and trial related activities of the ALDH Bright Cell line as described above. The Company incurred approximately $3,386,000 and $98,000 in total R&D expenses in 2012 and 2011, respectively. Note that these figures do not include salaries and wages, which are included in the Salaries and Wages line in our Statements of Operations, and the allocation of overhead and other indirect costs, which are included in the General and Administrative Expenses line in our Statements of Operations.

Employees

The Company has approximately 50 employees, including the Company’s management. The remaining personnel primarily consist of scientific, sales and marketing, accounting, clinical, operational, and administrative professionals. None of the Company’s employees is covered by a collective bargaining agreement or represented by a labor union. The Company considers its employee relations to be good.

Legal Proceedings

At present, the Company is not engaged in or the subject of any legal proceedings.

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Properties

The Company does not own any real property and does not intend to invest in any real property in the foreseeable future. The Company’s primary office and warehouse facilities are located in Gaithersburg, Maryland, and comprise approximately 7,200 square feet. This facility falls under two leases with monthly rent, including our share of certain annual operating costs and taxes, at approximately $6,000 and $4,000 per month with the leases expiring December 2013 and August 2017, respectively. The Company also leases a 16,300 square foot facility located in Durham, North Carolina. This facility falls under two leases with monthly rent, including our share of certain annual operating costs and taxes, at approximately $11,000 and $6,000 per month with the leases expiring April and December 2013, respectively.

MANAGEMENT

The following table sets forth the names and ages of all Cytomedix directors and executive officers as of December 31, 2012. Officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Date of Election/Appointment	Position(s) with the Company

David E. Jorden	50	September 19, 2008	Executive Chairman of the Board
James S. Benson	73	November 1, 2004	Principal Director
Joseph del Guercio	40	February 8, 2012	Independent Director
Stephen N. Keith	60	September 19, 2008	Independent Director
Richard S. Kent	63	February 8, 2012	Independent Director
Mark T. McLoughlin	57	June 7, 2004	Independent Director
C. Eric Winzer	55	January 30, 2009	Independent Director
Lyle A. Hohnke	69	February 8, 2012	Director
Martin P. Rosendale	55	July 1, 2008	Chief Executive Officer
Edward L. Field	47	February 8, 2012	Chief Operating Officer
Andrew S. Maslan (1)	43	August 15, 2005	Chief Financial Officer

(1) On March 29, 2013, Mr. Maslan tendered his resignation as the Company’s CFO and Secretary effective as of May 10, 2013. Steven Shallcross was appointed as the Company’s CFO and Executive VP effective as of the same date.

Biographical Information of Directors and Executive Officers

Biographical information with respect to the Company’s current executive officers and directors is provided below.

James S. Benson has served as a Director since November 1, 2004. Mr. Benson has over 40 years of experience in the healthcare industry, and also serves as a director of Cryolife, Inc. Mr. Benson retired from the Advanced Medical Device Association (Advamed) where he served as executive vice president for technical and regulatory affairs. Prior to that, he held numerous senior positions at the Food and Drug Administration (‘‘FDA’’) over a twenty year period. He retired from the FDA as Director of the Center for Devices and Radiological Health (CDRH). Earlier, he served as deputy commissioner of the FDA, and also as its commissioner for a one-year period. Mr. Benson earned a B.S. degree in civil engineering from the University of Maryland and a M.S. degree in nuclear engineering from the Georgia Institute of Technology. Mr. Benson brings his experience and expertise in the areas of the FDA regulation, corporate governance, and executive leadership to the Board and the Company.

David E. Jorden, CPA, CFA has served as Executive Chairman since February 3, 2012 and was previously an executive board member since October 2008. From 2003 to 2008, he was with Morgan Stanley’s Private Wealth Management group where he was responsible for equity portfolio management for high net worth individuals. Prior to Morgan Stanley, Mr. Jorden served as CFO for Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications. Mr. Jorden was previously a principal with Fayez Sarofim & Co. Mr. Jorden has a MBA from Northwestern University’s Kellogg School and a B.B.A. from University of Texas at Austin. He holds both Certified Financial Analyst and Certified Public Accountant designations. Mr. Jorden serves on the board of Opexa Therapeutics, Inc. (Nasdaq: OPXA) where he has held the position of Acting Chief Financial Officer since August 2012. He is also on the board of private companies, PLx Pharma, Inc., a specialty pharmaceutical company developing GI safer NSAIDs (non-steroidal anti-inflammatory drugs). Mr. Jorden brings his experience and expertise in the areas of capital raising, investor relations, financial management and analysis, and business strategy to the Board and the Company.

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Stephen N. Keith, MD, MSPH has served as a Director since September 19, 2008. Dr. Keith served as the Chief Executive Officer of the American College of Clinical Pharmacology, a premier professional society for the discipline of clinical pharmacology, from 2009 until early 2012. From 2006 until 2009, Dr. Keith served as President and Chief Operating Officer of Panacea Pharmaceuticals, Inc. From 2003 until 2006, Dr. Keith was a Managing Director of Glocap Advisors, an investment bank based in New York, and a Senior Consultant with the Biologics Consulting Group. During 2002 − 2003, Dr. Keith was a General Partner with Emerging Technology Partners, an early-stage life sciences venture capital firm in Maryland. Just prior to joining Emerging Technology Partners, he held the position of President and Chief Operating Officer at Antex Biologics Inc. From 1995 to 2000, Dr. Keith served as Vice President, Marketing and Sales, at North American Vaccine, Inc. From 1990 to 1995, Dr. Keith held various positions at Merck & Co., Inc., including Senior Director, Health Care Delivery Policy in Corporate Public Affairs, Senior Customer Manager in the U.S. Human Health Division, and Senior Director, Health Strategies, in the Merck-Medco Managed Care Division. Dr. Keith completed his undergraduate work at Amherst College, Amherst, Massachusetts, in 1973, and he received the M.D. degree from the University of Illinois in 1977. Dr. Keith completed a three-year residency in Pediatrics at the University of California, Los Angeles, Center for the Health Sciences in 1980. From 1980 to 1982, he was a Robert Wood Johnson Foundation Clinical Scholar at UCLA, during which time he received a Masters in Science in Public Health from UCLA. From 1982 to 1987, Dr. Keith served on the faculty of the Charles Drew Medical School and the UCLA School of Medicine in the Department of Pediatrics. From 1987 to 1990, Dr. Keith served as a Health Policy Advisor to the U.S. Senate Committee on Labor and Human Resources, under Senator Edward M. Kennedy. He is currently a Site Director for WellStreet Urgent Care in Atlanta, Georgia, a position he assumed in 2012, serves as a member of the Boards of Directors of The David Winston A. Winston Health Policy Fellowship, National Medical Fellowships, and Community Health Charities, and is a Fellow of the Academy of Pediatrics and a Diplomate of the American Board of Pediatrics.

Mark T. McLoughlin has served as a Director since June 7, 2004. Mr. McLoughlin currently serves as Senior Vice President & President U.S. Laboratory Solutions for VWR International, LLC, a position he has held since July 2012. As Senior Vice President & President of U.S. Laboratory Supply, Mr. McLoughlin leads all sales, marketing, services and operations for the U.S. Mr. McLoughlin joined VWR in September 2008. Prior to his current role, Mr. McLoughlin was Senior Vice President of Category Management as well as Senior Vice President of Emerging Businesses. Mr. McLoughlin brings over 30 years of commercial and strategic management experience. He has been responsible for leading a combination of VWR’s distribution, manufacturing and regional businesses throughout North America. Before joining VWR, Mr. McLoughlin held the position of Senior Vice President, Chief Marketing Officer for Cardinal Health, Inc. based in Geneva, Switzerland, where he designed and implemented an International Strategic Marketing Organization to support all of the Cardinal Health business outside of the U.S. and Canada. Prior to this position, from 2002 − 2007, Mr. McLoughlin was Senior Vice President, General Manager of Cardinal Health’s Scientific Products Clinical Laboratory business located in McGaw Park, IL. Mr. McLoughlin serves on the Board of Advisors for the Center for Services Leadership, W.P.Carey School of Business at Arizona State University. He graduated from the University of Arizona with a bachelor of arts, majoring in psychology.

C. Eric Winzer has served as Director since January 30, 2009. Mr. Winzer currently serves as Chief Financial Officer of OpGen, Inc., a privately held, whole-genome analysis company headquartered in Gaithersburg, MD. Prior to joining OpGen, Mr. Winzer was Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. (Nasdaq: AVRX) from July 2007 to June 2009. Mr. Winzer was with Life Technologies Corporation (Nasdaq: LIFE), formerly Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Life’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held positions of increasing responsibilities at Life Technologies, Inc., including Chief Financial Officer, Secretary and Treasurer. From 1980 until 1986, he held various financial positions at Genex Corporation.

Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University. Mr. Winzer brings his experience and expertise in the areas of financial management and analysis, corporate governance, mergers and acquisitions to the Board and the Company.

Martin P. Rosendale has served as our Chief Executive Officer and Director since July 1, 2008. Prior to that, in March 2008, he was appointed as Executive Vice-President and Chief Operating Officer of the Company. From January 2005 to March 2008, Mr. Rosendale held the position of Chief Executive Officer of Core Dynamics, Inc., a Rockville, MD biotechnology startup company using cryopreservation technology developed in Israel. From March 2001 to December 2004, Mr. Rosendale held the position of Senior Vice President and General Manager of ZLB Bioplasma, Inc., a Glendale, CA biologics company, as well as other positions at various biotechnology companies. Mr. Rosendale holds a Bachelor of Science degree in Microbiology from California State University in Long Beach, CA (1982).

Dr. Richard S. Kent has served as served as Director since February 8, 2012. He previously served as a member of Aldagen’s Board from March 2010 to February 2012. Since December 2008, he has been a Partner with Intersouth Partners, a venture capital firm that was Aldagen’s largest stockholder. Dr. Kent served as the President and Chief Executive Officer of Serenex, Inc., a biotechnology company focused on oncology, from 2002 until its sale to Pfizer in April 2008. From 2001 until he joined Serenex, he served as President and Chief Executive Officer of Ardent Pharmaceuticals, Inc. Before that, he held senior executive positions at GlaxoSmithKline, where he was Senior Vice President of Global Medical Affairs and Chief Medical Officer; at Glaxo Wellcome, where he was Vice President of U.S. Medical Affairs and Group Medical Director; and at Burroughs Wellcome, where he was International Director of Medical Research. Dr. Kent has served as a director of Inspire Pharmaceuticals, Inc., a publicly traded biotechnology company, since June 2004, until its acquisition by Merck in 2011. Dr. Kent received his undergraduate degree from the University of California, Berkeley and his M.D. from the University of California, San Diego. He is board certified in both internal medicine and cardiology. Dr. Kent’s qualifications to serve on the Board include his extensive experience as a chief executive officer and senior medical officer in the pharmaceutical industry.

Dr. Lyle Hohnke has served as served as Director since February 8, 2012. He previously served as a member of Aldagen’s Board from August 2008 to February 2012 and Aldagen’s President and Chief Executive Officer from October 2010 to February 2012. He was previously a partner of Tullis Dickerson, a healthcare-focused venture capital fund and an investor in Aldagen. Dr. Hohnke holds Ph.D. and M.A. degrees from the University of Oregon and was a postdoctoral fellow at the UCLA School of Medicine. He also holds an M.B.A. degree from the Hartford Graduate Institute at Rensselaer Polytechnic Institute and a B.A. degree from Western Michigan University. Dr. Hohnke’s qualifications to serve on the Board include his experience in working with entrepreneurial companies in the healthcare field and his business and finance background.

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Joseph Del Guercio has served as served as Director since February 8, 2012. He has been Managing Director at CNF Investments (CNF)/Clark Enterprises, an Aldagen investor, since November 2004. Mr. Del Guercio serves on the boards of directors of Terrago Technologies Inc., an Atlanta-based technology company, KZO Innovations, a Virginia-based technology company, Innovative Biosensors, a Maryland-based diagnostics company, and Ogmento, Inc., a New York-based technology company. He also serves on the board of directors of Vital Sensors, Inc., a private company based in Richmond, Virginia, Verax Biomedical, Inc., another privately held company based in Worcester, Massachusetts, Overture Technologies, Inc., a Bethesda, MD-based software company, Vision Chain, Inc., a Washington DC based technology company, and DigitalBridge Communications, Inc., an Ashburn, Virginia-based private company. Mr. Del Guercio has an M.B.A. degree from Harvard Business School and a B.S. degree from Boston College.

Andrew S. Maslan, CPA joined the Company as corporate controller on July 1, 2005 and became the Chief Financial Officer on August 15, 2005. Mr. Maslan most recently served as controller for BioReliance Corporation based in Rockville, MD. Earlier, he held positions with two other Rockville, MD-based companies, serving as a principal with GlobeTraders, Inc., and senior accountant for Providence Laboratory Associates. Mr. Maslan began his professional career serving as an auditor with KPMG Peat Marwick and is a Certified Public Accountant licensed in the State of Maryland. Mr Maslan resigned as the Company’s CFO effective as of May 10, 2013.

Edward L. Field joined the Company as Chief Operating Officer on February 8, 2012. Prior to joining the Company, Mr. Field served as Aldagen’s President and Chief Operating Officer from November 2004 to March 2010. From March 2010 to November 2010, he served as Aldagen’s Chief Business Officer. From November 2010 to February 2012, he served as Aldagen’s Chief Operating Officer. Prior to joining Aldagen, Mr. Field was the President and Chief Executive Officer of Inologic, Inc., a private biopharmaceutical company, from 2002 to September 2004. Prior to joining Inologic, from 1999 to 2002, Mr. Field was the President of Molecumetics, Ltd., a drug discovery and development subsidiary of Tredegar Corporation, until its merger with Therics, LLC, a regenerative medicine company. Mr. Field received a Master of Business Administration degree from the University of Virginia’s Darden School of Business Administration and a Bachelor of Arts degree in Economics from Duke University.

Board of Directors

The Board oversees the business affairs of Cytomedix and monitors the performance of management. Presently, there are nine Board members. At each annual meeting, shareholders elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director holds office for the term for which he or she is elected or until his or her successor is duly elected. There has been no material change in the procedures by which shareholders may recommend nominees to the Company’s Board.

Following and as a result of the Aldagen transaction, we have undertaken certain changes to our Board. Specifically, effective as of February 8, 2012, our Board approved an amendment to the Company’s bylaws, as amended to date, to increase in the size of the Company’s Board from seven seats (prior to the amendment) to no more than nine seats. The Board appointed Richard S. Kent, Lyle A. Hohnke and Joseph Del Guercio to serve on the Board. The foregoing appointments to the Board were made pursuant to the terms of the Exchange Agreement with the effective date as of February 8, 2012, the closing date of the transaction. All of our directors were subsequently re-elected at the 2012 Annual Shareholders’ Meeting. Following the Board’s review of the background and other relevant information, the Board determined that Messrs. Kent and Del Guercio were ‘‘independent’’ as such term is defined under the federal securities laws and the Nasdaq Stock Market Rules. Except as disclosed above, there is no arrangement or understanding by and among the foregoing directors and any other persons pursuant to which they were appointed as discussed above. Nor are there any family relationships by and among such directors and any executive officers and directors. Further, except as set forth below and in the Company’s Current Report on Form 8-K filed in connection with the Aldagen transaction, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

Further, effective as of February 3, 2012, the Board appointed David E. Jorden, a current member of the Company’s Board, to the office of Executive Chairman of the Board following James Benson’s stepping down from that position on the Board. Mr. Benson will carry on as the Board’s Principal Director, a position that carries the functions of the lead independent director.

Prior to joining our Board, Lyle Hohnke was Aldagen’s Chief Executive Officer. Joseph Del Guercio, an independent director on our Board, is one of the managing members of CNF Investments II, LLC. (“CNF”), an entity which directly owns shares and warrants to purchase common stock of our Company acquired in the February 2012 private offering. CNF is also a limited liability members of Aldagen Holdings LLC, the holder of the Series E Preferred. Dr. Richard Kent, also an independent director of the Company, is the general partner of Intersouth Affiliates V, L.P, Intersouth Partners V, L.P, Intersouth Partners VI, L.P and Intersouth Partners VII L.P., respectively (collectively, the ‘‘Intersouth Affiliates’’) which entities, individually and indirectly, own shares and warrants to purchase common stock of our Company acquired in the February 2012 private offering. Each of the Intersouth Affiliates is also a limited liability members of Aldagen Holdings LLC, the holder of the Series E Preferred. Please refer to the beneficial ownership table and notes to such table of this Annual Report for the details of their respective ownership.

Following the foregoing changes, the Board currently consists of the following members: Stephen Keith, James Benson, Mark McLoughlin, David Jorden (Chairman), Richard Kent, Joseph Del Guercio, Lyle Hohnke, Martin Rosendale and Eric Winzer.

There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

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Audit Committee

The Board formed an Audit Committee in December 2004. Mr. Winzer currently serves as chairman of the Audit Committee. The Board has determined that Mr. Winzer is an audit committee financial expert as defined by Item 407(d) of Regulation S-K under the Securities Act and is ‘‘independent’’ as the term is defined under the federal securities laws. Other members of the Audit Committee are Mr. McLoughlin and Dr. Keith. Following its transition from the NYSE Amex onto the OTC Bulletin Board, the Company is no longer subject to the requirements of the NYSE Amex Company Guide and, particularly, the ‘‘independence’’ standards set forth in the Company Guide. However, the Company applies NASDAQ Stock Market ‘‘independence’’ standard in its assessment of director and committee member independence. The Board has determined that each member of the Audit Committee is ‘‘independent’’ as required by the NASDAQ Stock Market rules and regulations and under the federal securities laws. The Audit Committee has a written charter adopted by the Board, which is available on the Company’s website at www.cytomedix.com and at no charge by contacting the Company at its headquarters as listed on the cover page of this report. Information appearing on the Company’s web site is not part of this Annual Report.

The purpose of the Audit Committee is to assist the Board in its general oversight of Cytomedix’s financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company;
•	Review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;
•	Oversee the selection and retention of the Company’s independent public accountants, their qualifications and independence;
•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders;
•	Review the scope and cost of the audit, the performance and procedures of the auditors, the final report of the independent auditors; and
•	Perform all other duties as the Board may from time to time designate.

Code of Conduct and Ethics

In April 2005, the Board approved a Code of Conduct and Ethics applicable to all directors, officers and employees which complies with Item 406 of Regulation S-K. A copy of this Code of Conduct is available at the Company’s website at http://www.cytomedix.com, and is available at no charge by contacting the Company at its headquarters as listed on the cover page of this Annual Report.

Director and Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company. There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, director nominee or executive officer of the Company:

•          any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;

•          any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•          being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

(i)          acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or

(ii)          engaging in or continuing any conduct or practice in connection with such activity;

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(iii)          engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

•          being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•          being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•          being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Director Independence

The Company has the following directors: Stephen Keith, James Benson, Mark McLoughlin, David Jorden, Richard Kent, Joseph Del Guercio, Lyle Hohnke, Martin Rosendale and Eric Winzer. The Company’s securities are being quoted on the OTC Bulletin Board. The Company elects to utilize the NASDAQ Stock Market ‘‘independence’’ standards in the Board’s determination of the ‘‘independence’’ status of the Board’s and Board committee’s members. Each of these directors is independent as defined under such NASDAQ Stock Market standards, with the exception of Messrs. Rosendale, Hohnke and Jorden. None of these individuals serves on the Audit Committee. The members of the Audit Committee are also ‘‘independent’’ for purposes of Section 10A-3 of the Exchange Act and NASDAQ Stock Market Rules. The Board based its independent determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. None of our directors engages in any transaction, relationship, or arrangement contemplated under section 404(a) of Regulation S-K.

Compensation Committee

The Compensation Committee was established on December 17, 2004. The duties of the Committee include, among others, establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires shareholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; determination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO.

Although a number of aspects of the CEO’s compensation may be fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation. The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, the CEO makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation. The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Committee may from time to time delegate duties and responsibilities to subcommittees or a Committee member. The Committee may retain and receive advice, in its sole discretion, from compensation consultants. The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation. None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During 2012, none of the members of the Committee served, or has at any time served, as an officer or employee of our Company or any of our subsidiaries. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the Board or the Committee. Accordingly, the Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations. In addition, no two directors serve together on both Board and any other public company boards or any committee thereof.

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Nominating and Governance Committee

The Nominating and Governance Committee has the following responsibilities as set forth in its charter:

•	to review and recommend to the Board with regard to policies for the composition of the Board;
•	to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder if submitted properly;
•	to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm’s fees and other retention terms;
•	to recommend to the Board the slate of director nominees to be presented by the Board;
•	to recommend director nominees to fill vacancies on the Board, and the members of each Board committee;
•	to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and
•	to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board and its committees.

Shareholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nomination and Governance Committee. The Board will consider all director candidates recommended to the Nomination and Governance Committee by shareholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an Annual Meeting, a written nomination solicitation notice must be received by the Nomination and Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to shareholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nomination and Governance Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•	a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;
•	complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•	a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;
•	such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by our Board; and
•	the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Nomination and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors who can bring the benefit of various backgrounds, skills and insights to the Company and its operations. Candidates whose evaluations are favorable are then chosen by the Nominating and Governance Committee to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board. The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Our Executive Compensation Program

The Compensation Committee of our Board administers our executive compensation program. The Compensation Committee is composed entirely of independent directors. The general philosophy of our executive compensation program is to align executive compensation with Cytomedix’s business objectives and the long-term interests of our shareholders. To that end, the Compensation Committee believes executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, we strive to provide compensation that is competitive with other biopharmaceutical and biotechnology companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities.

Our executive compensation is designed to reward achievement of our corporate goals. In 2012, our corporate goals included, but were not limited to: (i) advancement of our clinical development program; (ii) obtaining additional financing as needed; (iii) strengthening our balance sheet and (iv) integration of our operations following the February 2012 Aldagen acquisition. This focus allows us to reward our executives for their roles in creating value for our shareholders.

The Role of the Compensation Committee

The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies; administers our stock option plan; reviews the compensation components provided to our officers, employees, and consultants; grants options to purchase common stock to our officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board. The Compensation Committee generally sets the initial compensation of each executive. The Compensation Committee annually reviews and in some cases adjusts compensation for executives. Although, the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other executive officers, the Compensation Committee has full authority over all compensation matters relating to executive officers.

Elements of Executive Compensation

Although in 2012 the Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of shareholder value. Therefore, we emphasize incentive compensation in the form of stock options rather than base salary.

Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account what the Compensation Committee believes to be, based on its general business experience, competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the Compensation Committee reviews each executive’s historical pay levels, past performance and expected future contributions. In 2012, the Compensation Committee did not use any particular indices or formulae to arrive at each executive’s recommended pay level. Evaluations of past performance are made on a qualitative basis, and may include such factors as leadership performance, contribution to the officer group, overall performance, continuous improvements, and other appropriate measures. In making decisions as to the base salaries of our executive officer in 2012, the Compensation Committee does not engage in benchmarking by using specific compensation data about other companies as a reference point.

Annual Cash Incentive Bonus. As described below under “Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with the opportunity to earn a cash bonus up to a stated percentage of his or her base salary based upon objectives and milestones to be agreed upon annually by our Board and Chief Executive Officer.

Equity Awards. We also use long-term incentives in the form of stock options. Employees and executive officers generally receive stock option grants at the commencement of employment and periodically receive additional stock option grants, typically on an annual basis. We believe that stock options are instrumental in aligning the long-term interests of our employees and executive officers with those of the shareholders because such individuals realize gains only if the stock price increases. Stock options also help to balance the overall executive compensation program, with base salary providing short-term compensation and stock options rewarding executives for long-term increases in shareholder value. Options are generally granted through our Long-Term Incentive Plan that authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. The Compensation Committee reviews and approves stock option awards to executive officers in amounts that are based upon a review and assessment of individual performance, each executive’s existing long-term incentives and retention considerations.

Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as the Chief Executive Officer. In determining the amount of any equity award, the Compensation Committee gives subjective consideration to our Named Executive Officers’ contributions towards the achievement of our goals. In 2012, each Named Executive Officer was awarded stock options in the amount indicated in the table entitled “2012 Grants of Plan Based Awards.” Stock options are granted with an exercise price equal to the fair market value of our common stock on the day of grant and typically vest ratably over a three-year period.

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Severance Arrangements. As described below under “Executive Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with certain severance protection arrangements in the event the officer’s employment is terminated by the Board without cause. In such event, the officer will receive a severance payment equal to a stated number of months of base salary, subject to certain conditions and the execution and delivery of a general release and waiver of claims in our favor. We believe the provisions of these severance arrangements are consistent with the principal objectives of our compensation programs, appropriate for the level of service provided by each executive, and provide an important “safety net” that allows each executive to focus on our business and pursue the course of action that is in the best interests of our shareholders by alleviating some potential concerns regarding their personal financial well-being in the event of a termination.

Section 162(m) Policy

Section 162(m) of the Code limits the tax deductibility by public companies of compensation in excess of $1 million paid to certain executive officers. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders. It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests. Therefore, we may from time to time pay compensation to our executive officers that may not be deductible.

Summary Compensation Table - 2012

This discussion focuses on the compensation paid to “named executive officers,” which is a defined term generally encompassing all persons that served as principal executive officer at any time during the fiscal year, as well as certain other highly paid executive officers serving in such positions at the end of the fiscal year. During 2012, 2011 and 2010, the named executive officers consisted of the following persons:

•	Martin P. Rosendale — Chief Executive Officer (Principal Executive Officer)
•	Edward L. Field — Chief Operating Officer (effective February 8, 2012)
•	Andrew S. Maslan — Chief Financial Officer (Principal Financial Officer)
•	Patrick P. Vanek — Vice President of Operations (through February 8, 2012)
•	Carelyn P. Fylling – Vice President of Professional Services (through July 13, 2010)

				Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (6)	Compensation	Total

Martin P. Rosendale(1)	2012	$359,167	$50,000	$—	$10,000	$419,167
Chief Executive Officer	2011	$300,000	$—	$108,935	$9,800	$418,735
(Effective July 1, 2008)	2010	$300,000	$—	$—	$9,800	$309,800

Edward L. Field(2)	2012	$243,191	$15,000	$675,411	$8,932	$942,534
Chief Operating Officer
(Effective February 8, 2012)

Andrew S. Maslan(3)	2012	$235,833	$32,000	$—	$10,000	$277,833
Chief Financial Officer	2011	$200,000	$—	$39,693	$7,733	$247,426
(Effective August 16, 2005)	2010	$200,000	$—	$25,628	$8,000	$233,628

Partick P. Vanek(4)	2012	$195,071	$15,000	$—	$1,950	212,021
VP - Operations	2011	$195,000	$—	$25,169	$—	220,169
	2010	$84,943	$—	$51,256	$—	136,199

Carelyn P. Fylling(5)	2010	$142,291	$—	$15,377	$5,692	163,360

(1)          Mr. Rosendale may earn a cash bonus of up to 50% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amount under Option Awards represent the grant date fair value of 150,000 options awarded during 2011. No stock options were awarded in 2012. Amounts in All Other Compensation reflect employer 401(k) matching contributions.

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(2)          Mr. Maslan may earn a cash bonus of up to 35% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amount under Option Awards represent the grant date fair value of 60,000 options awarded during 2011. No stock options were awarded in 2012. Amounts in All Other Compensation reflect employer 401(k) matching contributions. Resigned as the Company’s CFO effective as of May 10, 2013.

(3)          Mr. Field joined the Company on February 8, 2012 as Chief Operating Officer. Amount of salary for 2012 represents amount earned from his date of hire. Mr. Field may earn a cash bonus of up to 35% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amount under Option Awards represent the grant date fair value of 534,000 options awarded during 2012. Amounts in All Other Compensation reflect employer 401(k) matching contributions.

(4)          Mr. Vanek relinquished his position as an officer of the Company effective February 8, 2012. However, he remains an employee and Vice President. Mr. Vanek may earn a cash bonus of up to 30% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amount under Option Awards represent the grant date fair value of 40,000 options awarded during 2011. No stock options were awarded in 2012. Amounts in All Other Compensation reflect employer 401(k) matching contributions.

(5)          Ms. Fylling relinquished her position as an officer of the Company effective July 13, 2010. However, she remains an employee and Vice President. Ms. Fylling may earn a cash bonus of up to 35% of her salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts in All Other Compensation reflect employer 401(k) matching contributions.

(6)          Represents the fair value of the stock option awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. Assumptions used to determine the grant date fair value of option awards may be found in Note 2 to the Consolidated Financial Statements.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company has employment agreements with the following named executive officers. The following is a description of these agreements.

Martin P. Rosendale: Mr. Rosendale’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Executive Officer. Effective June 1, 2012, Mr. Rosendale’s annual salary was $350,000 and his target bonus percentage was 50%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Rosendale’s employment is terminated by the Company, he is entitled to receive a lump sum severance payment of $50,000.

Edward L. Field: Mr. Field’s employment agreement, provides for his at-will employment as the Company’s Chief Operating Officer. Effective February 8, 2012, Mr. Field’s annual salary was $272,284 and his target bonus percentage was 35%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Field’s employment is terminated by the Company without cause, he is entitled to receive his annual base salary and all other benefits for a period of six months on the same terms and schedules as existed immediately prior to his termination. Additionally, unvested stock options will continue to vest during this six month period.

Andrew S. Maslan: Mr. Maslan’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Financial Officer. Effective June 1, 2012, Mr. Maslan’s annual salary was $250,000 and his target bonus percentage was 35%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Maslan’s employment is terminated by the Company without cause, he is entitled to receive his annual base salary and all other benefits for a period of six months on the same terms and schedules as existed immediately prior to his termination. Additionally, unvested stock options will continue to vest during this six month period. On March 29, 2013, Mr. Maslan tendered his resignation as the Company’s CFO and Secretary effective as of May 10, 2013. Mr. Maslan’s departure was not due to any disagreement with the Company. The Company and Mr. Maslan executed a Separation Agreement dated as of March 30, 2013, which was approved by the Compensation Committee and the independent members of the Board of Directors. The Separation Agreement provides Mr. Maslan with certain payments and benefits upon termination of employment consistent with the terms and provisions of the “not for cause” termination of his employment agreement with the Company. In addition, the Company and Mr. Maslan agreed, among other things, that the unvested portion of his December 2011 option grant representing 33,334 options will vest immediately upon execution of the Separation Agreement. Further, Mr. Maslan’s stock options previously awarded by the Company and vested as of the date of the Separation Agreement will remain in full force and effect and will continue to be governed by the terms of the applicable stock option grant notices and agreements between him and the Company. The parties to the Separation Agreement executed releases with respect to certain claims enumerated in the Separation Agreement. In addition, Mr. Maslan made additional representations and covenants, including, among others, covenant not to sue, not to solicit the Company’s personnel, not to disparage the Company and related parties, and to keep the Company’s information confidential. The Separation Agreement also contains certain other provisions that are customary in agreements of this nature.

Patrick P. Vanek: Mr. Vanek’s employment agreement provides for his at-will employment as the Company’s Vice President, Operations at an annual salary of $195,000 and a target bonus percentage of 30%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors.

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Grants of Plan-Based Awards in 2012

		All other option
		awards: Number	Exercise or	Grant date
		of securities	base price	fair value of
		underlying	of option	stock and
		options	awards	option
Name	Grant date	(#)	($/Sh)	awards

Martin P. Rosendale		0

Edward L. Field	02/08/2012	534,000	$1.40	$675,411

Andrew S. Maslan		0

Partick P. Vanek		0

Outstanding Equity Awards at December 31, 2012

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options	Options		Exercise	Expiration
Name	Exercisable(1)	Unexercisable		Price	Date

Martin P. Rosendale	200,000	—		$1.54	3/14/2018
	300,000	—		$0.75	9/19/2018
	200,000	—		$0.40	12/16/2018
	165,000	—		$0.56	9/18/2019
	50,000	100,000	(2)	$0.80	12/1/2021

Edward L. Field	312,000	222,000	(3)	$1.40	2/8/2022

Andrew S. Maslan	60,000	—		$5.07	1/11/2016
	40,000	—		$2.52	3/16/2016
	50,000	—		$2.73	10/11/2016
	20,000	—		$0.88	7/27/2017
	100,000	—		$0.70	9/18/2018
	35,000	—		$0.60	5/13/2019
	30,000	—		$0.62	9/17/2019
	33,334	16,666	(4)	$0.56	7/13/2020
	10,000	—		$0.37	5/23/2021
	16,666	33,334	(5)	$0.80	12/1/2021

Patrick P. Vanek	66,667	33,333	(6)	$0.56	7/13/2020
	10,000	—		$0.37	5/23/2021
	10,000	20,000	(7)	$0.80	12/1/2021

(1)	All options are fully vested.
(2)	Options vest as follows: 50,000 each on December 1, 2013 and December 1, 2014.
(3)	Options vest as follows: 111,000 each on December 31, 2013 and December 31, 2014.
(4)	Options vest as follows: 16,666 on July 13, 2013.
(5)	Options vest as follows: 16,667 each on December 1, 2013 and December 1, 2014.
(6)	Options vest as follows: 33,333 on July 13, 2013.
(7)	Options vest as follows: 10,000 each on December 1, 2013 and December 1, 2014.

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Option Exercises and Stock Vested in 2012

	Option awards
	Number of
	shares	Value
	acquired	realized on
	on exercise	exercise
Name	(#)	($)

Martin P. Rosendale	0	$—

Edward L. Field	0	$—

Andrew S. Maslan	0	$—

Partick P. Vanek	0	$—

The Company does not provide any pension plans/benefits or nonqualified deferred compensation.

Director Compensation in 2012

For service during 2012, each non-employee director was entitled to and received options to purchase 30,000 shares of the Company’s Common stock and, in addition, the Principal Director and each committee chair was entitled to and received options to purchase 10,000 shares of the Company’s common stock.

	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards(1)	Compensation	Total

David E. Jorden(2)	$-	$-	$75,000	$75,000

James S. Benson	$30,000	$40,811	$-	$70,811

Joseph del Guercio	$22,390	$50,990	$-	$73,380

Lyle A. Hohnke	$22,390	$50,990	$-	$73,380

Stephen N. Keith	$28,500	$40,811	$-	$69,311

Richard S. Kent	$22,390	$50,990	$-	$73,380

Mark T. McLoughlin	$28,500	$40,811	$-	$69,311

Craig B. Mendelsohn	$11,000	$5,102	$-	$16,102

C. Eric Winzer	$32,500	$40,811	$-	$73,311

(1)          At December 31, 2012, the following number of stock options remained unexercised by non-employee directors as follows: Benson - 350,000, Del Guercio - 30,000, Hohnke - 30,000, Keith - 160,000, Kent - 30,000, McLoughlin - 350,000, Mendelsohn - 70,000, Winzer - 160,000. Assumptions used to determine the grant date fair value of option awards may be found in Note 2 to the Consolidated Financial Statements.

(2)          Mr. Jorden is an executive member of management in addition to serving on the Board as Executive Chairman. He is not compensated for his Board service. No stock options were awarded in 2012. The amount in the All Other Compensation column represents his cash compensation as an employee in 2012.

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RELATED PARTY TRANSACTIONS

In 2012, 2011 and 2010, the Company did not enter into any related party transactions exceeding $120,000.

Review and Approval Policies and Procedures for Related Party Transactions

Pursuant to Board policy, the Company’s executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of the Audit Committee. Any request for such related party transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration and approval. All of the Company’s directors, executive officers and employees are required to report to the Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee which will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, the Company’s best interests, as the Audit Committee determines in the good faith exercise of its discretion.

Change in Accountants

On April 13, 2011, Cytomedix, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors. The PwC reports on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PwC on the Company’s financial statements for fiscal years 2009 and 2010 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern. During the Company’s fiscal years ended December 31, 2009 and 2010 and through April 13, 2011, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than: At December 31, 2009, and during the interim periods of 2009 and 2010, the Company reported a material weakness in internal control over financial reporting related to the Company’s accounting for equity instruments. This material weakness resulted in material errors and the restatement of the Company’s annual and interim financial statements for the fiscal year ended December 31, 2009 and interim financial statements for the first, second and third quarters during the fiscal year ended December 31, 2010. The Company’s Audit Committee discussed this material weakness with PwC and has authorized PwC to respond fully to inquiries of the successor independent registered public accountant concerning this matter.

On April 13, 2011, the Company, upon the Audit Committee’s approval, engaged the services of Stegman & Company (“Stegman”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements as of December 31, 2011 and for the year then ended. Stegman will also perform a review of the unaudited condensed consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, which review will include financial quarters beginning with the quarter ending March 31, 2011. During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged Stegman as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult Stegman with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of our common stock as of April 5, 2013 by all those known by the Company to be beneficial owners of more than five percent of its common stock. This table is prepared in reliance upon beneficial ownership statements filed by such shareholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Beneficial Ownership of Certain Beneficial Owners

Name of Beneficial Owner	Beneficial Ownership (1)		% of Class (1)

Aldagen Holdings, LLC	14,275,057	(2)	13.6%
John Paul DeJoria	7,375,974	(3)	7.0%
Charles E. Sheedy	7,424,183	(4)	7.0%

(1)          Percentage ownership as of April 5, 2013 is based upon 104,437,955 shares of common stock issued and outstanding. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)          Based on the Company’s records, Aldagen Holdings, LLC’s beneficial ownership of the Company’s securities includes 13,671,830 shares of common stock and 124,135 shares of common stock issuable upon exercise of warrants held by Aldagen Holdings. Mailing address for Aldagen Holdings is 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607.

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(3)          Based on the Company’s records, Mr. DeJoria’s beneficial ownership of the Company’s securities includes 6,983,378 shares of common stock and 392,596 shares of common stock issuable upon exercise of warrants held by Mr. DeJoria. Mailing address for Mr. DeJoria is 1888 Century Park East, Suite 1600, Century City, CA 90067.

(4)          Based on the Company’s records, Mr. Sheedy’s beneficial ownership of the company’s securities includes 6,113,217 shares of common stock and 1,310,966 shares of common stock issuable upon exercise of warrants held by Mr. Sheedy. Mailing address for Mr. Sheedy is Two Houston Center, 909 Fannin Street, Suite 2907, Houston, Texas 77010.

Beneficial Ownership of Management

The following table sets forth information regarding the ownership of our common stock as of April 5, 2013 by: (i) each director; (ii) each of the named executive officers; and (iii) all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Beneficial Ownership (1)	Percent of Class (1)
James S. Benson	362,500(2)	*
Joseph Del Guercio	1,579,833(3)	1.5%
Edward L. Field	312,000(4)	*
Lyle A. Hohnke	517,500(5)	*
David E. Jorden	7,317,846(6)	7.0%
Stephen N. Keith	176,667(7)	*
Richard S. Kent	4,705,189(8)	4.5%
Andrew S. Maslan	513,998(9)	*
Mark T. McLoughlin	386,668(10)	*
Martin P. Rosendale	1,131,522(11)	1.1%
C. Eric Winzer	176,667(12)	*
Steven S. Shallcross	0(13)	*
Group consisting of executive officers and directors	17,192,389	15.7%

*     Less than 1%.

(1)          Percentage ownership as of April 5, 2013 is based upon 104,437,955 shares of common stock issued and outstanding. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons. Unless otherwise indicated, the mailing address of all persons named in this table is: c/o Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877.

(2)          Independent director of the Company. Includes 362,500 shares Mr. Benson may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(3)          Independent director of the Company. Includes 1,143,770 shares of the Company’s common stock owned directly by CNF Investments II, LLC (“CNF”). The individual managing members (collectively, the “CNF Member Managers”) of CNF are Joseph Del Guercio and Robert J. Flanagan. CNF and CNF Member Managers may share voting and dispositive power over the shares directly held by CNF. Mr. Del Guercio is Managing Director of CNF. He disclaims beneficial ownership of such securities. Also includes 405,563 shares issuable upon exercise of the warrant also held by CNF and 42,500 shares Mr. Del Guercio may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan. Mailing address for CNF is 7500 Old Georgetown Road, Suite 620, Bethesda, MD 20814.

(4)          Chief Operating Officer of the Company. Includes 312,000 shares Mr. Field may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(5)          Independent director of the Company. Includes 517,500 shares Mr. Hohnke may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(6)          Executive Chairman of the Board of the Company. Includes 460,705 shares Mr. Jorden may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(7)          Independent director of the Company. Includes176,667 shares Dr. Keith may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(8)          Independent director of the Company. Includes (i) 53,934 shares and 15,021 shares issuable upon the exercise of February 2012 warrants held by Intersouth Affiliates V, L.P. (“AFF V”), which shares are indirectly held by Intersouth Associates V, LLC (“ISA V”), as general partner of AFF V, and each of the individual managing members of ISA V, (ii) 1,179,805 shares held by Intersouth Partners V, L.P. (“ISP V”) and 328,636 shares issuable upon the exercise of February 2012 warrants, which shares are indirectly held by ISA V, as general partner of ISP V, and each of the individual managing members of ISA V, (iii) 1,233,738 shares and 244,305 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VI, L.P. (“ISP VI”), which shares are indirectly held by Intersouth Associates VI, LLC (“ISA VI”), as general partner of ISP VI, and each of the individual managing members of ISA VI, and (iv) 1,233,740 shares and 373,510 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VII, L.P. (“ISP VII”), which shares are indirectly held by Intersouth Associates VII, LLC (“ISA VII”), as general partner of ISP VII, and each of the individual managing members of ISA VII. The individual managing members of AFF V, ISA V, ISA VI and ISA VII are Mitch Mumma and Dennis Dougherty. Member Managers may share voting and dispositive power over the shares directly held by such entities. Dr. Kent is a member of ISA V, ISA VI and ISA VII, respectively; he is also the general partner of AFF V, ISP V, ISP VI and ISP VII, respectively. Also includes 60,000 shares Mr. Kent may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan. Mailing address for all affiliated entities is 406 Blackwell Street, Suite 200, Durham, NC 27701.

57

(9)          Includes 401,218 shares Mr. Maslan may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants. Mr. Maslan tendered his resignation as the Company’s Chief Financial Officer on March 29, 2013, effective as of May 10, 2013.

(10)          Independent director of the Company. Includes 386,668 shares Mr. McLoughlin may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(11)          Chief Executive Officer of the Company. Includes 927,373 shares Mr. Rosendale may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(12)          Independent director of the Company. Includes 176,667 shares Mr. Winzer may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(13)          Appointed the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, on March 29, 2013 commencing as of May 10, 2013. Upon execution of his Employment Agreement with the Company, Mr. Shallcross received a grant of stock options under the Company’s LTIP to purchase 600,000 shares of the Company’s common stock, vesting in equal installments over three years after the issuance date of March 30, 2013, such that 200,000 shares vest on March 30, 2014; 200,000 shares - on March 30, 2015; and the remaining 200,000 shares - on March 30, 2016.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This section describes the general terms and provisions of our securities. For more information, you should refer to our Certificate of Incorporation and Bylaws, as amended and restated, to date, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Common Stock

We are authorized to issue 160,000,000 shares of non-assessable voting common stock, $.0001 par value per share, of which 104,512,955 shares were issued and outstanding on April 30, 2013, and 15,000,000 shares of preferred stock, of which, none shares were issued and outstanding as of the same date.

The common stock is fully paid and non-assessable. All of our common stock is of the same class, and each share has the same rights and preferences. Holders of our common stock are entitled to one vote per share on each matter submitted to a vote of the shareholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, upon giving a liquidation preference of $1.00 per share for each share of outstanding Series A convertible preferred stock and Series B convertible preferred stock, and a liquidation preference amount of $1,000 per share for each share of outstanding Series D convertible preferred stock. The common stock is subordinate to the Series A convertible preferred, Series B convertible preferred, and Series D convertible preferred and to all other classes and series of equity securities which by their terms rank senior to the common stock, in the event of a liquidation, dissolution, or winding up or with regard to any other rights, privileges or preferences. In addition, the Board designed the Series E Convertible Preferred Stock relative rights and designations which are described below and none of which shares remain outstanding as of the date hereof. Holders of common stock do not have any cumulative voting rights, preemptive rights, conversion rights, redemption rights or sinking fund rights. Holders of common stock are entitled to receive dividends as may from time to time be declared by the board of directors at their sole discretion. We have not paid any dividends to holders of our common stock since inception. We do not anticipate paying cash dividends on our common stock in the foreseeable future, but instead will retain any earnings to fund our growth.

Transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc., located at 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Preferred Stock

Our Board of Directors has the authority, without action by our shareholders, to designate and issue preferred stock in one or more series. Our Board may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our shareholders.

58

We are authorized to issue 15,000,000 shares of preferred stock, par value of $.0001 per share. To date, our Board has certified the rights and preferences of four series of preferred stock: Series A Convertible Preferred Stock (none currently outstanding), Series B Convertible Preferred Stock (none currently outstanding), Series C Convertible Preferred Stock (none currently outstanding), Series D Convertible Preferred Stock (none currently outstanding) and Series E Convertible Preferred Stock (none currently outstanding). We have authorized a maximum of 5,000,000, 5,000,000, 1,000,000, 2,000,000 and 250,000 shares of Series A, B, C, D and E convertible preferred stock. As of the date of this filing, we have no Series of Preferred Stock outstanding.

Warrants

In February 2012, pursuant to the terms of the warrant agreements with holders of warrants to purchase shares of common stock of Aldagen, we issued warrants are entitled to purchase, in the aggregate, 2,115,196 shares of the Company’s common stock, at an exercise price per share of $1.42 per share, with each warrant expiring December 31, 2014. In addition, we issued 1,180,547 warrants to purchase shares of common stock to certain existing warrant holders in conjunction with early warrant exercise agreements with the same exercise price and expiration date. Each warrant, subject to call provisions, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of the total shares of the Company’s common stock exercisable under the warrant, and (ii) upon issuance of the third installment of the post-closing consideration, for the remaining balance of the shares under the Warrant. Each warrant also contains a “cashless exercise” option which entitles the warrant holders to elect to receive shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants. In addition, subject to certain limitations and adjustments, if the cumulative volume weighted average price per share of our common stock for any fifteen trading days exceeds $3.00 per share, then we may within one trading day of the end of such period, call for cancellation of all or any portion of the unexercised warrant for consideration equal to $0.01 per share. The warrants also contain exercise price adjustments and other provisions customary to instruments of this nature. All respective purchasers in the warrant offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), and the Company sold the securities in these offerings in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

Registration Rights

In connection with the above-referenced private offerings, the Company agreed to file, within 120 days following the filing of the Amendment to Certificate of Incorporation increasing the authorized capital stock and the conversion of the Series E Preferred Stock to Common Stock, a registration statement covering the resale of (i) shares of common stock issuable upon conversion of the Series E Preferred; (ii) shares of common stock issued in the common stock offering; and (iii) shares of common stock issuable under the warrants issued to the Aldagen warrant holders.

Lockup Restrictions

In connection with the above-referenced private offerings, each of the common stock purchasers, warrant holders and Aldagen Holdings, LLC entered into a lock-up letter under which each agreed to hold their respective securities as follows: (i) the investors in the common stock offering - to hold one-half of such common stock for a period of six months (August 8, 2012) following the closing of the Aldagen transaction, and the remaining one-half - for a period of twelve months (February 8, 2013), and (ii) Aldagen Holdings, LLC and the warrants holders - one-third of their respective common stock and the common stock issuable upon conversion of the warrants for a period of six months (August 8, 2012), one-third - for a period of twelve months (February 8, 2013), and the remaining one-third - for a period of eighteen months (August 8, 2013) following the closing of the Aldagen transaction.

Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws

Provisions of Delaware law and our Certificate of Incorporation, as amended, and Bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to the provisions of Section 203 of the Delaware Law. Subject to a number of exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A "business combination" includes a merger, asset sale, stock sale, or other transaction resulting in financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation's outstanding voting stock. This provision may have the effect of delaying, deterring, or preventing a change of control without further action by the shareholders.

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PLAN OF DISTRIBUTION

Each Selling Security Holder and any of their pledgees, assignees and successors-in-interest may sell, from time to time, sell any or all of their shares of common stock covered in this prospectus on the principal trading market or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Security Holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Security Holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with therein.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Schiff Hardin LLP, Washington, D.C.

EXPERTS

The financial statements as of December 31, 2011 and 2012 and for the years then ended included in this Registration Statement have been so included in reliance on the reports of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, has audited the financial statements of Aldagen, Inc. as of December 31, 2011 and 2010, and for the years then ended, and for the period from March 3, 2000 (inception) through December 31, 2011, included in our Current Report on Form 8-K/A filed with the SEC on August 14, 2012, as set forth in their report, which is included in this prospectus and elsewhere in the registration statement. The financial statements are included in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We file reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports, proxy and information statements, and other information about our Company. Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website address is http://www.cytomedix.com. Information contained on our website is not deemed part of this prospectus.

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CYTOMEDIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2013	2012

ASSETS

Current assets
Cash	$7,216,081	$2,615,805
Short-term investments, restricted	53,248	53,248
Accounts and other receivable, net	2,366,175	1,733,742
Inventory	934,245	1,170,097
Prepaid expenses and other current assets	1,872,786	737,445
Deferred costs, current portion	286,192	136,436

Total current assets	12,728,727	6,446,773

Property and equipment, net	2,208,086	2,440,081
Deferred costs	666,735	180,783
Intangible assets, net	34,043,704	34,135,287
Goodwill	1,128,517	1,128,517

Total assets	$50,775,769	$44,331,441

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$3,490,177	$2,812,371

Total current liabilities	3,490,177	2,812,371

Notes payable	6,045,208	2,100,000
Derivative and other liabilities	942,432	1,415,159

Total liabilities	10,477,817	6,327,530

Commitments and contingencies

Conditionally redeemable common stock (909,091 issued and outstanding)	500,000	—

Stockholders' equity
Common stock; $.0001 par value, authorized 160,000,000 shares;
2013 issued and outstanding - 104,337,377 shares;
2012 issued and outstanding - 93,808,386 shares	10,343	9,381
Common stock issuable	471,250	489,100
Additional paid-in capital	115,635,144	108,485,646
Accumulated deficit	(76,318,785)	(70,980,216)

Total stockholders' equity	39,797,952	38,003,911

Total liabilities and stockholders' equity	$50,775,769	$44,331,441

The accompanying notes are an integral part of these condensed consolidated financial statements.

62

CYTOMEDIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,

	2013	2012

Revenues
Product Sales	$2,253,129	$1,686,392
License Fees	—	1,330,362
Royalties	64,172	—

Total revenues	2,317,301	3,016,754

Cost of revenues
Cost of sales	1,267,310	848,436
Cost of royalties	5,134	—

Total cost of revenues	1,272,444	848,436

Gross profit	1,044,857	2,168,318

Operating expenses
Salaries and wages	1,998,196	2,062,128
Consulting expenses	533,512	829,047
Professional fees	125,348	463,037
Research, development, trials and studies	901,685	357,308
General and administrative expenses	2,489,326	1,176,227

Total operating expenses	6,048,067	4,887,747

Loss from operations	(5,003,210)	(2,719,429)

Other income (expense)
Interest, net	(519,029)	(267,145)
Change in fair value of derivative liabilities	193,093	(220,314)
Inducement expense	—	(1,512,148)
Other	(4,533)	—

Total other income (expenses)	(330,469)	(1,999,607)

Loss before provision for income taxes	(5,333,679)	(4,719,036)
Income tax provision	4,890	4,609

Net loss	(5,338,569)	(4,723,645)

Preferred dividends:
Series D preferred stock	—	13,562

Net loss to common stockholders	$(5,338,569)	$(4,737,207)

Loss per common share —
Basic and diluted	$(0.05)	$(0.07)

Weighted average shares outstanding —
Basic and diluted	99,105,448	63,262,699

The accompanying notes are an integral part of these condensed consolidated financial statements.

63

CYTOMEDIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,

	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,338,569)	$(4,723,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense, net of recoveries	9,629	(4,057)
Depreciation and amortization	332,947	224,671
Stock-based compensation	169,263	1,221,231
Change in fair value of derivative liabilities	(193,093)	220,314
Amortization of deferred costs	42,753	34,109
Non-cash interest expense - amortization of debt discount	(33,952)	163,920
Deferred income tax provision	4,890	4,609
Loss (Gain) on disposal of assets	7,837	(19,275)
Effect of amendment to contingent consideration	1,006,159	—
Loss on extinguishment of debt	19,867	—
Effect of issuance of warrants for term loan modification	303,517	—
Inducement expense	—	1,513,371
Change in operating assets and liabilities, net of those acquired:
Accounts and other receivable, net	(642,062)	(333,406)
Inventory	235,852	36,333
Prepaid expenses and other current assets	(809,648)	283,233
Accounts payable and accrued expenses	677,807	(296,297)
Deferred revenues	—	1,169,638
Other liabilities	(6,782)	(3,280)

Net cash used in operating activities	(4,213,585)	(508,531)

CASH FLOWS FROM INVESTING ACTIVITIES:

Property and equipment acquisitions	(100,000)	(275,818)
Cash acquired in business combination	—	24,563
Proceeds from sale of equipment	82,794	105,053

Net cash used in investing activities	(17,206)	(146,202)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of debt	4,249,329	—
Proceeds from issuance of common stock, net	4,851,738	6,026,000
Redemption of preferred stock	—	(169,986)
Repayment of note payable	(270,000)	—
Proceeds from option and warrant exercises	—	1,070,260
Dividends paid on preferred stock	—	(36,595)

Net cash provided by financing activities	8,831,067	6,889,679

Net increase (decrease) in cash	4,600,276	6,234,946
Cash, beginning of period	2,615,805	2,246,050

Cash, end of period	$7,216,081	$8,480,996

The accompanying notes are an integral part of these condensed consolidated financial statements.

64

CYTOMEDIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Business and Presentation

Description of Business

Cytomedix, Inc. (“Cytomedix,” the “Company,” “we,” “us,” or “our”) is a regenerative therapies company marketing and developing products within the U.S. and internationally. We commercialize innovative cell-based technologies that harness the regenerative capacity of the human body to trigger natural healing. The use of autologous (from self) biological therapies for tissue repair and regeneration is part of a transformative clinical strategy designed to improve long term recovery in complex chronic conditions with significant unmet medical needs. We currently have a growing commercial operation, and a robust clinical pipeline representing a logical extension of our commercial technologies in the evolving field of regenerative medicine.

Our current commercial offerings are centered on our point of care platform technologies for the safe and efficient separation of blood and bone marrow to produce platelet based therapies or cell concentrates. Today, we promote two distinct platelet rich plasma (PRP) technologies, the AutoloGel System for wound care and the Angel concentrated Platelet Rich Plasma (cPRP) System in orthopedics and cardiovascular markets. Our sales are predominantly (approximately 82%) in the United States, where we sell our products through a combination of direct sales representatives and independent sales agents. Commercial growth drivers in the U.S. include Medicare coverage for the treatment of chronic wounds under a National Coverage Decision allowing Coverage with Evidence Development (CED), and the patient driven private pay PRP business in orthopedics and aesthetics. In Europe, the Middle East, Canada, and Australia we have a network of experienced distributors covering key markets.

Our clinical pipeline includes the ALDH br cell-based therapies (“Bright Cells”), acquired through the February 2012 acquisition of Aldagen, Inc., a privately held biopharmaceutical company and the expansion of the Angel System for use in other clinical indications. Cytomedix has a strong and growing patent portfolio intended to drive value by facilitating and protecting leading market positions for our commercial products, attracting strategic partners, and generating revenue via out-licensing agreements.

Basis of Presentation and Significant Accounting Policies

The unaudited financial statements included herein are presented on a condensed consolidated basis and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly state such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations.

The year-end balance sheet data were derived from audited consolidated financial statements but do not include all disclosures required by accounting principles generally accepted in the United States of America.

These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2013.

Basic and Diluted Loss Per Share

We compute basic and diluted net loss per common share using the weighted-average number of shares of common stock outstanding during the period. During periods of net losses, shares associated with outstanding stock options, stock warrants, convertible preferred stock, and convertible debt are not included because the inclusion would be anti-dilutive. The total numbers of such shares excluded from the calculation of diluted net loss per common share were 27,345,975 for the three months ended March 31, 2013, and 22,739,002 for the three months ended March 31, 2012.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the net tangible and intangible assets acquired in business combinations. The Company conducts an impairment test of goodwill on an annual basis as of October 1 of each year. The Company will also conduct tests if events occur or circumstances change that would, more likely than not, reduce the fair value of the Company below its carrying value.

Indefinite lived intangible assets consist of in-process research and development (IPR&D) acquired in the acquisition of Aldagen. The acquired IPR&D consists of specific cell populations (that are related to a specific indication) and the use of the cell populations in treating particular medical conditions. The Company evaluates its indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis on October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess.

Identifiable intangible assets with finite lives consist of trademarks, technology (including patents), and customer relationships acquired in business combinations. These intangibles are amortized using the straight-line method over their estimated useful lives. The Company reviews its finite-lived intangible assets for potential impairment when circumstances indicate that the carrying amount of assets may not be recoverable.

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Note 2 — Recent Accounting Pronouncements

The Company believes the adoption of Accounting Standards Updates issued but not yet adopted will not have a material impact to our results of operations or financial position.

Note 3 — Fair Value Measurements

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. U.S. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value.

Short-term Financial Instruments

The inputs used in measuring the fair value of cash and short-term investments are considered to be Level 1 in accordance with the three-tier fair value hierarchy. The fair market values are based on period-end statements supplied by the various banks and brokers that held the majority of the Company’s funds. The fair value of other short-term financial instruments (primarily accounts receivable and accounts payable and accrued expenses) approximate their carrying values because of their short-term nature.

Other Financial Instruments

The Company has segregated its financial assets and liabilities that are measured at fair value into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. The Company has no non-financial assets and liabilities that are measured at fair value.

The carrying amounts of the liabilities measured at fair value are as follows:

Description	Level 1	Level 2	Level 3	Total

Liabilities at March 31, 2013:
Embedded conversion options	$—	$—	$591,078	$591,078

Total measured at fair value	$—	$—	$591,078	$591,078

Liabilities at December 31, 2012:
Embedded conversion options	$—	$—	$780,960	$780,960

Total measured at fair value	$—	$—	$780,960	$780,960

The liabilities measured at fair value in the above table are classified as “derivative and other liabilities” in the accompanying consolidated balance sheets.

The following table sets forth a summary of changes in the fair value of Level 3 liabilities for the three months ended March 31, 2013:

Balance at December 31, 2012	Established in 2012	Modification of Convertible Debt Agreement	Conversion to Common Stock	Change in Fair Value	Effect of Extinguishment of Debt	Balance at March 31, 2013

$780,960	$—	$250,361	$(68,994)	$(193,093)	$(178,156)	$591,078

Gains and losses in the fair value of derivative instruments are classified as the “change in the fair value of derivative instruments” in the accompanying consolidated statements of operations.

The fair value of the embedded conversion options is determined based on the Black-Scholes option pricing model, and includes the use of unobservable inputs such as the expected term, anticipated volatility and expected dividends. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the embedded conversion options. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

In July and November 2011, we issued convertible notes that contained embedded conversion options which met the criteria for derivative liabilities. The fair value of the conversion options, at March 31, 2013, approximates $591,000.

In October 2012, the Company purchased a Certificate of Deposit (“CD”) from its commercial bank in the amount of $53,000. This CD bears interest at an annual rate of 0.20% and matures on June 24, 2013. The $53,000 carrying value of the CD approximates its fair value. This CD collateralizes the Letter of Credit described in Commitment and Contingencies (see Note 16).

Note 4 — Geographic information

Product sales consist of the following:

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	March 31,	March 31,
	2013	2012

Revenue from U.S. product sales	$1,842,800	$1,493,400
Revenue from non-U.S. product sales	$410,300	$193,000

Total revenue from product sales	$2,253,100	$1,686,400

Note 5 — Accounts and Other Receivables

Accounts receivable, net consisted of the following:

	March 31,	December 31,
	2013	2012

Trade receivables	$1,311,432	$1,133,400
Other receivables	1,105,634	643,051

	2,417,066	1,776,451

Less allowance for doubtful accounts	(50,891)	(42,709)

	$2,366,175	$1,733,742

Other receivables consist primarily of the cost of raw materials needed to manufacture the Angel products that are sourced by the Company and immediately resold, at cost, to the contract manufacturer.

Note 6 — Inventory

The carrying amounts of inventories are as follows:

	March 31,	December 31,
	2013	2012

Raw materials	$57,504	$79,090
Finished goods	876,741	1,091,007

	$934,245	$1,170,097

Note 7 — Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	March 31,	December 31,
	2013	2012

Prepaid insurance	$72,636	$61,519
Prepaid fees and rent	158,022	186,407
Deposits and advances	702,403	$409,604
Prepaid royalties	815,624	6,250
Other Current Assets	124,101	73,665

	$1,872,786	$737,445

Prepaid royalties is a result of a payment made, to a holder of a security interest in patents, for the termination and release of the security interest. The prepayment will be amortized to cost of sales over the life of the patents which expire November 2019.

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Note 8 — Property and Equipment

Property and equipment consists of the following:

	March 31,	December 31,
	2013	2012

Medical equipment	$3,032,371	$3,033,792
Office equipment	72,410	87,163
Manufacturing equipment	303,143	303,143
Leasehold improvements	390,911	390,911

	3,798,835	3,815,009
Less accumulated depreciation	(1,590,749)	(1,374,928)

	$2,208,086	$2,440,081

For the three months ended March 31, 2013, we recorded depreciation expense of approximately $241,400 with $134,500 reported as cost of sales and $106,900 to general and administrative expenses. Amortization of leasehold improvements is included in accumulated depreciation.

Note 9 — Goodwill and Identifiable Intangible Assets

Goodwill

Goodwill represents the purchase price of acquisitions in excess of the amounts assigned to acquired tangible or intangible assets and assumed liabilities. Amounts allocated to goodwill are tax deductible in all relevant jurisdictions.

As a result of the Company’s acquisition of Aldagen in February 2012, the Company recorded goodwill of approximately $422,000.

Prior to the acquisition of Aldagen, the Company had goodwill of approximately $707,000 as a result of the acquisition of the Angel Business in April 2010. The Company conducts an impairment test of goodwill on an annual basis as of October 1 of each year. The Company will also conduct tests if events occur or circumstances change that would, more likely than not, reduce the fair value of the Company below its carrying value. No such triggering events were identified during the quarter ended March 31, 2013.

Identifiable Intangible Assets

Cytomedix’s identifiable intangible assets consist of trademarks, technology (including patents), customer relationships, and in-process research and development. These assets were a result of the Angel Business and Aldagen acquisitions. The carrying value of those intangible assets, and the associated amortization, were as follows:

	March 31,	December 31,
	2013	2012
Trademarks	$2,310,000	$2,310,000
Technology	2,355,000	2,355,000
Customer relationships	708,000	708,000
In-process research and development	29,585,000	29,585,000

Total	$34,958,000	$34,958,000
Less accumulated amortization	(914,296)	(822,713)
	$34,043,704	$34,135,287

The Company’s intangible assets that have finite lives are amortized over their useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis on October 1 of each year. If any indicators were present, the Company would test for recoverability by comparing the carrying amount of the asset to the net undiscounted cash flows expected to be generated from the asset. If those net undiscounted cash flows do not exceed the carrying amount (i. e., the asset is not recoverable), the Company would perform the next step, which is to determine the fair value of the asset and record an impairment loss, if any. The Company periodically reevaluates the useful lives for these intangible assets to determine whether events and circumstances warrant a revision in their remaining useful lives. No such triggering events were identified during the quarter ended March 31, 2013.

The Company evaluates its indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis on October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess. The Company’s sole indefinite-lived intangible asset is its in-process research and development acquired in connection with its acquisition of Aldagen. The in-process research and development asset consists of its ALDH bright cell platform. The Company is currently conducting a phase 2 clinical trial for this technology in ischemic stroke. Enrollment in that trial is expected to complete later this year and top-line data is expected to be available approximately four months following completion of enrollment. If the trial is successful, it should provide efficacy data sufficient to appropriately power a phase 3 trial and would also further validate the technology. However, there is no assurance that this trial will be successful. There were no triggering events identified during the quarter ended March 31, 2013 that would suggest an impairment may be needed.

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Amortization expense of approximately $39,300 was recorded to cost of sales and approximately $52,300 was recorded to general and administrative expense for the three months ended March 31, 2013. Amortization expense for the remainder of 2013 is expected to be approximately $274,800. Annual amortization expense based on our existing intangible assets and their estimated useful lives is expected to be approximately:

2014	366,500
2015	366,500
2016	366,500
2017	366,500
2018	366,500
Thereafter	2,718,600

Note 10 — Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	March 31,	December 31,
	2013	2012

Trade payables	$2,342,090	$1,434,166
Accrued compensation and benefits	697,849	833,141
Accrued professional fees	135,026	156,205
Accrued interest	64,125	750
Other payables	251,087	388,109

	$3,490,177	$2,812,371

Note 11 — Derivative and Other Liabilities

Derivative and other liabilities consisted of the following:

	March 31,	December 31,
	2013	2012

Derivative liability, long-term portion	$591,078	$780,960
Long-term portion of convertible debt, net of unamortized discount	181,862	462,815
Deferred rent	41,741	58,005
Deferred tax liability	54,890	50,000
Interest payable	39,379	33,379
Conditional grant payable	30,000	30,000
Accrued term loan fee	3,482	—

	$942,432	$1,415,159

Note 12 — Debt

4% Convertible Notes

On July 15, 2011, Cytomedix issued $1.3 million of its 4% Convertible Notes (the “July 4% Convertible Notes”) to an unaffiliated third party. The July 4% Convertible Notes mature on July 15, 2014 and bear a one-time interest charge of 4% due on maturity. The July 4% Convertible Notes (plus accrued interest) convert at the option of JMJ, in whole or in part and from time to time, into shares of the Company’s common stock at a conversion rate equal to (i) the lessor of $0.80 per share or (ii) 80% of the average of the three lowest closing prices of the Company’s common stock for the previous 20 trading days prior to conversion (subject to a “floor” price of $0.25 per share). At March 31, 2013, approximately $546,000 face amount of the July 4% Convertible Notes remained and were convertible into approximately 1.4 million shares of common stock at a conversion price of $0.40 per share.

On November 18, 2011, Cytomedix issued $0.5 million of its 4% Convertible Notes (the “November 4% Convertible Notes”) to the holder. The November 4% Convertible Notes mature on November 18, 2014 and bear a one-time interest charge of 4% due on maturity. The November 4% Convertible Notes (plus accrued interest) convert at the option of the holder, in whole or in part and from time to time, into shares of the Company’s common stock at a conversion rate equal to 80% of the average of the three lowest closing prices of the Company’s common stock for the previous 20 trading days prior to conversion (subject to a “floor” price of $0.25 per share). At March 31, 2013, approximately $130,000 face amount of the November 4% Convertible Notes remained and were convertible into approximately 0.3 million shares of common stock at a conversion price of $0.40 per share.

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The holder has the option to provide additional funding of up to $1.0 million on substantially the same terms; however, the Company may elect to cancel such notes, in its sole discretion, with no penalty.

The conversion option embedded in the July and November 4% Convertible Notes is accounted for as a derivative liability, and resulted in the creation at issuance of a discount to the carrying amount of the debt, totaling $1.8 million, which is being amortized as additional interest expense using the straight-line method over the term of the July and November 4% Convertible Notes (the Company determined that using the straight-line method of amortization did not yield a materially different amortization schedule than the effective interest method). The embedded conversion option is recorded at fair value and is marked to market at each period, with the resulting change in fair value being reflected as “change in fair value of derivative liabilities” in the accompanying condensed consolidated statements of operations.

On February 19, 2013, the Company and the holder of these notes, agreed, in consideration of the subordination of the rights and remedies under these notes to that of another party, to amend the notes to extend the maturity date to September 20, 2016. Also, as part of the consideration, the Company repaid approximately $0.3 million of the principal of the note. The amendments were accounted for as a partial “extinguishment” and a partial “modification” of the notes. The partial extinguishment resulted in the immediate expensing of approximately $54,000 of new fees and expenses and $54,000 of the increase in the fair value of the embedded conversion option. The partial modification resulted in the deferral of approximately $46,000 of new fees and expenses and $197,000 of the increase in the fair value of the embedded conversion option (as additional debt discount).

12% Interest Only Note

On April 28, 2011, the Company borrowed $2.1 million pursuant to a secured promissory note that matures April 28, 2015. The note accrues interest at a rate of 12% per annum, and requires interest-only payments each quarter commencing September 30, 2011, with the then outstanding principal due on the maturity date. The note may be accelerated by the lender if Cytomedix defaults in the performance of the terms of the promissory note, if the representations and warranties made by us in the note are materially incorrect, or if we undergo a bankruptcy event. The note is secured by business assets acquired from Sorin. The proceeds were used to fully satisfy the Company’s then existing obligation under a separate note payable to Sorin.

In connection with the issuance of the new secured promissory note, the Company issued the lender a warrant to purchase up to 1,000,000 shares at an exercise price of $0.50 per share vesting as follows: (a) 666,667 shares upon issuance of the note, (b) 83,333 shares if the note has not been prepaid by the first anniversary of its issuance, (c) 116,667 shares if the note has not been prepaid by the second anniversary of its issuance, and (d) 133,333 shares if the note has not been prepaid by the third anniversary of its issuance.

Of the $2,100,000 due under the note, our payment obligations with respect to $1,400,000 under the note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including Mr. David Jorden, one of the Company’s directors. In connection with this guarantee, the Company issued the guarantors warrants to purchase an aggregate of up to 1,500,000 shares, on a pro rata basis based on the amount of the guarantee, at an exercise price of $0.50 per share vesting as follows: (a) 833,333 shares upon issuance of the note, (b) 166,667 shares if the note has not been prepaid by the first anniversary of its issuance, (c) 233,333 shares if the note has not been prepaid by the second anniversary of its issuance, and (d) 266,667 shares if the note has not been prepaid by the third anniversary of its issuance.

The warrants issued to the lender and the guarantors were valued at approximately $546,000, were recorded as deferred debt issuance costs, and are being amortized to interest expense on a straight-line basis over the guarantee period. The Company determined that the straight-line method of amortization did not yield a materially different amortization schedule from the effective interest method.

On February 19, 2013, The Company and the holder of the note, in consideration for subordination of its security interest under the note to that of another party, agreed, to amend the note. In the amendment, the Company agreed to extend the maturity date of the note to November 19, 2016. In addition, the parties agreed to amend the vesting schedule on the warrants issued by the Company in April 2011 such that the remaining 250,000 warrant shares are exercisable immediately and to issue the holder a new warrant to purchase up to 266,666 shares at an exercise price of $0.70 per share vesting as follows: (i) 133,333 shares may be exercised only if the note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 133,333 shares may be exercised only if the note has not been paid by the fifth anniversary of its issuance.

The Company also: (i) amended the warrant vesting schedule on the guarantors’ warrants issued by the Company in April 2011 such that the remaining 500,000 warrant shares are exercisable immediately and (ii) granted new warrants to the guarantors to acquire up to 533,334 shares of the Company’s common stock pursuant to warrants at the exercise price of $0.70 per share, vesting as follows: (i) 266,667 warrant shares may be exercised only if the JP Trust Note has not been prepaid by the fourth anniversary of its issuance, and (ii) the remaining 266,667 shares may be exercised only if the note has not been paid by the fifth anniversary of its issuance.

The amendment was accounted for as a “modification.” Accordinly, the warrants issued to the lender as a result of the amendment (valued at approximately $152,000) were recorded as deferred debt issuance costs, and are being amortized to interest expense on a straight-line basis over the guarantee period. The Company determined that the straight-line method of amortization did not yield a materially different amortization schedule from the effective interest method. The warrants issued to the guarantors as a result of the amendment were valued at approximately $304,000 and were recorded as interest expense in the first quarter of 2013.

Term Loan

On February 19, 2013, the Company entered into a Credit and Security Agreement (the “Credit Agreement”) with an unaffiliated third party that provides for an aggregate term loan commitments of $7.5 million. The Company received the first tranche of $4.5 million on February 27, 2013. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of the following conditions: (i) if the Company achieves certain performance milestones for 2013 and (ii) raises an amount of not less than $5.0 million in the aggregate from (a) equity investors, and/or (b) partnership proceeds on or before July 31, 2013 (the “Capital Raise Event”).

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The term loan will mature on August 19, 2016, and will be repaid on a straight-line amortization basis, with the first twelve months being an interest only period and commencing on the thirteenth month the principal on both the first tranche and, if applicable, on the second tranche, will be amortized in equal monthly amounts through the maturity date.

In connection with the foregoing loan facility, the Company issued the lender a seven-year warrant to purchase 1,079,137 shares of the Company’s common stock at the warrant exercise price of $0.70 per share. The exercise price and the number of shares issuable upon exercise of the warrant is subject to standard anti-dilution adjustments and contains a cashless exercise provision.

Interest on the outstanding balance of the term loan is payable monthly in arrears at an annual rate of the one-month London Interbank Offered Rate (LIBOR), plus 8.0%, subject to a LIBOR floor of 3%, and is calculated on the basis of the actual number of days elapsed in a 360 day year. In the event the term loan is prepaid by the Company prior to the end of its term, the Company will be required to pay to the lender a fee equal to an amount determined by multiplying the outstanding amount on the loan by 5% in the first year, 3% in the second year and 1% after that.

Amounts borrowed under the Credit Agreement are secured by a first priority security interest on all existing and after-acquired assets of the Company, including the intellectual property of the Company and its subsidiaries. The Credit Agreement contains events of default and remedies customary for loan transactions of this sort including, among others, those related to a default in the payment of principal or interest, a material inaccuracy of a representation or warranty, a default with regard to performance of certain covenants, a material adverse change (as defined in the Credit Agreement) occurs, and certain change of control events. In addition, the failure to consummate the Capital Raise Event constitutes an event of default under the Credit Agreement. The Company would also be in default under the Credit Agreement in the event of certain withdrawals, recalls, adverse test results or enforcement actions with respect to the Company’s products. Upon the occurrence of a default, in some cases following a notice and cure period, lender may accelerate the maturity of the loans and require the full and immediate repayment of all borrowings under the Credit Agreement. The Credit Agreement also contains financial and customary negative covenants, including with respect to the Company’s ability to sell, lease, transfer, assign, grant a security interest in or otherwise dispose of its assets except in the ordinary course of business, or incur additional indebtedness.

The warrants issued to the lender were valued at approximately $568,000, were recorded as a debt discount, and are being amortized to interest expense over the term of the loan. The Company determined that the straight-line method of amortization did not yield a materially different amortization schedule from the effective interest method. The warrants are classified in equity.

Note 13 — Income Taxes

The Company accounts for income taxes using the asset and liability approach. This approach requires the recognition of tax benefits or expenses on the temporary differences between the financial reporting and tax bases of the Company’s assets and liabilities. For interim periods, the Company recognizes a provision (benefit) for income taxes based on an estimated annual effective tax rate expected for the entire year. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company also recognizes a tax benefit from uncertain tax positions only if it is “more likely than not” that the position is sustainable based on its technical merits. The Company’s policy is to recognize interest and penalties on uncertain tax positions as a component of income tax expense.

Note 14 — Capital Stock Activity

The Company issued 10,528,991 shares of Common stock during the three months ended March 31, 2013. The following table lists the sources of and the proceeds from those issuances:

Source	# of Shares	Total Proceeds

Sale of shares pursuant to registered direct offering	9,090,911	$5,000,001
Sale of shares pursuant to October 2010 equity purchase agreement	450,000	$303,000
Issuance of shares in lieu of cash for fees incurred pursuant to February 2013 equity purchase agreement	375,000	$—
Issuance of shares for conversion of 4% Convertible Notes	345,580	$—
Issuance of shares for release of security interest in patents	250,000	$—
Issuance of shares in lieu of cash for consultant	17,500	$—

Totals	10,528,991	$5,303,001

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The following table summarizes the stock options granted by the Company during the three months ended March 31, 2013. These options were granted to employees and board members under the Company’s Long-Term Incentive Plan.

Three Months Ended
March 31, 2013

Options Granted	Exercise Price

303,000	$0.51 - $0.53

During the three months ended March 31, 2013, 7,001 stock options were forfeited by contract due to the termination of the underlying service arrangement.

No dividends were declared or paid on the Company’s Common stock in any of the periods discussed in this report.

The Company had the following outstanding warrants and options:

	# Outstanding

Equity Instrument	March 31, 2013	December 31, 2012

Fitch/Coleman Warrants(1)	975,000	975,000
August 2009 Warrants(2)	1,070,916	1,070,916
April 2010 Warrants(3)	1,295,138	1,295,138
October 2010 Warrants(4)	1,488,839	1,488,839
Guarantor 2011 Warrants(5)	916,665	916,665
February 2012 Inducement Warrants(6)	1,180,547	1,180,547
February 2012 Aldagen Warrants(7)	2,115,596	2,115,596
February 2013 MidCap Warrants(8)	1,079,137	—
February 2013 Subordination Warrants(9)	800,000	—
February 2013 Worden Warrants(10)	250,000	—
February 2013 RDO Warrants(11)	6,363,638	—
February 2013 PA Warrants(12)	136,364	—
Other warrants(13)	200,000	200,000
Options issued under the Long-Term Incentive Plan(14)	8,162,952	7,866,953

(1)	These warrants were issued in connection with the August 2, 2007 Term Sheet Agreement and Shareholders’ Agreement with the Company’s then outside patent counsel, Fitch Even Tabin & Flannery and The Coleman Law Firm, and have a 7.5 year term. The strike prices on the warrants are: 325,000 at $1.25 (Group A); 325,000 at $1.50 (Group B); and 325,000 at $1.75 (Group C). The Company may call up to 100% of these warrants, provided that the closing stock price is at or above the following call prices for ten consecutive trading days: Group A — $4/share; Group B — $5/share; Group C — $6/share. If the Company exercises its right to call, it shall provide at least 45 days notice for one-half of the warrants subject to the call and at least 90 days notice for the remainder of the warrants subject to the call.

(2)	These warrants were issued in connection with the August 2009 financing, are voluntarily exercisable at $0.51 per share and expire in February 2014. These amounts reflect adjustments for an additional 420,896 warrants due to anti-dilutive provisions. These warrants were previously accounted for as a derivative liability through January 28, 2011. At that time, they were modified to remove non-standard anti-dilution clauses and the associated derivative liability and related deferred financing costs were reclassified to APIC.

(3)	These warrants were issued in connection with the April 2010 Series D preferred stock offering, are voluntarily exercisable at $0.54 per share and expire on April 9, 2015.

(4)	These warrants were issued in connection with the October 2010 financing. They have an exercise price of $0.60 and expire on April 7, 2016. These warrants were previously accounted for as a derivative liability through January 28, 2011. At that time, they were modified to remove non-standard anti-dilution clauses and the associated derivative liability and related deferred financing costs were reclassified to APIC.

(5)	These warrants were issued pursuant to the Guaranty Agreements executed in connection with the Promissory Note issued in April 2011. These warrants have an exercise price of $0.50 per share and expire on April 28, 2016.

(6)	These warrants were issued in connection with the February 2012 warrant exercise agreements executed with certain existing Cytomedix warrant holders. These warrants have an exercise price of $1.42 per share and expire on December 31, 2014.

(7)	These warrants were issued in February 2012 in connection with the warrant exchange agreements between Cytomedix and various warrant holders of Aldagen. These warrants have an exercise price of $1.42 per share and expire on December 31, 2014.

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(8)	These warrants were issued in connection with the February 2013 financing. They are voluntarily exercisable, have an exercise price of $0.70 per share and expire on February 19, 2020.

(9)	These warrants were issued in connection with the February 2013 financing, have an exercise price of $0.70 per share, and expire on February 19, 2018. They are only exercisable if the JPNT Note remains outstanding on or after 04-28-2015 (50% of total) and 04-15-2016 (remainder).

(10)	These warrants were issued in connection with the February 2013 financing. They are voluntarily exercisable, have an exercise price of $0.70 per share, and expire on February 19, 2020.

(11)	These warrants were issued in connection with the February 2013 registered direct offering. They are voluntarily exercisable, have an exercise price of $0.75 per share, and expire on February 22, 2018.

(12)	These warrants were issued to the placement agent in connection with the February 2013 registered direct offering. They are exercisable on or after August 21, 2013, have an exercise price of $0.66 per share, and expire on February 22, 2018.

(13)	These warrants were issued to a consultant in exchange for services provided. They are voluntarily exercisable, have an exercise price of $1.50 per share, and expire on February 24, 2014. There is no call provision associated with these warrants.

(14)	These options were issued under the Company’s shareholder approved Long-Term Incentive Plan.

Lincoln Park Transaction

On February 18, 2013, Cytomedix entered into a purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to and Lincoln Park is obligated to purchase up to $15 million in shares of the Company’s common stock (“Common Stock”), subject to certain limitations, from time to time, over the 30-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. The Company may direct Lincoln Park every other business day, at its sole discretion and subject to certain conditions, to purchase up to 150,000 shares of Common Stock in regular purchases, increasing to amounts of up to 200,000 shares depending upon the closing sale price of the Common Stock. In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock is not below $1.00 per share. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the floor price of $0.45 per share, subject to adjustment. The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Common Stock.

In connection with the Purchase Agreement, the Company issued to Lincoln Park 375,000 shares of Common Stock and is required to issue up to 375,000 additional shares of Common Stock pro rata as the Company requires Lincoln Park to purchase the Company’s shares under the Purchase Agreement over the term of the agreement. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. There are no trading volume requirements or restrictions under the Purchase Agreement. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

Common Stock and Warrant Registered Offering

On February 19, 2013, the Company entered into securities purchase agreements with certain institutional accredited investors, including certain current shareholders of the Company, to raise gross proceeds of $5,000,000, before placement agent’s fees and other offering expenses, in a registered offering. The Company will issue to the investors units of the Company’s securities consisting, in the aggregate, of 9,090,910 shares of the Company’s common stock and five-year warrants to purchase 6,363,637 shares of common stock. The purchase price paid by investors was $0.55 for each unit. Each warrant is immediately exercisable at $0.75 per share on or after February 22, 2013 and is subject to transfer restrictions, including among others, compliance with the state securities laws. The closing of the offering took place on February 22, 2013. Proceeds from the transaction will be used for general corporate and working capital purposes. The warrants are classified in equity.

Pursuant to the terms of the Placement Agent Agreement, the Company has agreed to pay an aggregate cash fee in the amount of $350,000 (the “Placement Fee”). The Company has also agreed to reimburse up to $52,000 for expenses incurred by the placement agent in connection with the offering. In addition, the Company granted to the placement agent warrants to purchase 136,364 shares of our common stock. The warrants will have the same terms as the investor warrants in this offering, except that the exercise price will be 120% of the exercise price of the investor warrants and may also be exercised on a cashless basis.

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The offering was made pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-183704, the base prospectus originally filed with the SEC on August 31, 2012, as subsequently amended and as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on February 20, 2013).

The securities purchase agreements contain representations, covenants and other provisions customary for the agreements of this nature. In addition, such agreements provide for certain “piggy-back” registrations rights with respect to the Company’s securities (including shares to be issued upon warrant exercises) purchased in the offering by investors that are affiliates of the Company, such that the Company agreed, to the extent such affiliate investors are not able to resell such securities without restriction, to include such securities in its future registration statements, subject to applicable limitations. Also, to the extent that such securities have been not registered at the time the Company is required to file a registration statement in connection with the final milestone event relating to the February 2012 Aldagen acquisition, the affiliate investors will have the right to include such securities in such registration statement.

In connection with this offering, the Company and the Maryland Venture Fund (Maryland Department of Business and Economic Development), an investor in the above referenced offering (“MVF”), in compliance with MVF’s investment policies, agreed to execute a certain Stock Repurchase Agreement which requires the Company to repurchase the MVF’s investment, at MVF’s option, upon certain events outside of the Company’s control; provided, however, that in the event that, at the time of either such event the Company’s securities are listed on a national securities exchange, the foregoing repurchase will not be triggered. The common shares issued to MVF are classified as “contingently redeemable common shares” in the accompanying condensed consolidated balance sheet. The value of the warrants and offering expenses allocable to the contingently redeemable common shares was not material.

MidCap Credit and Security Agreement and Related Agreements

On February 19, 2013, the Company (and its wholly-owned subsidiaries, Aldagen, Inc. and Cytomedix Acquisition Company, LLC) entered into a Credit and Security Agreement (the “Credit Agreement”) with Midcap Financial LLC (“Midcap”), that provides for an aggregate term loan commitments of $7.5 million. The Company received the first tranche of $4.5 million on February 27, 2013. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of the following conditions: (i) if the Company achieves certain performance milestones for 2013 and (ii) raises an amount of not less than $5.0 million in the aggregate from (a) equity investors, and/or (b) partnership proceeds on or before July 31, 2013 (the “Capital Raise Event”).

The term loan will mature on August 19, 2016, and will be repaid on a straight-line amortization basis, with the first twelve months being an interest-only period and commencing on the thirteenth month the principal on both the first tranche and, if applicable, on the second tranche, will be amortized in equal monthly amounts through the maturity date.

In connection with the foregoing loan facility, the Company issued MidCap a seven-year warrant to purchase 1,079,137 shares of the Company’s common stock at the warrant exercise price of $0.70 per share. The exercise price and the number of shares issuable upon exercise of the warrant is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The warrant contains a cashless exercise provision. The warrant is not and will not be listed on any securities exchange or automated quotation system. MidCap is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Interest on the outstanding balance of the term loan is payable monthly in arrears at an annual rate of the one-month London Interbank Offered Rate (LIBOR), plus 8.0%, subject to a LIBOR floor of 3%, and is calculated on the basis of the actual number of days elapsed in a 360 day year. In the event the term loan is prepaid by the Company prior to the end of its term, the Company will be required to pay to MidCap a fee equal to an amount determined by multiplying the outstanding amount on the loan by 5% in the first year, 3% in the second year and 1% after that.

Amounts borrowed under the Credit Agreement are secured by a first priority security interest on all existing and after-acquired assets of the Company, including the intellectual property of the Company and its subsidiaries.

The Credit Agreement contains events of default and remedies customary for loan transactions of this sort including, among others, those related to a default in the payment of principal or interest, a material inaccuracy of a representation or warranty, a default with regard to performance of certain covenants, a material adverse change (as defined in the Credit Agreement) occurs, and certain change of control events. In addition, the failure to consummate the Capital Raise Event constitutes an event of default under the Credit Agreement. The Company would also be in default under the Credit Agreement in the event of certain withdrawals, recalls, adverse test results or enforcement actions with respect to the Company’s products. Upon the occurrence of a default, in some cases following a notice and cure period, MidCap may accelerate the maturity of the loans and require the full and immediate repayment of all borrowings under the Credit Agreement. The Credit Agreement also contains financial and customary negative covenants, including with respect to the Company’s ability to sell, lease, transfer, assign, grant a security interest in or otherwise dispose of its assets except in the ordinary course of business, or incur additional indebtedness.

The Company plans to use the funds for general corporate and working capital purposes.

Release of the Worden Security Interest in the Licensed Patents

On February 19, 2013, the Company and Charles E. Worden Sr., an individual holder of security interest in patents pursuant to the Substitute Royalty Agreement, dated November 4, 2001 (the “SRA”), executed an Amendment to the SRA (the “SRA Amendment”) for the purposes of terminating and releasing the security interest and the reversionary interest under the terms of the SRA in exchange for the following consideration: (i) a one-time cash payment of $500,000 (to replace all future minimum monthly royalty payments), (ii) issuance of 250,000 shares of the Company’s common stock (the “Worden Shares”), and (iii) grant of the right to acquire up to 250,000 shares of the Company’s common stock pursuant to a seven-year warrant with the exercise price of $0.70 per share (the “Worden Warrant”). In addition, under the terms of the Amendment, Mr. Worden’s future annual royalty stream limitation was increased from $600,000 to $625,000. The exercise price and the number of shares issuable upon exercise of the Worden Warrant is subject to standard anti-dilution provisions. The Worden Warrants contain provisions that are customary for the instruments of this nature, including, among others, a cashless exercise provision. The warrants are classified as equity.

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Mr. Worden is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company therefore sold the Worden Shares and the Worden Warrant in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

JP Nevada Trust Note Amendment

On February 19, 2013, the Company and its wholly-owned subsidiary, Cytomedix Acquisition Company, LLC, the holder of the April 28, 2011 $2.1 million secured promissory note (the “JP Trust Note”), JP’s Nevada Trust (the “Lender”), agreed, in consideration for subordination of its security interest under the JP Trust Note to that of MidCap pursuant to the terms of the Subordination Agreement, to amend the JP Trust Note to (i) extend the maturity date of such note to November 19, 2016 and (ii) expand the Lender’s second lien security interest under the Note to include the assets of the Company and Aldagen, Inc., the Company’s wholly-owned subsidiary, in addition to the previously secured assets of Cytomedix Acquisition Company, LLC. The parties also agreed to amend the vesting schedule on the Lender’s warrants issued by the Company in April 2011 such that the remaining 250,000 warrant shares are exercisable immediately. Finally, the Company agreed to issue the Lender a new warrant to purchase up to 266,666 shares at an exercise price of $0.70 per share vesting as follows: (i) 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance.

As disclosed in the Company’s Current Report on Form 8-K relating to the original issuance of the JP Trust Note, the Company’s payment obligations with respect to $1.4 million under the JP Trust Note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including David E. Jorden, Chairman of the Board of the Company (the “Guarantors”). In light of the foregoing changes to the Lender’s warrant vesting schedule and issuance of new warrants the Lender, as described above, the disinterested members of the Board also: (i) reviewed and approved amendments to the warrant vesting schedule on the Guarantors’ warrants (including those held by Mr. Jorden) issued by the Company in April 2011 such that the remaining 500,000 warrant shares are exercisable immediately and (ii) granted the right to the Guarantors to acquire up to 533,334 shares of the Company’s common stock pursuant to warrants at the exercise price of $0.70 per share, vesting as follows: (i) 266,667 warrant shares may be exercised only if the JP Trust Note has not been prepaid by the fourth anniversary of its issuance, and (ii) the remaining 266,667 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance (including 107,143 of the previously issued warrants held by Mr. Jorden, which will now vest immediately, and (i) 57,143 of his warrant shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 57,143 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance).

The warrant was sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof. The Lender and each of the Guarantors are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

JMJ Financial Note Amendment and Subordination

On February 19, 2013, the Company and JMJ Financial (“JMJ”), the holder of certain convertible promissory notes issued by the Company (together, the “JMJ Notes”), agreed, in consideration of the subordination of JMJ’s rights and remedies under the JMJ Note to that of MidCap pursuant to the terms of the certain Subordination Agreement (the “JMJ Subordination Agreement”), to amend the JMJ Notes to extend the maturity date of the JMJ Notes to the later of (i) three years from the effective date of such notes or (ii) the date that is one business day following the date the MidCap loan is paid in full. In addition, JMJ converted $100,000 of the outstanding balance on one of the JMJ Notes into shares of the Company’s common stock and the Company remitted a payment in the amount of $370,000 to partially satisfy one of the JMJ Notes, with approximately $750,000 of the JMJ Notes to remain currently outstanding.

Note 15 — Supplemental Cash Flow Disclosures — Non-Cash Transactions

Non-cash transactions for the three months ended March 31, 2013 include:

75

2013
Conversion of convertible debt to common stock	$75,335
Common Stock issued for committed equity financing facility	262,500
Increase in fair value of embedded conversion option upon modification of convertible debt	151,032
Warrants issued for loan modification	151,758
Warrants issued for term loan	568,324
Issuance of Common Stock and warrants for release of security interest in patents	325,693
Obligation to issue shares for professional services	17,850
Warrants issued to investors in connection with the registered direct offering	3,601,354
Warrants issued to placement agent in connection with the registered direct offering	75,981

Note 16 — Commitments and Contingencies

Under the Company’s plan of reorganization upon emergence from bankruptcy in July 2002, the Series A Preferred stock and the dividends accrued thereon that existed prior to emergence from bankruptcy were to be exchanged into one share of new Common stock for every five shares of Series A Preferred stock held as of the date of emergence from bankruptcy. This exchange was contingent on the Company’s attaining aggregate gross revenues for four consecutive quarters of at least $10,000,000 and if met would result in the issuance of 325,000 shares of the Company’s Common stock. The Company reached such aggregate revenue levels as of the end of the quarter ended June 30, 2012 and, as a result, expensed approximately $471,000 related to the resolution of the contingency. The expense amount, classified as other expenses in the accompanying condensed consolidated statement of operations, represents the fair value of 325,000 shares of the Company’s Common stock to be issued to former Series A Preferred Stock holders at prescribed times over the next 12 months. The Common stock issuable is classified as equity.

Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock, contingent upon the achievement of certain milestones related to the current ALD-401 Phase 2 clinical trial. In February 2013, the Company and former Aldagen shareholders modified the terms of the contingent consideration. As a result of the amendment, approximately $1,006,000 was recognized as operating expense with the offset to equity.

In conjunction with its FDA clearance, the Company agreed to conduct a post-market surveillance study to further analyze the safety profile of bovine thrombin as used in the AutoloGel TM System. This study was estimated to cost between $500,000 and $700,000 over a period of several years, which began in the third quarter of 2008. As of March 31, 2013, approximately $360,000 had been incurred. Since the inception of this study, the Company has enrolled 120 patients, noting no adverse events. Based on the additional positive safety data, the Company has suspended further enrollment in this study pending further discussion with the FDA.

In July 2009, in satisfaction of a new Maryland law pertaining to Wholesale Distributor Permits, the Company established a Letter of Credit, in the amount of $50,000, naming the Maryland Board of Pharmacy as the beneficiary. This Letter of Credit serves as security for the performance by the Company of its obligations under applicable Maryland law regarding this permit and is collateralized by a Certificate of Deposit (“CD”) purchased from the Company’s commercial bank. The CD bears interest at an annual rate of 0.20% and matures on June 24, 2013.

In connection with this offering, the Company and the Maryland Venture Fund (Maryland Department of Business and Economic Development), an investor in the above referenced offering (“MVF”), in compliance with MVF’s investment policies, agreed to execute a certain Stock Repurchase Agreement which requires the Company to repurchase the MVF’s investment, at MVF’s option, upon certain events outside of the Company’s control; provided, however, that in the event that, at the time of either such event the Company’s securities are listed on a national securities exchange, the foregoing repurchase will not be triggered. The common shares issued to MVF are classified as “contingently redeemable common shares” in the accompanying condensed consolidated balance sheet. The value of the warrants and offering expenses allocable to the contingently redeemable common shares was not material. Upon the termination of the stock repurchase agreement or the sale of the stock by MVF, the temporary equity will be re-classed to permanent equity.

The Company’s primary office and warehouse facilities are located in Gaithersburg, Maryland, and comprise approximately 7,200 square feet. This facility falls under two leases with monthly rent, including our share of certain annual operating costs and taxes, at approximately $6,00 and $4,000 per month with the leases expiring December 2013 and August 2017, respectively. The Company also leases a 16,300 square foot facility located in Durham, North Carolina. This facility falls under two leases with monthly rent, including our share of certain annual operating costs and taxes, at approximately $11,000 and $6,000 per month with the lease expiring April 30 and December 31, 2013, respectively.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cytomedix, Inc.:

We have audited the accompanying consolidated balance sheets of Cytomedix, Inc. (the “Company”) as of December 31, 2012 and 2011, and the consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2012. We also have audited the Company’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management’s Report on Internal Control over Financial Reporting, management has excluded Aldagen, Inc. (“Aldagen”) from its assessment of internal control over financial reporting as of December 31, 2012 because it was acquired by the Company in a purchase combination during 2012. We have also excluded Aldagen from our audit of internal control over financial reporting. Aldagen is a wholly-owned subsidiary whose total assets and total revenues represent 74% and 2%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2012.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cytomedix, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, Cytomedix, Inc.maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ Stegman & Company
Baltimore, Maryland
March 14, 2013

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CYTOMEDIX, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS
Current assets
Cash (including $1.5 million of cash in 2012 dedicated for clinical trials and related matters)	$2,615,805	$2,246,050
Short-term investments, restricted	53,248	52,840
Accounts and other receivable, net	1,733,742	1,480,463
Inventory	1,170,097	548,159
Prepaid expenses and other current assets	737,445	695,567
Deferred costs, current portion	136,436	136,436
Total current assets	6,446,773	5,159,515
Property and equipment, net	2,440,081	978,893
Deferred costs	180,783	317,219
Intangible assets, net	34,135,287	2,916,042
Goodwill	1,128,517	706,823
Total assets	$44,331,441	$10,078,492
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,812,371	$1,849,133
Deferred revenues, current portion	—	654,721
Dividends payable on preferred stock	—	105,533
Derivative liabilities, current portion	—	528,467
Total current liabilities	2,812,371	3,137,854
Note payable	2,100,000	2,100,000
Derivative and other liabilities	1,415,159	1,559,055
Total liabilities	6,327,530	6,796,909
Commitments and contingencies
Stockholders' equity
Series A Convertible preferred stock; $.0001 par value, authorized 5,000,000 shares;
2012 issued and outstanding – 0 shares;
2011 issued and outstanding – 97,663 shares;
2012 liquidation preference of $0;
2011 liquidation preference of $97,663	—	10
Series B Convertible preferred stock; $.0001 par value, authorized 5,000,000 shares;
2012 issued and outstanding – 0 shares;
2011 issued and outstanding – 65,784 shares;
2012 liquidation preference of $0;
2011 liquidation preference of $65,784	—	7
Series D Convertible preferred stock; $.0001 par value, authorized 2,000,000 shares;
2012 issued and outstanding – 0 shares;
2011 issued and outstanding – 3,300 shares;
2012 liquidation preference of $0;
2011 liquidation preference of $3,300,000	—	—
Common stock; $.0001 par value, authorized 160,000,000 shares;
2012 issued and outstanding – 93,808,386 shares;
2011 issued and outstanding – 55,536,292 shares	9,381	5,554
Common stock issuable	489,100	—
Additional paid-in capital	108,485,646	54,458,170
Accumulated deficit	(70,980,216)	(51,182,158)
Total stockholders' equity	38,003,911	3,281,583
Total liabilities and stockholders' equity	$44,331,441	$10,078,492

The accompanying notes are an integral part of these financial statements.

78

CYTOMEDIX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2012	2011
Revenues
Product Sales	$7,241,392	$5,902,120
License Fees	3,154,722	1,345,279
Royalties	168,106	—
Total revenues	10,564,220	7,247,399
Cost of revenues
Cost of sales	3,898,162	2,727,156
Cost of royalties	16,380	—
Total cost of revenues	3,914,542	2,727,156
Gross profit	6,649,678	4,520,243
Operating expenses
Salaries and wages	7,106,906	2,852,327
Consulting expenses	2,275,905	1,348,499
Professional fees	1,189,734	786,424
Research, development, trials and studies	3,386,439	98,148
General and administrative expenses	5,585,419	2,949,164
Total operating expenses	19,544,403	8,034,562
Loss from operations	(12,894,725)	(3,514,319)
Other income (expense)
Interest, net	(1,041,533)	(1,048,474)
Change in fair value of derivative liabilities	492,311	470,466
Change in fair value of contingent consideration	(4,334,932)	—
Gain on debt restructuring	—	576,677
Inducement expense	(1,513,371)	—
Settlement of contingency	(471,250)	—
Other	(16,558)	23,135
Total other income (expenses)	(6,885,333)	21,804
Loss before provision for income taxes	(19,780,058)	(3,492,515)
Income tax provision	18,000	18,000
Net loss	(19,798,058)	(3,510,515)
Preferred dividends:
Series A preferred stock	—	9,064
Series B preferred stock	—	6,168
Series D preferred stock	13,562	331,004
Net loss to common stockholders	$(19,811,620)	$(3,856,751)
Loss per common share – Basic and diluted	$(0.24)	$(0.08)
Weighted average shares outstanding – Basic and diluted	81,859,343	50,665,986

The accompanying notes are an integral part of these financial statements.

79

CYTOMEDIX, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Preferred		Series B Preferred		Series D Preferred		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at January 1, 2011	97,663	$10	65,784	$7	3,315	$—	44,103,743	$4,410	$47,587,964	$(47,671,643)	$(79,252)
Common stock issued upon conversion of Series D stock	—	—	—	—	(15)	—	34,153	4	(4)	—	—
Dividends accrued on Series A, B and D stock	—	—	—	—	—	—	—	—	(346,236)	—	(346,236)
Dividends on Series D stock, paid in Common shares	—	—	—	—	—	—	714,126	72	333,484	—	333,556
Common stock issued upon exercise of August 2009 warrants	—	—	—	—	—	—	374,561	37	190,989	—	191,026
Abatement of derivative liabilities for the August 2009 and October 2010 warrants pursuant to amendments of underlying agreements	—	—	—	—	—	—	—	—	1,434,322	—	1,434,322
Write off of deferred financing costs for the August 2009 and October 2010 warrants pursuant to amendments of underlying agreements	—	—	—	—	—	—	—	—	(136,543)	—	(136,543)
Warrants issued pursuant to the Guaranty Agreements executed in connection with the Promissory Note payable to JP’s Nevada Trust	—	—	—	—	—	—	—	—	545,750	—	545,750
Common stock issued pursuant to private offering completed in Second Quarter	—	—	—	—	—	—	984,850	98	324,902	—	325,000
Conversion of 12% Convertible Promissory Notes completed in Fourth Quarter 2011	—	—	—	—	—	—	1,200,000	120	769,845	—	769,965
Common stock issued pursuant to equity purchase agreements executed in October 2010	—	—	—	—	—	—	8,124,859	813	3,448,517	—	3,449,330
Stock-based compensation related to options and warrants issued for services rendered by –
Employees and Directors	—	—	—	—	—	—	—	—	241,174	—	241,174
Other parties	—	—	—	—	—	—	—	—	64,006	—	64,006
Net loss	—	—	—	—	—	—	—	—	—	(3,510,515)	(3,510,515)
Balance at December 31, 2011	97,663	$10	65,784	$7	3,300	$—	55,536,292	$5,554	$54,458,170	$(51,182,158)	$3,281,583

The accompanying notes are an integral part of these financial statements.

80

CYTOMEDIX, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) — (continued)

	Series A Preferred		Series B Preferred		Series D Preferred		Series E Preferred		Common Stock		Additional Paid-in Capital	Common Stock Issuable	Accumulated Deficit	Total Stockholders Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Cash redemption of Series A stock	(97,663)	(10)	—	—	—	—	—	—	—	—	(101,559)	—	—	(101,569)
Cash redemption of Series B stock	—	—	(65,784)	(7)	—	—	—	—	—	—	(68,409)	—	—	(68,416)
Preferred stock and warrants issued pursuant to Aldagen acquisition completed in First Quarter	—	—	—	—	—	—	135,398	14	—	—	1,883,751	—	—	1,883,765
Common stock and warrants issued upon conversion of outstanding Series D stock	—	—	—	—	(3,300)	—	—	—	7,460,350	746	1,050,625	—	—	1,051,371
Common stock issued to Series D shareholders as inducement to convert outstanding shares	—	—	—	—	—	—	—	—	330,000	33	461,967	—	—	462,000
Common stock issued upon conversion of Series E stock	—	—	—	—		—	(135,398)	(14)	13,399,986	1,340	34,203,222	—	—	34,204,548
Common stock issued upon conversion of 4% Convertible Promissory Note	—	—	—	—	—	—	—	—	1,062,500	106	924,798	—	—	924,904
Dividends accrued on Preferred stock	—	—	—	—	—	—	—	—	—	—	(13,562)	—	—	(13,562)
Dividends on Series D stock, paid in Common shares	—	—	—	—	—	—	—	—	76,461	8	82,492	—	—	82,500
Common stock issued upon exercise of Long-term Incentive Plan options	—	—	—	—	—	—	—	—	35,602	4	15,181	—	—	15,185
Common stock issued upon exercise of August 2008 warrants	—	—	—	—	—	—	—	—	584,672	58	584,614	—	—	584,672
Common stock issued upon exercise of August 2009 warrants	—	—	—	—	—	—	—	—	418,968	42	213,632	—	—	213,674
Common stock issued upon exercise of April 2010 warrants	—	—	—	—	—	—	—	—	2,833,493	283	1,520,745	—	—	1,521,028
Common stock issued upon exercise of Guarantor 2010 warrants	—	—	—	—	—	—	—	—	1,333,334	133	715,601	—	—	715,734
Common stock issued upon exercise of October 2010 warrants	—	—	—	—	—	—	—	—	375,000	38	224,963	—	—	225,001
Common stock issued upon exercise of Guarantor 2011 warrants	—	—	—	—	—	—	—	—	1,583,335	158	791,509	—	—	791,667
Common stock issued pursuant to private offering completed in First Quarter	—	—	—	—	—	—	—	—	4,231,192	423	4,999,577	—	—	5,000,000

81

	Series A Preferred		Series B Preferred		Series D Preferred		Series E Preferred		Common Stock		Additional Paid-in Capital	Common Stock Issuable	Accumulated Deficit	Total Stockholders Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Common stock issued pursuant to equity purchase agreements executed in October 2010	—	—	—	—	—	—	—	—	4,529,701	453	4,493,450	—	—	4,493,903
Common stock issued in lieu of cash for fees earned by consultant	—	—	—	—	—	—	—	—	17,500	2	17,848	—	—	17,850
Common stock issuable in lieu of cash for fees earned by consultant	—	—	—	—	—	—	—	—	—	—	—	17,850	—	17,850
Common stock issuable to holders of pre-bankruptcy Series A Preferred stock, pursuant to reorganization plan	—	—	—	—	—	—	—	—	—	—	—	471,250	—	471,250
Stock-based compensation related to options and warrants issued for services rendered by –
Employees and Directors	—	—	—	—	—	—	—	—	—	—	1,751,107	—	—	1,751,107
Other parties	—	—	—	—	—	—	—	—	—	—	275,924	—	—	275,924
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(19,798,058)	(19,798,058)
Balance at December 31, 2012	—	$—	—	$—	—	$—	—	$—	93,808,386	$9,381	$108,485,646	$489,100	$(70,980,216)	$38,003,911

82

CYTOMEDIX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,798,058)	$(3,510,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	42,625	36,378
Depreciation and amortization	1,179,160	631,181
Stock-based compensation	2,047,731	305,180
Change in fair value of derivative liabilities	(492,311)	(470,466)
Change in fair value of contingent consideration	4,334,932	—
Settlement of contingency	471,250	—
Amortization of deferred costs	136,436	201,875
Non-cash interest expense – amortization of debt discount	614,450	508,846
Deferred income tax provision	18,000	18,000
Loss (Gain) on disposal of assets	84,336	(41,065)
Inducement expense	1,513,371	—
Gain on debt restructuring	—	(576,677)
Change in operating assets and liabilities, net of those acquired:
Accounts and other receivable, net	(260,510)	(944,589)
Inventory	(602,108)	79,825
Prepaid expenses and other current assets	60,105	(85,181)
Accounts payable and accrued expenses	(83,767)	(1,055,983)
Deferred revenues	(654,721)	654,721
Other liabilities	(3,740)	8,981
Net cash used in operating activities	(11,392,819)	(4,239,489)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment acquisitions	(2,087,562)	(66,430)
Cash acquired in business combination	24,563	—
Proceeds from sale of equipment	471,289	89,251
Net cash (used in) provided by investing activities	(1,591,710)	22,821
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	—	2,100,000
Proceeds from issuance of common stock, net	9,493,906	3,774,330
Redemption of preferred stock	(169,986)	—
Repayment of note payable	—	(2,641,506)
Proceeds from option and warrant exercises	4,066,959	191,026
Dividends paid on preferred stock	(36,595)	—
Proceeds from issuance of convertible debt, net	—	2,400,000
Net cash provided by financing activities	13,354,284	5,823,850
Net increase (decrease) in cash	369,755	1,607,182
Cash, beginning of period	2,246,050	638,868
Cash, end of period	$2,615,805	$2,246,050

83

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of the Business

 Cytomedix, Inc. (“Cytomedix,” the “Company,” “we,” “us,” or “our”) is a regenerative therapies company marketing products within the U.S. and internationally. We commercialize innovative cell-based technologies that harness the regenerative capacity of the human body to trigger natural healing. The use of autologous from self biological therapies for tissue repair and regeneration is part of a transformative clinical strategy designed to improve long term recovery in complex chronic conditions with significant unmet medical needs. We currently have a growing commercial operation, and a robust clinical pipeline representing a logical extension of our commercial technologies in the evolving regenerative medicine markets.

Our current commercial offerings are centered on our point of care platform technologies for the safe and efficient separation of blood and bone marrow to produce platelet based therapies or cell concentrates. Today, we promote two distinct platelet rich plasma (PRP) technologies, the AutoloGel TM System (“AutoloGel”) for wound care and the Angel® concentrated Platelet Rich Plasma (cPRP) Sytem (“Angel”) in orthopedics. Our sales are predominantly (approximately 85%) in the United States, where we sell our products through a combination of direct sales representatives and independent sales agents. Commercial growth drivers in the U.S. include Medicare coverage for the treatment of chronic wounds under a national coverage decision allowing coverage with evidence development (CED), and the patient driven personal pay PRP business in orthopedics and aesthetics. In Europe, the Middle East, Canada, and Australia we have a network of distributors covering several major markets.

Our clinical pipeline includes the ALDH br cell-based therapies (“Bright Cells”), acquired through the acquisition of Aldagen, Inc., a privately held biopharmaceutical company, in February 2012, and the expansion of the Angel System for use in other clinical indications. Cytomedix has a strong and growing patent portfolio intended to drive value by facilitating and protecting leading market positions for our commercial products, attracting strategic partners, and generating revenue through out-licensing agreements.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. They include the accounts of the company and our subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current period presentation with no impact to net loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Business Combinations

The Company accounts for business combinations using the acquisition method. Under this method the Company allocates the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition, including intangible assets that arise from contractual or other legal rights or are separable (i.e. capable of being sold, transferred, licensed, rented, or exchanged separately from the entity). Determination of fair value is based on certain estimates and assumptions regarding such things as forecasted future revenues and expenses, customer attrition, prevailing royalty rates, required rates of return, etc. The purchase price in excess of the fair value of the net assets and liabilities is recorded as goodwill. See further discussion regarding the accounting for the Aldagen, Inc. (hereinafter defined) acquistion in Note 3.

84

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Concentration of Risk

Approximately $40,000 and $991,000 held in financial institutions was in excess of FDIC insurance at December 31, 2012 and 2011, respectively. Approximately $1,754,000 and $503,000 held in money market accounts at brokerage firms was in excess of Securities Investor Protection Corporation (“SIPC”) at December 31, 2012 and 2011, respectively. The amount not covered by SIPC is insured by the Company’s brokerage firm through additional “excess of SIPC” coverage from third party insurers. These third party insurers would cover losses in the event of the financial failure and liquidation of the financial institution that holds the Company’s institutional money market investments, however they do not insure against losses due to market fluctuations. The Company currently has two commercially marketed products, both using PRP technology, that are presently marketed. Significant changes in technology could lead to new products or services that compete with the product offered by the Company. These changes could materially affect the price of the Company’s product or render it obsolete. The Company outsources manufacturing for all the components of its offerings.

Company utilizes single suppliers for several components of the Angel® and AutoloGel TM product lines. We outsource the manufacturing of various products, including component parts, composing the Angel® line to contract manufacturers. While we believe these manufacturers to be of sufficient competency, quality, reliability, and stability, there is no assurance that one or more of them will not experience an interruption or inability to provide us with the products needed to satisfy customer demand. Additionally, while most of the components of AutoloGel TM are generally readily available on the open market, a reagent, bovine thrombin, is available exclusively through Pfizer, with whom the Company has an established vendor relationship.

Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

At December 31, 2012, the Company had dedicated approximately $1,524,000 of its cash balance for use in conjunction with the ALD-401 Phase 2 clinical trial and related matters, pursuant to provisions in the Aldagen acquisition agreements.

Accounts Receivable

Cytomedix generates accounts receivable from the sale of its products. Cytomedix provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. At December 31, 2012 and 2011 the Company maintained an allowance for doubtful accounts of $43,000 and $38,000, respectively.

Inventory

The Company’s inventory is produced by third party manufacturers and consists primarily of finished goods. Inventory cost is determined on a first-in, first-out basis and is stated at the lower of cost or net realizable value. The Company’s primary product is the Angel® Processing set which has a shelf life of three years. The Company also maintains an inventory of kits, reagents, and other disposables that have shelf lives that generally range from ten months to five years. Expired products are segregated and used for demonstration purposes only; the Company writes off expired inventory through cost of sales.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated, using the straight-line method, over its estimated useful life ranging from three to five years for all assets except for furniture, lab, and manufacturing equipment which is depreciated over seven and ten years, respectively. Maintenance and repairs are charged to operations as incurred. When assets are disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in other income (expense).

85

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Centrifuges may be sold, leased, or placed at no charge with customers. Depreciation expense for centrifuges that are available for sale, leased, or placed at no charge with customers are charged to cost of sales. Depreciation expense for centrifuges used for sales and marketing and other internal purposes are charged to operations. When the centrifuges are sold the net book value is charged to cost of sales.

Goodwill

The Company is required to perform a review for impairment of goodwill in accordance with FASB ASC 350, Intangibles — Goodwill and Other . Goodwill is considered to be impaired if it is determined that the carrying value of the Company exceeds its fair value. The Company conducts an impairment test of goodwill on an annual basis as of October 1 of each year. In addition to the annual review, an interim review is required if an event occurs or circumstances change that would more likely than not reduce the fair value of the Company below its carrying amount. Examples of such events or circumstances include:

•	a significant adverse change in legal factors or in the business climate;
•	a significant decline in Cytomedix’s stock price or the stock price of comparable companies;
•	a significant decline in the Company’s projected revenue or cash flows;
•	an adverse action or assessment by a regulator;
•	unanticipated competition;
•	a loss of key personnel;
•	a more-likely-than-not expectation that the Company will be sold or otherwise disposed of;
•	a substantial doubt about the Company’s ability to continue as a going concern.

Intangible Assets

The Company capitalizes the costs of purchased patents, trademarks, customer, and technology related intangibles.

Indefinite lived intangible assets consist of in-process research and development (IPR&D) acquired in the acquisition of Aldagen. The acquired IPR&D consists of specific cell populations (that are related to a specific indication) and the use of the cell populations in treating particular medical conditions. The Company evaluates its indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis as of October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess.

Identifiable intangible assets with finite lives consist of trademarks, technology (including patents), and customer relationships acquired in business combinations. These intangibles are amortized using the straight-line method over their estimated useful lives. The Company reviews its finite-lived intangible assets for potential impairment when circumstances indicate that the carrying amount of assets may not be recoverable, and at least on an annual basis as of October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess.

86

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Tax rate changes are reflected in income during the period such changes are enacted.

For the year ended December 31, 2012, the income tax provision relates exclusively to a deferred tax liability associated with the amortization of goodwill. The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The only periods subject to examination for the Company’s federal return are the 2008 through 2012 tax years. The Company believes that its income tax filing positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income before taxes. There were no such items for 2012 and 2011.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition . ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Sales of products

The Company provides for the sale of its products, including disposable processing sets and supplies to customers. Revenue from sales products is recognized upon shipment of products to the customers. The Company does not maintain a reserve for returned products as in the past those returns have not been material.

Usage or leasing of blood separation equipment

As a result of the acquisition of the Angel® business in 2010, the Company acquired various multiple element revenue arrangements that combine the (i) usage or leasing of blood separation processing equipment, (ii) maintenance of processing equipment, and (iii) purchase of disposable processing sets and supplies. Under these arrangements, the total arrangement consideration is allocated to the various elements based on their relative estimated selling prices. The usage of the blood separation processing equipment is accounted for as an operating lease; since customer payments are contingent upon the customer ordering new products, rental income is recorded following the contingent rental method when rental income is earned and collectability is reasonably assured. The sale of disposable processing sets and supplies and maintenance are deemed a combined unit of accounting; since (a) any consideration for disposable processing sets and supplies and maintenance is contingent upon the customer ordering additional disposable processing sets and supplies and (b) both the disposable products and maintenance services are provided over the same term, the Company recognizes revenue for this combined unit of accounting following the contingent revenue method at the time disposable products are delivered based on prices contained in the agreement. Rental income is currently less than 10% of total revenue and the Company therefore does not make separate disclosure in the statement of operations.

87

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Percentage-based fees on licensee sales of covered products are generally recorded as products are sold by licensees and are reflected as “Royalties” in the Consolidated Statements of Operations.

Direct costs associated with product sales and royalty revenues are recorded at the time that revenue is recognized.

Option Agreement with a global pharmaceutical company

In October 2011, the Company entered into an option agreement with a top 20 global pharmaceutical company granting the potential partner an exclusive option period through June 30, 2012 regarding U.S. supply and distribution of the AutoloGel System. In exchange for this period of exclusivity, we have received non-refundable fees totaling $4.5 million. The revenue for these non-refundable fees is recognized, on a straight-line basis, over the exclusive option period based on the relative selling price, with the remaining balance recognized at the expiration of the option period. In August 2012, the parties agreed to the early termination of the August 30, 2012 exclusivity period and ceased further negotiations concerning a distribution agreement; accordingly, all fees have been recognized.

Stock-Based Compensation

The Company, from time to time, may issue stock options or stock awards to employees, directors, consultants, and other service providers under its Long-Term Incentive Plan (“LTIP”) (see Note 17). In some cases, it has issued compensatory warrants to service providers outside the LTIP (see Note 17).

All equity-based compensation is estimated on the date of grant using the Black-Scholes-Merton option-pricing formula. The weighted-average assumptions used in the model are summarized in the following table:

	2012	2011
Risk free rate	0.63%	1.03%
Expected years until exercise	5.2	5.0
Expected stock volatility	129%	141%
Dividend yield	—	—

For stock options, expected volatilities are based on historical volatility of the Company’s stock. Due to the Company’s short operating history, it uses peer company data to estimate option exercise and employee termination within the valuation model. The expected years until exercise represents the period of time that options are expected to be outstanding and was estimated by using peer company information. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company estimated that the dividend rate on its common stock will be zero.

The fair value of stock options or compensatory warrants issued to service providers utilizes the same methodology with the exception of the expected term. For these awards to non-employees, the Company estimates that the options or warrants will be held for the full term.

Stock-based compensation for awards granted to non-employees is periodically remeasured as the underlying options and warrants vest. The Company recognizes an expense for such awards throughout the performance period as the services are provided by the non-employees, based on the fair value of these options and warrants at each reporting period.

The Company estimates the fair value of stock awards based on the closing market value of the Company’s stock on the date of grant.

Income (Loss) Per Share

Basic income (loss) per share is computed by dividing consolidated net income (loss) by the weighted average number of common shares outstanding during the period, excluding unvested restricted stock.

88

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

For periods of net income when the effects are not anti-dilutive, diluted earnings per share is computed by dividing our net income by the weighted average number of shares outstanding and the impact of all potential dilutive common shares, consisting primarily of stock options, unvested restricted stock and stock purchase warrants. The dilutive impact of our dilutive potential common shares resulting from stock options and stock purchase warrants is determined by applying the treasury stock method.

For the periods of net loss, diluted loss per share is calculated similarly to basic loss per share because the impact of all dilutive potential common shares is anti-dilutive due to the net losses.

The common shares potentially issuable upon the exercise of these instruments were as follows at December 31:

	2012	2011
Options	7,866,953	6,275,555
Warrants	9,242,701	13,650,844
Contingent consideration	20,309,723	—
Convertible notes	2,078,393	—
Series A Preferred Stock	—	32,554
Series B Preferred Stock	—	21,928
Series D Preferred Stock	—	7,460,339
	39,497,770	27,441,220

Defined Contribution Plans

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code covering substantially all full-time U.S. employees. Employee contributions are voluntary and are determined on an individual basis subject to the maximum allowable under federal tax regulations. Participants are always fully vested in their contributions. Beginning in 2007, the Company modified its plan and began making employer matching contributions, which also vest immediately. This plan is designated as a “Safe Harbor” plan. During 2012 and 2011, the Company contributed approximately $126,000 and $54,000 in cash to the plan.

Fair Value of Financial Instruments

The balance sheets include various financial instruments that are carried at fair value. Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value. These tiers include:

•	Level 1, defined as observable inputs such as quoted prices in active markets for identical assets;
•	Level 2, defined as observable inputs other than Level I prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. At each reporting period, we perform a detailed analysis of our assets and liabilities that are measured at fair value. All assets and liabilities for which the fair value measurement is based on significant unobservable inputs or instruments which trade infrequently and therefore have little or no price transparency are classified as Level 3.

89

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Company accounts for derivative instruments under ASC 815, Accounting for Derivative Instruments and Hedging Activities , as amended and interpreted. ASC 815 requires that we recognize all derivatives on the balance sheet at fair value. Certain warrants issued in 2009 and prior years meet the definition of derivative liabilities. In October 2010, we executed an equity-linked transaction in which detachable stock purchase warrants were sold; the warrants are accounted for as a derivative liability. In July and November 2011, we issued convertible notes that contained embedded conversion options; the embedded conversion options are accounted for as a derivative liability. We determine the fair value of these derivative liabilities using the Black-Scholes option pricing model. This model determines fair value by requiring the use of estimates that include the contractual term, expected volatility of the Company’s stock price, expected dividends and the risk-free interest rate. Changes in fair value are classified in “other income (expense)” in the consolidated statement of operations.

Additional information regarding fair value is disclosed in Note 4.

Recent Accounting Pronouncements

ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350) — Testing Goodwill for Impairment.” The amendments in this update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. ASU 2011-08 became effective for the Company on January 1, 2012 and did not have a significant impact on the Company’s financial statements.

ASU No. 2012-02, “Intangibles — Goodwill and Other (Topic 350) — Testing Indefinite-Lived Intangible Assets for Impairment.” The objective of the amendments in this Update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles — Goodwill and Other — General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments in this Update apply to all entities, both public and nonpublic, that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The Company is currently evaluating the impact, if any, that the adoption of this amendment will have on its financial statements.

ASU 2011-05,” Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05).” The objective of this Update is to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. ASU 2011-05 was adopted by the Company in the first quarter of 2012. The Company does not have any components of other comprehensive income other than net loss. The adoption of ASU 2011-05 did not affect the Company’s consolidated results of operations, financial position, or liquidity.

90

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Business Combinations

Business Combination — Aldagen, Inc.

Cytomedix develops, sells, and licenses regenerative biological therapies intended to aid the human body in regenerating/healing itself, to primarily address the areas of wound care, infection control, and orthopedic surgery. On February 8, 2012, the Company acquired control of Aldagen, Inc. (“Aldagen”) by purchasing all of Aldagen’s issued and outstanding capital stock and convertible promissory notes. The acquisition of Aldagen allows the Company to expand its approach to developing regenerative biological therapies, by using Aldagen’s proprietary ALDH bright cell (“ALDHbr”) technology.

As initial consideration, Cytomedix issued 135,398 shares of its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) to Aldagen’s former investors. In May 2012, the Series E Preferred Stock automatically converted into shares of common stock pursuant to its terms, in a 100-for-1 shares ratio, upon the Company’s filing of an amended Certificate of Incorporation to increase the number of authorized shares of common stock. In July 2012, Aldagen’s former investors agreed to release 139,830 Common shares held in escrow to offset their liability for excess transaction expenses incurred by the Company in its acquisition of Aldagen; the Company believes that the impact of this measurement period adjustment was not material and, accordingly, recorded the adjustment in the third quarter 2012.

In addition to the Series E Preferred Stock, Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock (the “Contingent Consideration”), contingent upon the achievement of certain milestones related to the current ALD-401 Phase 2 clinical trial. On February 18, 2013, the Company and Aldagen Holdings, LLC, a North Carolina limited liability company (“Aldagen Holdings”), executed an amendment to the Contingent Consideration (see Note 22). Finally, each holder of warrants to acquire shares of Aldagen capital stock agreed to exchange the Aldagen warrants for warrants to acquire an aggregate of 2,115,596 shares of the Company’s common stock with an exercise price of $1.42 per share (the “Replacement Warrants”). Each Replacement Warrants expire December 31, 2014 and, subject to call provisions of the Replacement Warrants, are exercisable as follows: (i) commencing on the issuance date, for up to 30% of the total shares of the Company’s common stock exercisable under the Replacement Warrants, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the shares under the Replacement Warrants. The Replacement Warrants contain exercise price adjustments, cashless exercise and other provisions customary to instruments of this nature. As part of the acquisition of Aldagen, the Company incurred approximately $528,000 in acquisition costs in 2012. These costs are included in operating expenses as follows:

Consulting expenses	$274,000
Professional fees	225,000
General and administrative expenses	29,000
Total acquisition costs	$528,000

Simultaneous with the closing of the Acquisition, the Company executed several other transactions, which are not considered part of the purchase consideration, as follows.

Issuance of Common Stock

On February 8, 2012 and simultaneous with the closing of the Acquisition, the Company entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors, with respect to the sale of shares of its common stock, for gross proceeds of $5 million. See Note 16 .

91

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Business Combinations  – (continued)

Redemption of Series A and Series B Redeemable Convertible Preferred Stock

The Company redeemed all outstanding shares of its Series A and Series B Convertible Preferred Stock, for $207,000 in cash, pursuant to their terms. See Note 16 .

Series D Convertible Preferred Stock Conversions

All holders of the Company’s outstanding Series D Convertible Preferred Stock (the “Series D Preferred Stock”) purchased in a private placement of the Company’s securities in April 2010 converted those preferred shares into shares of the Company’s common stock prior to the original redemption date of April 2013, under the terms of such securities at the conversion price of $0.4392 per share (or $0.558 per share in case of affiliates), for the total of 7,790,350 shares of common stock, which included 330,000 shares of common stock representing forgone dividend payments to such holders through April 2013. See Note 16 .

Warrant Exercises

An offer was extended to certain holders of Company warrants (holding warrants to purchase approximately 5.7 million shares of the Company’s common stock) acquired in previously reported transactions in 2010 and 2011 requesting them to exercise their respective warrants pursuant to the terms of individually negotiated and executed warrant exercise agreements, in exchange for additional equity considerations. In consideration for such early exercises and estimated proceeds of approximately $2.8 million, the Company agreed to issue additional warrants to purchase an aggregate of 1,180,547 shares of common stock, at an exercise price per share of $1.42. Each warrant expires December 31, 2014 and, subject to call provisions of the warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of shares of the Company’s common stock under each warrant, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the warrant. Each warrant also contains exercise price adjustments, cashless exercise and other provisions customary to the instruments of this nature. See Note 16 .

Post-Combination Stock-Based Compensatio

n

Each outstanding option to acquire shares of Aldagen capital stock was cancelled and, in satisfaction of a closing condition, the Company’s Board granted approximately 1.7 million options to acquire shares of the Company’s stock to certain newly added employees, officers, directors and advisors under the Company’s Long-Term Incentive Plan. The new options vest during a post-combination service period and will be expensed during such service period. See Note 16 .

92

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Business Combinations  – (continued)

The following table represents the allocation of the purchase consideration to the assets acquired and liabilities assumed on February 8, 2012. It has been revised to reflect an immaterial measurement period change (See Note 11 ):

Estimated Fair Value
Purchase Consideration:
Series E Preferred Stock	$18,760,610
Contingent Consideration	11,109,020
Replacement Warrants	1,883,751
Total Consideration	$31,753,381
Tangible Assets Acquired:
Cash	$24,563
Receivables	35,394
Property and equipment	772,486
Other	87,391
Identifiable Intangible Assets Acquired:
IPR&D Technology	29,585,000
Trademarks and Tradename	1,990,000
Liabilities Assumed:
Accounts Payable and Accrued Expenses	(1,044,530)
Other	(118,617)
Goodwill	421,694
$31,753,381

As the Series E Preferred Stock contains no liquidation preferences or special dividend rights, and is automatically converted into common stock once sufficient common stock is authorized, the Company determined that its fair value is essentially the same as the fair value of the underlying common stock into which it is exchangeable. Accordingly, the Company valued the Series E Preferred Stock using the closing price of its common stock on the acquisition date. The Series E Preferred Stock was converted into common stock in May 2012.

Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock contingent upon the achievement of certain milestones related to the current ALD-401 Phase 2 clinical trial. The total undiscounted value of the contingent consideration assuming the successful completion of all specified milestones and using the Company’s stock price as of the acquisition date is approximately $28.4 million. As of the acquisition date, the Company recorded $11.1 million in contingent consideration classified as a liability, subject to remeasurement (mark to market) at every balance sheet date, until sufficient common stock is authorized. The Company determined the fair value of the contingent consideration with the assistance of a third party valuation expert; the fair value was determined using a probability weighted cash flow approach, which includes unobservable inputs such as projected achievement of certain technical milestones, the estimated dates of the achievement of the milestones, and discount rate. Upon the authorization of sufficient common stock, the contingent consideration will be reclassified to equity, at its current fair value, and remeasurement will cease. Sufficient common stock was authorized in May 2012. On February 18, 2013, the Company and Aldagen Holdings, executed an amendment to the Contingent Consideration (see Note 22).

The Company determined the fair value of the Replacement Warrants using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the use of unobservable inputs such as the expected term, anticipated volatility and expected dividends.

93

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Business Combinations  – (continued)

Identifiable intangible assets associated with trademarks and tradenames will be amortized on a straight-line basis over their estimated useful lives of 20 years. Identifiable intangible assets associated with IPR&D are initially classified as indefinite lived; such classification will be reassessed every reporting period based on the status of the research and development projects. Goodwill, primarily related to expected clinical and commercial synergies gained from combining operations, sales growth from future product offerings and customers, together with certain intangible assets that do not qualify for separate recognition, including assembled workforce, which is not tax deductible since the transaction was structured as a tax-free exchange, is considered an indefinite lived asset.

Aldagen recognized approximately $217,000 of revenue and $5,542,000 of net losses from the acquisition date through December 31, 2012, which results are included in the Company’s 2012 consolidated financial statements.

The following unaudited pro forma financial information summarizes the results of operations for the periods indicated as if the purchase of Aldagen had been completed as of January 1, 2011. Pro forma information primarily reflects adjustments relating to (i) elimination of the interest on Aldagen’s promissory notes, (ii) additional stock-based compensation expense, (iii) elimination of the impact of the changes in the fair value of Aldagen’s derivative liabilities, and (iv) the amortization of intangibles acquired. The pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition occurred as of January 1, 2011 or that may be obtained in the future.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Total revenues	$2,103,000	$3,085,000	$10,564,000	$7,871,000
Net loss	$(3,834,000)	$(929,000)	$(20,338,000)	$(9,237,000)

Note 4 — Fair Value Measurements

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. U.S. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value.

Short-term Financial Instruments

The inputs used in measuring the fair value of cash and short-term investments are considered to be Level 1 in accordance with the three-tier fair value hierarchy. The fair market values are based on period-end statements supplied by the various banks and brokers that held the majority of the Company’s funds. The fair value of other short-term financial instruments (primarily accounts receivable and accounts payable and accrued expenses) approximate their carrying values because of their short-term nature.

Other Financial Instruments

The Company has segregated its financial assets and liabilities that are measured at fair value into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. The Company has no non-financial assets and liabilities that are measured at fair value.

94

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Fair Value Measurements  – (continued)

The carrying amounts of the derivative liabilities are as follows:

Description	Level 1	Level 2	Level 3	Total
Liabilities at December 31, 2012:
Embedded conversion options	$—	$—	$780,960	$780,960
Total measured at fair value	$—	$—	$780,960	$780,960
Liabilities at December 31, 2011:
Embedded conversion options	$—	$—	$1,823,207	$1,823,207
Total measured at fair value	$—	$—	$1,823,207	$1,823,207

The liabilities measured at fair value in the above table are classified as “derivative and other liabilities” in the accompanying consolidated balance sheets.

The following tables set forth a summary of changes in the fair value of Level 3 liabilities for the year ended December 31, 2012 and 2011:

Description	Balance at December 31, 2011	Established in 2012	Conversion to Common Stock	Change in Fair Value	Reclass to Equity	Balance at December 31, 2012
Derivative liabilities:
Embedded conversion options	$1,823,207	$—	$(549,936)	$(492,311)	$—	$780,960
Contingent consideration	$—	$11,109,020	$—	$4,334,932	$(15,443,952)	$—

Description	Balance at December 31, 2010	Established in 2011	Modification of Warrant Agreements	Conversion to Common Stock	Change in Fair Value	Balance at December 31, 2011
Derivative liabilities:
Stock purchase warrants	$1,812,447	$—	$(1,434,322)	$—	$(378,125)	$—
Embedded conversion options	$—	$2,085,513	$—	$(169,965)	$(92,341)	$1,823,207

Gains and losses in the fair value of the contingent consideration are classified as the “change in fair value of contingent consideration” in the accompanying consolidated statements of operations. All other gains and losses in the fair value of derivative instruments are classified as the “change in the fair value of derivative instruments” in the accompanying consolidated statements of operations.

The fair value of the contingent consideration is determined using a probability weighted cash flow approach, which includes unobservable inputs such as projected achievement of certain technical milestones and discount rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the contingent consideration. Increases in projected achievement of certain technical milestones dates generally result in increases in fair value, while increases in discount rate generally result in decreases in fair value.

The fair value of the stock purchase warrants and embedded conversion options is determined based on the Black-Scholes option pricing model, and includes the use of unobservable inputs such as the expected term, anticipated volatility and expected dividends. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the stock purchase warrants. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

95

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Fair Value Measurements  – (continued)

The terms of certain stock purchase warrants were modified in January 2011, resulting in a reclassification of the fair value of these warrants from derivative liabilities to additional paid-in capital. In addition, unamortized deferred financing costs relating to the issuance of the stock purchase warrants was also reclassified to additional paid-in capital.

In July and November 2011, we issued convertible notes that contained embedded conversion options which met the criteria for derivative liabilities. The fair value of the conversion options, at December 31, 2012, approximates $800,000.

In October 2012, the Company purchased a Certificate of Deposit (“CD”) from its commercial bank in the amount of $53,000. This CD bears interest at an annual rate of 0.20% and matures on June 24, 2013. The $53,000 carrying value of the CD approximates its fair value. This CD collateralizes the Letter of Credit described in Commitment and Contingencies (see Note 21).

Note 5 — License Fees

In October 2011, the Company entered into an option agreement with a top 20 global pharmaceutical company granting the potential partner an exclusive option period through June 30, 2012 regarding U.S. supply and distribution of the AutoloGel System. In exchange for this period of exclusivity, we have received non-refundable fees totaling $4.5 million. The revenue for these non-refundable fees is recognized, on a straight-line basis, over the exclusive option period based on the relative selling price, with the remaining balance recognized at the expiration of the option period. In August 2012, the parties agreed to the early termination of the August 30, 2012 exclusivity period and ceased further negotiations concerning a distribution agreement; accordingly, all fees have been recognized.

Note 6 — Cash

At December 31, 2012, the Company had dedicated approximately $1,524,000 of its cash balance for use in conjunction with the ALD-401 Phase 2 clinical trial and related matters, pursuant to provisions in the Aldagen acquisition agreements.

Note 7 — Receivables

Accounts and royalties receivable, net consisted of the following:

	December 31, 2012	December 31, 2011
Trade receivables	$1,133,400	$904,891
Other receivables	643,051	613,806
	1,776,451	1,518,697
Less allowance for doubtful accounts	(42,709)	(38,234)
	$1,733,742	$1,480,463

Other receivables consist primarily of the cost of raw materials needed to manufacture the Angel products that are sourced by the Company and immediately resold, at cost, to the contract manufacturer.

The following table reflects the approximate change in allowance for doubtful accounts.

	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions (1)	Balance at End of Period
Year Ended December 31, 2012
Allowance for doubtful accounts	$38,000	$43,000	$(38,000)	$43,000
Year Ended December 31, 2011
Allowance for doubtful accounts	$36,000	$36,000	$(34,000)	$38,000

(1)	Reflects receivables written-off as uncollectible.

96

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Inventory

Inventory consisted of the following:

	December 31, 2012	December 31, 2011
Raw materials	$79,090	$15,216
Finished goods	1,091,007	532,943
	$1,170,097	$548,159

Note 9 — Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31, 2012	December 31, 2011
Prepaid insurance	$61,519	$59,349
Prepaid fees and rent	192,658	28,202
Deposits and advances	409,604	563,436
Other Current Assets	73,664	44,580
	$737,445	$695,567

Prepaid fees and rent consist primarily of prepaid service contracts. Deposits and advances consist primarily of payments to the Company’s raw materials suppliers and Angel® centrifuge manufacturers. Other Current Assets is exclusively made up of parts used to refurbish the Angel® centrifuges.

Note 10 — Property and Equipment

Property and equipment, net consisted of the following:

	December 31, 2012	December 31, 2011
Medical equipment	$3,033,792	$1,283,726
Office equipment	87,163	73,927
Manufacturing equipment	303,143	262,290
Leasehold improvements	390,911	—
	3,815,009	1,619,943
Less accumulated depreciation and amortization	(1,374,928)	(641,050)
	$2,440,081	$978,893

Medical equipment, whose accumulated depreciation was approximately $902,000 and $521,000 at December 31, 2012 and 2011, respectively, primarily represents centrifuges that are leased or held for lease.

Depreciation expense was approximately $823,000 and $364,000, of which $446,000 and $321,000 were reported as cost of sales, for the years ended December 31, 2012 and 2011, respectively. The net book value of property and equipment disposed was $554,000 in 2012 and $48,000 in 2011. The disposal of property and equipment was primarily due to the sale of centrifuges.

Note 11 — Goodwill and Identifiable Intangible Assets

Goodwill

Goodwill represents the purchase price of acquisitions in excess of the amounts assigned to acquired tangible or intangible assets and assumed liabilities. Amounts allocated to goodwill are tax deductible in all relevant jurisdictions.

97

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Goodwill and Identifiable Intangible Assets  – (continued)

As a result of the Company’s acquisition of Aldagen in February 2012, Cytomedix recorded goodwill of approximately $422,000.

Prior to the acquisition of Aldagen, the Company had goodwill of approximately $707,000 as a result of the acquisition of the Angel Business in April 2010. The Company conducts an impairment test of goodwill on an annual basis as of October 1 of each year. The Company will also conduct tests if events occur or circumstances change that would, more likely than not, reduce the fair value of the Company below its carrying value. The Company determined that there was no impairment per its test as of October 1, 2012 and no such triggering events were identified during the year ended December 31, 2012.

The table below sets forth the changes in the carrying amount of goodwill for the period indicated:

Balance at January 1, 2011	$706,823
Change in 2011	—
Balance at December 31, 2011	$706,823
Goodwill related to Aldagen acquisition	616,826
Adjustment as a result of immaterial measurement period change	(195,132)
Balance at December 31, 2012	$1,128,517

Identifiable Intangible Assets

Cytomedix’s identifiable intangible assets consist of trademarks, technology (including patents), customer relationships, and in-process research and development. These assets are a result of the Angel Business and Aldagen acquisitions. The carrying value of those intangible assets, and the associated amortization, were as follows:

	December 31, 2012	December 31, 2011
Trademarks	$2,310,000	$320,000
Technology	2,355,000	2,355,000
Customer relationships	708,000	708,000
In-process research and development	29,585,000	—
Total	$34,958,000	$3,383,000
Less accumulated amortization	(822,713)	(466,958)
	$34,135,287	$2,916,042

The Company’s intangible assets that have finite lives are amortized over their useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis on October 1 of each year. If any indicators were present, the Company would test for recoverability by comparing the carrying amount of the asset to the net undiscounted cash flows expected to be generated from the asset. If those net undiscounted cash flows do not exceed the carrying amount (i. e., the asset is not recoverable), the Company would perform the next step, which is to determine the fair value of the asset and record an impairment loss, if any. The Company periodically reevaluates the useful lives for these intangible assets to determine whether events and circumstances warrant a revision in their remaining useful lives. The Company determined that there was no impairment per its test as of October 1, 2012 and no such triggering events were identified during the year ended December 31, 2012.

98

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Goodwill and Identifiable Intangible Assets  – (continued)

The Company evaluates its indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and at least on an annual basis on October 1 of each year, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, the Company would recognize an impairment loss in the amount of that excess. The Company’s sole indefinite-lived intangible asset is its in-process research and development acquired in connection with its acquisition of Aldagen; no impairment charges were recorded during 2012. The in-process research and development asset consists of its ALDH bright cell platform. The Company is currently conducting a phase 2 clinical trial for this technology in ischemic stroke. Enrollment in that trial is expected to complete within the coming 12 months and top-line data is expected to be available approximately four months following completion of enrollment. If the trial is successful, it should provide efficacy data sufficient to appropriately power a phase 3 trial and would also further validate the technology. However, there is no assurance that this trial will be successful. The Company determined that there was no impairment per its test as of October 1, 2012 and no such triggering events were identified during the year ended December 31, 2012.

Amortization expense of approximately $157,000 was recorded to cost of sales and approximately $199,000 was recorded to general and administrative expense in the year ended December 31, 2012. Annual amortization expense based on our existing intangible assets and their estimated useful lives is expected to be approximately:

2013	366,500
2014	366,500
2015	366,500
2016	366,500
2017	366,500
Thereafter	2,718,600

Note 12 — Accounts payable and accrued expenses

Accounts payable and accrued expenses consisted of the following:

	December 31, 2012	December 31, 2011
Trade payables	$1,434,166	$1,175,023
Accrued compensation and benefits	833,141	227,323
Accrued professional fees	156,205	194,658
Accrued interest	750	86,100
Other payables	388,109	166,029
	$2,812,371	$1,849,133

99

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Derivatives and other liabilities

Derivative and other liabilities consisted of the following:

	December 31, 2012	December 31, 2011
Derivative liability, long-term portion	$780,960	$1,294,740
Long-term portion of convertible debt, net of unamortized discount	462,815	223,333
Deferred rent	58,005	—
Deferred tax liability	50,000	32,000
Interest payable	33,379	8,982
Conditional grant payable	30,000	—
	$1,415,159	$1,559,055

In September 2012, the Company received $30,000 in proceeds for an Economic Development Fund Agreement with Montgomery County Maryland as a “conditional grant” to be funded by the County’s Department of Economic Development. This conditional grant is to be repaid with interest unless certain performance conditions are achieved through 2017. If the performance conditions are met then repayment of principal and interest is forgiven.

Note 14 — Debt

4% Convertible Notes

On July 15, 2011, Cytomedix issued $1.3 million of its 4% Convertible Notes (the “July 4% Convertible Notes”) to an unaffiliated third party. The July 4% Convertible Notes mature on July 15, 2014 and bear a one-time interest charge of 4% due on maturity. The July 4% Convertible Notes (plus accrued interest) convert at the option of the holder, in whole or in part and from time to time, into shares of the Company’s common stock at a conversion rate equal to (i) the lessor of $0.80 per share or (ii) 80% of the average of the three lowest closing prices of the Company’s common stock for the previous 20 trading days prior to conversion (subject to a “floor” price of $0.25 per share). At December 31, 2012, $600,023 face amount of the July 4% Convertible Notes remained outstanding and were convertible into approximately 1.1 million shares of common stock at a conversion price of $0.55 per share.

On November 18, 2011, Cytomedix issued $0.5 million of its 4% Convertible Notes (the “November 4% Convertible Notes”) to the same unaffiliated third party. The November 4% Convertible Notes mature on November 18, 2014 and bear a one-time interest charge of 4% due on maturity. The November 4% Convertible Notes (plus accrued interest) convert at the option of the holder, in whole or in part and from time to time, into shares of the Company’s common stock at a conversion rate equal to 80% of the average of the three lowest closing prices of the Company’s common stock for the previous 20 trading days prior to conversion (subject to a “floor” price of $0.25 per share). At December 31, 2012, the November 4% Convertible Notes were convertible into approximately 0.9 million shares of common stock at a conversion price of $0.55 per share.

The investor has the option to provide additional funding of up to $1.0 million on substantially the same terms; however, the Company may elect to cancel such notes, in its sole discretion, with no penalty.

The conversion option embedded in the July and November 4% Convertible Notes is accounted for as a derivative liability, and resulted in the creation at issuance of a discount to the carrying amount of the debt, totaling $1.8 million, which is being amortized as additional interest expense using the straight-line method over the term of the July and November 4% Convertible Notes (the Company determined that using the straight-line method of amortization did not yield a materially different amortization schedule than the effective interest method). The embedded conversion option is recorded at fair value and is marked to market at each period, with the resulting change in fair value being reflected as “change in fair value of derivative liabilities” in the accompanying condensed consolidated statements of operations.

100

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Debt  – (continued)

12% Interest Only Note

On April 28, 2011, the Company borrowed $2.1 million pursuant to a secured promissory note that matures April 28, 2015. The note accrues interest at a rate of 12% per annum, and requires interest-only payments each quarter commencing September 30, 2011, with the then outstanding principal due on the maturity date, or April 28, 2015. The note may be accelerated by the lender if Cytomedix defaults in the performance of the terms of the promissory note, if the representations and warranties made by us in the note are materially incorrect, or if we undergo a bankruptcy event. The note is secured by business assets acquired from Sorin USA, Inc. (“Sorin”). The proceeds were used to fully satisfy the Company’s then existing obligation under a separate note payable to Sorin.

In connection with the issuance of the new secured promissory note, the Company issued the lender a warrant to purchase up to 1,000,000 shares at an exercise price of $0.50 per share vesting as follows: (a) 666,667 shares upon issuance of the note, (b) 83,333 shares if the note has not been prepaid by the first anniversary of its issuance, (c) 116,667 shares if the note has not been prepaid by the second anniversary of its issuance, and (d) 133,333 shares if the note has not been prepaid by the third anniversary of its issuance.

Of the $2,100,000 due under the note, our payment obligations with respect to $1,400,000 under the note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including one of the Company’s directors. In connection with this guarantee, the Company issued the guarantors warrants to purchase an aggregate of up to 1,500,000 shares, on a pro rata basis based on the amount of the guarantee, at an exercise price of $0.50 per share vesting as follows: (a) 833,333 shares upon issuance of the note, (b) 166,667 shares if the note has not been prepaid by the first anniversary of its issuance, (c) 233,333 shares if the note has not been prepaid by the second anniversary of its issuance, and (d) 266,667 shares if the note has not been prepaid by the third anniversary of its issuance.

The warrants issued to the lender and the guarantors were valued at approximately $546,000, were recorded as deferred debt issuance costs, and are being amortized to interest expense on a straight-line basis over the four-year guarantee period. The Company determined that the straight-line method of amortization did not yield a materially different amortization schedule from the effective interest method.

Note 15 — Income Taxes

Income tax (expense) benefit for the years ended December 31, 2012 and 2011 consisted of the following:

	2012	2011
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	1,267,000	56,000
State	(653,000)	(18,000)
Net operating loss carryforward	4,635,000	1,310,000
Valuation Allowance	(5,267,000)	(1,366,000)
Total income tax (expense) benefit	$(18,000)	$(18,000)

101

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income Taxes  – (continued)

Significant components of Cytomedix’s deferred tax assets and liabilities consisted of the following at December 31:

	2012	2011
Deferred tax assets:
Stock-based compensation	$5,087,000	$3,948,000
Tax credits	2,512,000	—
Deferred financing costs	714,000	—
Start-up and organizational costs	272,000	—
Tax deductible Goodwill	136,000	—
Property and equipment	244,000	—
Derivative liabilities	522,000	713,000
Other	109,000	168,000
Total deferred tax assets	9,596,000	4,829,000
Deferred tax liabilities:
Intangible Assets	(12,353,000)	—
Discount on Note Payable	(377,000)	(617,000)
Other	(50,000)	(32,000)
Total deferred tax liabilities	(12,780,000)	(649,000)
Net deferred tax assets, excluding net operating loss carryforwards	(3,184,000)	4,180,000
Net operating loss carryforwards	41,540,000	15,488,000
	38,356,000	19,668,000
Less valuation allowance	(38,406,000)	(19,700,000)
Total deferred tax assets (liabilities)	$(50,000)	$(32,000)

The following table reflects the change in the valuation allowance for deferred tax assets at December 31:

Valuation allowance – January 1, 2011	$18,334,000
2011 provision	1,366,000
Valuation allowance – December 31, 2011	19,700,000
Purchase Accounting changes	13,439,000
2012 provision	5,267,000
Valuation allowance – December 31, 2012	$38,406,000

The following table presents a reconciliation between the U.S. federal statutory income tax rate and the Company’s effective tax rate:

	2012	2011
U.S. Federal statutory income tax	35.0%	35.0%
State and local income tax benefits	4.2%	3.4%
Fair value of Derivatives	(6.8)%	4.7%
Nondeductible guarantee fees	(3.7)%	(2.0)%
Other	(2.1)%	(1.5)%
Valuation allowance for deferred income tax assets	(26.6)%	(39.1)%
Effective income tax rate	0.1%	0.5%

The Company had loss carry-forwards of approximately $107,392,000 as of December 31, 2012 that may be offset against future taxable income. The carry-forwards will expire between 2021 and 2032. Use of these carry-forwards may be subject to annual limitations based upon previous significant changes in stock wnership. Management has determined that realization of the net deferred tax assets is not assured and accordingly has established a valuation allowance of $38,406,000 and $19,700,000 at December 31, 2012 and 2011, respectively.

102

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income Taxes  – (continued)

In 2012, the Company recorded an income tax provision of $18,000 related to a deferred tax liability resulting from the amortization of Goodwill for tax purposes.

The Company’s source of income (loss) before income tax provision (benefit) is primarily domestic.

The Company does not believe it has any uncertain income tax positions as described in its discussion of Income Tax accounting policy in Note 2.

Note 16 — Capital Stock

The Company has several classes of stock as described below.

Common Stock

Common stock has a par value of $.0001 per share and is limited to a maximum of 160,000,000 shares. It is subordinate to Series A, B, C, and D Convertible Preferred stock and to all other classes and series of equity securities of the Company which by their terms rank senior to it, in the event of a liquidation, dissolution, or winding up of the Company or with regard to any other rights, privileges or preferences. Each share of Common stock represents the right to one vote. Holders of Common stock are entitled to receive dividends as may be declared by the Board of Directors, subject to the limitations in the terms of the Series A, B, C, and D Convertible Preferred stock described below.

Series A Convertible Preferred Stock

The Series A Convertible Preferred stock (the “Series A”) was redeemed in February 2012.

Series A stock has a par value of $.0001 per share and is limited to a maximum of 5,000,000 shares. It has a stated liquidation preference of $1.00 per share and preference over and rank senior to (i) Series B Convertible Preferred stock, (ii) Common stock, and (iii) all other classes and series of equity securities of the Company which by its terms do not rank senior to the Series A stock. The Series A stock contains a negative covenant prohibiting the Company from granting any security interest in the Company’s patents and/or future royalty streams (“Intellectual Property”). The holders of record of shares are entitled to receive cumulative dividends at the rate of 8% of the stated liquidation preference amount per share per annum, payable quarterly in arrears. These dividends are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Common stock or any other equity securities of the Company ranking junior as to the payment of dividends. Dividends are to be paid in shares of Series A stock or, in the sole discretion of the Board of Directors, in cash. Each share of Series A stock shall entitle the holder thereof to vote on all matters voted on by holders of Common stock of the Company voting together as a single class with the other shares entitled to vote.

Each share of Series A stock may be converted into Common stock at a conversion rate equal to 90% of the twenty-day average closing price of the Company’s Common stock, but in no case shall this price be less than $3.00 per share. The Company may redeem Series A stock for cash at a price per share equal to 104% of the liquidation preference amount plus all accrued but unpaid dividends, by providing proper notice of not less than 10 days nor more than 60 days prior to a redemption date set by the Company.

Series B Convertible Preferred Stock

The Series B Convertible Preferred stock (the “Series B”) was redeemed in February 2012.

103

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Capital Stock  – (continued)

Series B stock has a par value of $.0001 per share and is limited to a maximum of 5,000,000 shares. It has a stated liquidation preference of $1.00 per share, is subordinate to the Series A stock, and has preference over and ranks senior to (i) Common stock, and (ii) all other classes and series of equity securities of the Company which by its terms do not rank senior to the Series B stock. The Series B stock contains a negative covenant prohibiting the Company from granting any security interest in the Company’s Intellectual Property. The holders of record of shares are entitled to receive cumulative dividends at the rate of 8% of the stated liquidation preference amount per share per annum, payable quarterly in arrears. These dividends are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Common stock or any other equity securities of the Company ranking junior as to the payment of dividends. Dividends are to be paid in shares of Series B stock or, in the sole discretion of the Board of Directors, in cash. Each share of Series B stock shall entitle the holder thereof to vote on all matters voted on by holders of Common stock of the Company voting together as a single class with the other shares entitled to vote.

Each share of Series B stock may be converted into Common stock at a conversion rate equal to 90% of the twenty-day average closing price of the Company’s Common stock, but in no case shall this price be less than $3.00 per share. The Company may redeem Series B stock for cash at a price per share equal to 103% of the liquidation preference amount plus all accrued but unpaid dividends, by providing proper notice of not less than 10 days nor more than 60 days prior to a redemption date set by the Company.

Series C Convertible Preferred Stock

The Board of Directors retired the Company’s Series C Convertible Preferred stock on March 28, 2011. There was no such stock outstanding at the time of retirement.

The Series C stock had a par value of $.0001 per share and was limited to a maximum of 1,000 shares. It had a stated liquidation preference of $10,000 per share, and ranks junior to the Series A stock regarding distributions upon liquidation of the Company. Series C stock ranked junior to the Series B stock solely with respect to the priority security interest in the Company’s Intellectual Property. The shares accrued dividends at 6% of the stated liquidation preference amount from the date of issuance and increased to 8% commencing on September 25, 2005, and were payable annually in cash or shares of Common stock at the option of the Company. The Series C stock ranked pari passu with Series A stock and Series B stock with respect to payment of dividends.

Series D Convertible Preferred Stock

The 10% Series D Convertible Preferred stock (the “Series D”) was converted into Common stock in February 2012.

The Company’s Board designated 2,000,000 shares of the preferred stock as the Series D stock with a stated value of $1,000 per share. The Series D stock earned cumulative dividends at the rate of 10% per annum, payable quarterly in cash in arrears on January 15, April 15, July 15 and October 15, beginning on July 15, 2010, or, in the Company’s sole discretion, in shares of Common stock valued at the 5-day volume weighted average price ending 3 days immediately preceding the dividend due date, but in no case at a price less than $0.40 per share. The Series D stock was convertible, at the holder’s option, into shares of Common stock at a conversion price equal to $0.4392. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders were entitled to receive out of the Company’s assets an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees then due and owing thereon, for each share of Series D stock before any distribution or payment is made to the holders of any junior securities. The holders of the Series D stock could vote their shares on a “one share one vote” basis. At any time after the third anniversary of the issuance date, the Company could redeem some or all of the then outstanding Series D stock, for cash equal to 100% of the aggregate stated value and accrued but unpaid dividends. The Series D stock also provided that with limited exceptions as discussed below, in no event would the Company effect any conversion of the Series D stock and the holder of the Series D stock would not have the right to convert the Series D stock, to the extent that such conversion would result in beneficial ownership by the holder of the Series D stock and its affiliates in excess of 9.99% of the then outstanding shares of Common stock (after taking into account the shares to be issued to the holder upon such conversion). The Series D stock holder could decrease the foregoing threshold upon 61 days’ notice of such decrease to us. The Series D stock was not listed on any securities exchange or automated quotation system.

104

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Capital Stock  – (continued)

Warrants and Options

The Company had the following outstanding warrants and options at December 31:

	# Outstanding
Equity Instrument	December 31, 2012	December 31, 2011
Fitch/Coleman Warrants (1)	975,000	975,000
August 2008 Warrants (2)	—	1,000,007
August 2009 Warrants (3)	1,070,916	1,489,884
April 2010 Warrants (4)	1,295,138	4,128,631
Guarantor 2010 Warrants (5)	—	1,333,334
October 2010 Warrants (6)	1,488,839	1,863,839
Guarantor 2011 Warrants (7)	916,665	2,500,000
February 2012 Inducement Warrants (8)	1,180,547	—
February 2012 Aldagen Warrants (9)	2,115,596	—
Other warrants (10)	200,000	360,149
Options issued under the Long-Term Incentive Plan (11)	7,866,953	6,275,555

(1)	These warrants were issued in connection with the August 2, 2007 Term Sheet Agreement and Shareholders’ Agreement with the Company’s outside patent counsel, Fitch Even Tabin & Flannery and The Coleman Law Firm, and have a 7.5 year term. The strike prices on the warrants are: 325,000 at $1.25 (Group A); 325,000 at $1.50 (Group B); and 325,000 at $1.75 (Group C). The Company may call up to 100% of these warrants, provided that the closing stock price is at or above the following call prices for ten consecutive trading days: Group A — $4/share; Group B — $5/share; Group C — $6/share. If the Company exercises its right to call, it shall provide at least 45 days notice for one-half of the warrants subject to the call and at least 90 days notice for the remainder of the warrants subject to the call.

(2)	These warrants were issued in connection with the August 2008 financing and were voluntarily exercisable at $1.00 per share, provided that the exercise does not result in the holder owning in excess of 9.99% of the outstanding shares of the Company’s Common stock. Warrants to purchase 415,335 shares expired without exercise on August 29, 2012.

(3)	These warrants were issued in connection with the August 2009 financing, are voluntarily exercisable at $0.51 per share and expire in February 2014. These amounts reflect adjustments for an additional 420,896 warrants due to anti-dilutive provisions. These warrants were previously accounted for as a derivative liability through January 28, 2011. At that time, they were modified to remove non-standard anti-dilution clauses and the associated derivative liability and related deferred financing costs were reclassified to APIC.

(4)	These warrants were issued in connection with the April 2010 Series D preferred stock offering, are voluntarily exercisable at $0.54 per share and expire on April 9, 2015.

(5)	These warrants were issued in April 2010 pursuant to the Guaranty Agreements executed in connection with the Promissory Note payable to Sorin existing at that time. These warrants had an exercise price of $0.54 per share and were fully exercised as of June 30, 2012.

(6)	These warrants were issued in connection with the October 2010 financing. They have an exercise price of $0.60 and expire on April 7, 2016. These warrants were previously accounted for as a derivative liability through January 28, 2011. At that time, they were modified to remove non-standard anti-dilution clauses and the associated derivative liability and related deferred financing costs were reclassified to APIC.

105

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Capital Stock  – (continued)

(7)	These warrants were issued pursuant to the Guaranty Agreements executed in connection with the Promissory Note issued in April 2011. These warrants have an exercise price of $0.50 per share and expire on April 28, 2016.

(8)	These warrants were issued in connection with the February 2012 warrant exercise agreements executed with certain existing Cytomedix warrant holders. These warrants have an exercise price of $1.42 per share and expire on December 31, 2014.

(9)	These warrants were issued in February 2012 in connection with the warrant exchange agreements between Cytomedix and various warrant holders of Aldagen. These warrants have an exercise price of $1.42 per share and expire on December 31, 2014.

(10)	These warrants were issued to consultants and other professional service providers in exchange for services provided. As of December 31, 2012, they have term of 10 years with an expiration date of February 24, 2014 and exercise price of $1.50. They are vested and voluntarily exercisable. There is no call provision associated with these warrants.

(11)	These options were issued under the Company’s Long-Term Incentive Plan approved by shareholders. See Note 17 for a full discussion regarding these options.

Activity

The Company issued 38,272,094 shares of common stock during 2012. The following table lists the sources of and the proceeds from those issuances:

Source	# of Shares	Total Proceeds
Conversion of Series D Convertible Preferred shares	7,460,350	$—
Inducement to remaining shareholders of Series D Convertible Preferred stock to convert all outstanding shares	330,000	$—
Conversion of Series E Convertible Preferred shares	13,399,986	$—
Exercise of August 2008 warrants	584,672	$584,672
Exercise of August 2009 warrants	418,968	$213,674
Exercise of April 2010 warrants	2,833,493	$1,521,028
Exercise of Guarantor 2010 warrants	1,333,334	$715,734
Exercise of October 2010 warrants	375,000	$225,000
Exercise of Guarantor 2011 warrants	1,583,335	$791,667
Exercise of options issued under the Long-Term Incentive Plan	35,602	$15,185
Common stock issued in lieu of cash for dividend payable on Series D Convertible Preferred shares	76,461	$—
Partial conversion of 4% Convertible Notes	1,062,500	$—
Sale of shares pursuant to private offering	4,231,192	$5,000,000
Sale of shares pursuant to October 2010 equity purchase agreement	4,350,000	$4,493,902
Common stock issued in lieu of cash for fees incurred pursuant to October 2010 equity purchase agreement	179,701	$—
Common stock issued in lieu of cash for consultant	17,500	$—
Totals	38,272,094	$13,560,862

106

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Capital Stock  – (continued)

The Company issued 11,432,549 shares of common stock during 2011. The following table lists the sources of and the proceeds from those issuances:

Source	# of Shares	Total Proceeds
Conversion of Series D Convertible Preferred shares	34,153	$—
Exercise of August 2009 warrants	374,561	$191,026
Common stock issued in lieu of cash for dividend payable on Series D Convertible Preferred shares	714,126	$—
Conversion of 12% Convertible Notes completed in Fourth Quarter 2011	1,200,000	$—
Sale of shares pursuant to private offering completed in Second Quarter 2011	984,850	$325,000
Sale of shares pursuant to October 2010 equity purchase agreement	7,913,804	$3,449,330
Common stock issued in lieu of cash for fees incurred pursuant to October 2010 equity purchase agreement	211,055	$—
Totals	11,432,549	$3,965,356

The Company has used the cash proceeds from these 2012 and 2011 issuances for general corporate and research and development purposes. The issuance of shares of the Company’s securities were either registered under the Securities Act or made in reliance on the private offering exemptions contained in Section 4(2) of the Securities Act and regulations promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering. None of these transactions involved any underwriters, underwriting discounts or commissions.

In 2012, the Company granted 2,271,500 options to purchase the Company’s common stock with exercise prices ranging from $0.72 to $2.28 under the LTIP (see Note 17).

During the year ended December 31, 2012, 804,649 stock options and compensatory warrants expired or were forfeited by contract due to the termination of the underlying service arrangement.

On January 17, 2012, pursuant to the terms of the Certificate of Designation, the Company paid a dividend on its Series D Preferred stock in the form of shares of its common stock. The total dividend paid to all Series D Preferred stock holders was 76,461 common shares.

On February 8, 2012, in connection with the acquisition of Aldagen, the Company sold 4,231,192 shares of common stock at a purchase price of $1.18 per share for an aggregate amount of $5 million to certain owners of Aldagen. The shares were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

On February 8, 2012, in connection with the acquisition of Aldagen, Series D convertible preferred stockholders converted their preferred stock into 7,460,350 shares of common stock. In order to induce such conversion the Company issued an aggregate of 330,000 additional shares of common stock to these shareholders.

On February 8, 2012, in connection with the acquisition of Aldagen, the Company issued 135,398 shares of its newly designated Series E convertible preferred stock. These shares automatically converted into 13,539,816 shares of Common stock upon shareholder approval of an increase in the Company’s authorized Common stock at a special shareholders’ meeting held on May 18, 2012. In July 2012, Aldagen’s former investors agreed to release 139,830 Common shares held in escrow to offset their liability for excess transaction expenses incurred by the Company in its acquisition of Aldagen.

107

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Capital Stock  – (continued)

On February 8, 2012, in connection with the acquisition of Aldagen, the Company executed warrant exercise agreements with various existing Cytomedix warrant holders. These agreements obligated the warrant holders to exercise approximately $2.8 million worth of warrants, representing 5,288,256 shares, no later than June 30, 2012. As of June 30, 2012, these warrant exercise agreements had been fulfilled. The Company issued 1,180,547 of new warrants to the shareholders as an inducement for their commitment. The new warrants have an exercise price of $1.42 per share and expire December 31, 2014. Of these warrants, 30% vested upon issuance and 70% will vest only upon the achievement of certain clinical milestones defined in the exchange and purchase agreement related to the Aldagen acquisition.

On February 8, 2012, in connection with the acquisition of Aldagen, the Company issued 2,115,596 warrants to existing Aldagen warrant holders in exchange for then existing Aldagen warrants. The new warrants have an exercise price of $1.42 per share and expire December 31, 2014. Of these warrants, 30% vested upon issuance and 70% will vest only upon the achievement of certain clinical milestones defined in the exchange and purchase agreement related to the Aldagen acquisition.

On February 13, 2012, the Company redeemed all of the then outstanding Series A and B convertible preferred stock for an aggregate amount of approximately $170,000 and satisfied all accrued, but unpaid, dividends on said stock in the aggregate amount of approximately $37,000.

In 2011, the Company granted 1,000,500 options to purchase the Company’s common stock with exercise prices ranging from $0.35 to $0.80 under the LTIP (see Note 17).

During the year ended December 31, 2011, 112,482 stock options and compensatory warrants expired or were forfeited by contract due to the termination of the underlying service arrangement.

On December 30, 2011, the Company issued 1,200,000 shares of common stock to various holders of 12% Convertible Promissory Notes dated July 15, 2011, pursuant to certain debt conversion agreements (see Note 14).

On October 17, 2011, pursuant to the terms of the Certificate of Designation, the Company paid a dividend on its Series D Preferred stock in the form of shares of its Common stock. The total dividend paid to all Series D Preferred stock holders was 156,833 common shares.

On July 18, 2011, pursuant to the terms of the Certificate of Designation, the Company paid a dividend on its Series D Preferred stock in the form of shares of its Common stock. The total dividend paid to all Series D Preferred stock holders was 207,189 Common shares.

On April 29, 2011, the Company sold 984,850 shares of common stock at a purchase price of $0.33 per share to four investors. The shares were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

On April 18, 2011, pursuant to the terms of the Certificate of Designation, the Company paid a dividend on its Series D Preferred stock in the form of shares of its Common stock. The total dividend paid to all Series D Preferred stock holders was 207,189 common shares.

On March 28, 2011, the Board of Directors retired the Company’s Series C Convertible Preferred stock; there was no such stock outstanding at the time of retirement.

On January 18, 2011, pursuant to the terms of the Certificate of Designation, the Company paid a dividend on its Series D Preferred stock in the form of shares of its Common stock. The total dividend paid to all Series D Preferred stock holders was 142,915 common shares.

No dividends were declared or paid on the Company’s Common stock in 2012 and 2011.

108

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Capital Stock  – (continued)

At December 31, the following amounts were accrued for dividends payable:

	2012	2011
Series A Preferred Stock	$—	$21,388
Series B Preferred Stock	—	15,206
Series D Preferred Stock	—	68,939
	$—	$105,533

Note 17 — Long-Term Incentive Plan and Other Compensatory Awards

Cytomedix has a shareholder-approved, LTIP that permits incentive awards of options, stock appreciation rights, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards and other stock-based awards. Cytomedix may issue up to 10,500,000 shares of stock under this LTIP. At December 31, 2012, 2,101,245 shares were available for future grants. Of all options granted through December 31, 2012, 531,802 had been exercised and 7,866,953 remained outstanding. Option terms are set by the Board of Directors for each option grant, and generally vest immediately upon grant or over a period of time ranging up to three years, are exercisable in whole or installments, and expire ten years from the date of grant. Outstanding options expire at various dates through November 13, 2022.

A summary of option activity under the LTIP as of December 31, 2012, and changes during the year then ended is presented below:

LTIP Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2012	6,275,555	$1.23
Granted	2,271,500	$1.41
Exercised	(35,602)	$0.43
Forfeited or expired	(644,500)	$1.24
Outstanding at December 31, 2012	7,866,953	$1.28	5.4	$463,577
Exercisable at December 31, 2012	6,662,290	$1.30	4.8	$463,577

The weighted-average grant-date fair value of stock options granted under the LTIP during the years 2012 and 2011 was $1.19 and $0.59, respectively. No stock options were exercised under the LTIP during the fiscal year ended December 31, 2011.

The following table summarizes information about stock options outstanding as of December 31, 2012:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Outstanding Shares	Weighted Average Remaining Contract Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.30 – $1.50	6,153,453	5.9	$0.99	5,022,290	$0.97
$1.51 – $3.00	1,643,500	3.5	$2.20	1,570,000	$2.20
$3.01 – $4.50	0	—	—	0	—
$4.51 – $6.00	70,000	3.0	$5.20	70,000	$5.20

As of December 31, 2012, there was approximately $1,022,000 of total unrecognized compensation cost related to non-vested stock options granted under the LTIP. That cost is expected to be recognized over a weighted-average period of 0.9 years. The total fair value of stock options granted under the LTIP that vested during the fiscal years ended December 31, 2012 and 2011 was approximately $1,828,000 and $433,000, respectively.

109

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Long-Term Incentive Plan and Other Compensatory Awards  – (continued)

Additionally, the Company has issued certain compensatory warrants outside of the LTIP, in exchange for the performance of services. A summary of service provider warrant activity as of December 31, 2012, and changes during the year then ended is presented below:

Warrants to Service Providers	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2012	1,335,149	$1.52
Granted	0	—
Exercised	0	—
Forfeited or expired	(160,149)	$1.65
Outstanding at December 31, 2012	1,175,000	$1.50	1.9	$0
Exercisable at December 31, 2012	1,175,000	$1.50	1.9	$0

There were no compensatory warrants granted or exercised during the fiscal year ended December 31, 2011.

The following table summarizes information about compensatory warrants outstanding as of December 31, 2012:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number of Outstanding Shares	Weighted Average Remaining Contract Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.25 – $1.50	850,000	1.9	$1.40	850,000	$1.40
$1.75	325,000	2.1	$1.75	325,000	$1.75

As of December 31, 2012, there was no remaining unrecognized compensation cost related to warrants and the balance of unamortized compensation for Common stock granted to non-employees was $15,000.

The Company has recorded stock-based compensation expense as follows:

	Year Ended December 31
Stock-Based Expense	2012	2011
Awards under the LTIP	$2,027,031	$305,180
Awards outside the LTIP	20,700	—
	$2,047,731	$305,180
Included in Statements of Operations caption as follows:
Salaries and wages	$1,389,001	$155,097
Consulting expense	275,924	64,006
General and administrative	382,806	86,077
	$2,047,731	$305,180

110

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Supplemental Cash Flow Disclosures — Non-Cash Transactions

Non-cash Investing and Financing transactions for years ended December 31 include:

	2012	2011
Preferred dividends paid by issuance of stock	$82,500	$333,556
Accrued dividends on preferred stock	—	346,236
Reclassification of derivative liabilities for modified warrant agreements	—	1,434,322
Discharge of previously deferred financing costs for modified warrant agreements	—	136,543
Derivative liability for embedded conversion option	—	2,085,513
Conversion of convertible debt to common stock	924,904	600,000
Business combination:
Issuance of Series E liability	18,955,742	—
Issuance of contingent consideration	11,109,020	—
Issuance of replacement warrants	1,883,751	—
Common stock issued in satisfaction of subscription receivable	2,790,107	—
Effect of cancellation of escrowed shares	195,132	—
Obligation to issue shares for professional services	30,000	—

Cash paid for interest was $342,000 and $424,000 in 2012 and 2011, respectively. There were no income taxes paid in 2012 and 2011.

Note 19 — Operating Leases

The Company leases its office spaces under operating leases with future minimum lease payments as indicated in the table below:

Years ending December 31:
2013	$239,224
2014	$52,711
2015	53,803
2016	54,927
2017	37,127
Thereafter	—
Total future minimum lease payments	$437,792

The Company’s primary office and warehouse facilities are located in Gaithersburg, Maryland, and comprise approximately 7,200 square feet. This facility falls under two leases with monthly rent, including our share of certain annual operating costs and taxes, at approximately $6,000 and $4,000 per month with the leases expiring December 2013 and August 2017, respectively. The Company also leases a 16,300 square foot facility located in Durham, North Carolina. This facility falls under two leases with monthly rent, including our share of certain annual operating costs and taxes, at approximately $11,000 and $6,000 per month with the leases expiring April and December 2013, respectively.

For the years ended December 31, 2012 and 2011, the Company incurred rent expense of approximately $289,000 and $65,000, respectively.

111

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20 — Geographic information

Product sales consist of the following:

	December 31, 2012	December 31, 2011
Revenue from U.S. product sales	$6,179,000	$5,583,300
Revenue from non-U.S. product sales	$1,062,400	$318,800
Total revenue from product sales	$7,241,400	$5,902,100

Note 21 — Commitments and Contingencies

Under the Company’s plan of reorganization upon emergence from bankruptcy in July 2002, the Series A Preferred stock and the dividends accrued thereon that existed prior to emergence from bankruptcy were to be exchanged into one share of new Common stock for every five shares of Series A Preferred stock held as of the date of emergence from bankruptcy. This exchange was contingent on the Company’s attaining aggregate gross revenues for four consecutive quarters of at least $10,000,000 and if met would result in the issuance of 325,000 shares of the Company’s Common stock. The Company reached such aggregate revenue levels as of the end of the quarter ended June 30, 2012 and, as a result, expensed approximately $471,000 related to the resolution of the contingency. The expense amount, classified as other expenses in the accompanying condensed consolidated statement of operations, represents the fair value of 325,000 shares of the Company’s Common stock to be issued to former Series A Preferred Stock holders at prescribed times over the next 12 months. The Common stock issuable is classified as equity.

Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock, contingent upon the achievement of certain milestones related to the current ALD-401 Phase 2 clinical trial.

In March 2011, the Company entered into a development agreement in which a consultant was granted 250,000 options to purchase the Company’s common stock, of which 50,000 vested immediately, and the remaining 200,000 vesting in tranches upon the achievement of certain pre-defined milestones. In August 2012, the Company chose to materially modify the objectives and strategy of the project, upon which 50% of the then unvested options became immediately vested and the remaining 50% were cancelled.

In conjunction with its FDA clearance, the Company agreed to conduct a post-market surveillance study to further analyze the safety profile of bovine thrombin as used in the AutoloGel TM System. This study was estimated to cost between $500,000 and $700,000 over a period of several years, which began in the third quarter of 2008. As of September 30, 2012, approximately $360,000 had been incurred. Since the inception of this study, the Company has enrolled 120 patients, noting no adverse events. Based on an analysis of the positive safety data, the Company has suspended further enrollment in this study pending further discussion with the FDA.

In July 2009, in satisfaction of a new Maryland law pertaining to Wholesale Distributor Permits, the Company established a Letter of Credit, in the amount of $50,000, naming the Maryland Board of Pharmacy as the beneficiary. This Letter of Credit serves as security for the performance by the Company of its obligations under applicable Maryland law regarding this permit and is collateralized by a Certificate of Deposit (“CD”) purchased from the Company’s commercial bank. The CD bears interest at an annual rate of 0.20% and matures on June 24, 2013.

The Company has also committed to purchase approximately $1,092,000 of new Angel machines in 2013.

112

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 22 — Subsequent Events

Lincoln Park Transaction

On February 18, 2013, Cytomedix entered into a purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to and Lincoln Park is obligated to purchase up to $15 million in shares of the Company’s common stock (“Common Stock”), subject to certain limitations, from time to time, over the 30-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. The Company may direct Lincoln Park every other business day, at its sole discretion and subject to certain conditions, to purchase up to 150,000 shares of Common Stock in regular purchases, increasing to amounts of up to 200,000 shares depending upon the closing sale price of the Common Stock. In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock is not below $1.00 per share. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the floor price of $0.45 per share, subject to adjustment. The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Common Stock.

In connection with the Purchase Agreement, the Company issued to Lincoln Park 375,000 shares of Common Stock and is required to issue up to 375,000 additional shares of Common Stock pro rata as the Company requires Lincoln Park to purchase the Company’s shares under the Purchase Agreement over the term of the agreement. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. There are no trading volume requirements or restrictions under the Purchase Agreement. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

Common Stock and Warrant Registered Offering

On February 19, 2013, the Company entered into securities purchase agreements with certain institutional accredited investors, including certain current shareholders of the Company, to raise gross proceeds of $5,000,000, before placement agent’s fees and other offering expenses, in a registered offering. The Company will issue to the investors units of the Company’s securities consisting, in the aggregate, of 9,090,910 shares of the Company’s common stock and five-year warrants to purchase 6,363,637 shares of common stock. The purchase price paid by investors was $0.55 for each unit. Each warrant is immediately exercisable at $0.75 per share on or after February 22, 2013 and is subject to transfer restrictions, including among others, compliance with the state securities laws. The closing of the offering took place on February 22, 2013. Proceeds from the transaction will be used for general corporate and working capital purposes.

113

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 22 — Subsequent Events  – (continued)

Burrill Securities LLC (“Burrill”) acted as a placement agent, on a “best efforts” basis, for this transaction. Pursuant to the terms of the Placement Agent Agreement by and between the Company and Burrill dated as of February 19, 2013, the Company has agreed to pay an aggregate cash fee in the amount of $350,000 (the “Placement Fee”). The Company has also agreed to reimburse up to $52,000 for expenses incurred by them in connection with the offering. In addition, the Company will grant to Burrill at the closing of this offering warrants (the “Burrill Warrants”) to purchase 136,364 shares of our common stock. The Burrill Warrants will have the same terms as the investor warrants in this offering, except that the exercise price will be 120% of the exercise price of the investor warrants and may also be exercised on a cashless basis.

The offering was made pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-183704, the base prospectus originally filed with the SEC on August 31, 2012, as subsequently amended and as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on February 20, 2013).

The securities purchase agreements contain representations, covenants and other provisions customary for the agreements of this nature. In addition, such agreements provide for certain “piggy-back” registrations rights with respect to the Company’s securities (including shares to be issued upon warrant exercises) purchased in the offering by investors that are affiliates of the Company, such that the Company agreed, to the extent such affiliate investors are not able to resell such securities without restriction, to include such securities in its future registration statements, subject to applicable limitations. Also, to the extent that such securities have been not registered at the time the Company is required to file a registration statement in connection with the final milestone event relating to the February 2012 Aldagen acquisition, the affiliate investors will have the right to include such securities in such registration statement.

In connection with this offering, the Company and the Maryland Venture Fund (Maryland Department of Business and Economic Development), an investor in the above referenced offering (“MVF”), in compliance with MVF’s investment policies, agreed to execute a certain Stock Repurchase Agreement which requires the Company to repurchase the MVF’s investment, at MVF’s option, in the event the Company relocates its principal place of business outside Maryland or any executive officer of the Company is convicted of a felony; provided, however, that in the event that, at the time of either such event the Company’s securities are listed on a national securities exchange, the foregoing repurchase will not be triggered.

MidCap Credit and Security Agreement and Related Agreements

On February 19, 2013, the Company (and its wholly-owned subsidiaries, Aldagen, Inc. and Cytomedix Acquisition Company, LLC) entered into a Credit and Security Agreement (the “Credit Agreement”) with Midcap Financial LLC (“Midcap”), that provides for an aggregate term loan commitments of $7.5 million. The Company received the first tranche of $4.5 million on February 27, 2013. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of the following conditions: (i) if the Company achieves certain performance milestones for 2013 and (ii) raises an amount of not less than $5.0 million in the aggregate from (a) equity investors, and/or (b) partnership proceeds on or before July 31, 2013 (the “Capital Raise Event”).

The term loan will mature on August 19, 2016, and will be repaid on a straight-line amortization basis, with the first twelve months being an interest-only period and commencing on the thirteenth month the principal on both the first tranche and, if applicable, on the second tranche, will be amortized in equal monthly amounts through the maturity date.

114

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 22 — Subsequent Events  – (continued)

In connection with the foregoing loan facility, the Company issued MidCap a seven-year warrant to purchase 1,079,137 shares of the Company’s common stock at the warrant exercise price of $0.70 per share. The exercise price and the number of shares issuable upon exercise of the warrant is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The warrant contains a cashless exercise provision. The warrant is not and will not be listed on any securities exchange or automated quotation system. MidCap is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Interest on the outstanding balance of the term loan is payable monthly in arrears at an annual rate of the one-month London Interbank Offered Rate (LIBOR), plus 8.0%, subject to a LIBOR floor of 3%, and is calculated on the basis of the actual number of days elapsed in a 360 day year. In the event the term loan is prepaid by the Company prior to the end of its term, the Company will be required to pay to MidCap a fee equal to an amount determined by multiplying the outstanding amount on the loan by 5% in the first year, 3% in the second year and 1% after that.

Amounts borrowed under the Credit Agreement are secured by a first priority security interest on all existing and after-acquired assets of the Company, including the intellectual property of the Company and its subsidiaries.

The Credit Agreement contains events of default and remedies customary for loan transactions of this sort including, among others, those related to a default in the payment of principal or interest, a material inaccuracy of a representation or warranty, a default with regard to performance of certain covenants, a material adverse change (as defined in the Credit Agreement) occurs, and certain change of control events. In addition, the failure to consummate the Capital Raise Event constitutes an event of default under the Credit Agreement. The Company would also be in default under the Credit Agreement in the event of certain withdrawals, recalls, adverse test results or enforcement actions with respect to the Company’s products. Upon the occurrence of a default, in some cases following a notice and cure period, MidCap may accelerate the maturity of the loans and require the full and immediate repayment of all borrowings under the Credit Agreement. The Credit Agreement also contains financial and customary negative covenants, including with respect to the Company’s ability to sell, lease, transfer, assign, grant a security interest in or otherwise dispose of its assets except in the ordinary course of business, or incur additional indebtedness.

The Company plans to use the funds for general corporate and working capital purposes.

Amendment to the Exchange and Purchase Agreement

On February 18, 2013, the Company and Aldagen Holdings, executed an amendment (the “Amendment”) to the February 8, 2012 Exchange and Purchase Agreement (the “Exchange Amendment”). The disinterested members of the Board reviewed and approved the terms and provisions of the Amendment. The purpose of the Amendment was to modify the terms of the post-closing consideration which was originally structured around the achievement of certain milestone events relating to the Company’s current ALD-401 Phase 2 clinical trials. The total number of 20,309,723 shares representing the post-closing consideration which Aldagen Holdings will be entitled receive as contemplated under the terms of the Exchange Agreement (the “Maximum Post-Closing Consideration”) remains unchanged. The terms of the Amendment are as follows:

(i) the second post-closing issuance of the Company’s common stock was reduced from 3,046,458 shares of the Company’s company stock (or 15% of the Maximum Post-Closing Consideration) to 1,523,229 shares of the Company’s common stock (or 7.5% of the Maximum Post-Closing Consideration), which issuance is contingent upon the enrollment requirements as provided in the FDA approved protocol for the ALD 401 Phase 2 trial; and (ii) the third post-closing issuance of the Company’s common stock was increased from 16,247,779 shares of the Company’s company stock (or 80% of the Maximum Post-Closing Consideration) to 17,771,008 shares of the Company’s common stock (or 87.5% of the Maximum Post-Closing Consideration), which issuance is contingent upon favorable clinical efficacy for the ALD 401 Phase 2 trial as defined in the Exchange Agreement.

115

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 22 — Subsequent Events  – (continued)

Release of the Worden Security Interest in the Licensed Patents

On February 19, 2013, the Company and Charles E. Worden Sr., an individual holder of security interest in patents pursuant to the Substitute Royalty Agreement, dated November 4, 2001 (the “SRA”), executed an Amendment to the SRA (the “SRA Amendment”) for the purposes of terminating and releasing the security interest and the reversionary interest under the terms of the SRA in exchange for the following consideration: (i) a one-time cash payment of $500,000 (to replace all future minimum monthly royalty payments), (ii) issuance of 250,000 shares of the Company’s common stock (the “Worden Shares”), and (iii) grant of the right to acquire up to 250,000 shares of the Company’s common stock pursuant to a seven-year warrant with the exercise price of $0.70 per share (the “Worden Warrant”). In addition, under the terms of the Amendment, Mr. Worden’s future annual royalty stream limitation was increased from $600,000 to $625,000. The exercise price and the number of shares issuable upon exercise of the Worden Warrant is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The Worden Warrants contain provisions that are customary for the instruments of this nature, including, among others, a cashless exercise provision.

Mr. Worden is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company therefore sold the Worden Shares and the Worden Warrant in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

JP Nevada Trust Note Amendment

On February 19, 2013, the Company and its wholly-owned subsidiary, Cytomedix Acquisition Company, LLC, on the one hand, and the holder of the April 28, 2011 $2.1 million secured promissory note (the “JP Trust Note”), JP’s Nevada Trust (the “Lender”), on the other hand, agreed, in consideration for subordination of its security interest under the JP Trust Note to that of MidCap pursuant to the terms of the Subordination Agreement, to amend the JP Trust Note to (i) extend the maturity date of such note to November 19, 2016 and (ii) expand the Lender’s second lien security interest under the Note to include the assets of the Company and Aldagen, Inc., the Company’s wholly-owned subsidiary, in addition to the previously secured assets of Cytomedix Acquisition Company, LLC. The parties also agreed to amend the vesting schedule on the Lender’s warrants issued by the Company in April 2011 such that the remaining 250,000 warrant shares are exercisable immediately. Finally, the Company agreed to issue the Lender a new warrant to purchase up to 266,666 shares at an exercise price of $0.70 per share vesting as follows: (i) 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance.

116

CYTOMEDIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 22 — Subsequent Events  – (continued)

As disclosed in the Company’s Current Report on Form 8-K relating to the original issuance of the JP Trust Note, the Company’s payment obligations with respect to $1.4 million under the JP Trust Note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including David E. Jorden, Chairman of the Board of the Company (the “Guarantors”). In light of the foregoing changes to the Lender’s warrant vesting schedule and issuance of new warrants the Lender, as described above, the disinterested members of the Board also: (i) reviewed and approved amendments to the warrant vesting schedule on the Guarantors’ warrants (including those held by Mr. Jorden) issued by the Company in April 2011 such that the remaining 500,000 warrant shares are exercisable immediately and (ii) granted the right to the Guarantors to acquire up to 533,334 shares of the Company’s common stock pursuant to warrants at the exercise price of $0.70 per share, vesting as follows: (i) 266,667 warrant shares may be exercised only if the JP Trust Note has not been prepaid by the fourth anniversary of its issuance, and (ii) the remaining 266,667 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance (including 107,143 of the previously issued warrants held by Mr. Jorden, which will now vest immediately, and (i) 57,143 of his warrant shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 57,143 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance).

The warrant was sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof. The Lender and each of the Guarantors are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

JMJ Financial Note Amendment and Subordination

On February 19, 2013, the Company and JMJ Financial (“JMJ”), the holder of certain convertible promissory notes issued by the Company (together, the “JMJ Notes”), agreed, in consideration of the subordination of JMJ’s rights and remedies under the JMJ Note to that of MidCap pursuant to the terms of the certain Subordination Agreement (the “JMJ Subordination Agreement”), to amend the JMJ Notes to extend the maturity date of the JMJ Notes to the later of (i) three years from the effective date of such notes or (ii) the date that is one business day following the date the MidCap loan is paid in full. In addition, JMJ converted $100,000 of the outstanding balance on one of the JMJ Notes into shares of the Company’s common stock and the Company remitted a payment in the amount of $370,000 to partially satisfy one of the JMJ Notes, with approximately $750,000 of the JMJ Notes to remain currently outstanding.

117

Aldagen, Inc.

(A Development Stage Company)

Financial Statements

Years Ended December 31, 2011 and 2010

and Period From March 3, 2000 (Inception) Through December 31, 2011

118

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Aldagen, Inc.

We have audited the accompanying balance sheets of Aldagen, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and for the period from March 3, 2000 (inception) through December 31, 2011. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aldagen, Inc. (a development stage company) at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, and for the period from March 3, 2000 (inception) through December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters also are described in Note 1. The December 31, 2011 and 2010 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 13, 2012

119

Aldagen, Inc.

(A Development Stage Company)

Balance Sheets

	December 31
	2011	2010
Assets
Current assets:
Cash and cash equivalents, including $16,043 and $16,009 of restricted cash as of December 31, 2011 and 2010, respectively	$161,612	$3,090,732
Accounts receivable	120,619	113,460
Other receivables	–	244,863
Prepaid expenses and other assets	72,593	398,743
Inventories, net	51,206	59,779
Total current assets	406,030	3,907,577

Property and equipment, net	807,952	1,167,774
Other assets	9,256	9,256
Total assets	$1,223,238	$5,084,607

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$308,105	$382,982
Accrued expenses	100,523	159,254
Deferred rent	123,059	188,114
Capital lease obligations, current portion	4,281	15,872
Convertible promissory notes	12,265,483	8,052,074
Notes payable	–	21,718
Total current liabilities	12,801,451	8,820,014

Preferred stock warrant liability	511,224	1,758,551
Capital lease obligations, less current portion	–	5,375
Total liabilities	13,312,675	10,583,940

Commitments and contingencies

Junior Preferred redeemable convertible preferred stock, $0.001 par value; 14,963,785 shares authorized, 14,519,926 shares issued and outstanding at December 31, 2011 and 2010 aggregate liquidation value of $14,519,926 at December 31, 2011 and 2010	13,527,821	12,492,419

Series C redeemable convertible preferred stock, $0.001 par value; 26,069,584 shares authorized, 24,742,979 shares issued and outstanding at December 31, 2011 and 2010, aggregate liquidation value of $24,866,381 and $23,425,745 at December 31, 2011 and 2010, respectively	24,866,381	23,378,247

Series C-1 redeemable convertible preferred stock, $0.001 par value; 31,082,381 shares authorized, 17,636,655 issued, and outstanding at December 31, 2011 and 2010, aggregate liquidation value of $23,818,667 and $22,349,745 at December 31, 2011 and 2010, respectively	23,818,667	22,339,392

Stockholders’ deficit:
Common stock, $0.001 par value; 93,407,305 shares authorized; 3,629,823 shares issued and outstanding at December 31, 2011 and 2010	3,630	3,630

Deficit accumulated during the development stage	(74,305,936)	(63,713,021)

Total stockholders’ deficit	(74,302,306)	(63,709,391)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,223,238	$5,084,607

See accompanying notes.

120

Aldagen, Inc.

(A Development Stage Company)

Statements of Operations

			Period From
			March 3, 2000
			(Inception) Through
	December 31		December 31,
	2011	2010	2011
Revenues:
Grant revenue	$–	$733,438	$842,923
Product sales, net	623,352	660,657	2,432,092
	623,352	1,394,095	3,275,015

Operating expenses:
Cost of product sales	187,117	229,325	854,104
Research and development	3,989,081	5,857,615	43,125,085
Selling, general, and administrative	1,885,677	3,686,550	20,135,382

Total operating expenses	6,061,875	9,773,490	64,114,571

Loss from operations	(5,438,523)	(8,379,395)	(60,839,556)

Other income (expense):
Interest expense, net	(2,819,549)	(2,579,581)	(9,911,782)
Other income, net	1,462,508	1,242,962	1,891,857

Total other income (expense)	(1,357,041)	(1,336,619)	(8,019,925)

Loss before income tax benefit	(6,795,564)	(9,716,014)	(68,859,481)
Income tax benefit	–	–	43,732
Loss before cumulative effect of change in accounting principle	(6,795,564)	(9,716,014)	(68,815,749)
Cumulative effect of change in accounting principle	–	–	(1,469,856)

Net loss	(6,795,564)	(9,716,014)	(70,285,605)

Accretion of redeemable convertible preferred stock	(4,002,811)	(4,003,265)	(22,978,714)
Gain on exchange of redeemable convertible preferred stock	–	–	14,517,817
Beneficial conversion feature	–	–	(966,711)

Net loss attributable to common stockholders	$(10,798,375)	$(13,719,279)	$(79,713,213)

See accompanying notes.

121

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at March 3, 2000 (inception)	–	$–	–	$–	–	$–	–	$–	–	$–	–	$–	$–	$–	$–
Issuance of restricted common stock to founders at $0.001 per share for cash in April 2000	–	–	–	–	–	–	–	–	–	–	900,000	900	–	–	900
Issuance of common stock to consultants at $0.001 per share for services in April 2000	–	–	–	–	–	–	–	–	–	–	111,000	111	–	–	111
Issuance of common stock for technology and services at fair value	–	–	–	–	–	–	–	–	–	–	300,000	300	29,700	–	30,000
Issuance of restricted common stock to employees at $0.01 per share for cash in September 2000	–	–	–	–	–	–	–	–	–	–	600,000	600	5,400	–	6,000
Issuance of Series A redeemable convertible preferred stock for cash at $1.00 per share in October 2000, net of issuance costs of $24,971	3,000,000	2,975,029	–	–	–	–	–	–	–	–	–	–	–	–	–
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	5,000	–	5,000
Accretion of redeemable convertible preferred stock	–	48,657	–	–	–	–	–	–	–	–	–	–	(40,100)	(8,557)	(48,657)
Net loss from March 3, 2000 (inception) to December 31, 2000	–	–	–	–	–	–	–	–	–	–	–	–	–	(275,472)	(275,472)
Balance at December 31, 2000	3,000,000	3,023,686	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(284,029)	(282,118)
Issuance of Series A redeemable convertible preferred stock at $1.00 per share for cash in January and December 2001, net of issuance costs of $32,789	3,000,000	2,967,211	–	–	–	–	–	–	–	–	–	–	–	–	–
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	33,721	–	33,721
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	735	–	735
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	30,000	–	30,000
Accretion of redeemable convertible preferred stock	–	331,997	–	–	–	–	–	–	–	–	–	–	(64,456)	(267,541)	(331,997)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(1,988,196)	(1,988,196)
Balance at December 31, 2001	6,000,000	6,322,894	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(2,539,766)	(2,537,855)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	127,500	–	127,500
Beneficial conversion feature of 2002 Bridge Notes	–	–	–	–	–	–	–	–	–	–	–	–	127,500	–	127,500
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	2,081	–	2,081
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	60,270	–	60,270
Accretion of redeemable convertible preferred stock	–	489,821	–	–	–	–	–	–	–	–	–	–	(317,351)	(172,470)	(489,821)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(3,572,625)	(3,572,625)
Balance at December 31, 2002	6,000,000	$6,812,715	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(6,284,861)	(6,282,950)

122

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible		Junior		Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2002	6,000,000	6,812,715	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(6,284,861)	(6,282,950)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	10,755	–	10,755
Conversion of bridge notes and accrued interest into redeemable convertible preferred stock in March 2003	–	–	761,833	761,833	–	–	–	–	–	–	–	–	–	–	–
Issuance of Series B redeemable convertible preferred stock in March and December 2003, net of issuance costs of $69,526	–	–	5,497,544	5,428,018	–	–	–	–	–	–	–	–	–	–	–
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	45,000	–	45,000
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	14,229	–	14,229
Accretion of redeemable convertible preferred stock	–	487,572	–	347,342	–	–	–	–	–	–	–	–	(69,984)	(764,930)	(834,914)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(4,505,763)	(4,505,763)
Balance at December 31, 2003	6,000,000	7,300,287	6,259,377	6,537,193	–	–	–	–	–	–	1,911,000	1,911	–	(11,555,554)	(11,553,643)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	8,010	–	8,010
Issuance of Series B redeemable convertible preferred stock in May, August and November 2004, net of issuance costs of $16,993	–	–	3,755,623	3,738,630	–	–	–	–	–	–	–	–	–	–	–
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	8,523	–	8,523
Accretion of redeemable convertible preferred stock	–	487,581	–	632,209	–	–	–	–	–	–	–	–	(16,533)	(1,103,257)	(1,119,790)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(4,654,695)	(4,654,695)
Balance at December 31, 2004	6,000,000	7,787,868	10,015,000	10,908,032	–	–	–	–	–	–	1,911,000	1,911	–	(17,313,506)	(17,311,595)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	1,282,271	–	1,282,271
Conversion of Series B redeemable convertible preferred stock into common stock in March 2005	–	–	(1,500,000)	(1,500,000)	–	–	–	–	–	–	1,500,000	1,500	1,498,500	–	1,500,000
Elimination of preferred stock dividends upon conversion to common stock	–	–	–	(169,685)	–	–	–	–	–	–	–	–	169,685	–	169,685
Establishment of FAS 150 preferred stock warrant liability	–	–	–	–	–	–	–	–	–	–	–	–	(1,282,271)	–	(1,282,271)
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	45,975	–	45,975
Accretion of redeemable convertible preferred stock	–	487,516	–	726,458	–	–	–	–	–	–	–	–	(1,213,974)	–	(1,213,974)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(7,134,005)	(7,134,005)
Balance at December 31, 2005	6,000,000	8,275,384	8,515,000	9,964,805	–	–	–	–	–	–	3,411,000	3,411	500,186	(24,447,511)	(23,943,914)

123

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2005	6,000,000	8,275,384	8,515,000	9,964,805	–	–	–	–	–	–	3,411,000	3,411	500,186	(24,447,511)	(23,943,914)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	21,148	–	21,148
Conversion of bridge notes and accrued interest into redeemable convertible preferred stock in December 2006	–	–	–	–	–	–	5,951,801	4,331,720	–	–	–	–	–	–	–
Issuance of Series C redeemable convertible preferred stock in December 2006, net of issuance costs of $127,386	–	–	–	–	–	–	9,131,243	6,518,333	–	–	–	–	–	–	–
Issuance of Series C redeemable convertible preferred stock in December 2006 for consulting services at fair value	–	–	–	–	–	–	41,907	30,500	–	–	–	–	–	–	–
Exchange of Series A and B redeemable convertible preferred stock to Junior Preferred redeemable convertible stock in December 2006	(6,000,000)	(8,741,917)	(8,515,000)	(10,634,303)	14,515,000	8,302,580	–	–	–	–	–	–	–	–	–
Gain on redemption of certain preferred stock, warrants, and other securities	–	–	–	–	–	–	–	–	–	–	–	–	–	14,517,817	14,517,817
Accretion of redeemable convertible preferred stock	–	466,533	–	669,498	–	45,388	–	41,016	–	–	–	–	(521,334)	(701,101)	(1,222,435)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(5,776,177)	(5,776,177)
Balance at December 31, 2006	–	–	–	–	14,515,000	8,347,968	15,124,951	10,921,569	–	–	3,411,000	3,411	–	(16,406,972)	(16,403,561)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	93,471		93,471
Issuance of common stock in July and August 2007 upon exercise of stock options at $0.20 per share for cash	–	–	–	–	–	–	–	–	–	–	208,747	209	41,540	–	41,749
Issuance of Series C redeemable convertible preferred stock in September 2007, net of issuance costs of $95,705	–	–	–	–	–	–	9,618,028	6,904,296	–	–	–	–	–	–	–
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,403	–	1,084,018	–	–	–	–	(135,011)	(1,984,410)	(2,119,421)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(6,701,446)	(6,701,446)
Balance at December 31, 2007	–	–	–	–	14,515,000	9,383,371	24,742,979	18,909,883	–	–	3,619,747	3,620	–	(25,092,828)	(25,089,208)

124

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2007	–	–	–	–	14,515,000	9,383,371	24,742,979	18,909,883	–	–	3,619,747	3,620	–	(25,092,828)	(25,089,208)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	310,771	–	310,771
Issuance of Series C-1 redeemable convertible preferred stock in April 2008, net of issuance costs of $39,611									17,636,655	18,321,910
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,038,240	–	1,492,096	–	1,058,032	–	–	(310,771)	(3,277,597)	(3,588,368)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(10,179,446)	(10,179,446)
Balance at December 31, 2008	–	–	–	–	14,515,000	10,421,611	24,742,979	20,401,979	17,636,655	19,379,942	3,619,747	3,620	–	(38,549,871)	(38,546,251)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	337,834	–	337,834
Issuance of common stock in November 2009 upon exercise of stock options at an average price of $0.49 per share for cash											5,076	5	2,463		2,468
Beneficial conversion feature on issuance of convertible promissory notes													839,211		839,211
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,403	–	1,488,133	–	1,479,725	–	–	(1,179,508)	(2,823,753)	(4,003,261)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(8,986,202)	(8,986,202)
Balance at December 31, 2009	–	–	–	–	14,515,000	11,457,014	24,742,979	21,890,112	17,636,655	20,859,667	3,624,823	3,625	–	(50,359,826)	(50,356,201)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	365,089	–	365,089
Issuance of Junior Preferred	–	–	–	–	4,926	–	–	–	–	–	–	–	–	–	–
Issuance of common stock in February 2010 upon exercise of stock options at an average price of $.96 per share for cash	–	–	–	–	–	–	–	–	–	–	5,000	5	995	–	1,000
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,405	–	1,488,135	–	1,479,725	–	–	(366,084)	(3,637,181)	(4,003,265)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(9,716,014)	(9,716,014)
Balance at December 31, 2010	–	–	–	–	14,519,926	12,492,419	24,742,979	23,378,247	17,636,655	22,339,392	3,629,823	3,630	–	(63,713,021)	(63,709,391)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	205,460	–	205,460
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,402	–	1,488,134	–	1,479,275	–	–	(205,460)	(3,797,351)	(4,002,811)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(6,795,564)	(6,795,564)
Balance at December 31, 2011	–	$–	–	$–	14,519,926	$13,527,821	24,742,979	$24,866,381	17,636,655	$23,818,667	3,629,823	$3,630	$–	$(74,305,936)	$(74,302,306)

See accompanying notes.

125

Aldagen, Inc.

(A Development Stage Company)

Statements of Cash Flows

			Period From
			March 3, 2000
			(Inception) to
	Year Ended December 31		December 31,
	2011	2010	2011

Operating activities
Net loss	$(6,795,564)	$(9,716,014)	$(70,285,605)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	362,246	442,505	3,141,160
Loss on disposal of equipment	–	–	27,087
Noncash interest expense	2,819,549	2,546,246	9,421,931
Deferred offering expense	–	611,048	–
Write-down of inventories	17,986	–	74,399
Share-based compensation to consultants and employees	205,460	365,089	1,576,088
Stock issued for technology license	–	–	30,000
Change in value of preferred stock warrant liability including cumulative effect of change in accounting principle	(1,458,848)	(1,242,962)	(524,505)
Loss on debt extinguishment	–	–	111,080
Changes in operating assets and liabilities:
Accounts receivable	(7,159)	(33,690)	(120,619)
Prepaid expenses, other receivables, and other assets	571,013	(507,362)	(71,541)
Inventories	(9,413)	11,539	(125,605)
Accounts payable	(74,877)	75,857	308,105
Accrued expenses	(58,731)	(263,009)	100,523
Deferred rent	(65,055)	(63,483)	123,059

Net cash used in operating activities	(4,493,393)	(7,774,236)	(56,214,443)

Investing activities
Proceeds from sale of equipment	–	–	44,281
Purchase of property and equipment	(2,424)	(130,485)	(3,745,097)
Net cash used in investing activities	(2,424)	(130,485)	(3,700,816)

Financing activities
Proceeds from issuance of notes payable	1,605,381	–	18,218,623
Repayment of notes payable	(21,718)	(2,009,624)	(4,722,829)
Debt issuance cost	–	–	(53,603)
Payments on capital lease obligations	(16,966)	(15,298)	(270,974)
Proceeds from issuance of preferred stock, net of issuance costs	–	–	46,853,427
Proceeds from issuance of common stock	–	1,000	52,227
Net cash provided by (used in) financing activities	1,566,697	(2,023,922)	60,076,871

Net (decrease) increase in cash and cash equivalents	(2,929,120)	(9,928,643)	161,612
Cash and cash equivalents at beginning of period	3,090,732	13,019,375
Cash and cash equivalents at end of period	$161,612	$3,090,732	$161,612

Supplemental cash flow information
Cash paid for interest	$1,914	$86,664	$1,075,795
Noncash investing and financing activities:
Conversion of bridge notes and accrued interest	$–	$–	$5,093,533
Acquisition of property and equipment under capital leases	$–	$–	$275,254

See accompanying notes.

126

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements

December 31, 2011

1. Description of Company and Basis of Presentation

Aldagen, Inc. (Aldagen or the Company) was incorporated in the State of Delaware on March 3, 2000, as Stemco Biomedical, Inc. and changed its name to Aldagen, Inc. in November 2005.

Aldagen is a biopharmaceutical company developing proprietary regenerative cell therapies that target significant unmet medical needs. The Company has developed a proprietary technology that allows it to isolate adult stem cells that express high levels of an enzyme known as aldehyde dehydrogenase, or ALDH, which the Company refers to as ALDH-bright, or ALDHbr, cells. The Company’s product candidates consist of specific populations of adult stem cells that it isolates using its proprietary technology. The Company operates as a single reportable segment.

The Company has participated in trials in an attempt to develop the following product candidates:

ALD-201 — To treat ischemic heart failure.

ALD-301 — To treat critical limb ischemia.

ALD-401 — Post-acute treatment of ischemic stroke.

Since inception, the Company has commercialized the following products:

ALDEFLUOR — An enzyme-based assay which detects stem and progenitor cells based on their high level of expression of ALDH. ALDEFLUOR has been sold since 2003 through a third-party distributor.

ALDECOUNT — An FDA-approved in vitro diagnostic use-product for the identification and enumeration of ALDHbr cells by flow cytometry. ALDECOUNT has been sold since 2004 through a third-party distributor.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915-10, Development Stage Entities, states that an enterprise shall be considered to be in the development stage if either planned principal operations have not commenced or planned principal operations have commenced but there has been no significant revenue there from. The Company’s operations since inception have consisted primarily of organizing the Company, research and development of product technologies and securing financing. Product sales of ALDEFLUOR and ALDECOUNT were $623,352 and $660,657 for the years ended December 31, 2011 and 2010, respectively, and $2,432,092 from March 3, 2000 (inception) through December 31, 2011. Accordingly, the Company will remain a development stage company until such time as significant revenues have been generated from the sale of the Company’s product candidates or a significant collaboration is entered into with a third party.

127

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Description of Company and Basis of Presentation (continued)

The Company has incurred losses since its inception and expects to incur substantial additional development costs. As a result, the Company will require substantial additional funds and will continue to seek private or public equity or debt financing, research funding and revenue or expense sharing from collaborative agreements to meet its capital requirements. If such funds are not available, management may need to reassess its business plans. Even if the Company does not have an immediate need for additional cash, it may seek access to the private or public equity markets if and when conditions are favorable. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

The Company has had minimal revenues and has incurred a cumulative loss of $79,713,213 for the period March 3, 2000 (inception) to December 31, 2011. In addition, the Company had a working capital deficiency of $12,395,421 and stockholders’ deficiency of $74,302,306 at December, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that it will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

128

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Description of Company and Basis of Presentation (continued)

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. There can be no assurances that the Company will be able to raise the additional funds it requires.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Management bases its estimates on historical experience and assumptions believed to be reasonable under the circumstances. Actual results could differ from the estimates and assumptions used.

Cash and Cash Equivalents

The Company invests its available cash balances in bank deposits and a money market account. The Company considers all highly liquid investments with an original maturity date of three months or less at the date of purchase to be cash equivalents.

The Company maintains a Certificate of Deposit account as security for its corporate credit card. The balance of this account is $16,043 and $16,009 as of December 31, 2011 and December 31, 2010, respectively, and is included in cash and cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, accounts receivable and other receivables. The Company’s cash is held primarily by one financial institution.

129

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company invests cash not currently used for operating purposes in a money market account. The Company is exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institution holding its cash and cash equivalents to the extent of amounts recorded on the balance sheets.

Accounts receivable consists of trade receivables from product sales. Other receivables result from landlord-reimbursable leasehold improvements and federal grants. As of December 31, 2011 and 2010, the Company’s wholesale distributor for ALDEFLUOR and ALDECOUNT accounted for 91% and 98%, respectively, of the Company’s trade accounts receivable. The Company’s credit policies include establishment of provisions for potential credit losses. Since inception, the Company has not experienced significant credit losses on its accounts receivable or other receivables. As of December 31, 2011 and 2010, no allowance for doubtful accounts was considered necessary by management.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, other receivables, accounts payable, notes payable, convertible promissory notes, capital leases and preferred stock warrants. The carrying amounts of cash and cash equivalents, accounts receivable, other receivables and accounts payable approximate their fair values due to the short-term nature of such instruments. The carrying amounts of borrowings under the Company’s debt facilities approximate their fair values as of December 31, 2011, based on the determination that the stated rates on such debt are consistent with current interest rates for similar borrowing arrangements available to the Company. The carrying amounts of preferred stock warrant liabilities are revalued and adjusted using the Black-Scholes valuation model at the end of each reporting period to reflect their fair values.

On January 1, 2008, the Company adopted ASC 820-10, Fair Value Measurements and Disclosures, as it applies to its financial assets and financial liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Fair value is defined as the estimated exit price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, rather than an entry price representing the price paid to purchase an asset or received to assume a liability. ASC 820-10 emphasizes that fair value is market-based rather than entity-specific and that fair value is based upon assumptions market participants would use in pricing an asset or liability. ASC 820-10 establishes a fair value hierarchy that ranks the quality and reliability of information used to measure fair value based upon observable and unobservable inputs. The three broad levels of the hierarchy are described below:

130

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•	Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

•	Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

As of December 31, 2011 and 2010, the Company measured its preferred stock warrant liability using significant unobservable prices that are based on little or no verifiable market data, which is Level 3 in the fair value hierarchy, resulting in fair value estimates of $511,224 and $1,758,551, respectively. In addition, the Company recorded $1,458,848 and $1,242,962 in other income as a result of the change in fair value of the preferred stock warrant liability for the years ended December 31, 2011 and 2010, respectively. No other financial assets and liabilities were carried at fair value as of December 31, 2011 and 2010.

On January 1, 2008, the Company also adopted ASC 825-10, Financial Instruments, which gives the Company the irrevocable option to carry most financial assets and liabilities at fair value, with changes in fair value recognized in earnings. The Company did not elect the fair value option permitted by ASC 825-10 for its financial assets and liabilities that had not been previously carried at fair value. Therefore, material financial assets and liabilities not carried at fair value, such as the Company’s short and long-term debt obligations and trade accounts receivable and payable, are still reported at their carrying values. However, the carrying amounts of these assets approximate their fair value as described above.

131

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by using the weighted-average method for all inventory transactions. The Company’s policy is to record a valuation allowance for inventory that has become obsolete, has a cost basis in excess of net realizable value or is in excess of forecasted demand. As of December 31, 2011 and 2010, the company had recorded an inventory valuation allowance of $17,986 and $0, respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, usually three to seven years. The costs of leasehold improvements and equipment under capital leases that do not transfer ownership are amortized over the life of the lease or the useful economic life of the asset, whichever is shorter. Maintenance and repairs are expensed as incurred.

Long-Lived Assets

The Company periodically assesses the impairment of long-lived assets in accordance with ASC 360-10, Property, Plant, and Equipment. The Company reviews long-lived assets, including property and equipment, for impairment whenever changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Since inception, the Company has not recorded any such impairment.

Revenue Recognition

The Company recognizes revenue in accordance with the U.S. Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition (SAB 104). Grant revenues from cost-reimbursement contracts for research and development activities are recorded in the period in which the related costs are incurred. Grant revenues from fixed fee contracts are recorded using a proportional performance method based on the level of services provided. Direct costs associated with grant contracts are reported as incurred in research and development expense.

132

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

During 2002, the Company was awarded a government grant of $109,485 to fund research and development activities. All grant revenue was recognized during the years ended December 31, 2002 and 2003, and is reflected in grant revenue for the period from March 3, 2000 (inception) through December 31, 2011.

In October 2010, the Company was awarded a total of $733,438 in grants for three qualifying therapeutic discovery projects under the Patient Protection and Affordable Care Act. The grants are intended to assist in the advancement of three of Aldagen’s ongoing therapeutic projects:

•	Treatment of Ischemic Heart Disease Patients – No Revascularization Options – ALD 201

•	Treatment of Critical Limb Ischemia Patients – No Revascularization Options (CLI) ALD – 301

•	Treatment of Post Acute Ischemic Stroke Patients – ALD – 401

Each project was awarded approximately $244,479, the maximum amount awarded for any single project, based on qualifying expenses incurred by Aldagen during 2009 and 2010. The total amount awarded was recognized as grant revenue during 2010.

Revenues from product sales are recorded when all of the SAB 104 criteria are met, which typically occurs at the time of shipment of the product to customers, as title and risk of loss are transferred upon shipment. Revenues from product sales are recorded net of applicable distributor discounts.

In May 2005, the Company executed an exclusive distribution agreement under which the distributor sells ALDEFLUOR. Product revenues attributable to ALDEFLUOR for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011 were $577,549, $616,817, and $2,267,904, respectively.

On July 21, 2011, the Company executed a license agreement with its exclusive distributor of ALDEFLOUR where the Company granted the distributor an exclusive, worldwide license to use and improve the ALDEFLOUR kits and its components in exchange for a quarterly royalty equal to 20% of the distributor’s net sales of ALDEFLOUR each quarter. The Company’s last sale of its existing ALDEFLOUR inventory occurred in December 2011 and an inventory reserve of $17,986 was recorded in December to reserve all remaining ALDEFLOUR inventory on-hand as of December 31, 2011. As of December 31, 2011, the Company has ceased the manufacturing and selling of ALDEFLOUR.

133

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company also sells ALDECOUNT through a distributor. Product revenues attributable to ALDECOUNT for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011 were $45,803, $43,840, and $164,188, respectively.

Research and Development

The Company expenses research and development costs for its own research and development activities as incurred. Research and development costs include personnel-related expenses, patent expenses, allocations of research-related overhead costs for facilities, operational support and insurance, costs of manufacturing product candidates for clinical trial activities and costs paid to third parties to conduct clinical trials. The Company accrues for costs incurred by external service providers, including contract research organizations and clinical investigators, based on its estimates of service performed and costs incurred. These estimates include the level of services performed by the third parties, patient enrollment in clinical trials, administrative costs incurred by the third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered.

Deferred Rent

The Company recognizes rent expense on a straight-line basis over the non-cancelable term of its operating lease and records the difference between cash rent payments and the recognition of rent expense as a deferred rent liability. The Company also records landlord-funded lease incentives, such as reimbursable leasehold improvements, as a deferred rent liability, which is amortized as a reduction of rent expense over the non-cancelable term of its operating lease. The Company’s deferred rent liability as of December 31, 2011 and 2010 was $123,059 and $188,144, respectively.

134

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Share-Based Compensation

Prior to January 1, 2006, the Company accounted for employee share-based compensation arrangements using the intrinsic value method in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, share-based compensation for employees is based on the excess, if any, of the fair value of the Company’s common stock over the exercise price of a stock option on the date of the grant. Accordingly, prior to January 1, 2006, the Company did not recognize compensation cost for employee stock options, as all such options had an exercise price equal to at least the fair value of the underlying common stock on the date of the grant, as determined by the Company’s board of directors.

Effective January 1, 2006, the Company adopted the provisions of ASC 718-10, Compensation – Stock Compensation. Share-based awards, including stock options, are recorded at their fair value as of the grant date and recognized to expense on a straight-line basis over the employee’s requisite service period, which is generally the vesting period of the award. Share-based compensation expense is based on awards ultimately expected to vest, and therefore the recorded expense includes an estimate of future forfeitures. Forfeitures are to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company adopted the provisions of ASC 718-10 using the prospective transition method. Under this method, the provisions of ASC 718-10 apply to all awards granted or modified after January 1, 2006. Awards outstanding at January 1, 2006 continue to be accounted for using the accounting principles originally applied to the award.

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of ASC 505-50, Equity-Based Payments to Non-Employees, using a fair value approach. The Company values equity instruments, stock options and warrants granted to lenders and consultants using the Black-Scholes valuation model.

The measurement of nonemployee share-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the term of the related financing or the period over which services are received. In connection with the issuance of share-based common stock awards to nonemployees, the Company recorded share-based compensation within stockholders’ deficit totaling $45,695, $66,236, and $111,931 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively.

135

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The following table shows the weighted-average assumptions used to compute the grant date fair value of stock options granted to nonemployees using the Black-Scholes valuation model during the year ended 2010. No stock options were granted to nonemployees during the year ended December 31, 2011.

Year Ended December 31
2010

Dividend yield	0.00%
Volatility	82.90%
Risk-free interest rate	2.70%
Expected life (in years)	6.08

Options issued to non-employees during the year ended December 31, 2010 have an exercise price equal to the greater of $0.955 per share or the IPO price per share, had the Company executed an underwriting agreement for an IPO on or before July 31, 2010. As an underwriting agreement for an IPO was not executed by July 31, 2010, the exercise price is fixed at $0.955 per share. As the final exercise price of these options was not known as of the grant date, the Company based its estimate of fair value upon the lowest aggregate fair value of the options, which was calculated using the initial exercise price of $0.955 per share. Since the Company had not entered an underwriting agreement for an IPO by July 31, 2010, the Company was not required to apply modification accounting to determine the then-current fair value of the stock options and recognize any additional fair value as expense at that time.

The following table shows the weighted-average assumptions used to compute the grant date fair value of stock options granted to employees using the Black-Scholes valuation model during the year ended December 31, 2010. For the year ended December 31, 2011, there were no stock options granted.

Year Ended December 31
2010

Dividend yield	0.00%
Volatility	85.20%
Risk-free interest rate	1.53%
Expected life (in years)	6.08

136

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The weighted-average grant date fair value per share of employee stock options granted during the year ended December 31, 2010, was $0.21. There were no employee stock options granted during the year ended December 31, 2011.

The assumed dividend yield is based on the Company’s expectation of not paying dividends in the foreseeable future. Due to limited historical data, the Company’s estimated stock price volatility reflects application of SEC Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment (SAB 107), which provides for an estimate of volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The risk-free interest rate is based on the U.S. Treasury yield curve during the expected life of the option. The expected life of employee stock options is based on the mid-point between the vesting date and the end of the contractual term in accordance with the simplified method prescribed in SAB 107, and the expected life for share-based compensation granted to nonemployees is the contractual term of the award.

The Company recognized noncash share-based compensation expense to employees in its research and development and selling, general, and administrative functions as follows:

			Period From
			March 3,
			2000
			(Inception)
			Through
	Year Ended December 31		December 31,
	2011	2010	2011

Research and development	$30,013	$64,163	$382,636
Selling, general, and administrative	129,752	234,690	1,081,521
Total share-based compensation	$159,765	$298,853	$1,464,157

Preferred Stock Warrant Liability

Effective July 1, 2005, the Company adopted the provisions of ASC 480-10, Distinguishing Liabilities from Equity. Pursuant to ASC 480-10, freestanding warrants for shares that are either putable or warrants for shares that are redeemable are classified as liabilities on the balance sheet at fair value. At the end of each reporting period, changes in fair value during the period are recorded as a component of other income or expense. Prior to July 1, 2005, the Company accounted for warrants to purchase preferred stock as equity under APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.

137

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Upon adoption of ASC 480-10 on July 1, 2005, the Company reclassified $1,469,856, the fair value of the outstanding warrants to purchase shares of its redeemable convertible preferred stock from stockholders’ deficit to a liability and recorded a cumulative effect of the change in accounting principle. For the years ended December 31, 2011 and 2010, and the period from March 3, 2000 (inception) through December 31, 2011, the Company recorded $1,458,848, $1,242,962, and $524,505 respectively, of other income for the decrease in fair value of preferred stock warrants.

Other Income and Expense

Interest income for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, were $5,574, $21,779, and $675,025, respectively.

Interest expense consists of interest relating to the Company’s capital lease obligations and loan balances and the amortization of debt discounts and debt issuance costs. The Company’s debt discounts represent the initial value of warrants issued in connection with promissory notes and any related beneficial conversion features associated with the debt. Interest expense for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, were $2,822,717, $2,601,360, and $10,571,952, respectively.

Other income and expense consists primarily of changes in the fair value of the Company’s preferred stock warrant liability and charges associated with the extinguishment of debt.

Income Taxes

The Company utilizes the liability method of accounting for income taxes as required by ASC 740-10, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company incurred operating losses from March 3, 2000 (inception) through December 31, 2011, and therefore has not recorded any current provision for income taxes.

138

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impact of Recently Issued Accounting Standards

The Accounting Standards Codification (ASC) includes guidance in ASC 605-25 related to the allocation of arrangement consideration to these multiple elements for purposes of revenue recognition when delivery of separate units of account occurs in different reporting periods. This guidance recently was modified by the final consensus reached on EITF 08-1 that was codified by ASU 2009-13. This change increases the likelihood that deliverables within an arrangement will be treated as separate units of accounting, ultimately leading to less revenue deferral for many arrangements. The change also modifies the manner in which transaction consideration is allocated to separately identified deliverables. This guidance is effective prospectively for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has concluded that ASU 2009-13 does not affect its financial statements.

At the March 2010 meeting, the FASB ratified Emerging Issues Task Force, or EITF, Issue No. 08-9, Milestone Method of Revenue Recognition (Issue 08-9). The Accounting Standards Update resulting from Issue 08-9 amends ASC 605-28. The Task Force concluded that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, the consensus states that an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The milestone method is not required and is not the only acceptable method of revenue recognition for milestone payments. This guidance is effective prospectively for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has concluded that this guidance does not affect its financial statements.

139

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

3. Certain Balance Sheet Items

Inventories consist of the following as of December 31, 2011 and 2010:

	2011	2010

Raw materials	$11,352	$13,191
Finished goods	39,854	46,588
Total inventories	$51,206	$59,779

The Company recognized $74,399 of expense related to inventory obsolescence reserves or other inventory write-downs for the period from March 3, 2000 (inception) through December 31, 2011. During the year-ended December 31, 2011, there were inventory write-downs totaling $17,986.

Property and equipment consist of the following as of December 31:

	2011	2010

Lab equipment	$1,886,259	$1,883,836
Leasehold improvements	1,285,036	1,285,036
Computer equipment and software	171,628	171,628
Furniture and fixtures	79,838	79,838
Total	3,422,761	3,420,338
Less accumulated depreciation and amortization	(2,614,809)	(2,252,564)
Property and equipment, net	$807,952	$1,167,774

Depreciation and amortization expense relating to property and equipment, including equipment recorded under capital leases and leasehold improvements, for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, was $362,246, $442,505 and $3,141,160, respectively.

140

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

3. Certain Balance Sheet Items (continued)

Accrued expenses consist of the following as of December 31:

	2011	2010

Research and development expense	$66,606	$14,465
Compensation	–	139,394
Other	33,917	5,395
Total accrued expenses	$100,523	$159,254

4. Notes Payable

Equipment Loans

In 2003, the Company entered into loan and security agreements totaling $500,106, with an interest rate of 8.74% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan was collateralized by the financed equipment. In conjunction with the loan agreements, the Company issued warrants to purchase a total of 15,003 shares of Series B redeemable convertible preferred stock (Series B Preferred) at $1.00 per share. The Company recorded the warrants at their estimated relative fair value of $10,755 as a debt discount, which was amortized as a component of interest expense over the expected remaining life of the loans using the effective interest method. The loans were repaid in full during 2006. The warrants expired in 2010.

In 2004, the Company entered into a $376,056 loan and security agreement, with an interest rate of 8.74% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan was collateralized by the equipment being financed. In conjunction with the loan agreement, the Company issued a warrant to purchase 11,282 shares of Series B Preferred at $1.00 per share. The Company recorded the warrant at its estimated relative fair value of $8,010 as a debt discount, which was amortized as a component of interest expense over the expected remaining life of the loan using the effective interest method. The loan was repaid in full during 2007. The warrants expired in March 2011.

141

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

In 2007, the Company entered into a $260,000 loan and security agreement, with an interest rate of 10.61% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan is collateralized by the financed equipment. The loan is payable in equal monthly installments through March 2011. As of December 31, 2011, the loan and security agreement was fully paid.

Term Loan

In March 2006, the Company entered into a term loan agreement with a bank, which provided for the Company to borrow up to $1,500,000. The term loan carried interest at a rate equal to the bank’s prime rate plus 1.0% and initially matured on the earlier of July 26, 2006, or the date on which the Company received at least $5,000,000 in new equity financing. The term loan was collateralized by all of the Company’s equipment. In conjunction with the agreement, the Company issued a warrant to purchase 75,000 shares of Series B Preferred at $1.00 per share. The warrant was recorded at its estimated fair value of $55,901 as a debt discount, which was amortized as a component of interest expense over the then expected remaining life of the loan. In addition, $18,559 of debt issuance costs were capitalized as a deferred asset and amortized over the then expected remaining life of the loan using the effective interest method. An amendment to the term loan in July 2006 extended the maturity date through August 2006.

A second amendment to the term loan in August 2006 extended the maturity date to November 2006 and increased the borrowing limit to $3,000,000. In conjunction with the second amendment, the Company issued the bank an additional warrant to purchase 75,000 shares of Series B Preferred at $1.00 per share. The warrant was initially recorded at its estimated fair value of $55,923 as a debt discount, which was amortized as a component of interest expense over the then expected remaining life of the loan using the effective interest method. The Company also paid $2,500 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then expected remaining life of the loan. A third amendment to the term loan in November 2006 extended the maturity date to December 2006.

142

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

A fourth amendment to the term loan in December 2006 further extended the maturity date to May 31, 2010, and delayed required repayments of principal until September 2008. In addition, the interest rate on the outstanding amount from September 30, 2008, through the remaining term of the loan was increased to the bank’s prime rate plus 1.50%. In connection with the fourth amendment, the Company issued to the bank an additional warrant to purchase 45,000 shares of Series B Preferred at $1.00 per share. The warrant was recorded initially at its estimated fair value of $33,410 as an additional debt discount. The Company also paid $7,500 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then expected remaining life of the loan using the effective interest method. A fifth amendment to the term loan in December 2006 excluded certain intellectual property from the collateral for the loan.

During 2007, the Company entered into a sixth amendment to the term loan, which decreased the required amount of collateral. From November 30, 2007 through December 21, 2007, the Company was in violation of the loan covenants under the term loan relating to attainment of specified clinical development milestones. A seventh amendment executed in December 2007 extended the date for compliance with the covenants to March 31, 2008.

On April 9, 2008, the Company executed an eighth amendment to the Company’s term loan. The amendment reset the interest rate on the loan to the bank’s prime rate plus 1.5% per annum as of the date of the amendment, extended the maturity date of the term loan to September 30, 2009, and delayed the Company’s obligations to begin repayment until January 31, 2009. As amended, the term loan was payable in 17 equal monthly installments of $176,471 plus interest, beginning on January 31, 2009.

On April 1, 2009, the Company executed an amended and restated security agreement for the Company’s term loan. The restated agreement reset the interest rate on the loan to the bank’s prime rate plus 2.5% per annum as of the date of the amendment, extended the maturity date of the term loan to August 31, 2010, and delayed the obligations for repayment until April 30, 2009. In conjunction with the loan agreement, the Company was obligated to receive $10,000,000 in cash proceeds from the issuance of new equity on or before April 30, 2009. In addition, the amendment included a $1,000,000 equipment loan subject to advance through September 30, 2009. The interest rate on advances under the equipment loan is equal to the bank’s prime rate plus 3.0% per annum, payable in 30 equal monthly installments commencing October 31, 2009. The Company paid $11,746 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then-expected remaining life of the loan using the effective interest method. As of the date of the amended and restated security agreement, the Company was in violation of loan covenants under the term loan relating to attainment of specified clinical development milestones.

143

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

On May 27, 2009, the Company executed a first amendment to the restated term loan agreement, which waived certain covenants related to clinical milestones and extended the maturity date of the term loan to September 30, 2010, and delayed the obligations for repayment until August 31, 2009. As amended, the term loan was payable in 14 equal monthly installments of $214,286 plus interest, beginning on August 31, 2009. The Company paid $6,250 in debt issuance costs, which were capitalized as a deferred asset and were being amortized over the then-expected remaining life of the loan using the effective interest method.

On July 27, 2009, the Company executed a second amendment to the restated term loan agreement, which waived certain covenants related to clinical milestones and extended the date for compliance with the new equity covenant to September 30, 2009. Included in the agreement was a covenant requiring the Company to maintain a minimum balance of cash with the bank equal to at least the Company’s indebtedness. In connection with the second amendment, the Company issued to the bank a warrant to purchase 38,421 shares of Series C-1 Preferred at $1.0411 per share. The warrant was recorded at its estimated fair value of $31,124 as a debt discount which is being amortized as a component of interest expense over the remaining life of the loan. The Company also paid $5,250 in debt issuance costs, which were capitalized as a deferred asset and were being amortized over the then-expected remaining life of the loan using the effective interest method.

On September 30, 2009, the Company executed a third amendment to the restated term loan agreement, which further extended the date for compliance with the new equity covenant to October 31, 2009. The Company paid $2,750 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the expected remaining life of the loan using the effective interest method.

On October 22, 2009, the Company executed a fourth amendment to the restated term loan agreement which reduced the cash proceeds requirement related to the new equity covenant to $7,287,902. The Company paid $1,250 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the expected remaining life of the loan using the effective interest method.

During the year ended December 31, 2010, the term loan was repaid in full.

144

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

The Company recorded $0, $44,369, and $716,978 in interest expense for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively, related to the term loan.

All warrants issued to the lender in connection with the term loan expire seven years from their respective dates of issuance.

No additional scheduled maturities of notes payable outstanding existed as of December 31, 2011.

5. Bridge Notes Payable

2002 Notes

In December 2002, the Company issued convertible promissory notes (2002 Notes) with an aggregate face value of $750,000 to accredited investors. The 2002 Notes initially had a maturity date of January 2003 and an interest rate of 8% per annum. All principal and accrued interest under the 2002 Notes was to automatically convert into the Company’s equity on the same terms as the shares of preferred stock to be issued in the next qualified financing (as defined in the agreements relating to the 2002 Notes), but in the event a qualified financing was not completed prior to the maturity date, the 2002 Notes could be converted into a number of shares of existing Series A Preferred equal to 25% of the principal amount of the note, at a conversion price of $1.00 per share.

In connection with the issuance of the 2002 Notes, the Company issued warrants to the lenders to purchase shares of the series of preferred stock to be issued in the Company’s next qualified financing or, in the event a qualified financing did not occur by January 31, 2003, shares of Series A Preferred. The Company issued warrants to purchase 187,500 shares of preferred stock in the aggregate in accordance with the terms of the original December 2002 agreement and a January 2003 amendment, which extended the maturity date of the 2002 Notes to March 2003.

The Company accounted for the 2002 Notes and the related warrants in accordance with ASC 470-20, Debt with Conversion and other options. Of the $750,000 in proceeds from the 2002 Notes, the Company allocated $622,500 to the initial carrying value of the 2002 Notes and the remaining $127,500 to the carrying value of the preferred stock warrants, based on their estimated relative fair values. In addition, the Company applied ASC 470-20 and determined that the effective conversion ratio of the 2002 Notes represented an in-the-money conversion at the time of issuance of the 2002 Notes, resulting in a beneficial conversion feature equal to the $127,500 intrinsic value. The Company recorded the beneficial conversion feature as an additional debt discount and a charge to stockholders’ equity. The aggregate debt discount of $255,000 was amortized as interest expense through the January 2003 maturity date of the notes.

145

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

In March 2003, the principal balance of the 2002 Notes of $750,000 and accrued interest of $11,833 were converted into an aggregate of 761,833 shares of Series B Preferred at $1.00 per share. In addition, as of the date of conversion of the 2002 Notes, the warrants issued in December 2002 became exercisable for 187,500 shares of Series B Preferred at an exercise price of $1.00 per share. The warrants remain outstanding and expire on December 23, 2012.

2005 Notes With Related-Parties

In 2005, the Company issued promissory notes to existing shareholders (2005 Notes) with an aggregate face value of $3,862,011 in two separate tranches. The first tranche was issued in March 2005 in an aggregate principal amount of $2,574,674 and an interest rate of 8% per annum and a default interest rate of 12% per annum. The principal and accrued interest under the 2005 Notes was to be settled in the Company’s preferred stock issued upon the closing of the next equity financing. If an additional equity financing did not occur by the maturity date, the 2005 Notes were to be settled in cash. The 2005 Notes were initially scheduled to mature on December 15, 2005, but if the Company closed an additional tranche of financing prior to that date, the maturity date would be extended to May 15, 2006.

In connection with the issuance of the 2005 Notes, the Company issued warrants to the lenders to purchase a number of shares of the series of preferred stock to be issued in the Company’s next qualified financing (as defined in the agreements relating to the 2005 Notes) equal to 50% of the principal amount of the 2005 Notes divided by the purchase price in the next qualified financing or, in the event a qualified financing did not occur prior to maturity of the 2005 Notes, warrants to purchase a number of shares of Series B Preferred equal to 100% of the principal amount of the 2005 Notes divided by $1.00 per share. Each warrant had an exercise price of $0.01 per share and a term of 10 years.

146

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

Of the $2,574,674 in aggregate proceeds from the first tranche of the 2005 Notes, the Company allocated $1,292,403 to the carrying amount of the 2005 Notes and the remaining $1,282,271 to the carrying amount of the preferred stock warrants, based on their estimated relative fair values. The initial carrying value of the preferred stock warrants resulted in a debt discount and was amortized as additional interest expense over the then estimated life of the loan using the effective interest method.

The second tranche of the 2005 Notes was issued in November 2005 for aggregate proceeds of $1,287,337, thereby extending the maturity date for all of the 2005 Notes to May 15, 2006. The terms of the second tranche of 2005 Notes were identical to the 2005 Notes issued in the first tranche. In addition, in connection with the second tranche of the 2005 Notes, the Company issued additional warrants to purchase an aggregate of 1,287,337 shares of the series of preferred stock to be issued by the Company in the next qualified financing, with the warrants having the same terms as the warrants issued at the first tranche closing in March 2005. Of the $1,287,337 in aggregate proceeds from the second tranche of the 2005 Notes, the Company allocated $1,282,271 to the carrying amount of the preferred stock warrants and the remaining $5,066 to the carrying amount of the 2005 Notes, based on their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10. The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7).

The Company did not close an additional equity financing prior to the maturity of the 2005 Notes in May 2006. The holders of the 2005 Notes did not call the notes at their maturity and provided forbearance to the Company until the next equity financing, which closed in December 2006. However, the interest rate on the 2005 Notes was reset to the default interest rate of 12% per annum for the period from the maturity date through the next financing in December 2006. In December 2006, the principal balance of the 2005 Notes of $3,862,011 and accrued interest of $469,709 was converted into 5,951,800 shares of the Company’s Series C redeemable convertible preferred stock (Series C Preferred) at $0.7278 per share. Each of the related warrants to purchase an aggregate of 3,862,011 shares of Series B Preferred were also exchanged for warrants to purchase an aggregate of 1,326,605 shares of Series C Preferred with an exercise price of $0.7278 per share. The newly issued preferred stock warrants had a term of five years from issuance and expired on December 13, 2011. The Company’s December 2006 settlement of the 2005 Notes and exchange of preferred stock warrants occurred contemporaneously with the new Series C Preferred financing and other equity transactions (see Note 8).

147

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

The Company recorded interest expense related to the 2005 Notes of $555,103 in the period from March 3, 2000 (inception) through December 31, 2011.

2009 Notes With Related-Parties

On October 22, 2009, the Company issued convertible bridge notes with an aggregate face value of $7,287,902 to certain existing accredited shareholders and certain members of the Company’s Board of Directors (October convertible bridge notes). The October convertible bridge notes bear interest at 8% per annum, and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of our capital stock, on the earliest to occur of (1) an IPO, (2) a liquidating event (as defined in the Company’s certificate of incorporation), (3) the next qualified equity financing (as defined in the agreements relating to the notes), or (4) October 22, 2010.

The notes were to mature no later than October 22, 2010, and the principal and unpaid accrued interest on the notes was to automatically be converted into shares of the Company’s capital stock on the earlier of the closing of an IPO, if it closed on or before October 22, 2010, or the next qualified equity financing.

Since the notes did not automatically convert as a result of the occurrence of one of the above events, the notes are now in default and become voluntarily convertible at the option of the note holders into shares of the Company’s capital stock upon the closing of an IPO, or a liquidating event. In addition, the interest rate on the amounts outstanding automatically increased from 8% to 12% on the unpaid principal and interest.

October convertible bridge note holders who elect to convert their notes as a result of an IPO will convert into shares of common stock at a conversion price equal to the initial public offering price per share. October convertible bridge note holders who elect to convert their notes as a result of a liquidating event will convert into shares of Series C-1 convertible preferred stock at a conversion price of $1.0411 per share of Series C-1 convertible preferred stock. October convertible bridge note holders who elect to convert their notes as a result of the next qualified equity financing will be convertible into the securities issued in that financing at a conversion price equal to the price paid per share in that financing.

148

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

In connection with the issuance of the October convertible bridge notes, the Company also issued warrants to the lenders exercisable for shares of the Company’s capital stock. Each warrant is exercisable for a number and type of shares equal to 20% of the number and type of shares into which the lender’s note ultimately converts, and each warrant has an exercise price of either $0.01 per share if such warrant is exercisable for common stock, $1.0411 per share if such warrant is exercisable for Series C-1 convertible preferred stock, or the price per share paid by investors in the next qualified equity financing if such warrant is exercisable for the securities issued in such next qualified equity financing. The warrants become exercisable upon the earliest to occur of an IPO, a liquidating event or the qualified equity financing and remain exercisable until October 22, 2014, except that the warrants automatically expire upon an IPO or liquidating event if not exercised in connection with that event. The warrants include a net exercise feature entitling the holder to elect to exercise the warrant without paying the cash purchase price and to receive a smaller number of shares equal to the net value of the warrant.

Of the $7,287,902 in aggregate proceeds from the issuance of the October convertible bridge notes, the Company allocated $1,441,934 to the carry amount of the preferred stock warrants and the remaining $5,845,968 to the carry amount of the notes based upon their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10. The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7). In addition, the Company applied ASC 470-20 and determined that the effective conversion ratio of the 2009 Notes represented an in-the-money conversion at the time of issuance, resulting in a beneficial conversion feature equal to the intrinsic value of the notes of $839,211. The Company recorded the beneficial conversion feature as an additional debt discount and a charge to stockholder’s (deficit) equity. The aggregate debt discount of $2,281,145 was being amortized as interest expense through the October 2010 maturity date of the notes. The Company also paid $26,357 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the remaining life of the debt using the effective interest method. The Company recorded total interest expense related to the 2009 Notes of $944,512, $2,496,023, and $3,989,829 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively.

149

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

2011 Notes With Related-Parties

On June 20, 2011 and September 16, 2011, the Company issued convertible bridge notes with an aggregate face value of $1,080,377 and $525,004 to certain existing accredited shareholders and certain members of the Company’s Board of Directors (the June 2011 convertible bridge notes and September 2011 convertible bridge notes, respectively). The June 2011 and September 2011 convertible bridge notes both bear interest at 8% per annum and are unsecured. The convertible debt agreements contained certain provisions for a purchase premium to be paid or accrued in addition to the original principal and accrued interest. As of December 31, 2011, this purchase premium represented an additional obligation of $1,605,381 (one times the original principal amount of the debt) which is recorded as additional interest expense for 2011. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) and IPO, (2) a liquidating event (as defined in the Company’s certificate of incorporation), (3) the next qualified equity financing (as defined in the agreements relating to the notes), or (4) December 31, 2011. On January 12, 2012, both the June 2011, and September 2011 convertible notes’ maturity dates were amended to April 30, 2012.

In connection with the issuance of the June 2011 and September 2011 convertible notes, the Company also issued warrants to the lenders exercisable for shares of the Company’s capital stock. Each warrant is exercisable for a number and type of shares equal to approximately 20% of the number and type of shares into which the lender’s note ultimately converts, and each warrant has an exercise price of either $.001 per share if such warrant is exercisable for common stock, $1.0411 per share if such warrant is exercisable for Series C-1 convertible preferred stock, or the price per share paid by investors in the next qualified equity financing if such warrant is exercisable upon the earliest to occur of an IPO, a liquidating event or the qualified equity financing and remain exercisable until June 20, 2016 and September 16, 2016, respectively, except that the warrants automatically expire upon an IPO or liquidating event if not exercised in connection with that event. The warrants include a net exercise feature entitling the holder to elect to exercise the warrant without paying the cash purchase price and to receive a smaller number of shares equal to the net value of the warrant.

Of the $1,080,377 and $525,004 in aggregate proceeds from the issuance of the June 2011 convertible notes and the September 2011 convertible notes, the Company allocated $173,505 and $38,417 to the carry amount of the preferred stock warrants and the remaining $906,872 and $486,587 to the carrying amount of the notes based upon their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10.

150

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7).The debt discount of $173,505 and $38,417 was amortized as interest expense through the December 31, 2011, original maturity date of the notes. The Company recorded total interest expense related to the June 2011 and September 2011 convertible notes of $1,824,824 and $50,614, respectively, for the year ended December 31, 2011 and for the period from March 3, 2000 (inception) through December 31, 2011.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix.

6. Commitments and Contingencies

Leases

The Company leases its office facilities and certain laboratory and office equipment under capital and noncancelable operating leases. The Company’s lease for its office facilities, as amended to date, expires on April 30, 2013.

In November 2008, the Company signed a noncancelable operating lease for an additional 5,293 square feet of space located at the Company’s headquarters in Durham, NC. The term of the expansion space lease expires on December 31, 2013.

151

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

6. Commitments and Contingencies (continued)

Future minimum lease payments under capital and noncancelable operating leases as of December 31, 2011, is as follows:

	Year Ended December 31
	2011
	Capital Leases	Operating Leases
Years ending December 31:
2012	$4,377	$196,878
2013	–	115,677
2014	–	–
	4,377	$312,555
Less interest at 7.7% to 11.9%	96
Present value of minimum lease payments	4,281
Less current portion	4,281
Capital lease obligations less current portion	$–

Rent expense under these noncancelable operating leases was $129,802, $129,802, and $1,448,520 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively. Fixed assets capitalized under capital leases and the related accumulated amortization totaled $83,253 and $64,186, and $83,253 and $53,117 as of December 31, 2011 and 2010, respectively.

7. Preferred Stock Warrant Liability

The Company’s outstanding preferred stock warrants are revalued at the end of each reporting period using the Black-Scholes option pricing valuation model. Changes in fair value, based on the fair value of the Company’s redeemable convertible preferred stock and other valuation assumptions, are reflected in the Company’s statements of operations as other income or expense. As of December 31, 2011 and 2010, each share of Junior Preferred is convertible into 1.163 shares of common stock, and each share of Series C Preferred and Series C-1 Preferred is convertible into one share of common stock. All preferred stock warrants were immediately exercisable upon their issuance.

152

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

7. Preferred Stock Warrant Liability (continued)

The following table sets forth the fair values for each of the categories of preferred stock warrants as of December 31, 2011 and 2010, as well as changes in fair value for the year ended December 31, 2011:

							Change in Fair Value During the
		Exercise	Shares as of		Fair Value as of		Year Ended
	Expiration	Price Per	December 31		December 31		December 31,
Warrant Holder	Date	Share	2011	2010	2011	2010	2011

Series B Preferred:
Warrants issued with equipment notes	12/23/2012	$1.00	187,500	187,500	$–	$67,655	$(67,655)
Warrants issued with equipment notes and term loan	6/25/2010	1.00	–	–	–	–	–
	7/24/2010	1.00	–	–	–	–	–
	3/11/2011	1.00	–	11,282	–	1,060	(1,060)
	3/21/2013	1.00	75,000	75,000	–	28,700	(28,700)
	8/30/2013	1.00	75,000	75,000	–	34,680	(34,680)
	12/04/2013	1.00	45,000	45,000	–	21,724	(21,724)
Series C Preferred:
Warrants issued with 2005 notes	12/15/2011	0.7278	–	1,326,605	–	453,491	(453,491)
Series C-1 Preferred:
Warrants issued with term loan	7/28/2016	1.0411	38,421	38,421	14,266	33,592	(19,326)
Warrants issued with convertible debt October 2009	10/22/2014	1.0411	1,400,033	1,400,033	382,800	1,117,649	(734,849)
Warrants issued with convertible debt June 2011	6/20/2016	1.0411	207,545	–	76,127	–	(97,377)
Warrants issued with convertible debt September 2011	9/16/2016	1.0411	100,850	–	38,031	–	(386)
			2,129,349	3,158,841	$511,224	$1,758,551	$(1,459,248)

The fair value of the preferred stock warrant liability was determined using the Black-Scholes valuation model with the following weighted-average assumptions:

	Year Ended December 31
	2011	2010

Dividend yield	0.00%	0.00%
Volatility	83.25%	83.90%
Risk-free interest rate	0.48%	1.15%
Remaining contractual term (in years)	3.25	2.97

153

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit

Common Stock

Upon the initial formation of the Company in 2000, the Company sold 900,000 shares of its common stock at fair value of $0.001 per share to its founders, subject to stock restriction agreements that provided for vesting based upon service to the Company. Subsequent to the issuance of this stock, the founders terminated their employment with the Company and were hired as consultants. The Company revalued the unvested shares of restricted stock issued to the founders and recorded $140,270 of compensation expense associated with the restricted stock during the year ended December 31, 2003. As of December 31, 2003, all of these shares of restricted stock were fully vested.

In April and May 2000, the Company also sold 111,000 shares of its common stock at $0.001 per share to consultants in connection with services provided, and also issued 300,000 shares of common stock in exchange for a technology license and services. The expense associated with these issuances of stock was included as research and development expenses during the year ended December 31, 2000. In September 2000, the Company sold 600,000 shares of common stock at fair value of $0.01 per share to two employees, subject to stock restriction agreements that provided for vesting based upon service to the Company. As of December 31, 2005, all of these shares of restricted stock were fully vested.

During 2007, the Company issued 208,747 shares of its common stock upon the exercise of stock options with an exercise price of $0.20 per share.

In November 2009, the Company issued 5,076 shares of common stock upon the exercise of stock options with an average exercise price of $0.49 per share.

In May 2010, the Company issued 5,000 shares of common stock upon the exercise of stock options with an exercise price of $0.20 per share.

No stock options were exercised during the year ended December 31, 2011.

Dividends – The holders of common stock are entitled to receive dividends from time to time as may be declared by the Company’s Board of Directors, subject to any preferential dividend rights of any then outstanding preferred stock. For the period from March 3, 2000 (inception) through December 31, 2011, no dividends were declared or paid by the Company.

154

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit (continued)

Voting – The holders of shares of common stock are entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Company. There is no cumulative voting of shares of common stock.

Liquidation – After payment to the preferred stockholders, holders of common stock are entitled, together with holders of preferred stock, to share ratably in all remaining assets of the Company.

Redeemable Convertible Preferred Stock

As of December 31, 2011 and 2010, the authorized, issued and outstanding shares of redeemable convertible preferred stock (preferred stock) were as follows:

	Redeemable Convertible Preferred Stock
	Series A	Series B	Series C	Series C-1	Total
As of December 31, 2011
Shares authorized	6,040,000	8,923,785	26,069,584	31,082,381	72,115,750
Shares issued and outstanding	6,000,000	8,519,926	24,742,979	17,636,655	56,899,560

As of December 31, 2010
Shares authorized	6,040,000	8,923,785	26,069,584	29,969,764	71,003,133
Shares issued and outstanding	6,000,000	8,519,926	24,742,979	17,636,655	56,899,560

The Company initially recorded the shares of preferred stock at their fair values on the dates of issuance, net of issuance costs. All shares of redeemable convertible preferred stock have been presented outside of permanent equity in accordance with ASC 480-10, legacy EITF D-98, Classification and Measurement of Redeemable Securities. The carrying value of the Company’s redeemable convertible preferred stock is increased by periodic accretion using the effective interest method so that the carrying amount will equal the redemption value at the redemption date.

In 2000 and 2001, the Company issued 6,000,000 shares of Series A Preferred at $1.00 per share for cash proceeds of $5,942,240, net of related issuance costs of $57,760.

155

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In 2003 and 2004, the Company issued 10,015,000 shares of Series B Preferred at $1.00 per share for cash proceeds of $9,166,648, net of related issuance costs of $86,519, and conversion of debt with principal and accrued interest of $761,833.

In March 2005, one Series B Preferred stockholder did not purchase its pro rata share of the 2005 Notes and as a result, under the provisions of the Company’s certificate of incorporation then in effect, the stockholder’s shares of Series B Preferred were automatically converted into 1,500,000 shares of common stock on a 1-for-1 basis. In accordance with the original terms of the Series B Preferred, accrued dividends of $169,685 were eliminated upon this conversion.

In December 2006, the Company issued 15,124,951 shares of Series C Preferred with a purchase price of $0.7278 per share for (i) cash proceeds from existing shareholders of $6,518,333, net of issuance costs of $127,386, (ii) conversion of the 2005 Notes with principal and accrued interest of $4,331,720, and (iii) services with a fair value of $30,500, collectively constituting a first closing of the Series C Preferred (first closing). The terms of the first closing included a contingent forward put provision that required the Series C Preferred holders to participate in a second closing of Series C Preferred (second closing) with a stated number of shares and at a stated purchase price of $0.7278 per share if certain clinical and regulatory milestones were met by the Company. In addition, the Series C Preferred holders were provided a call option to purchase a specified number of shares of Series C Preferred at a second closing at a price of $0.7278 per share, regardless of whether the Company’s clinical and regulatory milestones were met.

In connection with the first closing in December 2006, the Company amended its certificate of incorporation and designated the existing shares of Series A Preferred and Series B Preferred collectively as “Junior Preferred.” Substantive modifications to the rights of the Series A Preferred and Series B Preferred stockholders included i) extension of the redemption date from January 2008 to December 2012, ii) elimination of accrued dividends of $2,730,083 on the Series A Preferred and $2,137,462 on the Series B Preferred and elimination of any future cumulative dividends and iii) adjustment of the conversion ratios for the Junior Preferred to approximately 1.14-for-1 as a result of anti-dilution provisions. In addition, at the first closing, outstanding warrants to purchase an aggregate of 3,826,011 shares of Series B Preferred with an exercise price of $0.01 per share were exchanged for warrants to purchase 1,326,605 shares of Series C Preferred with an exercise price of $0.7278 per share.

156

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8.	Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The Company initially recorded the $482,190 fair value of the warrants to purchase Series C Preferred, estimated using the Black-Scholes valuation model, as a preferred stock warrant liability. As described in Note 8, the Company adjusts the preferred stock warrant liability at the end of each reporting period for changes in fair value.

In accordance with ASC 260-10-S99, the modification of the outstanding Series A Preferred and Series B Preferred, in conjunction with the contemporaneous exchange of certain other equity instruments with existing stockholders, including the exchange of preferred stock warrants, settlement and conversion of the 2005 Notes into equity, and the issuance of the Series C Preferred for cash, was accounted for as a redemption of existing equity securities and the issuance of new Junior Preferred, preferred stock warrants and Series C Preferred. As a result, the Company recorded a gain of $14,517,817 attributable to common stockholders equal to the excess of the carrying value of the securities and other financial instruments redeemed over the fair value of the new equity and financial instruments issued. The following summarizes the accounting for the December 2006 transaction with existing stockholders:

Total cash received and carrying value of securities and instruments exchanged in the Series C Preferred first closing:
Cash received	$6,645,719
Carrying value of 2005 Notes and accrued interest	4,331,720
Forbearance of 2005 Notes additional default interest	85,394
Carrying value of Series A Preferred including accrued dividends	8,741,917
Carrying value of Series B Preferred including accrued dividends	10,634,303
Fair value of Series B Preferred warrant liability	3,840,973
Total cash received and carrying value of securities and instruments exchanged in the first closing		$34,280,026
Fair value of new instruments upon issuance:
Fair value of Series C Preferred at issuance	10,977,439
Fair value of Junior Preferred	8,302,580
Fair value of Series C Preferred warrant liability	482,190
Total fair value of new instruments upon issuance		19,762,209
Gain on redemption and exchange of redeemable convertible preferred stock		$14,517,817

157

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The fair values of the Junior Preferred and Series C Preferred were determined by management retrospectively, based on the Company’s reassessment methodology as described under “Share-Based Compensation” below. The gain on redemption and exchange of redeemable convertible preferred stock is reported below net (loss) income on the statements of operations as a gain attributable to common stockholders and is recorded as a component of stockholders’ deficit. The carrying value of the Junior Preferred is accreted to its redemption value over the period from the date of issuance to the date of earliest redemption, or December 2012 in the case of the Junior Preferred.

In September 2007, the Company completed a second closing of the Series C Preferred (second closing) in which the Company issued 9,618,028 shares of Series C Preferred at $0.7278 per share for total cash proceeds of $6,904,296, net of issuance costs of $95,705. As a result of anti-dilution adjustments, the conversion ratio for the Junior Preferred was further adjusted to approximately 1.163-for-1. The original December 2006 Series C Preferred agreements were amended to provide that all first closing purchasers of the Series C Preferred would be obligated by contingent forward put provisions to purchase up to $6,058,654 of a newly designated Series C-1 redeemable convertible preferred stock (Series C-1 Preferred) at $1.0411 per share as a replacement of the original Series C Preferred contingent forward put provision. Each second closing purchaser would be obligated to purchase its prorata share of the Series C-1 Preferred if specified clinical and regulatory milestones were met by the Company at any time on or before December 31, 2008. If the milestones were met and a purchaser of Series C Preferred did not purchase at least its pro rata share of Series C-1 Preferred, then all of the shares of Series C Preferred held by the stockholder would be automatically converted into shares of common stock at the then effective conversion rate for the Series C Preferred. The September 2007 amendment also revised the original call options held by the first closing Series C Preferred holders, such that all first closing Series C Preferred holders had a right, but not an obligation, to purchase its pro rata amount of the Series C-1 Preferred at $1.0411 per share prior to December 31, 2008, regardless of whether the clinical and regulatory milestones were achieved by the Company. The Company determined that the estimated fair value of the original embedded call option and contingent forward put provisions to purchase Series C Preferred was substantially equivalent to the estimated fair value of the embedded Series C-1 Preferred call option and contingent forward put provisions in existence as a result of the above amendments, and as a result there was no impact on the Company’s financial statements for this modification.

158

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In April 2008, the Company issued an aggregate of 17,636,655 shares of Series C-1 Preferred at a price of $1.0411 per share, for aggregate proceeds of $18,321,910, net of issuance costs of $39,611. Of this amount, $6,058,654 related to satisfaction of the contingent forward put upon the achievement of specified milestones that was contemplated at the second closing of the Series C Preferred financing in September 2007. The Company’s certificate of incorporation was amended to authorize additional shares of Series C-1 Preferred beyond the amount authorized for future issuance at the time of the second closing of the Series C Preferred financing. The rights, preferences and privileges of the Series C-1 Preferred are substantially identical to those of the Series C Preferred, other than with respect to the original purchase price. The aggregate amount redeemable on the redemption date is $23,747,381 for the Series C-1 Preferred.

On July 23, 2009, the Company’s certificate of incorporation was amended to increase the number of shares of Series C-1 Preferred authorized for future issuance by 38,421 shares to a total of 17,675,076 shares.

On October 21, 2009, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 12,294,688 shares in each case, to a total of 92,294,688 shares and 29,969,764 shares, respectively.

On June 15, 2011, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 950,000 shares in each case, to a total of 93,244,688 shares and 30,919,764 shares, respectively.

On September 16, 2011, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 162,617 shares in each case, to a total of 93,407,305 shares and 31,082,381 shares, respectively.

The rights and features of the Company’s Junior Preferred are as follows:

Voting – The holders of the Junior Preferred are entitled to vote, together with the holders of common stock, Series C preferred and Series C-1 preferred on all matters submitted to stockholders for vote and are entitled to vote as a separate class on certain matters affecting the holders of Junior Preferred. The holder of each share of Junior Preferred is entitled to the number of votes equal to the number of shares of common stock into which each such preferred share is convertible at the time of the vote.

159

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Dividends – The holders of Junior Preferred are entitled to receive dividends, when and as declared by the Company’s Board of Directors, and out of funds legally available, payable in preference and priority to any payment of dividends on the shares of common stock. Holders of Junior Preferred are also entitled to participate in dividends paid on the common stock on an as-converted basis. For the period from March 3, 2000 (inception) through December 31, 2011, no dividends were declared or paid by the Company. Accretion of the Junior Preferred for the years ended December 31, 2011 and 2010, was $1,035,402 and $1,035,405, respectively.

Conversion – As of December 31, 2011, each share of Junior Preferred was convertible into approximately 1.163 shares of common stock. Anti-dilution protection for the Junior Preferred was eliminated as part of the second closing of Series C Preferred in September 2007. In addition, the Junior Preferred is automatically convertible upon the closing of a firm commitment underwritten public offering with specified terms or the affirmative vote of the shareholders of at least two-thirds of the then outstanding shares of Junior Preferred, voting as a single class together.

Redemption – At any time after December 13, 2012 and following redemption in full of the Series C Preferred, the holders of the outstanding Junior Preferred may, by written request, require the Company to redeem the outstanding shares of Junior Preferred stock by paying in cash a sum equal to the original purchase price of the Series A Preferred and Series B Preferred plus any unpaid dividends. The Junior Preferred may be redeemed in three annual installments of amounts ranging from 20% to 50% of the aggregate amount redeemable, subject to certain provisions as described in the Company’s certificate of incorporation. On the redemption date, the Junior Preferred is redeemable for an aggregate amount of $14,519,926.

The rights and features of the Company’s Series C Preferred and Series C-1 Preferred are as follows:

160

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Voting – The holders of Series C Preferred and Series C-1 Preferred are entitled to vote, together with the holders of common stock and Junior Preferred, on all matters submitted to stockholders for vote and are entitled to vote as a separate class on certain matters affecting the holders of Series C Preferred and Series C-1 Preferred. The holder of each share of Series C Preferred and Series C-1 Preferred is entitled to the number of votes equal to the number of shares of common stock into which each such preferred share is convertible at the time of the vote.

Dividends – The holders of Series C Preferred and Series C-1 Preferred are entitled to receive cumulative dividends at a rate of 8% per annum of the original issue price, or when and as declared by the Company’s Board of Directors, payable in preference and priority to payment of any dividends on the shares of common stock. Holders of Series C Preferred and Series C-1 Preferred are entitled to participate in dividends paid on the common stock on an as-converted basis. For the period from March 3, 2000 (inception) through March 31, 2011, no dividends were declared or paid by the Company. Accretion of the Series C Preferred during the years ended December 31, 2011 and 2010, was $2,967,410 and $2,967,860, respectively.

Conversion – Each share of Series C Preferred and Series C-1 Preferred, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the original issue price for the applicable series of preferred stock by the conversion price in effect at the time. The Series C Preferred and Series C-1 Preferred conversion prices are $0.7278 and $1.0411 per share, respectively, and are subject to adjustment in accordance with anti-dilution provisions. Each share of Series C Preferred and Series C-1 Preferred is currently convertible into one share of common stock. Mandatory conversion features exist for non-participation in an additional Series C-1 Preferred equity financing if certain regulatory and clinical milestones are met. If Series C investors do not acquire shares in the Series C-1 Preferred equity financing, then all shares of Series C Preferred held by the non-participating holder will automatically convert into shares of common stock at 1/10 of the conversion rate. In addition, the Series C Preferred and Series C-1 Preferred are automatically convertible upon the closing of a firm commitment underwritten public offering with specified terms or the affirmative vote of certain holders of Series C Preferred and Series C-1 Preferred.

161

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Redemption – At any time after December 13, 2011, certain holders of Series C Preferred and Series C-1 Preferred may, by written request, require the Company to redeem the outstanding shares of Series C Preferred and Series C-1 Preferred by paying in cash a sum equal to the original issuance price of the Series C Preferred or Series C-1 Preferred, as applicable, plus any accrued and unpaid dividends. The Series C Preferred may be redeemed in three annual installments of amounts ranging from 20% to 50% of the aggregate amount redeemable, subject to certain provisions as described in the Company’s certificate of incorporation. On the redemption date, the Series C Preferred and Series C-1 Preferred are redeemable for an aggregate amount of $24,795,335 and $23,747,381, respectively. This right of redemption is triggered at the election of the majority shareholders and is highly unlikely to occur. No redemption had been requested as of December 31, 2011, or as of the February 8, 2012, acquisition date (See Note 11).

Liquidation

In the event of liquidation or winding up of the Company, all holders of Series C Preferred and Series C-1 Preferred have a liquidation preference equal to the applicable original issue price of the series of preferred stock, plus any accrued but unpaid dividends. After payment of the full liquidation preference to the holders of Series C Preferred and Series C-1 Preferred, the holders of Junior Preferred have a liquidation preference of $1.00 per share. After payment of these preferential amounts to the holders of preferred stock, the remaining assets of the Company would be distributed among the holders of the preferred stock and common stock on an as-converted to common stock basis.

Shares Reserved for Future Issuance

The Company had reserved shares of common stock for future issuance as follows:

	December 31
	2011	2010
Redeemable convertible preferred stock (assuming conversion)	66,823,440	66,823,440
Warrants to purchase redeemable convertible preferred stock (assuming conversion)	2,191,614	3,222,942
Stock Option Plan:
Shares available for grant	5,192,212	1,022,568
Options outstanding	7,339,593	7,705,343
Total shares reserved for future issuance	81,546,859	78,774,293

162

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Share-Based Compensation

During 2000, the Company adopted the Aldagen, Inc. 2000 Stock Option Plan (the 2000 Plan), which provides for the granting of incentive and nonstatutory stock options by the Company’s Board of Directors to employees, officers, directors, and consultants of the Company. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock on the date of the grant and generally vest over four years. Options generally have 10-year contractual terms.

In April 2008, the Company’s Board of Directors adopted, and the stockholders approved, an amendment to the 2000 Plan that increased the maximum number of shares of common stock issuable under the 2000 Plan to an aggregate of 6,649,000 shares.

In July 2008, the Company’s Board of Directors adopted, and the stockholders approved, an amendment to the 2000 Plan that increased the maximum number of shares of common stock issuable under the 2000 Plan to an aggregate of 10,000,000 shares subject to restrictions as stipulated in the plan.

In October 2010, the Company adopted the Aldagen, Inc. 2010 Equity Incentive Plan, which provides for the granting of incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards to employees, directors, and consultants of the Company. Option awards are generally granted with an exercise price equal to 100% of the fair market value of the Company’s stock on the date of the grant with various vesting periods.

Fair Value of Common and Preferred Stock

The fair value of the Company’s common and preferred stock during the years ended December 31, 2005 and 2006 was determined by the Board of Directors with assistance from management. In connection with the preparation of the Company’s financial statements for the year ended December 31, 2007, the Company’s Board of Directors directed management to retrospectively assess the Company’s enterprise value and the fair value of its common stock and preferred stock at December 31, 2006 and December 31, 2007. This assessment was completed in February 2008. Management then performed an internal reassessment of the fair value of the Company’s common stock for stock option grants between December 31, 2006 and December 31, 2007.

163

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In conducting these retrospective valuations, the Company used a two-step methodology that first estimated the fair value of the Company as a whole and then allocated a portion of the enterprise value to its preferred stock and common stock. This approach is consistent with the methods outlined in the AICPA Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The valuation methodology utilized the “probability-weighted expected return” (PWER) method to estimate enterprise value. The enterprise value was then validated utilizing a “market approach.” The PWER methodology involved estimating the future values of the Company for several probable liquidity scenarios. The value of the common stock was determined for each liquidity scenario and was then discounted to present value using a risk-adjusted discount rate. The discount rate used in both valuations was 30% for the common stock and 40% for the preferred stock. The present values of the common stock under each scenario were then weighted based upon the probability of each liquidity event occurring.

In April 2008, September 2009, August 2010, and September 2011, the Company performed contemporaneous assessments of the Company’s enterprise value and the fair value of its common stock and preferred stock using the PWER methodology described above. The allocation of fair value between the Company’s common stock and preferred stock using the PWER methodology was as follows:

Valuation Date	Common	Junior Preferred	Series C Preferred	Series C-1 Preferred	Type of Valuation

12/31/2006	$0.241	$0.572	$0.628	$–	Retrospective
12/31/2007	0.397	0.815	0.873	–	Retrospective
4/15/2008	0.626	0.938	1.041	1.204	Contemporaneous
9/15/2009	0.955	1.489	1.313	1.427	Contemporaneous
8/31/2010	0.220	0.860	0.920	1.230	Contemporaneous
9/30/2011	–	–	–	0.670	Contemporaneous

164

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Management performed an internal assessment of the fair value of the Company’s common stock and preferred stock issued between each valuation date based upon the timing of achievement of clinical and regulatory milestones and the closing of an additional equity financing round in September 2007 and a Series C-1 Preferred equity financing round in April 2008. During 2011 and 2010, the Company was unsuccessful in raising the capital it needed to fund its trials and fund future operations, resulting in a lower valuation of the Company’s securities.

During the year ended December 31, 2010, the Company granted stock options which were valued using the assessed values of the Company’s common stock as follows:

Grant Date	Number of Options Granted	Exercise Price per Share	Black-Scholes Fair Value per Share	Intrinsic Value per Share

3/23/2006	893,842	$0.20	$0.14	$–
7/26/2006	60,000	0.20	0.14	–
2/27/2007	1,703,869	0.20	0.17	–
4/6/2007	100,000	0.20	0.16	–
5/14/2007	50,000	0.20	0.17	–
11/16/2007	92,500	0.40	0.18	–
12/17/2007	250,000	0.40	0.26	–
1/1/2008	1,226,467	0.40	0.25	–
2/12/2008	60,000	0.40	0.25	–
4/10/2008	17,505	0.40	0.34	–
4/15/2008	400,000	0.63	0.39	–
6/2/2008	15,000	0.63	0.40	–
8/11/2008	10,000	0.63	0.39	–
8/20/2008	369,861	0.63	0.39	–
9/17/2008	250,000	0.63	0.37	–
1/9/2009	15,000	0.63	0.35	–
7/27/2009	5,000	0.63	0.45	–
10/27/2009	5,000	0.96	0.68	–
2/9/2010	300,000	0.96	0.69	–
4/15/2010	128,000	0.96	0.69	–
10/8/2010	1,831,348	0.25	0.18	–

165

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The Company’s assessed fair value of its preferred stock as of the date of its issuance and calculated in the manner described above for the years ended December 31, 2006, 2007, and 2008 is as follows:

Issuance Date	Number of Preferred Stock Shares Issued	Exercise Price per Share	Preferred Fair Value per Share	Intrinsic Value per Share

12/15/2006	15,124,951	$0.7278	$0.628	$–
9/12/2007	9,618,028	0.7278	0.873	0.145
4/15/2008	17,636,655	1.0410	1.204	0.163

The Company used the assessed fair value of its preferred stock, calculated in the manner described above, in estimating the fair value of its outstanding warrants to purchase each series of preferred stock (see Note 7).

During the years ended December 31, 2006, December 31, 2009, and December 31, 2011, the Company granted preferred stock warrants, which were valued using the assessed value of the Company’s preferred stock as follows:

Grant Date	Number of Warrants Granted	Exercise Price per Share	Black-Scholes Fair Value per Share	Intrinsic Value per Share

3/21/2006	75,000	$1.0000	$0.75	$–
8/30/2006	75,000	1.0000	0.75	–
12/4/2006	45,000	1.0000	0.74	–
12/15/2006	1,362,605	0.7278	0.36	–
7/28/2009	38,421	1.0411	0.81	–
10/22/2009	1,400,033	1.0411	1.03	–
6/20/2011	207,545	1.0411	0.83	–
9/16/2011	100,850	1.0411	0.38	–

166

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The following table summarizes stock option activity under the 2000 Stock Option Plan and 2010 Equity Incentive Plan from March 3, 2000 (inception) through December 31, 2011:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price

Balance at March 3, 2000 (inception)	–	–	$–
Shares authorized	990,250	–	–
Options granted	(35,000)	35,000	0.10
Options cancelled	–	–	–
Balance at December 31, 2000	955,250	35,000	0.10
Options granted	(540,000)	540,000	0.10
Options cancelled	–	–	–
Balance at December 31, 2001	415,250	575,000	0.13
Options granted	(334,000)	334,000	0.20
Options cancelled	94,000	(94,000)	0.10
Balance at December 31, 2002	175,250	815,000	0.17
Shares authorized	2,058,750	–	–
Options granted	(1,829,500)	1,829,500	0.20
Options cancelled	160,000	(160,000)	0.11
Balance at December 31, 2003	564,500	2,484,500	0.19
Options granted	(553,500)	553,500	0.20
Options cancelled	397,000	(397,000)	0.16
Balance at December 31, 2004	408,000	2,641,000	0.19
Options granted	(212,289)	212,289	0.20
Options cancelled	1,160,000	(1,160,000)	0.20
Balance at December 31, 2005	1,355,711	1,693,289	0.19
Shares authorized	2,900,000	–	–
Options granted	(953,842)	953,842	0.20
Options cancelled	200,000	(200,000)	0.20
Balance at December 31, 2006	3,501,869	2,447,131	0.19

167

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price

Balance at December 31, 2006 (continued)	3,501,869	2,447,131	$0.19
Options granted	(2,196,369)	2,196,369	0.20
Options exercised	–	(208,747)	0.20
Options cancelled	92,253	(92,253)	0.20
Balance at December 31, 2007	1,397,753	4,342,500	0.20
Shares authorized	4,051,000	–	–
Options granted	(2,348,833)	2,348,833	0.50
Options cancelled	50,000	(50,000)	0.20
Balance at December 31, 2008	3,149,920	6,641,333	0.31
Options granted	(25,000)	25,000	0.69
Options exercised	–	(5,076)	0.49
Options cancelled	5,870	(5,870)	0.51
Balance December 31, 2009	3,130,790	6,655,387	0.32
Shares authorized	2,853,916	–	–
Options granted	(2,259,348)	2,259,348	0.28
Options exercised	–	(5,000)	0.20
Options cancelled	–	(466,215)	0.40
Options forfeited	–	(738,177)	0.40
Expiration of plan	(2,702,790)	–	–
Balance December 31, 2010	1,022,568	7,705,343	0.33
Shares authorized	4,169,644	–	–
Options expired	–	(365,750)	0.37
Balance December 31, 2011	5,192,212	7,339,593	$0.31

As of December 31, 2011, the aggregate intrinsic value of outstanding stock options and exercisable stock options was $147,092 and $123,762, respectively. As of December 31, 2010, the aggregate intrinsic value of outstanding stock options and exercisable stock options was $943,970 and $458,573, respectively. The aggregate intrinsic value of options exercised during the year ended December 31, 2010 was 3,775 and there were no options exercised during the year ended December 31, 2011.

168

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The following table summarizes information about stock options outstanding as of December 31, 2011 and 2010, which are expected to vest, of which a portion were already vested and exercisable:

	December 31, 2011				December 31, 2010
	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Intrinsic Value	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Intrinsic Value

Outstanding	7,339,593	5.81	$0.31	$147,092	7,705,343	6.10	$0.33	$943,970
Exercisable	6,173,109	5.29	0.30	123,762	5,482,037	5.80	0.29	458,573

The following table summarizes information about all stock options outstanding as of December 31, 2011 and 2010:

	December 31, 2011			December 31, 2010
Exercise Price	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Options Exercisable	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Options Exercisable

$0.10	–	–	–	107,000	0.38	107,000
$0.20	3,577,525	3.96	3,577,525	3,702,525	4.39	3,683,876
$0.25	1,831,348	8.61	846,393	1,831,348	7.82	353,916
$0.40	1,120,220	6.01	1,116,022	1,120,220	7.05	914,917
$0.63	445,000	6.70	437,295	535,000	7.69	370,870
$0.96	365,500	8.14	195,874	409,250	9.26	51,458
	7,339,593		6,173,109	7,705,343		5,482,037

As of December 31, 2011 and 2010, there was $269,225 and $653,207, respectively, of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.70 years and 2.68 years, respectively.

169

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Cash received from option exercises under all share-based payment arrangements for the years ended December 31, 2011 and December 31, 2010, was $0 and $1,000, respectively.

9.	Income Taxes

For the years ended December 31, 2011 and December 31, 2010, the Company incurred no income tax expense.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2011 and 2010 consist of the following:

	2011	2010
Current
Deferred tax assets:
Domestic net operating loss carryforwards	$–	$39,600
Accrued Severance	–	4,900
Deferred Transaction Costs	43,100	–
Deferred Rent	47,400	–
Inventory Reserve	7,000
Less Valuation Allowance	(97,500)	–
Deferred tax assets, current	–	44,500
Deferred tax liabilities:
Deferred rent	–	44,500
Deferred tax asset (liabilities), current	–	44,500
Net current deferred tax asset (liability)	$–	$–

170

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)
	2011	2010
Noncurrent
Deferred tax assets:
Domestic net operating loss carryforwards	$22,025,100	$20,110,800
Charitable contribution carryforwards	1,300	1,500
Start-up costs	266,600	266,600
Organizational costs	1,000	1,000
Share-based compensation	256,100	230,800
Intangible assets	14,900	18,700
Deferred financing costs	618,800	–
Federal income tax credits	2,311,600	2,159,400
Fixed assets	54,300	111,600
Less valuation allowance	(25,549,700)	(22,900,400)
Deferred tax assets, noncurrent	–	–
Deferred tax liabilities:
Fixed assets	–	–
Deferred tax asset (liabilities), noncurrent	–	–
Net deferred tax asset (liability)	$–	$–

As of December 31, 2011, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. The increase in valuation allowance resulted primarily from the additional net operating loss carryforward generated.

As of December 31, 2011, the Company had federal and state net operating loss carryforwards of $56,795,900 and $59,658,800, respectively. These net operating loss carryforwards begin to expire in 2020 and 2015 for federal and state purposes. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years. The Company has completed a study to assess whether an ownership change has occurred and has determined that an ownership change occurred during 2009. Additional ownership changes in the future may result in additional limitations in the utilization of the carryforward net operating losses and credits.

171

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)

The American Recovery and Reinvestment Tax Act of 2010 amended the original election to accelerate AMT and research and development tax credits in lieu of bonus depreciation enacted by the Housing Assistance Tax Act of 2009. The provisions which allowed businesses to refund a portion of their pre-2006 research and development tax credits in lieu of certain accelerated depreciation methods on fixed asset additions was extended for one year to apply to property that was placed in service in 2009. The Company received a refund of $36,039 for the year ended December 31, 2010 as a result of this provision.

Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes for the years ended December 31, 2010 and 2011 as follows:

	Years Ended December 31
	2011		2010
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

United States Federal tax at statutory rate	$(2,310,400)	(34.0)%	$(3,269,800)	(34.0)%
State taxes (net of Federal benefit)	(309,100)	(4.5)	(437,600)	(4.6)
Change in valuation reserves	2,746,800	41.0	3,464,100	36.0
Federal income tax credits	(149,800)	(3.0)	(433,600)	(4.5)
Amortization of debt discount	468,200	9.0	969,400	10.1
Other nondeductible expenses	(454,600)	(8.7)	(471,700)	(4.9)
Other	8,900	0.2	179,200	1.9
Provision for income taxes	$–	0.0%	$–	0.0%

In September 2006, the Financial Accounting Standards Board (FASB) issued interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48). The guidance was subsequently codified in ASC 740-10. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

172

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)

The Company adopted the provisions of ASC 740-10 on January 1, 2007. The ASC 740 liability at December 31, 2010, and December 31, 2011, was zero. It is the Company’s policy to record and classify interest and penalties as income tax expense, although no liability for potential interest or penalties was recorded during the year and no amounts for penalties or interest were accrued at December 31, 2010 or December 31, 2011.

The Company has not, as yet, conducted a study of its research and development credit carryforwards. A study may result in an adjustment to the Company's research and development credit carryforwards; however, until such a study is completed and any adjustment is known, no amounts are being presented as uncertain tax positions under FIN 48. A full valuation allowance has been provided against our research and development credits; and, if an adjustment is required, this adjustment would be offset by a corresponding adjustment to the valuation allowance. Thus, there would be no impact to the balance sheet or statement of operations.

The Company files U.S. and state income tax returns in jurisdictions with varying statutes of limitations. The 2000 through 2011 tax years remain subject to examination by federal and state authorities.

10. 401(k) Plan

The Company provides a qualified 401(k) savings plan for its employees. All employees are eligible to participate, provided they meet the requirements of the plan. While the Company may elect to match employee contributions, no such matching contributions were made through December 31, 2007. Beginning January 1, 2008, the Company began providing a 100% match of employee contributions on the first 3% of a contributing employee’s salary and a 50% match on an additional 2% of salary contributed. For the years ended December 31, 2011 and 2010, and the period from March 3, 2000 (inception) through December 31, 2011, the Company recorded $59,815, $90,464 and $325,306 of expense, respectively, for 401(k) matching contributions.

173

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

11. Subsequent Events

The Company has evaluated subsequent events through the date of this report, March 13, 2012 noting the following:

On January 12, 2012, the Company’s Certificate of Incorporation was amended to increase the number of shares of common stock and series C-1 preferred authorized for future issuance by 576,007 in each case, to a total of 93,983,312 shares and 31,658,388 shares, respectively.

On January 12, 2012 and January 26, 2012, the Company issued two tranches of convertible bridge notes to certain existing accredited shareholders and certain members of the Company’s Board of Directors. Each tranche had an aggregate fair value of $60,000 and included the issuance of 11,518 warrants with terms consistent with the warrant issuance included with the September 2011 convertible notes (See Note 5). The notes bear interest at 8% per annum and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) a liquidating event (as defined in the Company’s certificate of incorporation), (2) the next qualified equity financing (as defined in the agreements relating to the notes), or (3) April 30, 2012.

On February 7, 2012, the Company issued two separate convertible bridge notes to certain existing accredited shareholders and certain members of the Company’s Board of Directors with aggregate fair values of $75,000 and $100,000, respectively. The notes bear interest at 8% per annum and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) a liquidating event (as defined in the Company’s certificate of incorporation), (2) the next qualified equity financing (as defined in the agreements relating to the notes), or (3) April 30, 2012.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix. As consideration for the exchange of all the outstanding capital stock and convertible promissory notes, Cytomedix issued 135,398 shares of its Series E Convertible Preferred Stock to Aldagen Holdings, LLC, a North Carolina limited liability company and the Company’s sole equity holder. The number of shares received was determined by dividing the agreed upon value of $16,000,000 by a price per share of Cytomedix common stock of $1.1817.

174

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

11. Subsequent Events (continued)

In addition to the 135,398 shares that Aldagen Holdings, LLC received as of February 8, 2012, the Company also has the right to receive up to an additional 20,309,723 shares of Cytomedix common stock, contingent upon the Company achieving certain milestones related to its ALD-401 Phase 2 clinical trial.

In connection with the acquisition, each outstanding option to acquire shares of the Company’s capital stock was cancelled and, in satisfaction of a closing condition, Cytomedix’s Board of Directors granted options to acquire shares of Cytomedix stock to certain Company employees, officers, directors, and advisors under Cytomedix’s Long-Term Incentive Plan. Furthermore, the 2,214,650 outstanding warrants to acquire shares of the Company’s capital stock were exchanged for warrants to acquire an aggregate of 2,155,596 shares of Cytomedix common stock with an exercise price of $1.42 per share.

175

CYTOMEDIX, INC.

Resale of up to 21,067,151 shares of Common Stock

PROSPECTUS

, 2013

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

176

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, payable by the registrant in connection with the sale of the shares of common stock being registered. All amounts are estimates except the fees payable to the SEC.

SEC registration fee	$2,824.72	(1)
Accounting fees and expenses*	$25,000
Legal fees and expenses*	$10,000
Total	$37,824.72

*           Estimates

(1)        Previously paid.

Item 14.          Indemnification of Directors and Officers

Generally speaking, Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who might be a party to an action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article 10 of our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

Further, Article VIII of our Restated Bylaws provides generally that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cytomedix) by reason of the fact that he is or was a director, officer, employee or agent of Cytomedix, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To the extent that a director, officer, employee or agent of Cytomedix has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The indemnification and advancement of expenses provided by, or granted pursuant to, our Restated Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Furthermore, our Restated Bylaws provide that we have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Cytomedix, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the Restated Bylaws.

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Item 15.          Recent Sales of Unregistered Securities

On April 9, 2010, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”), with respect to the sale of its (i) 10% Series D convertible preferred stock (the “Preferred Stock”), and (ii) warrants to purchase shares of common stock of the Company (the “Warrants”) (together, the “Securities”), for gross proceeds of $3.65 million (the “Preferred Stock Offering”).  All Purchasers in the Preferred Stock Offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in the Preferred Stock Offering in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold in the Preferred Stock Offering may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The net proceeds of the Preferred Stock Offering was used to pay purchase price consideration in connection with the Sorin asset acquisition and for general corporate and working capital purposes. The Company has retained Maxim Group LLC to act as its exclusive placement agent on a “commercially reasonable efforts” basis with respect to this Preferred Stock Offering. Under the terms of the Company’s engagement letter with Maxim, Maxim may be entitled to (i) a commission of 8% of the gross proceeds received by the Company payable in cash on the closing date(s); (ii) a warrant to purchase the number of shares of the Company common stock equal to 4% of the number of shares of common stock underlying the securities issued in this Offering, and (iii) certain reimbursement of various offering related expenses in the amount not to exceed $50,000.

On April 9, 2010, the Company sold in a private placement with certain accredited investors (i) 10% Series D convertible preferred stock, and (ii) warrants to purchase shares of common stock of the Company for gross proceeds of $3.65 million. The Company agreed to register the resale of certain securities sold in this private placement. All purchasers in this offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in the offering in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

In October 2010, the Company issued to Lincoln Park 305,944 shares of common stock. Lincoln Park, the sole purchaser in connection with the Purchase Agreement, was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On April 29, 2011, we sold 984,850 shares of common stock at a purchase price of $0.33 per share to four investors. The shares were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D. No placement agent or investment banking fees were paid in conjunction with the transactions.

On July 15, 2011, we entered into a Letter Agreement (the “Agreement”) with an unaffiliated third party, JMJ Financial Group Inc. (“JMJ”), relating to a private placement of up to $1.3 million in principal amount of a three-year convertible promissory note (the “JMJ Note”). The JMJ Note bears a one-time 4% interest charge, which can be paid in shares of common stock at the conversion rate. The conversion is subject to a “ceiling” of $0.80 per share which is applicable to the initial $800,000 of the funding, and a “floor” of $0.25 per share. The JMJ Note may not be prepaid by the Company unless approved by JMJ. JMJ’s funding obligations are secured and collateralized over the remainder of the three-year period. The JMJ Note also includes customary default provisions related to payment of principal and interest and bankruptcy or creditor assignment. The foregoing description of the Letter Agreement and JMJ Note does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreements and documents.

On July 15, 2011, we also entered into Subscription Agreements with four of its existing shareholders in connection with the sale of the Company’s 12% convertible promissory notes maturing on March 31, 2012 (the “Notes”) for a total investment in the amount of $600,000 (the “Note Offering”). The Notes bear interest at the rate of 12% per annum that is payable quarterly commencing on September 30, 2011. The Note holders may, at their option, at any time prior to the maturity date of the Note, convert the unpaid principal amount and accrued interest into shares of the Company’s common stock, which number is determined by dividing the Note conversion amount by the conversion price equal to 90% of the volume-weighted average price for the 10 trading days prior to the conversion date, subject to a conversion “ceiling” of $0.50 per share. The Notes may be prepaid at any time after January 12, 2012, without premium or penalty. The Subscription Agreement and the Notes contain other terms and provisions that are customary for instruments of this nature. The foregoing description of the Subscription Agreement and the Notes does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreements and documents. All investors in the JMJ Offering and the Note Offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in each respective offering in transactions not involving a public offering and in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act. The securities sold in each respective offering may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Other than disclosed above, there are no discounts or brokerage fees associated with either offering. The net proceeds of such offerings will be used for general corporate and working capital purposes.

On February 8, 2012, we entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”), with respect to the sale of shares of its common stock (the “Common Stock”), for gross proceeds of $5 million (the “Common Stock Offering”). As discussed above, the Company also entered into certain warrant agreements (the “Warrant Agreements”) with holders of warrants to purchase shares of common stock of Aldagen, to exchange certain warrants (the “Warrants”) to purchase shares of the Company’s common stock (the “Warrant Offering”). The closing date of both offerings was February 8, 2012. The purchasers of the Warrants are entitled to purchase, in the aggregate, 2,115,196 shares of common stock, at an exercise price per share of $1.42. Each Warrant expires December 31, 2014 and, subject to call provisions of the Warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of the total shares of the Company’s common stock exercisable under the Warrant, and (ii) upon issuance of the Third Post-Closing Consideration, for the remaining balance of the shares under the Warrant. The Warrants also contain exercise price adjustments, cashless exercise and other provisions customary to instruments of this nature. All respective purchasers in the Common Stock Offering and Warrant Offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act ), and the Company sold the securities in these offerings in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. There were no discounts or brokerage fees associated with these offerings. The net proceeds of the offerings will be used to fund: (a) the current ALD-401 Phase 2 clinical trial and (b) other costs and expenses in connection with the clinical and regulatory progress of ALD-401.

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All holders of the Company’s outstanding Series D Convertible Preferred Stock (the “Series D Preferred”) purchased in the April 2010 private placement of the Company’s securities converted their shares of the Series D Preferred stock into shares of the Company’s common stock prior to the Series D Preferred redemption date of April 2013, under the terms of such securities at the conversion price of $0.4392 per share (or $0.558 per share in case of affiliates), for the total of 7,790,350 shares of common stock, 330,000 of which shares represented dividend payments to such holders through April 2013. All Series D Preferred holders were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act ), and the Company issued such securities in reliance upon an exemption from registration requirements under the Securities Act. There were no fees or commissions associated with the foregoing conversions.

Certain holders of Company warrants acquired in previously reported private placement transactions in 2010 and 2011 exercised or agreed to exercise their respective warrants pursuant to the terms of individually negotiated and executed warrant exercise agreements. In consideration for such early exercises, the Company agreed to issue additional warrants to purchase an aggregate of 1,180,547 shares of common stock, at an exercise price per share of $1.42. Each warrant expires December 31, 2014 and, subject to call provisions of the warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of shares of the Company’s common stock under each warrant, and (ii) upon issuance of the Third Post-Closing Consideration, for the remaining balance of the warrant. Each warrant also contains exercise price adjustments, cashless exercise and other provisions customary to the instruments of this nature. All such private warrant holders were “accredited investors” and the Company sold the securities in these offerings in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold in these offerings may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There were no fees associated with the foregoing conversions. The proceeds of the warrant exercises will also be used to fund: (a) the current ALD-401 Phase 2 clinical trial and (b) other costs and expenses in connection with the clinical and regulatory progress of ALD-401. The foregoing description of the Subscription Agreement, the Warrant Agreement and the Warrants and other agreements and instruments in connection with the foregoing offerings does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such instruments.

On February 18, 2013, in connection with the Lincoln Park Capital Fund, LLC (“Lincoln Park”) purchase agreement, the Company issued to Lincoln Park 375,000 shares of common stock. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On February 19, 2013, in connection with the Midcap Financial LLC (“Midcap”) loan facility, the Company issued MidCap a seven-year warrant to purchase 1,079,137 shares of the Company’s common stock at the warrant exercise price of $0.70 per share. The exercise price and the number of shares issuable upon exercise of the warrant is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The warrant contains a cashless exercise provision. The warrant is not and will not be listed on any securities exchange or automated quotation system. MidCap is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On February 19, 2013, in connection with the release of his security interest in the licensed patents, the Company, among other things, issued 250,000 shares of its common stock, and granted him the right to acquire up to 250,000 shares of the Company’s common stock pursuant to a seven-year warrant with the exercise price of $0.70 per share. The exercise price and the number of shares issuable upon exercise of the warrant is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The warrant contains provisions that are customary for the instruments of this nature, including, among others, a cashless exercise provision. Mr. Worden is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company therefore sold the shares and the warrant in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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On February 19, 2013, the Company and its wholly-owned subsidiary, Cytomedix Acquisition Company, LLC, on the one hand, and the holder of the April 28, 2011 $2.1 million secured promissory note (the “JP Trust Note”), JP’s Nevada Trust (the “Lender”), on the other hand, agreed, in consideration for subordination of its security interest under the JP Trust Note to that of MidCap pursuant to the terms of the Subordination Agreement, to amend the JP Trust Note to (i) extend the maturity date of such note to November 19, 2016 and (ii) expand the Lender’s second lien security interest under the Note to include the assets of the Company and Aldagen, Inc., the Company’s wholly-owned subsidiary, in addition to the previously secured assets of Cytomedix Acquisition Company, LLC. The parties also agreed to amend the vesting schedule on the Lender’s warrants issued by the Company in April 2011 such that the remaining 250,000 warrant shares are exercisable immediately. Finally, the Company agreed to issue the Lender a new warrant to purchase up to 266,666 shares at an exercise price of $0.70 per share vesting as follows: (i) 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance. As disclosed in the Company’s Current Report on Form 8-K relating to the original issuance of the JP Trust Note, the Company’s payment obligations with respect to $1.4 million under the JP Trust Note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including David E. Jorden, Chairman of the Board of the Company (the “Guarantors”). In light of the foregoing changes to the Lender’s warrant vesting schedule and issuance of new warrants the Lender, as described above, the disinterested members of the Board also: (i) reviewed and approved amendments to the warrant vesting schedule on the Guarantors’ warrants (including those held by Mr. Jorden) issued by the Company in April 2011 such that the remaining 500,000 warrant shares are exercisable immediately and (ii) granted the right to the Guarantors to acquire up to 533,334 shares of the Company’s common stock pursuant to warrants at the exercise price of $0.70 per share, vesting as follows: (i) 266,667 warrant shares may be exercised only if the JP Trust Note has not been prepaid by the fourth anniversary of its issuance, and (ii) the remaining 266,667 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance (including 107,143 of the previously issued warrants held by Mr. Jorden, which will now vest immediately, and (i) 57,143 of his warrant shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 57,143 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance). The warrant was sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof. The Lender and each of the Guarantors are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On February 19, 2013, the Company and JMJ Financial (“JMJ”), the holder of certain convertible promissory notes issued by the Company (together, the “JMJ Notes”), agreed, in consideration of the subordination of JMJ’s rights and remedies under the JMJ Note to that of MidCap pursuant to the terms of the certain Subordination Agreement (the “JMJ Subordination Agreement”), to amend the JMJ Notes to extend the maturity date of the JMJ Notes to the later of (i) three years from the effective date of such notes or (ii) the date that is one business day following the date the MidCap loan is paid in full. In addition, JMJ converted $100,000 of the outstanding balance on one of the JMJ Notes into shares of the Company’s common stock and the Company remitted a payment in the amount of $370,000 to partially satisfy one of the JMJ Notes, with approximately $750,000 of the JMJ Notes to remain currently outstanding.

Item 16.	Exhibits and financial statement schedules

(a)	Exhibits Pursuant to Item 601 of Regulation S-K:

No.	Exhibit Title

2.1	First Amended Plan of Reorganization with All Technical Amendments (previously filed on June 28, 2002, as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).
2.2	Amended and Restated Official Exhibits to the First Amended Plan of Reorganization of Cytomedix, Inc. with All Technical Amendments (previously filed on May 10, 2004, as exhibit to Form 10-QSB for the quarter ended March 31, 2004, File No. 000-28443, and incorporated by reference herein).
2.3	Asset Purchase Agreement by and among Sorin Group USA, Inc., Cytomedix Acquisition Company and Cytomedix, Inc, dated as of April 9, 2010 (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001- 32518, and incorporated by reference herein).
2.4	Exchange and Purchase Agreement by and among, Cytomedix, Inc., Aldagen, Inc., a Delaware corporation and Aldagen Holdings, LLC, a North Carolina limited liability company, dated February 8, 2012 (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
3(i)	Restated Certificate of Incorporation of Cytomedix, Inc. (previously filed on November 7, 2002, as exhibit to Form 10-QSB for quarter ended June 30, 2001, File No. 000-28443, and incorporated by reference herein).
3(i)(1)	Amendment to Restated Certificate of Incorporation of Cytomedix, Inc. (previously filed on November 15, 2004, as exhibit to Form 10-QSB for quarter ended September 30, 2004, File No. 000-28443, and incorporated by reference herein).
3(i)(2)	Certificate of Amendment to the Certificate of Incorporation (previously filed on July 1, 2010 as exhibit to the Current Report on Form 8-K, File no. 001-32518, and incorporated by reference herein).
3(ii)	Restated Bylaws of Cytomedix, Inc. (previously filed on November 7, 2002, as exhibit to Form 10-QSB for quarter ended June 30, 2001, File No. 000-28443, and incorporated by reference herein).
4.1	Amended and Restated Certificate of Designation of the Relative Rights and Preferences of Series A Preferred, Series B Preferred and Common stock of Cytomedix, Inc. (previously filed on March 31, 2004, as exhibit to Form 10-KSB for year ended December 31, 2003, File No. 000-28443, and incorporated by reference herein).
4.2	Form of Class A Warrant issued to New Investors and DIP Lenders (previously filed on December 5, 2002, as exhibit to Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443, and incorporated by reference herein).
4.3	Form of Class B Warrant issued to New Investors and DIP Lenders (previously filed on December 5, 2002, as exhibit to Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443, and incorporated by reference herein).
4.4	Form of Series C-1 Warrant to Purchase Shares of Common stock of Cytomedix, Inc. (previously filed on March 29, 2004 as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein.)

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4.5	Form of Series C-2 Warrant to Purchase Shares of Common stock of Cytomedix, Inc. (previously filed on March 29, 2004 as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).
4.6	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Stock of Cytomedix, Inc. as filed with the Delaware Secretary of State on March 25, 2004 (previously filed on March 29, 2004 as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).
4.7	Form of warrant issued to investors in the 2004 Unit Offering (previously filed on May 11, 2004, as exhibit to the registration statement on Form SB-2, File No. 333-115364, and incorporated by reference herein).
4.8	Form of Class D Warrant to Purchase Shares of Common stock of Cytomedix, Inc. (previously filed on May 2, 2005, as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein).
4.9	Form of Registration Rights Agreement between Cytomedix, Inc., and Class D Warrant holders (previously filed on May 2, 2005, as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein).
4.10	Form of Warrant (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001-32518, and incorporated by reference herein).
4.11	Certificate of Designation, Relative Rights and Preferences of the 10% Series D Convertible Preferred Stock (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001-32518, and incorporated by reference herein).
4.12	Form of Warrant (previously filed on October 8, 2010 as exhibit to the Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein).
4.13	Form Warrant Agreement (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
4.14	Form Warrant (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
4.15	Certificate of Designation, Relative Rights and Preferences of the Series E Convertible Preferred Stock (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
4.16	Form of Investor Warrant (previously filed on February 20, 2013 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
4.17	Warrant (previously filed on February 20, 2013 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
5.1	Schiff Hardin legal opinion (to be filed by amendment).
10.1	Royalty Agreement, dated as of December 26, 2000, by and between Cytomedix, Inc. and Curative Health Services, Inc. (previously filed on January 17, 2001, as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).
10.2	First Amendment to Royalty Agreement, dated as of April 20, 2001, by and between Cytomedix, Inc. and Curative Health Services, Inc. (previously filed on May 25, 2001, as exhibit to the registration statement on Form SB-2/A, File No. 333- 55818, and incorporated by reference herein).
10.3	Second Amendment to Royalty Agreement, dated as of December 5, 2002, by and between Cytomedix, Inc. and Curative Health Services, Inc. (previously filed on March 31, 2003, as exhibit to Form 10-KSB for year ended December 31, 2002, File No. 000-28443, and incorporated by reference herein).
10.4	Cytomedix, Inc. Long-Term Incentive Plan.**
10.5	License Agreement dated March 21, 2001, by and between Cytomedix, Inc. and DePuy AcroMed, Inc. (previously filed on April 16, 2001, as exhibit to Form 10-KSB for year ended December 31, 2000, File No. 000-28443, and incorporated by reference herein).
10.6	Amendment dated March 3, 2005, to the License Agreement by and between Cytomedix, Inc. and DePuy Spine, Inc. (f/k/a DePuy Acromed, Inc.) (previously filed on March 31, 2005, as exhibit to Form 10-KSB for year ended December 31, 2004, File No. 000-28443, and incorporated by reference herein).
10.7	Second License Agreement dated March 3, 2005, to the License Agreement by and between Cytomedix, Inc. and DePuy Spine, Inc. (f/k/a DePuy Acromed, Inc.) (previously filed on March 31, 2005, as exhibit to Form 10-KSB for year ended December 31, 2004, File No. 000-28443, and incorporated by reference herein).
10.8	Settlement and License Agreement dated May 1, 2005 by and between Cytomedix, Inc. and Medtronic, Inc. (previously filed on May 10, 2005, as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).
10.9	Settlement Agreement and License Agreement dated May 23, 2005, by and between Cytomedix, Inc., and Harvest Technologies Corporation (previously filed on May 27, 2005, as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).
10.10	Settlement and License Agreement dated June 26, 2005, by and between Cytomedix, Inc., and Perfusion Partners and Associates Inc. (previously filed on August 15, 2005, as exhibit to Form 10-QSB for the quarter ended June 20, 2005, File No. 000-28443, and incorporated by reference herein).
10.11	License Agreement dated October 7, 2005, by and between Cytomedix, Inc., and COBE Cardiovascular, Inc. (previously filed on October 11, 2005, as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).
10.12	Settlement and License Agreement dated October 12, 2005, by and between Cytomedix, Inc., and SafeBlood Technologies, Inc. (previously filed on November 9, 2005, as exhibit to Form 10-QSB, File No. 000-28443, and incorporated by reference herein).
10.13	Employment Agreement with Ms. Carelyn P. Fylling (previously filed on December 5, 2002, as exhibit to Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443, and incorporated by reference herein).**

181

10.14	Employment Agreement with Kshitij Mohan, Ph.D., dated April 20,2004 (previously filed on May 7, 2004, on Current Report on Form 8-K, File No. 00028443, and incorporated by reference herein).**
10.15	Termination Agreement between Cytomedix, Inc., and Kshitij Mohan, dated April 20, 2004 (previously filed on May 7, 2004, as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).**
10.16	Employment Agreement dated June 3, 2005, by and between Cytomedix, Inc., and Andrew Maslan (previously filed on June 20, 2005, as exhibit to Current Report on Form 8-K, File No. 000-28443, and incorporated by reference herein).**
10.17	Distributor Agreement dated October 31, 2005 by and between Cytomedix, Inc. and National Wound Therapies, LLC. (previously filed on March 23, 2006, as exhibit to Form 10-KSB, File No. 001-32518, and incorporated by reference herein).
10.18	Settlement and License Agreement dated May 19, 2006, between Cytomedix, Inc., and Biomet Biologics, Inc. (previously filed on August 9, 2006, as exhibit to Form 10-Q, File No. 001-32518, and incorporated by reference herein).
10.19	First Addendum to Letter Agreement dated October 4, 2006, between Cytomedix, Inc., and Andrew Maslan (previously filed on November 1, 2006 as exhibit to Form 10-Q, File No. 001-32518, and incorporated by reference herein).**
10.20	License Agreement between Cytomedix, Inc., and Smith & Nephew, Inc. (previously filed on October 15, 2007 as exhibit to Current Report on Form 8-K, File No 001-32518, and incorporated by reference herein).
10.21	First Amendment to Employment Agreement by and between the Company and Kshitij Mohan (previously filed on January 29, 2008 as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein).**
10.22	Letter Agreement by and between the Company and Martin Rosendale, dated as of March 14, 2008 (previously filed on March 17, 2008 as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein, and incorporated by reference herein).**
10.23	Kshitij Mohan Termination and Consulting Agreement (previously filed on June 10, 2008 as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein, and incorporated by reference herein, and incorporated by reference herein).*
10.24	Form of Securities Purchase Agreement (previously filed on August 26, 2008 as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein, and incorporated by reference herein).
10.25	Form Warrant (previously filed on August 12, 2009 as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein, and incorporated by reference herein).
10.26	Form Securities Purchase Agreement (previously filed on August 12, 2009 as exhibit to Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein).
10.27	Form of Transition Agreement, dated as of April 9, 2010 (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001-32518, and incorporated by reference herein).
10.28	Form of Asset Transfer and Assumption Agreement, dated as of April 9, 2010 (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001-32518, and incorporated by reference herein).
10.29	Form of Subscription Agreement (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001-32518, and incorporated by reference herein).
10.30	Form of Registration Rights Agreement (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001-32518, and incorporated by reference herein).
10.31	Form of Promissory Note (previously filed on April 12, 2010 as exhibit to the Current Report on Form 8-K, File no. 001- 32518, and incorporated by reference herein).
10.32	Flex Space Office Lease by and between Cytomedix, Inc. and Saul Holdings Limited Partnership, dated as of May 19, 2010 (previously filed on August 16, 2010, as exhibit to Form 10-Q for quarter ended June 30, 2010, File No. 001-32518, and incorporated by reference herein).
10.33	Form of the Purchase Agreement (previously filed on October 8, 2010 as exhibit to the Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein).
10.34	Form of the Registration Rights Agreement (previously filed on October 8, 2010 as exhibit to the Current Report on Form 8- K, File No. 001-32518, and incorporated by reference herein).
10.35	Form of the Securities Purchase Agreement (previously filed on October 8, 2010 as exhibit to the Current Report on Form 8- K, File No. 001-32518, and incorporated by reference herein).
10.36	Form of the Lincoln Purchase Agreement (previously filed on October 8, 2010 as exhibit to the Current Report on Form 8-K, File No. 001-32518, and incorporated by reference herein).
10.37	Form of Settlement Agreement dated as of April 28, 2011 (previously filed on May 16, 2011 as exhibit to the Company’s Quarterly Report on Form 10-Q, File No. 001-32518, and incorporated by reference herein).
10.38	Form of Subscription Agreement (previously filed on May 16, 2011 as exhibit to the Company’s Quarterly Report on Form 10-Q, File No. 001-32518, and incorporated by reference herein).
10.39	Form of Promissory Note dated as of April 28, 2011 (previously filed on May 16, 2011 as exhibit to the Quarterly Report on Form 10-Q, File No. 001-32518, and incorporated by reference herein).
10.40	JMJ Promissory Note dated July 15, 2011 (previously filed on August 15, 2011 as exhibit to the Quarterly Report on Form 10-Q, File No. 001-32518, and incorporated by reference herein).
10.41	JMJ Letter Agreement and Additional Default Provisions dated July 14, 2011 (previously filed on August 15, 2011 as exhibit to the Quarterly Report on Form 10-Q, File No. 001-32518, and incorporated by reference herein).
10.42	JMJ Collateralized Note dated July 15, 2011 (previously filed on August 15, 2011 as exhibit to the Quarterly Report on Form 10-Q, File No. 001-32518, and incorporated by reference herein).
10.43	Form Lockup Letter (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).

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10.44	Form Voting Agreement (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
10.45	Form Subscription Agreement (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
10.46	Lyle A. Hohnke Agreement (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).**
10.47	Edward Field Employment Letter (previously filed on February 9, 2012 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).**
10.48	Lincoln Park Purchase Agreement (previously filed on February 20, 2013 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
10.49	Lincoln Park Registration Rights Agreement (previously filed on February 20, 2013 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
10.50	Form of Investor Securities Purchase Agreement (previously filed on February 20, 2013 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
10.51	Credit and Security Agreement (previously filed on February 20, 2013 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
21.1	Subsidiaries of the Company (previously filed on March 18, 2013 as exhibit to the Annual Report on Form 10-K and incorporated by reference herein).
23.1	Consent of Stegman & Company*
23.2	Consent of Ernst & Young LLP *
23.3	Consent of Schiff Hardin LLP (included in Exhibit 5 hereof)
24.1	Power of Attorney.

* Filed herewith.

** Management or compensatory plan or arrangement.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

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(i)           Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on May 20, 2013.

CYTOMEDIX, INC .

By:	/s/ Martin P. Rosendale
Name:	Martin P. Rosendale
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/	Martin P. Rosendale	Chief Executive Officer	May 20, 2013
Martin P. Rosendale		(Principal Executive Officer)

/s/	Steven Shallcross	Chief Financial Officer (Principal	May 20, 2013
Steven Shallcross		Accounting Officer)

/s/	Stephen N. Keith*	Director	May 20, 2013
Stephen N. Keith

/s/	David E. Jorden*	Director	May 20, 2013
David E. Jorden

/s/	James S. Benson*	Director	May 20, 2013
James S. Benson

/s/	Richard Kent*	Director	May 20, 2013
Richard Kent

/s/	Joseph Del Guercio*	Director	May 20, 2013
Joseph Del Guercio

/s/	Lyle Hohnke*	Director	May 20, 2013
Lyle Hohnke

/s/	Mark T. McLoughlin*	Director	May 20, 2013
Mark T. McLoughlin

/s/	C. Eric Winzer*	Director	May 20, 2013
C. Eric Winzer

*By:	Martin P. Rosendale
/s/ Martin P. Rosendale
Martin P. Rosendale, Attorney-in-fact

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